UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CIMPRESS N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1)	Title of each class of securities to which transaction applies:

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED AUGUST 21, 2019

CIMPRESS N.V.

Building D, Xerox Technology Park, Dundalk, County Louth

Ireland

[●], 2019

Dear Shareholder:

On [●], 2019, at 7:00 p.m. Central European Time, we will hold an extraordinary general meeting of our shareholders at the offices of Stibbe, Beethovenplein 10, 1077 WM Amsterdam, The Netherlands.

Our board of directors has unanimously approved, and is submitting to our shareholders for approval, a proposal for a cross-border merger that would result in you holding shares in an Irish public limited company rather than a Dutch public limited liability company. The proposed transaction will result in a change of our place of incorporation from The Netherlands to Ireland. The number of shares you will own in Cimpress plc, a public limited company incorporated under the laws of Ireland that is a party to the merger, will be the same as the number of shares you held in Cimpress N.V., the Dutch company that is a party to the merger, immediately prior to the completion of the transaction (unless you vote against the merger and elect for the compensation payable in such circumstances).

After the completion of the merger, the Cimpress group, with Cimpress plc as the parent company, will continue to conduct the same business operations as were conducted when Cimpress N.V. was the parent company. We expect the ordinary shares of Cimpress plc to be listed on Nasdaq under the symbol “CMPR,” the same symbol under which your shares in Cimpress N.V. are currently listed. After completion of the transaction, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements and the applicable corporate governance rules of Nasdaq, and we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles.

We are also asking our shareholders to approve two additional proposals. The first proposal is an amendment to our articles of association setting forth the formula for calculating the compensation payable to shareholders who vote against the merger and apply to have their shares cancelled instead of receiving ordinary shares of Cimpress plc. The other proposal is the creation of distributable profits of Cimpress plc under Irish law by reducing the entire share premium of Cimpress plc (or such lesser amount as may be approved by the board of directors of Cimpress plc) resulting from the allotment and issue of ordinary shares of Cimpress plc pursuant to the merger. Cimpress plc will not be able to pay dividends, make other distributions, or repurchase shares unless distributable profits are created as described in the distributable profits proposal.

The board of directors unanimously recommends that you vote to approve the merger and the other proposals described in the accompanying proxy statement. Please mark, date, sign and return the enclosed proxy card in the envelope that we or your bank or brokerage firm have provided. Many banks and brokerage firms also offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm. You can change your vote and revoke your proxy by following the procedures described in the accompanying proxy statement.

The accompanying notice of meeting and proxy statement provides you with detailed information regarding the extraordinary general meeting and proposals submitted for shareholder approval. We encourage you to read this entire document carefully. You should carefully consider “Risk Factors” beginning on page [●] for a discussion of risks related to the merger before voting.

Thank you for your cooperation and support.

Sincerely,

Robert S. Keane
Chairman, Founder and Chief Executive Officer

CIMPRESS N.V.

Building D, Xerox Technology Park, Dundalk, County Louth

Ireland

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Cimpress N.V. will hold an Extraordinary General Meeting of Shareholders:

on [●], [●], 2019

at 7:00 p.m. Central European Time

at the offices of Stibbe N.V.

Beethovenplein 10

1077 WM Amsterdam

The Netherlands

MATTERS TO BE ACTED UPON AT THE EXTRAORDINARY GENERAL MEETING:

(1)	Adopt the resolution to amend our articles of association;

(2)

Subject to the amendment of our articles of association per proposal number One, adopt the resolution to enter into the proposed cross-border merger (by acquisition) (the “Merger”) between Cimpress plc as successor company and Cimpress N.V. as disappearing company, pursuant to regulation 2(1) of the Irish Regulations and section 2:309 and section 2:333c DCC, whereby Cimpress plc acquires all assets and liabilities of Cimpress N.V. under universal succession of title (onder algemene titel) and Cimpress N.V. ceases to exist in accordance with the joint merger proposal (gezamenlijk voorstel tot fusie) pursuant to section 2:312, section 3:26 and section 2:333d DCC (the “Common Draft Terms of Merger”), providing for Cimpress N.V. to change its jurisdiction of incorporation from The Netherlands to Ireland through the Merger;

(3)

Approve, subject to the effectiveness of the Merger, the creation of distributable profits of Cimpress plc under Irish law by reducing the entire share premium of Cimpress plc (or such lesser amount as may be approved by the board of directors of Cimpress plc) resulting from the allotment and issue of ordinary shares of Cimpress plc pursuant to the Merger; and

(4)	Transact such other business, if any, that may properly come before the extraordinary general meeting or any adjournment thereof.

Shareholders of record at the close of business on [●], 2019, the record date for the extraordinary general meeting are entitled to vote at the extraordinary general meeting. Your vote is important regardless of the number of ordinary shares of Cimpress N.V. you own. Whether or not you expect to attend the extraordinary general meeting, please complete, sign, date, and promptly return the enclosed proxy card in the envelope that we or your bank or brokerage firm have provided. Your prompt response will ensure that your ordinary shares of Cimpress N.V. are represented at the extraordinary general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement for the extraordinary general meeting.

All shareholders of Cimpress N.V. are cordially invited to attend the extraordinary general meeting.

By order of the Board of Directors,

/s/ Robert S. Keane
Chairman, Founder, and Chief Executive Officer

[●], 2019

Dated: [●], 2019

- i -

(continued)

- ii -

CERTAIN TERMS

Unless otherwise specified or the context requires otherwise, as used in this Proxy Statement, the following terms have the meanings ascribed to them below:

•	“Cimpress N.V.” means Cimpress N.V., a public limited company incorporated under the laws of The Netherlands.

•	“Cimpress N.V. Board” means the board of directors of Cimpress N.V.

•	“Cimpress N.V. Shares” means the ordinary shares of Cimpress N.V.

•	“Cimpress N.V. Shareholders” means holders of Cimpress N.V. Shares.

•	“Cimpress N.V. Shareholder of Record” means a Cimpress N.V. Shareholder who is a holder of record with Cimpress N.V.’s transfer agent at the Record Date.

•

“Cimpress plc” means Cimpress Limited, a private limited company incorporated under the laws of Ireland, with company number 607465 having its registered office at Building D, Xerox Technology Park, Dundalk, County Louth, Ireland, which will be re-registered as an Irish public limited company and renamed “Cimpress public limited company” prior to the Effective Date.

•	“Cimpress plc Board” means the board of directors of Cimpress plc.

•

“Cimpress plc’s Constitution” means the memorandum and articles of association of Cimpress plc at the Effective Date, which will be substantially in the form attached as Annex B to this proxy statement.

•	“Cimpress plc Shares” means ordinary shares of €0.01 each in the capital of Cimpress plc.

•	“Cimpress plc Shareholders” means holders of Cimpress plc Shares.

•	“Code” means the United States Internal Revenue Code of 1986, as amended.

•

“Common Draft Terms of Merger” means the Common Draft Terms of Merger, meaning the joint merger proposal (gezamenlijk voorstel tot fusie) pursuant to section 2:312, section 3:26 and section 2:333d DCC, in the form attached as Annex A to this Proxy Statement.

•	“CRO Gazette” means the Irish Companies Registration Office Gazette.

•	“DCC” means the Dutch Civil Code.

•

“Directive” means Directive 2005/56/EC of the European Parliament and of the Council of October 26, 2005 on Cross-Border Mergers of Limited Liability Companies as repealed and codified by Chapter II, Title II of Directive 2017/1132/EU.

•	“Director” means an executive or a non-executive member of the Cimpress N.V. Board or the Cimpress plc Board, as the context requires.

•

“Distributable Profits Proposal” means the proposal to approve, subject to the effectiveness of the Merger, the creation of distributable profits of Cimpress plc under Irish law by reducing the entire share premium of Cimpress plc (or such lesser amount as may be approved by the Cimpress plc Board) resulting from the allotment and issue of Cimpress plc Shares pursuant to the Merger, set out as Proposal Number Three in the Notice of General Meeting and further described under “Proposal Number Three: The Distributable Profits Proposal.”

•	“DTC” means The Depository Trust Company.

•	“Effective Date” means the effective date of the Merger prescribed in the Order of the Irish High Court.

•	“Effective Time” means the effective time of the Merger on the Effective Date prescribed in the Order of the Irish High Court.

- iii -

•	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

•	“Extraordinary General Meeting” means the extraordinary general meeting of Cimpress N.V. Shareholders to be held on [●], 2019.

•	“Group” means Cimpress N.V. and its affiliates before the Merger and Cimpress plc and its affiliates after the Merger.

•	“Irish Companies Act” means the Companies Act 2014 of Ireland (including any statutory modification or re-enactment of it for the time being in force).

•	“Irish Companies Registration Office” means the Irish Companies Registration Office.

•	“Irish High Court” means the High Court of Ireland.

•

“Irish Regulations” means the European Communities (Cross-Border Mergers) Regulations 2008 (S.I. No. 157 of 2008) of Ireland (including any statutory modification or re-enactment of it for the time being in force).

•	“Irish Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules 2013.

•

“Merger” means the proposed cross-border merger (by acquisition) between Cimpress plc as successor company and Cimpress N.V. as disappearing company, pursuant to regulation 2(1) of the Irish Regulations and section 2:309 and section 2:333c DCC, whereby Cimpress plc acquires all assets and liabilities of Cimpress N.V. under universal succession of title (onder algemene titel) and Cimpress N.V. ceases to exist.

•	“Nasdaq” means the Nasdaq Global Select Market.

•

“Order” means the order made by the Irish High Court under Regulation 14 of the Irish Regulations pursuant to which the Irish High Court approves the completion of the Merger, confirms that the terms and conditions of the Merger are fair (both procedurally and substantively) to Cimpress N.V. Shareholders, and fixes the Effective Date and the Effective Time.

•	“Record Date” means the close of business on [●], 2019.

•	“SEC” means the United States Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“we,” “our company,” “our” and “us” mean Cimpress N.V. and its subsidiaries before the Merger and Cimpress plc and its subsidiaries after the Merger.

- iv -

CIMPRESS N.V.

Building D, Xerox Technology Park,

Dundalk, County Louth,

Ireland

PROXY STATEMENT FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

to be held on [●], 2019

This Proxy Statement contains information about the Extraordinary General Meeting. We will hold the meeting on [●], [●], 2019 at the offices of Stibbe, Beethovenplein 10, 1077 WM Amsterdam, The Netherlands. The meeting will begin at 7:00 p.m. Central European Time.

We are furnishing this Proxy Statement to you in connection with the solicitation of proxies by our Board for use at the Extraordinary General Meeting and at any adjournment of the Extraordinary General Meeting.

We are first mailing the Notice of Extraordinary General Meeting and this Proxy Statement on or about [●], 2019.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders:

This Proxy Statement is available for viewing, printing and downloading at http://proxy.ir.cimpress.com. In addition, the draft deed of amendment with respect to the proposed amendment to our articles of association is available at our offices at the address above, is attached to this Proxy Statement as Annex C, and is available for viewing, printing, and downloading at http://proxy.ir.cimpress.com.

We will furnish without charge a copy of this Proxy Statement, as filed with the SEC, and the deed of amendment described above to any Cimpress N.V. Shareholder or person with meeting rights who requests it by emailing ir@cimpress.com or writing to Cimpress N.V., c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This Proxy Statement is also available on the SEC’s web site at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the proposed Extraordinary General Meeting. These questions and answers only highlight some of the information contained in this Proxy Statement. They may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including the annexes.

GENERAL

1.	Q: Why am I receiving this Proxy Statement?

A:

We are providing Cimpress N.V. Shareholders with this Proxy Statement in connection with the proposed Merger and related matters that will be acted upon at the upcoming Extraordinary General Meeting. The Extraordinary General Meeting will be held on [●], 2019 at the offices of Stibbe, Beethovenplein 10, 1077 WM Amsterdam, The Netherlands. The meeting will begin at 7:00 p.m. Central European Time. We are first mailing the Notice of the Extraordinary General Meeting and this Proxy Statement on or about [●], 2019.

2.	Q: What proposals are being voted on at the Extraordinary General Meeting?

A:	The following proposals are being voted on at the Extraordinary General Meeting:

(1)	Adopt the resolution to amend our articles of association;

(2)	Subject to the amendment of our articles of association per proposal number one, adopt the resolution to enter into the Merger in accordance with the Common Draft Terms of Merger;

(3)

Approve, subject to the effectiveness of the Merger, the creation of distributable profits of Cimpress plc under Irish law by reducing the entire share premium of Cimpress plc (or such lesser amount as may be approved by the Cimpress plc Board) resulting from the allotment and issue of Cimpress plc Shares pursuant to the Merger; and

(4)	Transact such other business, if any, that may properly come before the Extraordinary General Meeting or any adjournment thereof.

3.	Q: Who can vote at the Extraordinary General Meeting?

A:

To be able to vote on the matters listed above, you must have held Cimpress N.V. Shares on the Record Date. Each Cimpress N.V. Share that you held on the Record Date entitles you to one vote. The number of outstanding Cimpress N.V. Shares entitled to vote on each proposal at the Extraordinary General Meeting is [●]. Currently, there are no outstanding preferred shares of Cimpress N.V.

4.	Q: Why do you want to merge Cimpress N.V. with and into Cimpress plc?

A.

Our Board believes that giving effect to the Merger will be in the best interests of Cimpress N.V. and Cimpress N.V. Shareholders. In arriving at this determination, our Board consulted with Cimpress N.V.’s management along with its legal and tax advisors and considered various factors in its deliberations. Our Board concluded that the Merger is likely to result in benefits to Cimpress N.V. and Cimpress N.V. Shareholders, including, among other benefits, maintaining our flexibility on capital allocation strategies, such as the repurchase of Cimpress N.V. Shares at times when we need to cover obligations under our equity compensation plans, for acquisitions or similar transactions or more generally at times when we believe Cimpress N.V. Shares represent an attractive investment for Cimpress N.V. and Cimpress N.V. Shareholders. If Cimpress N.V. Shareholders approve this proposal, the Merger will change Cimpress N.V.’s legal domicile from The Netherlands to Ireland and will result in other changes of a legal nature, the most significant of which are described below under the caption “Comparison of Rights of Shareholders and Governance. For further detail, see “Proposal Number Two: The Merger—Reasons for the Merger” and “Risk Factors.”

5.	Q: When is the Merger expected to be completed?

A:

We currently expect to complete the Merger on or about [●], 2019. However, until the issuance of the Order of the Irish High Court, which we need in order to complete the Merger, the Merger may be abandoned or delayed by Cimpress N.V., even if the Merger has been approved by Cimpress N.V. Shareholders and all other conditions to the Merger (other than the approval of the Irish High Court) have been satisfied or waived. For further detail, see “Proposal Number Two: The Merger—Amendment, Termination or Delay.”

6.	Q: Do I have appraisal or redemption rights with respect to the Cimpress N.V. Shares I own?

A:

There are no applicable appraisal rights, and the Cimpress N.V. Shares are not redeemable. However, if the Extraordinary General Meeting resolves to enter into the Merger, any Cimpress N.V. Shareholder that voted against the Merger (the “Electing Shareholder”) is entitled to claim a cash compensation in lieu of Cimpress plc Shares, in accordance with section 2:333h(1) of the DCC (the “Cash Compensation Right”), within one month after the Extraordinary General Meeting. Upon the Effective Date, such Electing Shareholder will not receive Cimpress plc Shares but instead will receive a compensation in cash (the “Cash Compensation”) for the Cimpress N.V. Shares for which such Electing Shareholder duly exercised his, her or its Cash Compensation Right.

A Cimpress N.V. Shareholder who voted in favor of the proposal to enter into the Merger at the Extraordinary General Meeting, abstained from voting or was not present or represented at the Extraordinary General Meeting does not have any Cash Compensation Right.

7.	Q: How will Cimpress plc Shares differ from Cimpress N.V. Shares?

A:

Your rights as a Cimpress N.V. Shareholder are currently governed by Dutch law and Cimpress N.V.’s articles of association. Following the Merger, you will become a Cimpress plc Shareholder and your rights as a Cimpress plc Shareholder will be governed by Irish law and Cimpress plc’s Constitution. The legal system governing companies organized under Irish law differs from the legal system governing companies organized under Dutch law. As a result, while many of the principal attributes of Cimpress N.V. Shares and Cimpress plc Shares will be similar under Dutch and Irish law, differences will exist. We summarize your rights as a Cimpress plc Shareholder under “Description of Cimpress plc Shares” and provide a summary comparison of your rights as a Cimpress N.V. Shareholder and Cimpress plc Shareholder under the heading “Comparison of Rights of Shareholders and Governance”. A copy of Cimpress plc’s Constitution is attached as Annex B to this Proxy Statement.

TAX MATTERS RELATED TO CIMPRESS N.V. SHAREHOLDERS

Please refer to “Material Tax Considerations Relating to the Merger” for a description of the material U.S. federal income tax, Irish tax and Dutch tax consequences of the Merger to Cimpress N.V. Shareholders and Cimpress plc Shareholders. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation. We urge you to consult your personal tax advisors.

8.	Q: Is the Merger taxable to me?

A:	U.S. Federal Income Tax

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the Merger is so treated as a “reorganization”, (i) a U.S. Holder will not recognize any gain or loss as a result of the Merger, (ii) a U.S. Holder’s adjusted tax basis in the Cimpress plc Shares received will be equal to the adjusted tax basis of the Cimpress N.V. Shares exchanged therefor and (iii) the holding period of the Cimpress plc Shares received as a result of the exchange will include the holding period of Cimpress N.V. Shares surrendered in the Merger. For further detail, see “Material Tax Considerations Relating to the Merger—Material U.S. Tax Considerations.”

Irish Tax

It is anticipated that the Merger will not be a taxable event from an Irish tax perspective. As a result, it is anticipated that the Merger will not give rise to any Irish capital gains tax consequences for Cimpress N.V. Shareholders. For further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations.”

Dutch Tax

We believe that (i) Cimpress N.V. Shareholders who are not resident in The Netherlands will generally not be subject to Dutch (corporate) income tax in respect of the Merger, subject to certain exceptions, and (ii) Cimpress N.V. Shareholders who are resident in The Netherlands may be subject to Dutch (corporate) income tax in respect of the Merger, depending on the tax regime applicable to such holder. For further detail, see “Material Tax Considerations Relating to the Merger—Material Dutch Tax Considerations.”

9. Q:	Will there be Irish stamp duty on the Merger or on the transfer of Cimpress plc Shares after the Merger?

A:

It is expected that for the majority of transfers of Cimpress plc Shares, there should not be any stamp duty. Transfers of Cimpress plc Shares effected by means of the transfer of book-entry interests in DTC should not be subject to Irish stamp duty, subject to confirmation by the Irish Revenue Commissioners in advance of the Merger. However, if you hold your Cimpress plc Shares directly rather than beneficially through DTC, any transfer of your Cimpress plc Shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the Cimpress plc Shares acquired). For further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations.”

OTHER MATTERS RELATED TO CIMPRESS N.V. SHAREHOLDERS

10. Q:	Will the Merger dilute my economic interest?

A:	No. Cimpress N.V. Shareholders will receive a Cimpress plc Share for every Cimpress N.V. Share owned on a one-for-one basis, subject to the Cash Compensation Right.

For further detail, see “Proposal Number Two: The Merger—Compensation Mechanism.”

11. Q:	If the Merger is approved, do I have to take any action to participate in the Merger?

A:

No. At the Effective Date, you will receive, through the transfer agent, a Cimpress plc Share for every Cimpress N.V. Share that you then hold on a one-for-one basis, without any further action on your part. For further detail, see “Proposal Number Two: The Merger—No Action Required to Cancel Cimpress N.V. Shares and Receive Cimpress plc Shares.”

12. Q:	Whom should I contact if I have questions about the Extraordinary General Meeting or the Merger?

A:

If you have any questions concerning the information contained in this Proxy Statement or require assistance completing the proxy card, you may contact Cimpress N.V.’s Investor Relations by email at ir@cimpress.com or by telephone at +1 781-652-6480.

IMPACT ON CIMPRESS N.V.

13.	Q: Will the Merger affect Cimpress N.V.’s operations?

A:	No. The Merger will not change how Cimpress N.V. goes to market, how we manage our business or how we serve our customers.

14.	Q: How will the Merger affect Cimpress N.V.’s financial reporting?

A:

The Merger will not affect Cimpress N.V.’s current reporting obligations in the United States. After the Merger, Cimpress plc will continue to prepare financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), which are reported in U.S. dollars, and will file reports on Forms 10-K, 10-Q and 8-K with the SEC. We will also prepare and make available to you financial statements prepared in accordance with Irish law. We will no longer file our financial statements with the Dutch Chamber of Commerce (Kamer van Koophandel).

15.	Q: Will the Merger have any impact on Cimpress plc’s ability to pay dividends or repurchase shares?

A:

Under Irish law, Cimpress plc may only pay dividends, make other distributions and, generally, effect share repurchases and redemptions from “distributable profits” shown in Cimpress plc’s unconsolidated financial statements prepared in accordance with the Irish Companies Act and filed with the Irish Companies Registration Office.

Immediately following the Merger, Cimpress plc will not have any distributable profits of its own. Accordingly, you are being asked to approve the Distributable Profits Proposal, to enable, subject to the effectiveness of the Merger, the creation of distributable profits of Cimpress plc under Irish law by reducing the entire share premium of Cimpress plc (or such lesser amount as may be approved by the Cimpress plc Board) resulting from the allotment and issue of Cimpress plc Shares pursuant to the Merger, such that the reserve resulting from the cancellation of such share premium will be treated as distributable profits. Cimpress N.V. Shareholders are being asked to vote to approve the Distributable Profits Proposal in satisfaction of certain equitable requirements of the Irish High Court.

In addition to the approval of Cimpress N.V. Shareholders, the Distributable Profits Proposal also requires the passing of a special resolution of Cimpress plc, which will be undertaken by Cimpress plc Shareholders prior to the Effective Date and the approval of the Irish High Court. If the Distributable Profits Proposal is approved by Cimpress N.V. Shareholders and Cimpress plc Shareholders prior to the Effective Date and the Merger becomes effective, Cimpress plc intends to seek the approval of the Irish High Court for the Distributable Profits Proposal as soon as practicable following the Effective Date. Although Cimpress N.V. is not aware of any reason why the Irish High Court would not approve the Distributable Profits Proposal, such approval is a matter of judicial discretion and there is no guarantee that such approval will be forthcoming.

While the Cimpress N.V. Board recommends that Cimpress N.V. Shareholders vote for the Distributable Profits Proposal, the passing of the Distributable Profits Proposal is not a condition to the Merger. If the Distributable Profits Proposal is not approved by Cimpress N.V. Shareholders and the Irish High Court, Cimpress plc will not be able to pay dividends, make other distributions and, generally, effect share repurchases and redemptions until such time as it has otherwise generated sufficient distributable profits from its operational activities following the Merger.

For further detail, see “Risk Factors” and “Proposal Number Three: The Distributable Profits Proposal.”

16.	Q: Is the Merger a taxable transaction for Cimpress N.V.?

A:

The Merger is in principle a taxable transaction for Cimpress N.V. pursuant to which gains and or losses may be recognized for Dutch corporate income tax purposes. However, Cimpress N.V. expects that no Dutch corporate income tax will be due as a result of the Merger, due to a combination of (i) the application of the double taxation treaty between The Netherlands and Ireland (for further detail, see “Proposal Number Two: The Merger”), (ii) the application of the Dutch “participation exemption” in respect of gains derived from certain qualifying participations in subsidiaries, and (iii) the availability of tax loss carry forwards.

Cimpress N.V. does not believe that the Merger will be a taxable event from an Irish tax perspective. As a result, it is anticipated that the Merger will not give rise to any Irish capital gains tax consequences for Cimpress N.V.

17.	Q: What effect would a failure to complete the Merger have on Cimpress N.V.?

A:	If the Merger is not completed, Cimpress N.V. will continue to exist as a Dutch entity. We may consider other alternatives if the Merger is not completed.

EXTRAORDINARY GENERAL MEETING VOTING AND MECHANICS

18.	Q: How do I vote?

A:

If you are a Cimpress N.V. Shareholder of Record and your Cimpress N.V. Shares are not held in “street name” by a bank or brokerage firm, you may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. For your vote to be counted at the Extraordinary General Meeting, our transfer agent, Computershare Trust Company, Inc., must receive your proxy no later than 4:00 p.m. Eastern Standard Time on the last business day before the Extraordinary General Meeting.

If the Cimpress N.V. Shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your Cimpress N.V. Shares, is required to vote your Cimpress N.V. Shares according to your instructions. In order to vote your Cimpress N.V. Shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The Cimpress N.V. Shares you own will be voted according to the instructions you return to the Transfer Agent or your bank or brokerage firm. If you are a Cimpress N.V. Shareholder of Record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this Proxy Statement, then the Cimpress N.V. Shares you own will be voted in accordance with the recommendations of the Cimpress N.V. Board. If your Cimpress N.V. Shares are held in street name at a broker and you do not timely provide voting instructions in accordance with the instructions provided by your broker, then a “broker non-vote” will occur because the proposals described in this Proxy Statement are “non-routine,” meaning that brokers do not have discretionary authority to vote on your behalf. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

If you are a Cimpress N.V. Shareholder of Record and attend the Extraordinary General Meeting in person, then you may also vote in person. If you hold your Cimpress N.V. Shares in street name and wish to attend the meeting or vote in person, then you must follow the instructions immediately below under “How do I attend the Extraordinary General Meeting?”

19.	Q: How do I attend the Extraordinary General Meeting?

A:

If you wish to attend the Extraordinary General Meeting in Amsterdam, The Netherlands in person, please send our Senior Securities Counsel written notice at the offices of our subsidiary, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than [●], 2019. If you need directions to the meeting, please call Investor Relations at +1 781-652-6480.

If you wish to attend the Extraordinary General Meeting and your Cimpress N.V. Shares are held in street name by a bank or brokerage firm, then you must provide the written notice referenced above and also bring with you to the Extraordinary General Meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the Cimpress N.V. Shares as of the Record Date in order to be admitted to the Extraordinary General Meeting. To be able to vote your Cimpress N.V. Shares held in street name at the meeting, you will need to obtain a legal proxy from the Cimpress N.V. Shareholder of Record, i.e., your bank or brokerage firm.

20. Q:	What quorum is required for action at the Extraordinary General Meeting, and what vote is required to approve the proposals?

A:	Under Cimpress N.V.’s articles of association, holders of at least one third of outstanding Cimpress N.V. Shares must be represented at the Extraordinary General Meeting to constitute a quorum.

The first proposal to amend Cimpress N.V.’s articles of association requires a simple majority of votes cast at a meeting at which at least one third of the outstanding Cimpress N.V. Shares are represented.

The second proposal to adopt the resolution to enter into the Merger requires a simple majority of votes cast at a meeting at which at least one third of the outstanding shares are represented, unless less than half of the issued capital is represented at the Extraordinary General Meeting, in which case this resolution requires a majority of at least two-thirds of the votes cast at the Extraordinary General Meeting.

The third proposal (i.e., the Distributable Profits Proposal) requires the approval of a majority of votes cast at a meeting at which a quorum is present. In addition, while approval of the Distributable Profits Proposal by a majority of votes cast at the meeting is sufficient for approval of the proposal under Dutch law (which governs the Extraordinary General Meeting at which the vote will take place), we are seeking the approval of at least 75% of the votes cast at the meeting to increase the likelihood of obtaining Irish High Court approval of the Distributable Profits Proposal, as such higher approval threshold would be required if the vote on the Distributable Profits Proposal was being conducted under Irish law.

For all three proposals, Dutch law and Cimpress N.V.’s articles of association provide that Cimpress N.V. Shares represented at the Extraordinary General Meeting and abstaining from voting will count as Cimpress N.V. Shares present at the Extraordinary General Meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as Cimpress N.V. Shares present at the Extraordinary General Meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

21	Q Can I change my mind after I vote?

A

If you are a registered Cimpress N.V. Shareholder and your Cimpress N.V. Shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•

signing another proxy card with a later date and delivering the new proxy card to our Senior Securities Counsel at the offices of our subsidiary, Cimpress USA Incorporated, at 275 Wyman Street, Waltham, MA 02451 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the Extraordinary General Meeting;

•

delivering to our Senior Securities Counsel written notice no later than 4:00 p.m. Eastern Standard Time on the last business day before the Extraordinary General Meeting that you want to revoke your proxy; or

•	voting in person at the Extraordinary General Meeting.

Your attendance at the meeting alone will not revoke your proxy. If you hold Cimpress N.V. Shares through a broker, bank or other nominee, you must follow the voting instructions provided by such broker, bank or other nominee if you wish to change your vote.

22. Q:	How and when may I submit a shareholder proposal for consideration at the 2020 annual general meeting of shareholders?

A:

Following the Effective Date, we will be an Irish public limited company whose shares are traded on a U.S. securities exchange and U.S. and Irish rules and timeframes as well as Cimpress plc’s Constitution will apply if you wish to submit a proposal, including a director nomination for consideration by shareholders at our 2020 annual general meeting.

Under Cimpress plc’s Constitution, if you are interested in submitting a proposal, you must fulfill the requirements set forth therein.

Under Cimpress plc’s Constitution, shareholders have notification requirements in addition to what is required under Irish law in order to bring a resolution before a meeting of shareholders. For notices relating to the nomination of directors, shareholders must provide all information required to be disclosed in a proxy statement and a description of all direct and indirect compensation and other material monetary agreements during the past three years, and any other material relationships, between the nominee and the shareholders and any associated persons of the nominee and the shareholders, respectively.

For notices relating to any other business, further information including a comprehensive description of the business desired to be brought before the meeting, the complete text of any proposed resolution and a declaration of any material interest in such business by shareholders and any associated persons are required.

To be timely, in the case of a resolution to be moved at an annual general meeting, a shareholder’s notice must be delivered to the secretary of Cimpress plc not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual general meeting, provided, however, that in the event that the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual general meeting and not later than the close of business on the later of (i) the 90th day prior to the date of such annual general meeting and (ii) the 5th day following the day on which public announcement of the date of such meeting is first made by Cimpress plc.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2020 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. In order for your proposal to be eligible for inclusion in our proxy statement for our 2020 annual general meeting, we must receive your proposal addressed to our Senior Securities Counsel at the offices of Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than June 27, 2020.

For proposals made outside the processes of Rule 14a-8 of the Exchange Act to be included in our proxy statement for our 2020 annual general meeting, we must receive such proposals addressed to our Senior Securities Counsel at the offices of Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than September 10, 2020.

SUMMARY

This summary highlights selected information from this Proxy Statement. It does not contain all of the information that is important to you. To understand the Merger more fully, and for a more complete legal description of the Merger, you should carefully read the entire Proxy Statement, including the Annexes. The Common Draft Terms of Merger, in the form attached as Annex A to this Proxy Statement, is the legal document that governs the Merger. Cimpress plc’s Constitution substantially in the form attached to this Proxy Statement as Annex B, will govern Cimpress plc upon completion of the Merger. We encourage you to read those documents carefully.

Summary of Proposal Number One: Amend Articles of Association (See page [●])

By proposal of our Board, we propose to amend our articles of association by adding a new article 29, in order to include a formula, as referred to in section 2:333h(2), last sentence DCC, on the basis of which the Cash Compensation payable to Electing Shareholders can be determined (the “Cash Compensation Amendment”).

The formula is that the Cash Compensation for each Cimpress N.V. Share which may be requested by each Cimpress N.V. Shareholder who votes against the Merger in the Extraordinary General Meeting is equal to the closing price of a Cimpress N.V. Share on Nasdaq on the first trading date immediately after the expiration of a one-month period, which period starts the day after the date of the Extraordinary General Meeting.

The text of the deed of amendment effecting the Cash Compensation Amendment is attached as Annex C to the electronic copy of this Proxy Statement filed with the SEC and is also available for inspection by Cimpress N.V. Shareholders at Cimpress N.V.’s offices and on our website (http://proxy.ir.cimpress.com) from the date of notice convening the Extraordinary General Meeting.

Recommendation of the Board

Our Board recommends that Cimpress N.V. Shareholders vote “FOR” the proposal.

Summary of Proposal Number Two: The Merger (See page [●])

This proposal will only be put to a vote if Proposal Number One has been adopted by Cimpress N.V. Shareholders at the Extraordinary General Meeting and the articles of association have been amended accordingly.

Parties to the Merger

Cimpress N.V. Cimpress N.V. (Nasdaq: CMPR) is a strategically focused group of more than a dozen businesses that specialize in mass customization, via which we deliver large volumes of individually small-sized customized orders for a broad spectrum of print, signage, photo merchandise, invitations and announcements, writing instruments, packaging, apparel and other categories. We invest in and build customer-focused, entrepreneurial mass customization businesses for the long term, which we manage in a decentralized, autonomous manner. Mass customization is a core element of the business model of each Cimpress N.V. business. We drive competitive advantage across Cimpress N.V. through a select few shared strategic capabilities that have the greatest potential to create Cimpress-wide value. We limit all other central activities to only those which absolutely must be performed centrally. To learn more, visit http://www.cimpress.com. The registered office of Cimpress N.V. is located at, Building D, Xerox Technology Park, Dundalk, County Louth, Ireland, and Cimpress N.V.’s telephone number is +353 42-938-8500.

Cimpress plc. Cimpress Limited was incorporated as a private limited company under the laws of Ireland on July 5, 2017 as “Strawpoint Limited” and renamed “Cimpress Limited” on August 13, 2019. Prior to the Effective Date, Cimpress Limited will be re-registered as an Irish public limited company and renamed “Cimpress public limited company”. As a result of the Merger, Cimpress plc will become our new public holding company with a Nasdaq trading symbol of “CMPR” and the parent of our Group. To date, Cimpress Limited has not engaged in any business or conducted any activities other than in connection with its formation and the Merger. The registered office of Cimpress plc will be Building D, Xerox Technology Park, Dundalk, County Louth, Ireland, and Cimpress plc’s telephone number will be +353 42-938-8500.

The Merger (See page [●])

Cimpress N.V. Shareholders are being asked to adopt the resolution to enter into the Merger in accordance with the Common Draft Terms of Merger at the Extraordinary General Meeting. Contingent on the approval of the Common Draft Terms of Merger, and assuming the other conditions to the Merger in the Common Draft Terms of Merger are satisfied or waived, Cimpress N.V. Shareholders will receive, on a one-for-one basis, Cimpress plc Shares, unless such Cimpress N.V. Shareholder is an Electing Shareholder.

Steps Required to Effect the Merger

Extraordinary General Meeting. On [●], 2019, we will hold the Extraordinary General Meeting to adopt the proposals, including the adoption of the resolution to enter into the Merger in accordance with the Common Draft Terms of Merger. Cimpress N.V. Shareholders of Record will be asked to vote in favor of the Merger.

The Netherlands.

In connection with the Merger, the following steps will occur:

•	The Common Draft Terms of Merger, as well as all other documents required by the DCC will be filed with the Dutch trade register and will be made available at the offices of Cimpress N.V. in Ireland;

•	Such filing and publication will be announced in a Dutch national daily newspaper and the Dutch Gazette;

•

After one month following the publication in a Dutch national newspaper, a declaration must be received from the district court in Roermond, The Netherlands, that no creditor opposed the Merger pursuant to section 2:316 DCC or, in case of any opposition pursuant to section 2:316 DCC, a declaration that such opposition was withdrawn or discharged; and

•	The resolution to enter into the Merger can only be adopted after such declaration.

After the resolution to enter into the Merger has been adopted by Cimpress N.V. Shareholders at the Extraordinary General Meeting, the following steps must be taken in The Netherlands in order to effect the Merger:

•

The issuance of the pre-merger certificate by a Dutch civil law notary selected by Cimpress and delivery thereof to Cimpress, in accordance with section 2:333i DCC. Such pre-merger certificate can only be issued after the lapse of the Election Period and provided that Cimpress plc and Cimpress will agree that any Cash Compensation will be paid by Cimpress plc.

•

Stichting Continuïteit Cimpress N.V., a foundation incorporated under the laws of The Netherlands, having its seat in Venlo, The Netherlands (the “Foundation”), was granted the right to acquire preferred shares in the capital of Cimpress N.V. as a protective measure (the “Call Option”). The Foundation may only exercise this Call Option in accordance with its objects and the intention of the Foundation set out in its articles of association and set out in the option agreement entered into by the Foundation and Cimpress N.V. The board of the Foundation will irrevocably and unconditionally waive any and all rights under the Call Option in relation to the Merger, as a result of which the Foundation will not have any rights to receive any option rights of Cimpress plc Shares on the occasion of the Merger.

Ireland.

In connection with the Merger, the following steps will occur:

•

The Common Draft Terms of Merger, as well as all other documents required by the Irish Regulations, will be notified to and filed with the Irish Companies Registration Office and will be made available at the registered office of Cimpress plc in Ireland;

•	Such notice and filing will be published in two Irish national daily newspapers and the CRO Gazette;

•	Cimpress plc Shareholders will pass a resolution to approve the Common Draft Terms of Merger by special resolution under Irish law;

•	Application will be made to the Irish High Court for a pre-merger certificate; and

•

Subject to issuance of a pre-merger certificate by the Irish High Court and the issuance of a pre-merger certificate by a Dutch civil law notary, an application will be made to the Irish High Court for an order to confirm legal scrutiny of the Merger and to set the Effective Date and the Effective Time. The hearing of this application will be advertised in the CRO Gazette, the international editions of The Financial Times and The Wall Street Journal and/or such other publications as the Irish High Court may prescribe. Cimpress N.V. Shareholders may attend the approval hearing and make representations at such meeting.

Effectiveness. If all of the conditions are satisfied or waived (and we do not abandon the Merger before obtaining the Irish High Court’s Order), the Merger will take effect at the Effective Time on the Effective Date. We currently anticipate the Effective Date to be on or about [●], 2019. Once the Merger takes effect as provided for in the Irish Regulations, it may not be declared null and void and the Order made by the Irish High Court, specifying the Effective Date, shall constitute conclusive evidence of the effectiveness of the Merger.

In connection with the Merger, the following steps will occur by operation of law on the Effective Date:

1.	Cimpress N.V. will be merged with and into Cimpress plc, with Cimpress plc as the surviving entity and Cimpress N.V. will disappear and cease to exist upon consummation of the Merger;

2.	all of the assets and liabilities of Cimpress N.V. will be transferred by universal succession of title (onder algemene titel) to Cimpress plc;

3.

each Cimpress N.V. Shareholder (other than Cimpress N.V.) will receive one Cimpress plc Share for every Cimpress N.V. Share held by such Cimpress N.V. Shareholder unless such Cimpress N.V. Shareholder is an Electing Shareholder;

4.	all legal proceedings pending by or against Cimpress N.V. will be continued with the substitution, for Cimpress N.V., of Cimpress plc as a party; and

5.

contracts, agreements or instruments to which Cimpress N.V. is a party will be construed and have effect as if Cimpress plc had been a party thereto instead of Cimpress N.V., and Cimpress plc will have the same rights and be subject to the same obligations to which Cimpress N.V. is subject to under such contracts, agreements or instruments.

As a result of the Merger, Cimpress N.V. Shareholders will become Cimpress plc Shareholders, and Cimpress N.V. will cease to exist.

After the Merger, you will own an interest in a company that will continue to conduct the same functions as conducted by Cimpress N.V. before the Merger. The number of Cimpress plc Shares you will own will be the same as the number of Cimpress N.V. Shares you owned immediately before the Merger (unless you vote against the Merger and elect for the Cash Compensation).

Cimpress N.V. Shareholders who vote against the Merger and do not wish to become Cimpress plc Shareholders can make use of their Dutch statutory right to elect not to become a Cimpress plc Shareholder and receive Cash Compensation instead, as provided for in section 2:333h, subsection (1) DCC (the “Compensation Mechanism”).

Upon completion of the Merger, we will remain subject to SEC reporting requirements and will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. As required by Irish law, in connection with annual general meetings of Cimpress plc commencing with its 2020 annual general meeting, the Cimpress plc Irish statutory accounts will also be made available to Cimpress plc Shareholders.

Reasons for the Merger (See page [●])

Our Board believes that giving effect to the Merger will be in the best interests of Cimpress N.V. and Cimpress N.V. Shareholders. In arriving at this determination, our Board consulted with Cimpress N.V.’s management along with its legal and tax advisors and considered various factors in its deliberations. Our Board concluded that the Merger is likely to result in benefits to Cimpress N.V. and Cimpress N.V. Shareholders, including, among other benefits, maintaining our flexibility on capital allocation strategies, such as the repurchase of Cimpress N.V. Shares at times when we need to cover obligations under our equity compensation plans, for acquisitions or similar transactions or more generally at times when we believe Cimpress N.V. Shares represent an attractive investment for Cimpress N.V. and Cimpress N.V. Shareholders. If Cimpress N.V. Shareholders approve this proposal, the Merger will change Cimpress N.V.’s legal domicile from The Netherlands to Ireland and will result in other changes of a legal nature, the most significant of which are described below under the caption “Comparison of Rights of Shareholders and Governance.”

For further detail, see “Proposal Number Two: The Merger—Reasons for the Merger” and “Risk Factors.”

We cannot assure you that the anticipated benefits of the Merger will be realized. In addition to the potential benefits described above, the Merger will expose us and you to some risks. These risks include the following:

•

your rights as a Cimpress N.V. Shareholder will change as a result of the Merger due to differences between Irish law and Dutch law and certain differences between the organizational documents of Cimpress plc and Cimpress N.V.;

•	we may choose to abandon or delay the Merger, which may create uncertainty with respect to the tax residency of Cimpress N.V. under the new double taxation treaty between Ireland and The Netherlands;

•

the transfer of Cimpress plc Shares after the Merger may be subject to Irish stamp duty, subject to any exemptions and reliefs (for further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations”);

•

dividends paid after the Merger may be subject to a dividend withholding tax (“DWT”) in Ireland, subject to exemptions for tax residents of the United States, any European Union member state (excluding Ireland) or a country that has signed a tax treaty with Ireland provided that, in each case, they file a valid Irish Revenue Commissioners DWT form (“DWT Form”) (for further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations”); and

•

Irish capital acquisitions tax may apply to a gift or inheritance of Cimpress plc Shares after the Merger, subject to any exemptions and reliefs (for further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations.”).

For further detail, see “Risk Factors” for more information.

Tax Considerations of the Merger (See page [●])

U.S. Federal Income Tax. The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the Merger is so treated as a “reorganization”, (i) a U.S. Holder will not recognize any gain or loss as a result of the Merger, (ii) a U.S. Holder’s adjusted tax basis in the Cimpress plc Shares received will be equal to the adjusted tax basis of the Cimpress N.V. Shares exchanged therefor and (iii) the holding period of the Cimpress plc Shares received as a result of the exchange will include the holding period of Cimpress N.V. Shares surrendered in the Merger.

Irish Tax. It is anticipated that the Merger will not be a taxable event from an Irish tax perspective. As a result, it is anticipated that the Merger will not give rise to any Irish capital gains tax consequences for Cimpress N.V. Shareholders. It is expected that for the majority of transfers of Cimpress plc Shares, there should not be any stamp duty. Transfers of Cimpress plc Shares effected by means of the transfer of book-entry interests in DTC should not be subject to Irish stamp duty, subject to confirmation by the Irish Revenue Commissioners in advance of the Merger. However, if you hold your Cimpress plc Shares directly rather than beneficially through DTC, any transfer of your Cimpress plc Shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired). For further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations.”

Dutch Tax. We believe that (i) Cimpress N.V. Shareholders who are not resident in The Netherlands will generally not be subject to Dutch (corporate) income tax in respect of the Merger, subject to certain exceptions, and (ii) Cimpress N.V. Shareholders who are resident in The Netherlands may be subject to Dutch (corporate) income tax in respect of the Merger, depending on the tax regime applicable to such holder. For further detail, see “Material Tax Considerations Relating to the Merger—Material Dutch Tax Considerations.”

You should consult your personal tax advisors concerning the tax consequences of receiving, holding, disposing of, and receiving dividends on, Cimpress plc Shares received pursuant to the Merger.

Comparison of Rights of Shareholders and Governance (See page [●])

Your rights as a Cimpress N.V. Shareholder are currently governed by Dutch law and Cimpress N.V.’s articles of association. Following the Merger, you will become a Cimpress plc Shareholder and your rights as a Cimpress plc Shareholder will be governed by Irish law and Cimpress plc’s Constitution. The legal system governing companies organized under Irish law differs from the legal system governing companies organized under Dutch law. As a result, while many of the principal attributes of Cimpress N.V. Shares and Cimpress plc Shares will be similar under Dutch and Irish law, differences will exist.

We summarize your rights as a Cimpress plc Shareholder under “Description of Cimpress plc Shares” and provide a summary comparing your rights as a Cimpress N.V. Shareholder and a Cimpress plc Shareholder under the heading “Comparison of Rights of Shareholders and Governance”. A copy of Cimpress plc’s Constitution is attached as Annex B to this proxy statement.

Stock Exchange Listing (See page [●])

The Merger is not expected to affect our stock exchange listing on Nasdaq. Cimpress N.V. Shares are expected to continue to trade on Nasdaq until the Effective Date. Immediately following the Effective Date, Cimpress plc Shares will be listed on Nasdaq under the symbol “CMPR,” the same symbol under which Cimpress N.V. Shares are currently listed.

Upon completion of the Merger, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of Nasdaq, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP.

Market Price (See page [●])

On [●], 2019 the closing price of Cimpress N.V. Shares was $[●] per share.

Accounting Treatment of the Merger (See page [●])

Under U.S. GAAP, the Merger represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost. Accordingly, the assets and liabilities of Cimpress plc will be reflected at their carrying amounts in the accounts of Cimpress N.V. at the time of the Merger.

Recommendation of the Board

Our Board recommends that Cimpress N.V. Shareholders vote “FOR” the proposal.

Summary of Proposal Number Three: The Distributable Profits Proposal (See page [●])

Under Irish law, Cimpress plc may only pay dividends, make other distributions and, generally, effect share repurchases and redemptions from “distributable profits” shown in Cimpress plc’s unconsolidated financial statements prepared in accordance with the Irish Companies Act and filed with the Irish Companies Registration Office.

Immediately following the Merger, Cimpress plc will not have any distributable profits of its own. Accordingly, you are being asked to approve the Distributable Profits Proposal, to enable, subject to the effectiveness of the Merger, the creation of distributable profits of Cimpress plc under Irish law by reducing the entire share premium of Cimpress plc (or such lesser amount as may be approved by the Cimpress plc Board) resulting from the allotment and issuance of Cimpress plc Shares pursuant to the Merger, such that the reserve resulting from the cancellation of such share premium will be treated as distributable profits. Cimpress N.V. Shareholders are being asked to vote to approve the Distributable Profits Proposal in satisfaction of certain equitable requirements of the Irish High Court.

In addition to the approval of Cimpress N.V. Shareholders, the Distributable Profits Proposal also requires the passing of a special resolution of Cimpress plc, which will be undertaken by Cimpress plc Shareholders prior to the Effective Date and the approval of the Irish High Court. If the Distributable Profits Proposal is approved by Cimpress N.V. Shareholders and Cimpress plc Shareholders prior to the Effective Date and the Effective Time, Cimpress plc intends to seek the approval of the Irish High Court for the Distributable Profits Proposal as soon as practicable following the Effective Date. Although Cimpress N.V. is not aware of any reason why the Irish High Court would not approve the Distributable Profits Proposal, such approval is a matter of judicial discretion and there is no guarantee that such approval will be forthcoming.

While the Cimpress N.V. Board recommends that Cimpress N.V. Shareholders vote for the Distributable Profits Proposal, the passing of the Distributable Profits Proposal is not a condition to the Merger. If the Distributable Profits Proposal is not approved by Cimpress N.V. Shareholders and the Irish High Court, Cimpress plc will not be able to pay dividends, make other distributions and, generally, effect share repurchases and redemptions until such time as it has otherwise generated sufficient distributable profits from its operational activities following the Merger.

Recommendation of the Board

Our Board recommends that Cimpress N.V. Shareholders vote “FOR” the proposal.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected historical consolidated financial data for Cimpress N.V. as of and for the fiscal years ended June 30, 2019, 2018, 2017, 2016 and 2015. We derived the income statement data for the fiscal years ended June 30, 2019, 2018, 2017, 2016 and 2015. The consolidated financial statements for interim periods reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of results for interim periods. Historical financial information may not be indicative of Cimpress plc’s future performance.

The selected historical financial data presented below should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” attached as Annex E to this Proxy Statement and in our Annual Report on Form 10-K for the year ended June 30, 2019 (our “Form 10-K”) and other financial information which is included below in this Proxy Statement.

	Year Ended June 30,
	2019 (a)	2018 (b)	2017 (c)	2016 (d)	2015 (e)
	(In thousands, except share and per share data)
Consolidated Statements of Operations Data:
Revenue	$2,751,076	$2,592,541	$2,135,405	$1,788,044	$1,494,206
Net income (loss) attributable to Cimpress N.V.	95,052	43,733	(71,711)	54,349	92,212
Net income (loss) per share attributable to Cimpress N.V.:
Basic	$3.09	$1.41	$(2.29)	$1.72	$2.82
Diluted (f)	$3.00	$1.36	$(2.29)	$1.64	$2.73
Shares used in computing net income (loss) per share attributable to Cimpress N.V.:
Basic	30,786,349	30,948,081	31,291,581	31,656,234	32,644,870
Diluted (f)	31,662,705	32,220,401	31,291,581	33,049,454	33,816,498

	Year Ended June 30,
	2019 (a)	2018 (b)	2017 (c)	2016 (d)	2015 (e)
	(In thousands)
Consolidated Statements of Cash Flows Data:
Net cash provided by operating activities	$331,095	$192,332	$156,736	$247,358	$242,022
Purchases of property, plant and equipment	(70,563)	(60,930)	(74,157)	(80,435)	(75,813)
Purchases of ordinary shares	(55,567)	(94,710)	(50,008)	(153,467)	—
Business acquisitions, net of cash acquired	(289,920)	(110)	(204,875)	(164,412)	(123,804)
Proceeds from the sale of subsidiaries, net of transaction costs and cash divested	—	93,779	—	—	—
Net proceeds (payments) of debt and debt issuance costs	190,182	(54,415)	196,933	167,316	54,207

	Year Ended June 30,
	2019 (a)	2018 (b)	2017 (c)	2016 (d)	2015 (e)
	(In thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities	$35,279	$44,227	$25,697	$85,319	$110,494
Net current liabilities (g)	(280,449)	(241,728)	(203,482)	(135,095)	(89,580)
Total assets	1,868,376	1,652,217	1,679,869	1,463,869	1,299,794
Total long-term debt, excluding current portion (h)	942,290	767,585	847,730	656,794	493,039
Total shareholders’ equity	131,812	93,947	75,212	166,076	249,419

(a)

Includes the impact of our acquisitions of VIDA on July 2, 2018 and BuildASign on October 1, 2018. See Note 7 in our accompanying financial statements in our Form 10-K for a discussion of these acquisitions.

(b)	Includes the Albumprinter results through the divestiture date of August 31, 2017. See Note 7 in our accompanying financial statements in our Form 10-K for a discussion of this divestiture.
(c)

Includes the impact of the acquisition of National Pen on December 30, 2016. See Note 7 in our accompanying financial statements in our Form 10-K for a discussion of this acquisition. During December 2016, we purchased the remaining noncontrolling interest of our Japan business from our joint business partner, Plaza Create Co. Ltd.

(d)	Includes the impact of the acquisitions of Litotipografia Alcione S.r.l. on July 29, 2015, Tradeprint Distribution Limited on July 31, 2015, and WIRmachenDRUCK GmbH on February 1, 2016.

During fiscal 2016, we adopted Accounting Standards Update (ASU) 2016-09 requiring the recognition of excess tax benefits as a component of income tax expense; these benefits were historically recognized in equity. As the standard required a prospective method of adoption, our fiscal 2019, 2018, 2017 and 2016 net income includes $1.5 million, $12.8 million, $8.0 million and $3.5 million of income tax benefits, respectively, due to the adoption that did not occur in the prior comparable periods presented above.

(e)

Includes the impact of the acquisitions of FotoKnudsen AS on July 1, 2014, FL Print SAS on April 9, 2015, Exagroup SAS on April 15, 2015 and druck.at Druck-und Handelsgesellschäft mbH on April 17, 2015, as well as our investment in Printi LLC on August 7, 2014.

(f)	In the periods we report a net loss, the impact of share options, RSUs, and RSAs is not included as they are anti-diluve.
(g)

Many of our businesses have a cash conversion cycle that results in current liabilities being higher than current assets. Our net current liabilities (current assets minus current liabilities) have expanded over recent years as we have increased focus on net working capital improvements.

(h)

On June 15, 2018, we completed a private placement of $400.0 million of 7.0% senior unsecured notes due 2026. The proceeds from the sale of the notes were used to repay our existing $275.0 million senior unsecured notes that were due 2022, a portion of our indebtedness outstanding under our senior secured credit facility and other related transaction fees. See Note 10 in the accompanying financial statements in our Form 10-K for additional discussion. Increases in long-term debt during the periods presented have largely been driven by the funding of acquisitions including those outlined in Note 7 in the accompanying financial statements in our Form 10-K and share repurchases.

The following table presents selected historical consolidated financial data for Cimpress as of and for the fiscal years ended June 30, 2019 and 2018. We derived the income statement data for the fiscal years ended June 30, 2019 and 2018. The consolidated financial statements for interim periods reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of results for interim periods. Historical financial information may not be indicative of Cimpress plc’s future performance.

Year Ended June 30, 2019	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$588,981	$825,567	$661,814	$674,714
Cost of revenue	302,471	411,496	342,700	344,677
Net income (loss)	(14,994)	69,037	6,242	33,195
Net income (loss) attributable to Cimpress	(14,639)	69,014	6,530	34,147
Net income (loss) per share attributable to Cimpress:
Basic	$(0.47)	$2.24	$0.21	$1.11
Diluted	$(0.47)	$2.17	$0.21	$1.09

Year Ended June 30, 2018	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$563,284	$762,054	$636,069	$631,134
Cost of revenue	283,755	360,285	319,209	316,550
Net income (loss)	23,406	30,623	(1,602)	(5,639)
Net income (loss) attributable to Cimpress	23,363	29,935	(2,265)	(7,300)
Net income (loss) per share attributable to Cimpress:
Basic	$0.75	$0.96	$(0.07)	$(0.24)
Diluted	$0.72	$0.93	$(0.07)	$(0.24)

Basic and diluted net income (loss) per share attributable to Cimpress are computed independently for each of the quarters presented. Therefore, the sum of quarterly basic and diluted per share information may not equal annual basic and diluted net income per share.

Unaudited Summary Pro Forma Financial Information

Pro forma financial statements for Cimpress plc are not presented in this Proxy Statement because no significant pro forma adjustments giving effect to the Merger are required to be made to Cimpress N.V.’s historical income statement for the fiscal year ended June 30, 2019 or Cimpress N.V.’s historical balance sheet as of June 30, 2019. Those historical financial statements are included in Cimpress N.V.’s Annual Report on Form 10-K for the year ended June 30, 2019 and Quarterly Report on Form 10-Q for the period ended March 31, 2019.

Unaudited Financial Statements of Cimpress Plc

Cimpress Limited was incorporated under the laws of Ireland as a private limited company on July 5, 2017 with the name “Strawpoint Limited”. On August 13, 2019, Strawpoint Limited was renamed as “Cimpress Limited”. Cimpress Limited was incorporated with two shareholders contributing total initial share capital of €100 in exchange for 100 ordinary shares of €1.00 par value. These shares were subsequently transferred to its current sole shareholder on December 6, 2017.

Cimpress Limited

Balance Sheet (Unaudited)

(Euro in actuals)

	June 30, 2019	June 30, 2018
Assets
Cash and cash equivalents	€100	€100

Total assets	€100	€100

Shareholders’ equity:
Ordinary shares, par value €1.00 per share, 100 shares issued and outstanding	€100	€100

Total shareholders’ equity	€100	€100

RISK FACTORS

Before you decide how to vote, you should carefully consider the following risk factors related to the Merger, in addition to the other information contained in this Proxy Statement, including, without limitation, our Form 10-K, and subsequent filings with the SEC.

Your rights as a Cimpress N.V. Shareholder will change as a result of the Merger due to differences between Irish law and Dutch law.

Your rights as a Cimpress N.V. Shareholder are currently governed by Dutch law and Cimpress N.V.’s articles of association. Following the Merger, you will become a Cimpress plc Shareholder and your rights as a Cimpress plc Shareholder will be governed by Irish law and Cimpress plc’s Constitution. The legal system governing companies organized under Irish law differs from the legal system governing companies organized under Dutch law. As a result, while many of the principal attributes of Cimpress N.V. Shares and Cimpress plc Shares will be similar under Dutch and Irish law, differences will exist, which, in some cases, may provide fewer protections for Cimpress plc Shareholders. We summarize your rights as a Cimpress plc Shareholder under “Description of Cimpress plc Shares” and provide a summary comparing your rights as a Cimpress N.V. Shareholder and a Cimpress plc Shareholder under the heading “Comparison of Rights of Shareholders and Governance”.

The operation of the Irish Takeover Rules may affect the ability of certain parties to acquire Cimpress plc Shares.

Following the completion of the Merger, Cimpress plc will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including Nasdaq.

Under the Irish Takeover Rules, if an acquisition of Cimpress plc Shares were to increase the aggregate holding of the acquirer and its concert parties to a level that represents 30% or more of the voting rights of Cimpress plc, the acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding Cimpress plc Shares at a price not less than the highest price paid by the acquirer or its concert parties for Cimpress plc Shares during the previous 12 months. This requirement would also be triggered by an acquisition of Cimpress plc Shares by a person holding (together with its concert parties) Cimpress plc Shares that represent between 30% and 50% of the voting rights in the company if the effect of such acquisition were to increase that person’s percentage of the voting rights by 0.05% within a 12-month period. Following the authorization for trading of Cimpress plc Shares on Nasdaq, under the Irish Takeover Rules, certain persons will be presumed to be acting in concert. The Cimpress plc Board and their relevant family shareholders, related trusts and “controlled companies” are presumed to be acting in concert with any corporate shareholder who holds 20% or more of the voting Cimpress plc Shares. The application of these presumptions may result in restrictions upon the ability of any of the concert parties and/or shareholders or the Cimpress plc Board to acquire more of our securities, including under the terms of any executive incentive arrangements. Following the listing of Cimpress plc Shares on Nasdaq, we may consult with the Irish Takeover Panel with respect to the application of this presumption and the restrictions on the ability to acquire further securities, although we are unable to provide any assurance as to whether the Irish Takeover Panel will overrule this presumption. For a description of certain takeover provisions applicable to Cimpress plc, see “Description of Cimpress plc Shares – Irish Takeover Rules” beginning on page [●]. Accordingly, the application of the Irish Takeover Rules may restrict the ability of certain of our shareholders and directors to acquire our ordinary shares.

Anti-takeover provisions in Cimpress plc’s Constitution could make an acquisition of Cimpress plc more difficult, limit attempts by Cimpress plc shareholders to replace or remove our directors and management team and limit the market price of Cimpress plc Shares.

Cimpress plc’s Constitution will contain provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of Cimpress plc Shares and adversely affect the market price of Cimpress plc Shares and the voting and other rights of Cimpress plc Shareholders. These provisions include: (1) permitting the Cimpress plc Board to issue preference shares without shareholder approval, with such rights, preferences and privileges as they may designate; (2) allowing the Cimpress plc Board to adopt a shareholder rights plan upon such terms and conditions as it deems expedient; (3) establishing an advance notice procedure for shareholder proposals to be brought before the annual general meeting, including proposed nominations of persons for election to the Cimpress plc Board; (4) permitting the Cimpress plc Board to fill vacancies on the Cimpress plc Board in certain circumstances; and (5) imposing particular approvals and other requirements in relation to certain business combinations.

These provisions do not make Cimpress plc immune from takeovers. However, these provisions may frustrate or prevent any attempts by shareholders to replace or remove the management team by making it more difficult for shareholders to replace members of the Cimpress plc Board.

If the Distributable Profits Proposal is not approved by Cimpress N.V. Shareholders and the Irish High Court, Cimpress plc will not be able to pay dividends, make other distributions and, generally, effect share repurchases and redemptions until such time as it has otherwise generated sufficient distributable profits from its operational activities following the Merger.

Under Irish law, Cimpress plc may only pay dividends, make other distributions and, generally, effect share repurchases and redemptions from “distributable profits” shown in Cimpress plc’s unconsolidated financial statements prepared in accordance with the Irish Companies Act and filed with the Irish Companies Registration Office.

Immediately following the Merger, Cimpress plc will not have any distributable profits. Accordingly, you are being asked to approve the Distributable Profits Proposal, to enable, subject to the effectiveness of the Merger, the creation of distributable profits of Cimpress plc under Irish law by reducing the entire share premium of Cimpress plc (or such lesser amount as may be approved by the Cimpress plc Board) resulting from the allotment and issuance of Cimpress plc Shares pursuant to the Merger, such that the reserve resulting from the cancellation of such share premium will be treated as distributable profits. Cimpress N.V. Shareholders are being asked to vote to approve the Distributable Profits Proposal in satisfaction of certain equitable requirements of the Irish High Court.

In addition to the approval of Cimpress N.V. Shareholders, the Distributable Profits Proposal also requires the passing of a special resolution of Cimpress plc, which will be undertaken by Cimpress plc Shareholders prior to the Effective Date and the approval of the Irish High Court. If the Distributable Profits Proposal is approved by Cimpress N.V. Shareholders and Cimpress plc Shareholders prior to the Effective Date and the Merger becomes effective, Cimpress plc intends to seek the approval of the Irish High Court for the Distributable Profits Proposal as soon as practicable following the Effective Date. Although Cimpress N.V. is not aware of any reason why the Irish High Court would not approve the Distributable Profits Proposal, such approval is a matter of judicial discretion and there is no guarantee that such approval will be forthcoming.

If the Distributable Profits Proposal is not approved by Cimpress N.V. Shareholders and the Irish High Court, Cimpress plc will not be able to pay dividends, make other distributions and, generally, effect share repurchases and redemptions until such time as it has otherwise generated sufficient distributable profits from its operational activities following the Merger.

We may choose to abandon or delay the Merger. In addition, we may not be able to receive the requisite governmental approvals to consummate the Merger.

We currently expect to complete the Merger on or about [●], 2019. However, our Board may delay the Merger for a significant time or may abandon the Merger after the Extraordinary General Meeting and before the issuance of the Order of the Irish High Court because, among other reasons, of a determination by our Board that completing the Merger is no longer in our best interest or the best interests of Cimpress N.V. Shareholders or may not result in the benefits we expect. Additionally, we may not be able to obtain the requisite court or other approvals. For further detail, see “Proposal Number Two: The Merger—Conditions to the Consummation of the Merger” and “Proposal Number Two: The Merger—Amendment, Termination or Delay.”

If Cimpress plc Shares are not eligible for deposit and clearing within the facilities of DTC, then transactions in Cimpress plc Shares may be disrupted.

The facilities of DTC are a widely used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms.

Upon the completion of the Merger, Cimpress plc Shares will be eligible for deposit and clearing within the DTC system. We expect to enter into arrangements with DTC whereby Cimpress plc will agree to indemnify DTC for any Irish stamp duty that may be assessed upon it as a result of its service as a depositary and clearing agency for Cimpress plc Shares. We expect that these actions, among others, will result in DTC agreeing to accept the shares for deposit and clearing within its facilities upon completion of the Merger.

DTC is not obligated to accept Cimpress plc Shares for deposit and clearing within its facilities at the closing of the Merger and, even if DTC does initially accept the Cimpress plc Shares, it will generally have discretion, as it currently has with regard to Cimpress N.V. Shares, to cease to act as a depositary and clearing agency for the shares. If DTC determined prior to the completion of the Merger that Cimpress plc Shares are not eligible for clearance within the DTC system, then we would not expect to complete the transactions contemplated by this Proxy Statement in their current form. However, if DTC determined at any time after the completion of the Merger that Cimpress plc Shares were not eligible for continued deposit and clearance within its facilities, then we believe Cimpress plc Shares would not be eligible for continued listing on a U.S. securities exchange and trading in Cimpress plc Shares would be disrupted. Although we expect Cimpress plc would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the trading price of Cimpress plc Shares.

Transfers of Cimpress plc Shares, other than by means of the transfer of book-entry interests in the DTC, may be subject to Irish stamp duty.

It is expected that for the majority of transfers of Cimpress plc Shares, there should not be any stamp duty. Transfers of Cimpress plc Shares effected by means of the transfer of book-entry interests in DTC should not be subject to Irish stamp duty, subject to confirmation by the Irish Revenue Commissioners in advance of the Merger. However, if you hold your Cimpress plc Shares directly rather than beneficially through DTC, any transfer of your Cimpress plc Shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired).

A Cimpress plc Shareholder who directly holds Cimpress plc Shares of record may transfer those shares into his or her own broker account to be held through DTC (or vice versa) and this should not give rise to Irish stamp duty provided that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer is not in contemplation of a sale of the shares by a beneficial owner to a third party.

Due to the potential Irish stamp duty charge on transfers of Cimpress plc Shares held outside DTC, those Cimpress N.V. Shareholders who do not hold their Cimpress N.V. Shares through DTC (or through a broker who in turn holds such shares through DTC) should, upon completion of the Merger, consider holding Cimpress plc Shares received by them through DTC.

For further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations.”

You should consult your personal tax advisors as to the tax consequences of disposing of Cimpress plc Shares received pursuant to the Merger.

Dividends you receive after the Merger may be subject to DWT, subject to exemptions.

As an Irish tax resident company, we will be required to deduct DWT (currently at the rate of 20%) from dividends paid on Cimpress plc Shares unless Cimpress plc Shareholders qualify for an exemption. Cimpress plc Shareholders resident in the EU, and other countries with which Ireland has a tax treaty (which includes the United States) will generally not be subject to DWT, provided that, in each case, they file a valid DWT Form. However, Cimpress plc Shareholders residing in other countries will generally be subject to DWT. For further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations.”

You should consult your personal tax advisors as to the tax consequences of receiving dividends on Cimpress plc Shares.

Cimpress plc Shares received by means of a gift or inheritance may be subject to Irish capital acquisitions tax, subject to any exemptions and reliefs.

For further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations.”

We recommend that you consult your personal advisors to consider your estate planning needs, including transfers of Cimpress plc Shares to family members and charitable organizations.

PROPOSAL NUMBER ONE: AMEND ARTICLES OF ASSOCIATION

By proposal of our Board, we propose to amend our articles of association by adding a new article 29, in order to include the Cash Compensation Amendment.

The new article 29 reads as follows:

If the company enters into a merger with Cimpress plc, a public limited company incorporated under the laws of Ireland (“Cimpress plc”) in accordance with the joint merger proposal dated [●], 2019 prepared by the Board of Directors of the company and the board of directors of Cimpress plc, which merger proposal includes an exchange ratio of one share in the share capital of Cimpress plc in exchange for one (1) share in the share capital of the company (the “Exchange Ratio”), the cash compensation for each share which may be requested by each shareholder who votes against the intended merger in the general meeting (the “General Meeting”) due to article 2:333h Dutch Civil Code, is equal to the price of the shares on the Nasdaq Global Stock Market on the first trading date immediately after the expiration of a one month period, which period starts the day after the date of the General Meeting.

If Cimpress N.V. shareholders adopt this Proposal Number One, then the Cash Compensation Amendment will be effected immediately by the execution of the notarial deed of amendment to our articles of association. By voting in favor of this Proposal Number One, Cimpress N.V. Shareholders designate each member of the Cimpress N.V. Board and each civil-law notary (notaris), prospective civil-law notary (kandidaat-notaris) and notarial paralegal of Stibbe N.V. in Amsterdam, our Dutch law firm, to make any adjustments that are necessary as well as to sign and execute the notarial deed of amendment to our articles of association to effectuate the Cash Compensation Amendment and to undertake all other activities as the authorized person deems necessary or useful. The text of this deed of amendment effecting the Cash Compensation Amendment is attached as Annex C to the electronic copy of this Proxy Statement filed with the SEC and is also available for inspection by Cimpress N.V. Shareholders at Cimpress N.V.’s offices and on our website [●] from the date of notice convening the Extraordinary General Meeting.

Required Vote

Adoption of the proposal to amend Cimpress N.V.’s articles of association requires the approval of a majority of votes cast at a meeting at which a quorum is present. Pursuant to the articles of association, a quorum is present when one-third of the outstanding Cimpress N.V. Shares are represented at the Extraordinary General Meeting.

Recommendation of the Board

Our Board recommends that Cimpress N.V. Shareholders vote “FOR” the proposal.

PROPOSAL NUMBER TWO: THE MERGER

Cimpress N.V. Shareholders are being asked to adopt the resolution to enter into the Merger in accordance with the Common Draft Terms of Merger at the Extraordinary General Meeting. Upon the approval thereof, and assuming the other conditions to the Merger are satisfied or waived, Cimpress N.V. Shareholders will receive, on a one-for-one basis, Cimpress plc Shares.

A cross-border merger of companies from different states within the European Economic Area (“EEA”) is governed by the Directive, which provides a set of procedures for the merger of companies from different states within the EEA. Because the Merger comes within the scope of the Directive, it must comply with both the Irish Regulations and the relevant provisions of the DCC, which implemented the Directive in Ireland and The Netherlands, respectively. Although the Directive is binding with respect to the ends it must achieve, each EEA state has a degree of autonomy regarding the means with which it will implement the Directive domestically. Some differences therefore arise between the measures implementing the Directive across EEA jurisdictions, including between Ireland and the Netherlands.

The Merger is to be structured as a “merger by acquisition” under the Irish Regulations and section 2:309 and section 2:333c DCC, the result of which is that all the assets of Cimpress N.V. will be acquired by Cimpress plc by operation of law and all of the liabilities of Cimpress N.V. will be assumed by Cimpress plc by operation of law, and Cimpress N.V. will be dissolved without going into liquidation.

Steps Required to Effect the Merger

Extraordinary General Meeting. On [●], 2019, we will hold the Extraordinary General Meeting to adopt the proposals, including the adoption of the resolution to enter into the Merger in accordance with the Common Draft Terms of Merger. Cimpress N.V. Shareholders of Record will be asked to vote in favor of the Merger. As a condition to the Merger, Cimpress plc Shareholders are also required to approve the Merger.

The Netherlands.

In connection with the Merger, the following steps will occur:

•	The Common Draft Terms of Merger, as well as all other documents required by the DCC will be filed with the Dutch trade register and will be made available at the offices of Cimpress N.V. in Ireland;

•	Such filing and publication will be announced in a Dutch national daily newspaper and the Dutch Gazette;

•

After one month after the publication in a Dutch national newspaper, a declaration must be received from the district court in Roermond, The Netherlands, that no creditor opposed the Merger pursuant to section 2:316 DCC or, in case of any opposition pursuant to section 2:316 DCC, a declaration that such opposition was withdrawn or discharged; and

•	The resolution to enter into the Merger can only be adopted after such declaration.

After the resolution to enter into the Merger has been adopted by Cimpress N.V. Shareholders at the Extraordinary General Meeting, once Cimpress N.V. Shareholders have adopted the resolution to enter into the Merger at the Extraordinary General Meeting, the following steps must be taken in the Netherlands in order to effect the Merger:

•

The issuance by a Dutch civil law notary selected by Cimpress N.V. of the pre-merger certificate and delivery thereto to Cimpress N.V., in accordance with section 2:333i DCC. Such pre-merger certificate can only be issued after the lapse of the Election Period and taking into account that Cimpress plc and Cimpress N.V. will agree that any Cash Compensation will be paid by Cimpress plc.

•

The Foundation was granted a Call Option. The Foundation may only exercise this Call Option taking into account its objectives and the intention of the Foundation set out in its articles of association and set out in the option agreement entered into by the Foundation and Cimpress N.V. The board of the Foundation will irrevocably and unconditionally waive any and all rights under the Call Option in relation to the Merger, as a result of which the Foundation will not have any rights to receive any option rights of Cimpress plc Shares after the Merger.

Ireland.

In connection with the Merger, the following steps will occur:

•

The Common Draft Terms of Merger, as well as all other documents required by the Irish Regulations, will be notified to and filed with the Irish Companies Registration Office and will be made available at the registered office of Cimpress plc in Ireland;

•	Such notice and filing will be published in two Irish national daily newspapers and the CRO Gazette;

•	Cimpress plc Shareholders will pass a resolution to approve the Common Draft Terms of Merger by special resolution under Irish law;

•	Application will be made to the Irish High Court for a pre-merger certificate; and

•

Subject to issuance of a pre-merger certificate by the Irish High Court and the issuance of a pre-merger certificate by a Dutch civil law notary, an application will be made to the Irish High Court for an order to confirm legal scrutiny of the Merger and to set the Effective Date and the Effective Time. The hearing of this application will be advertised in the CRO Gazette, the international editions of the Financial Times and the Wall Street Journal and/or such other publications as the Irish High Court may prescribe. Cimpress N.V. Shareholders may attend the approval hearing and make representations at such meeting.

Effectiveness. If all of the conditions are satisfied or waived (and we do not abandon the Merger before obtaining the Irish High Court’s Order), the Merger will take effect at the Effective Time on the Effective Date. We currently anticipate the Effective Date to be on or about [●], 2019. Once the Merger takes effect as provided for in the Irish Regulations, it may not be declared null and void and the Order made by the Irish High Court, specifying the Effective Date, shall constitute conclusive evidence of the effectiveness of the Merger.

In connection with the Merger, the following steps will occur by operation of law on the Effective Date:

1.	Cimpress N.V. will be merged with and into Cimpress plc, with Cimpress plc as the surviving entity and Cimpress N.V. will disappear and cease to exist upon consummation of the Merger;

2.	all of the assets and liabilities of Cimpress N.V. will be transferred by universal succession of title (onder algemene titel) to Cimpress plc;

3.

each Cimpress N.V. Shareholder (other than Cimpress N.V.) will receive one Cimpress plc Share for every Cimpress N.V. Share held by such Cimpress N.V. Shareholder, unless such Cimpress N.V. Shareholder is an Electing Shareholder;

4.	all legal proceedings pending by or against Cimpress N.V. will be continued with the substitution, for Cimpress N.V., of Cimpress plc as a party; and

5.

contracts, agreements or instruments to which Cimpress N.V. is a party will be construed and have effect as if Cimpress plc had been a party thereto instead of Cimpress N.V., and Cimpress plc will have the same rights and be subject to the same obligations to which Cimpress N.V. is subject to under such contracts, agreements or instruments.

As a result of the Merger, Cimpress N.V. Shareholders will become Cimpress plc Shareholders, and Cimpress N.V. will cease to exist.

After the Merger, you will own an interest in a company that will continue to conduct the same functions as conducted by Cimpress N.V. before the Merger. The number of Cimpress plc Shares you will own will be the same as the number of Cimpress N.V. Shares you owned immediately before the Merger.

The completion of the Merger will change the form of our company and the governing companies law that applies to us from Dutch law to Irish law. Although many of the principal attributes of the Cimpress N.V. Shares and Cimpress plc Shares will be similar, there are differences between what your rights will be as a shareholder under Irish law and what they currently are as a shareholder under Dutch law. In addition, there are differences between the organizational documents of Cimpress plc and Cimpress N.V. We discuss these differences in detail under “Description of Cimpress plc Shares” and “Comparison of Rights of Shareholders and Governance.”

Compensation Mechanism

General

If the resolution to enter into the Merger is adopted by Cimpress N.V. Shareholders at the Extraordinary General Meeting, a Compensation Mechanism will be provided for those Cimpress N.V. Shareholders who have voted against the Merger and who do not wish to become Cimpress plc Shareholders. Such Electing Shareholder may file a request for compensation with Cimpress N.V. (the “Compensation Request “) in accordance with the DCC within a period of one month beginning on the day after the Extraordinary General Meeting (the “Election Period”).

A Cimpress N.V. Shareholder who has voted in favor of the Merger at the Extraordinary General Meeting, abstained from voting, or was not present or represented at the Extraordinary General Meeting, does not have any rights under the Cash Compensation Mechanism. An Electing Shareholder can make use of the Cash Compensation Mechanism only in respect of the Cimpress N.V. Shares that such Electing Shareholder: (i) held at the Record Date, (ii) voted against the Merger; and (iii) still holds at the time of the Compensation Request.

Cimpress N.V. Shareholders should note that: (i) once the Election Period has ended, any Compensation Request will be irrevocable; and (ii) following the submission of a Compensation Request, the Electing Shareholders will not be allowed to transfer or dispose of the Cimpress N.V. Shares for which they have duly exercised their rights under the Compensation Mechanism (the “Cimpress N.V. Exit Shares”) in any manner.

Upon the Effective Date, an Electing Shareholder will not receive Cimpress plc Shares but instead will receive Cash Compensation for the Cimpress N.V. Exit Shares. The Cimpress N.V. Exit Shares will be cancelled at the Effective Time of the Merger. The Cash Compensation for each Cimpress N.V. Exit Share is equal to the closing price of a Cimpress N.V. Share on Nasdaq on the first trading date immediately after the expiration of the Election Period. Cimpress N.V. and Cimpress plc will agree that any Cash Compensation will be paid by Cimpress plc within 60 calendar days following the Effective Date, net of any tax that is required to be withheld by law.

Expert Reports

As required by the Directive, Cimpress N.V. and Cimpress plc have each obtained a report from a local independent expert addressing certain matters as required by the Directive, including the experts’ views as to whether the securities exchange ratio in the Merger is fair and reasonable. Each merging company will make its expert’s report available to their respective shareholders at least one month before the meeting at which they will vote upon the Merger. For this purpose, as permitted by the Directive, Cimpress N.V. has retained Ernst & Young (Netherlands) as its independent expert and Cimpress plc has retained Ernst & Young (Ireland) as its independent expert. A copy of the experts’ reports are available on Cimpress N.V.’s website at [●], and were filed with the SEC by Cimpress N.V. on [●], 2019 as Exhibit 99.1 to a current report on Form 8-K.

Reasons for the Merger

Our Board believes that giving effect to the Merger will be in the best interests of Cimpress N.V. and Cimpress N.V. Shareholders. In arriving at this determination, our Board consulted with Cimpress N.V.’s management along with its legal and tax advisors and considered various factors in its deliberations. Our Board concluded that the Merger is likely to result in benefits to Cimpress N.V. and Cimpress N.V. Shareholders, including, among other benefits, maintaining our flexibility on capital allocation strategies, such as the repurchase of Cimpress N.V. Shares at times when we need to cover obligations under our equity compensation plans, for acquisitions or similar transactions or more generally at times when we believe Cimpress N.V. Shares represent an attractive investment for Cimpress N.V. and Cimpress N.V. Shareholders. If Cimpress N.V. Shareholders approve this proposal, the Merger will change Cimpress N.V.’s legal domicile from The Netherlands to Ireland and will result in other changes of a legal nature, the most significant of which are described below under the caption “Comparison of Rights of Shareholders and Governance.”

Below is a brief description of the principal factors our Board considered in determining to pursue the Merger.

Align our corporate legal structure with our tax and management structure

On February 12, 2019, Cimpress N.V. migrated its place of effective management, and consequently its tax residence, from The Netherlands to Ireland while retaining its legal domicile in The Netherlands. We believe that the Irish regime represents a more flexible and favorable environment for multinational groups with a profile like Cimpress N.V. and that Irish tax residency aligns better with Cimpress N.V.’s current international footprint and profile.

On June 13, 2019, Ireland and The Netherlands signed a new double taxation treaty (the “New Treaty”). Parliamentary procedures are underway in Ireland and The Netherlands to ratify the New Treaty, but the effective date for its entry into effect remains uncertain at this time. Depending on the amount of time required to complete the parliamentary procedures in Ireland and The Netherlands, the New Treaty might enter into effect as early as January 1, 2020.

The New Treaty will replace the existing double taxation treaty between Ireland and The Netherlands. A key provision of the New Treaty is a new tie-breaker test to be used to determine the tax residency of dual resident companies, like Cimpress N.V., for treaty purposes. The new tie-breaker test provides that tax residence of a dual resident company, such as Cimpress N.V., shall be determined by mutual agreement between the competent authorities of Ireland and The Netherlands, having regard to the place of effective management of the company, the place where the company is incorporated or otherwise constituted and other relevant factors. The specific factors which would form the basis of agreement between competent authorities under the tie-breaker test have not yet been determined and it is uncertain how long it would take the competent authorities to complete a mutual agreement procedure to determine the tax residence status. If the New Treaty becomes effective and no mutual agreement has been reached between the competent authorities of Ireland and The Netherlands, there is a risk that Cimpress N.V., as a dual resident company, could be subject to double taxation in Ireland and The Netherlands without the protection of any double taxation treaty.

Accordingly, we believe that it is in the best interests of Cimpress N.V. and its shareholders to effectuate the Merger under the terms of the existing double taxation treaty between Ireland and The Netherlands. Once the Merger has taken effect, Cimpress plc’s legal domicile will be in Ireland, aligned with its tax and management structure. As an Irish plc, it is expected that Cimpress plc will be an Irish tax resident Company which is subject to comprehensive taxation in Ireland only. Uncertainty with respect to the tax residency of Cimpress N.V. under the New Treaty will therefore be eliminated, and Cimpress plc will continue to have flexibility on capital redeployment strategies, including but not limited to share repurchases.

We cannot assure you that the anticipated benefits of the Merger will be realized. In addition to the potential benefits described above, the Merger will expose us and you to some risks. These risks include the following:

•

your rights as a Cimpress N.V. Shareholder will change as a result of the Merger due to differences between Irish law and Dutch law and certain differences between the organizational documents of Cimpress plc and Cimpress N.V.;

•	we may choose to abandon or delay the Merger, which may create uncertainty with respect to the tax residency of Cimpress N.V. under the New Treaty;

•

the transfer of Cimpress plc Shares after the Merger may be subject to Irish stamp duty, subject to any exemptions and reliefs (for further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations”);

•

dividends paid after the Merger may be subject to DWT in Ireland, subject to exemptions for tax residents of the United States, any European Union member state (excluding Ireland) or a country that has signed a tax treaty with Ireland provided that, in each case, they file a valid DWT Form. (for further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations”); and

•

Irish capital acquisitions tax may apply to a gift or inheritance of Cimpress plc Shares after the Merger, subject to any exemptions and reliefs. (for further detail, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations”).

For further detail, see “Risk Factors.”

Amendment, Termination or Delay

Subject to U.S. securities law, Irish law and Dutch law constraints, the Common Draft Terms of Merger may be amended, modified or supplemented at any time before or after its approval by Cimpress N.V. Shareholders at the Extraordinary General Meeting. However, after approval of the Common Draft Terms of Merger by Cimpress N.V. Shareholders or Cimpress plc Shareholders, no amendment, modification or supplement to the Merger may be made or effected that legally requires further approval by shareholders without obtaining such approval.

Our Board may terminate, abandon or delay the Merger, at any time before the issuance of the Order of the Irish High Court, without obtaining the approval of Cimpress N.V. Shareholders, even though the Merger may have been approved by such Cimpress N.V. Shareholders and all other conditions to the Merger may have been satisfied or waived.

Conditions to the Consummation of the Merger

The Merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Merger is approved by Cimpress N.V. Shareholders and Cimpress plc Shareholders;

•	the Extraordinary General Meeting of Cimpress N.V. has adopted the resolution for the Cash Compensation Amendment and the articles of association of Cimpress N.V. have been amended accordingly;

•	the Extraordinary General Meeting has adopted the resolution to enter into the Merger;

•

a declaration has been received from the district court in Roermond, The Netherlands, that no creditor opposed the Merger pursuant to section 2:316 DCC or, in case of any opposition pursuant to section 2:316 DCC, a declaration that such opposition was withdrawn or discharged;

•	a Dutch civil law notary selected by Cimpress N.V. has issued the pre-merger certificate and delivery thereto to Cimpress N.V., in accordance with section 2:333i DCC;

•	the aggregate amount of the Cash Compensation for all Cimpress N.V. Exit Shares on the basis of the received Compensation Requests, does not exceed $100,000,000;

•	Cimpress plc Shareholders have approved the Revised Constitution (as defined in the Common Draft Terms of Merger);

•	Cimpress plc Shareholders have given effect to the Legal Capital Changes (as defined in the Common Draft Terms of Merger);

•	Cimpress N.V. has submitted the Proxy Statement to the Irish High Court;

•

Cimpress plc has advised the Irish High Court that, based on the Order, Cimpress plc will rely upon the exemption from U.S. securities law registration available under Section 3(a)(10) of the Securities Act and it will not register Cimpress plc Shares under the Securities Act;

•

by placing advertisements in the CRO gazette and/or such other publications as the Irish High Court orders, Cimpress N.V. has given Cimpress N.V. Shareholders and its creditors prior notice of the hearing of the Irish High Court at which such court will consider the Merger for purposes of approval thereof; and

•	the Irish High Court has issued the Order.

U.S. Federal Securities Law Consequences

The issuance of Cimpress plc Shares to Cimpress N.V. Shareholders in connection with the Merger will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to grant the Order confirming scrutiny of the legality of the Merger and setting the Merger Effective Date and Effective Time, the Irish High Court will consider the fairness of the terms and conditions of the Merger to Cimpress N.V. Shareholders, such that Cimpress plc Shares issued pursuant to the Merger will constitute an exempt issuance within the meaning of Section 3(a)(10) of the Securities Act.

Upon consummation of the Merger, Cimpress plc Shares will be deemed to be registered under Section 12(g) of the Exchange Act, by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Effective Date and Time of the Merger

The Merger will take effect on the date and time prescribed in the Order of the Irish High Court confirming the scrutiny of the legality of the Merger and determining the fairness of the terms and conditions of the Merger to Cimpress N.V. Shareholders and setting the Merger Effective Date. The Order of the Irish High Court specifying the date of effectiveness of the Merger is conclusive evidence of the effectiveness of the Merger.

We intend to propose to the Irish High Court that the Merger take effect on [●], 2019. The determination of the Effective Date is entirely within the Irish High Court’s discretion; however, we are not aware of any reason why it would not grant the requested date.

In the event the conditions to the Merger are not satisfied, the Merger may be abandoned or delayed, even after approval by Cimpress N.V. Shareholders. In addition, until the issuance of the Order of the Irish High Court, the Merger may be abandoned or delayed by the Cimpress N.V. Board without obtaining the approval of Cimpress N.V. Shareholders, even though the Merger may have been approved by such Cimpress N.V. Shareholders and all other conditions to the Merger may have been satisfied or waived. For further detail, see “—Amendment, Termination or Delay.”

Management of Cimpress plc

When the Merger is completed, the executives and directors of Cimpress N.V. immediately prior to completion of the Merger are expected to be the executives and directors of Cimpress plc.

Interests of Certain Persons in the Merger

No person who has been a director or executive officer of Cimpress N.V., at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Merger, except for any interest arising from his or her ownership of securities of Cimpress N.V., as the case may be. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other Cimpress N.V. Shareholders.

Regulatory Matters

Other than as disclosed in this Proxy Statement and the compliance with U.S. Federal and state securities laws and Dutch and Irish corporate law, we are not aware of any further governmental approvals or actions that are required to complete the Merger. We do not believe that any significant regulatory approvals will be required to effect the Merger.

No Action Required to Cancel Cimpress N.V. Shares and Receive Cimpress plc Shares

Assuming the Merger becomes effective, Cimpress N.V. will cease to exist and fully paid-up, non-assessable Cimpress plc Shares will be issued to you without any further action on your part. All Cimpress plc Shares will be issued in uncertificated form. Our transfer agent, if you are a registered holder, or your bank or brokerage firm, if you hold your shares in “street name,” will make an electronic entry in your name and your ownership of Cimpress plc Shares will be reflected in your account, which you will be able to access in the same way as today.

Accounting Treatment of the Merger

Under U.S. GAAP, the Merger represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost. Accordingly, the assets and liabilities of Cimpress plc will be reflected at their carrying amounts in the accounts of Cimpress N.V. at the time of the Merger.

Effect of the Merger on SEC Filing Obligations and SEC Registrant Status

Under SEC rules, companies organized outside of the United States that qualify as “foreign private issuers” remain subject to SEC regulation but are exempt from certain requirements that apply to U.S. reporting companies. Cimpress N.V. is not a “foreign private issuer,” and we do not expect that Cimpress plc will be a “foreign private issuer” following the Merger.

Upon completion of the Merger, we will remain subject to SEC reporting requirements and the mandates of the Sarbanes-Oxley Act of 2002, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. As required by Irish law, in connection with annual general meetings of Cimpress plc commencing with the 2020 annual general meeting, the Cimpress plc Irish statutory accounts will also be made available to Cimpress plc Shareholders.

Required Vote

Approval of the proposal requires a simple majority of the votes cast at a meeting at which at least one third of the outstanding shares are represented, unless less than half of the issued capital is represented at the meeting, in which case this resolution requires a majority of at least two-thirds of the votes cast at the Extraordinary General Meeting.

Recommendation of the Board

Our Board recommends that Cimpress N.V. Shareholders vote “FOR” the proposal.

PROPOSAL NUMBER THREE: DISTRIBUTABLE PROFITS PROPOSAL

Under Irish law, Cimpress plc may only pay dividends, make other distributions and, generally, effect share repurchases and redemptions from “distributable profits” shown in Cimpress plc’s unconsolidated financial statements prepared in accordance with the Irish Companies Act and filed with the Irish Companies Registration Office.

“Distributable profits” are the accumulated realized profits of Cimpress plc that have not previously been utilized in a distribution or capitalization less its accumulated realized losses that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital.

In addition, under Irish law, no dividend, distribution or share repurchase, or redemption may be paid, made or effected by Cimpress plc unless the net assets of Cimpress plc are equal to, or exceed, the aggregate of Cimpress plc’s called-up share capital plus its undistributable reserves and the relevant transaction does not reduce Cimpress plc’s net assets below such aggregate. “Undistributable reserves” include the undenominated capital, the capital redemption reserve fund and the amount by which Cimpress plc’s accumulated unrealized profits that have not previously been utilized by any capitalization exceed Cimpress plc’s accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

Immediately following the Merger, the unconsolidated balance sheet of Cimpress plc will not contain any distributable profits and “shareholders’ equity” on such balance sheet will be comprised entirely of “share capital” (equal to the aggregate nominal value of Cimpress plc Shares allotted and issued pursuant to the Merger) and “share premium” (equal to the amount paid-up on such Cimpress plc Shares in excess of the nominal value). You are being asked to approve the Distributable Profits Proposal, to enable, subject to the effectiveness of the Merger, the creation of distributable profits of Cimpress plc under Irish law by reducing the entire share premium of Cimpress plc (or such lesser amount as may be approved by the Cimpress plc Board) resulting from the allotment and issue of Cimpress plc Shares pursuant to the Merger, such that the reserve resulting from the cancellation of such share premium will be treated as distributable profits. Cimpress N.V. Shareholders are being asked to vote to approve the Distributable Profits Proposal in satisfaction of certain equitable requirements of the Irish High Court.

In addition to the approval of Cimpress N.V. Shareholders, the Distributable Profits Proposal also requires the passing of a special resolution of Cimpress plc, which will be undertaken by Cimpress plc Shareholders prior to the Effective Date and the approval of the Irish High Court. If the Distributable Profits Proposal is approved by Cimpress N.V. Shareholders and Cimpress plc Shareholders prior to the Effective Date and the Effective Time, Cimpress plc intends to seek the approval of the Irish High Court for the Distributable Profits Proposal as soon as practicable following the Effective Date. Although Cimpress N.V. is not aware of any reason why the Irish High Court would not approve the Distributable Profits Proposal, such approval is a matter of judicial discretion and there is no guarantee that such approval will be forthcoming.

While the Cimpress N.V. Board recommends that Cimpress N.V. Shareholders vote for the Distributable Profits Proposal, the passing of the Distributable Profits Proposal is not a condition to the Merger. If the Distributable Profits Proposal is not approved by Cimpress N.V. Shareholders and the Irish High Court, Cimpress plc will not be able to pay dividends, make other distributions and, generally, effect share repurchases and redemptions until such time as it has otherwise generated sufficient distributable profits from its operational activities following the Merger.

Required Vote

While the Distributable Profits Proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present. In addition, while approval of the Distributable Profits Proposal by a majority of votes cast at the meeting is sufficient for approval of the proposal under Dutch law (which governs the Extraordinary General Meeting at which the vote will take place), we are seeking the approval of not less than 75% of the votes cast at the meeting to increase the likelihood of obtaining Irish High Court approval of the Distributable Profits Proposal, as such higher approval threshold would be required if the vote on the Distributable Profits Proposal were being conducted under Irish law.

Recommendation of the Board

Our Board recommends that Cimpress N.V. Shareholders vote “FOR” the proposal.

MATERIAL TAX CONSIDERATIONS RELATING TO THE MERGER

Material U.S. Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of Cimpress N.V. Shares, and of the subsequent ownership and disposition of Cimpress plc Shares received by such U.S. Holders in the Merger. This discussion does not address any U.S. federal income tax consequences of the Merger to non-U.S. Holders, except to the limited extent discussed below under “U.S. Federal Income Tax Consequences of the Merger to Cimpress N.V. Shareholders—Material Tax Consequences to Non-U.S. Holders”.

This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the Merger or as a result of the ownership and disposition of Cimpress plc Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holders nor does it take into account the individual facts and circumstances of any particular U.S. Holders that may affect the U.S. federal income tax consequences to such U.S. Holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax (including any gift, estate or alternative minimum tax), nor does it address any tax consequences arising under any U.S. state and local tax laws. In addition, this discussion does not address any U.S. federal income or any other tax considerations to any Cimpress N.V. Shareholder that is an Electing Shareholder who receives Cash Compensation in lieu of Cimpress plc Shares pursuant to such Electing Shareholder’s Cash Compensation Right. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Cimpress N.V. Shares, and, following consummation of the Merger, Cimpress plc Shares, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to U.S. Holders in light of their individual circumstances, including U.S. Holders subject to special treatment under the U.S. tax laws, such as, for example:

•	banks or other financial institutions, underwriters, or insurance companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	expatriates or former long-term residents of the United States;

•	partnerships or other pass-through entities or investors in such entities;

•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•

persons who received Cimpress N.V. Shares or Cimpress plc Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•	persons who own (directly or through attribution) 10% or more (by vote or value) of the outstanding Cimpress N.V. Shares, or, after the Merger, the outstanding Cimpress plc Shares; or

•

U.S. Holders holding Cimpress N.V. Shares, or, after the Merger, Cimpress plc Shares, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

As used in this Proxy Statement, the term “U.S. Holder” means a beneficial owner of Cimpress N.V. Shares, and, after the Merger, Cimpress plc Shares received in the Merger, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

As used in this Proxy Statement, the term “non-U.S. Holder” means a beneficial owner of Cimpress N.V. Shares, and, after the Merger, Cimpress plc Shares received in the Merger, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of Cimpress N.V. Shares, and, following consummation of the Merger, Cimpress plc Shares received in the Merger, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A U.S. Holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Merger and the subsequent ownership and disposition of Cimpress plc Shares received in the Merger.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. CIMPRESS N.V. SHAREHOLDERS AND CIMPRESS PLC SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER AND OF THE OWNERSHIP AND DISPOSITION OF CIMPRESS PLC SHARES AFTER THE MERGER, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Merger to Cimpress N.V. and Cimpress plc

For U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, i.e. a “mere change in identity, form, or place of organization of one corporation.” Assuming that the Merger is treated as a reorganization under Section 368(a)(1)(F), neither Cimpress N.V. nor Cimpress plc are expected to recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger.

U.S. Federal Income Tax Consequences of the Merger to Cimpress N.V. Shareholders

Material Tax Consequences to U.S. Holders

Assuming that the Merger is treated as a reorganization under Section 368(a)(1)(F), (i) a U.S. Holder will not recognize any gain or loss as a result of the Merger, (ii) a U.S. Holder’s adjusted tax basis in the Cimpress plc Shares received will be equal to the adjusted tax basis of the Cimpress N.V. Shares exchanged therefor and (iii) the holding period of the Cimpress plc Shares received as a result of the exchange will include the holding period of Cimpress N.V. Shares surrendered in the Merger. Cimpress N.V. has not sought and will not obtain an opinion of U.S. tax counsel regarding the treatment of the Merger as a reorganization for U.S. federal income tax purposes.

Material Tax Consequences to Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized, if any, on the exchange of Cimpress N.V. shares for Cimpress plc shares in the Merger.

U.S. Federal Income Tax Consequences to U.S. Holders of the Ownership and Disposition of Cimpress plc Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Cimpress plc shares to U.S. Holders who receive such Cimpress plc shares pursuant to the Merger.

Distributions on Cimpress plc Shares

The gross amount of any distribution on Cimpress plc shares that is made out of Cimpress plc’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be included in the gross income of a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code. In general, the dividend income would be treated as foreign source, passive income for U.S. federal foreign tax credit limitation purposes.

Dividends received by non-corporate U.S. Holders (including individuals), subject to the discussion below under “—Passive Foreign Investment Company Status,” from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on the Nasdaq (which the Cimpress plc shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that Cimpress plc shares will be considered readily tradable on an established securities market in future years. Cimpress plc will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company, or “PFIC,” for the taxable year in which it pays a dividend or for the preceding taxable year. For further detail, see the discussion below under “—Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by Cimpress plc, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

To the extent that the amount of any distribution made by Cimpress plc on Cimpress plc Shares exceeds Cimpress plc’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Cimpress plc shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “—Sale, Exchange, Redemption or Other Taxable Disposition of Cimpress plc Shares.”

It is possible that Cimpress plc is, or at some future time will be, at least 50% owned by U.S. persons. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by Cimpress plc as U.S. source income. Treatment of the dividends as U.S. source income in whole or in part may limit a U.S. holder’s ability to claim a foreign tax credit with respect to foreign taxes payable or deemed payable in respect of the dividends paid by Cimpress plc or on other items of foreign source, passive income for U.S. federal foreign tax credit limitation purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Cimpress plc Shares

Subject to the discussion below under “—Passive Foreign Investment Company Status,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Cimpress plc Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Cimpress plc Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Cimpress plc Shares generally will be capital gain or loss and will be long-term capital gain or loss if the Cimpress plc Shareholder’s holding period in such Cimpress plc Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Cimpress plc Shares generally will be treated as a U.S. source gain or loss.

Passive Foreign Investment Company Status (“PFIC”)

Notwithstanding the foregoing, certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Cimpress plc is treated as a PFIC for any taxable year during which such U.S. Holder holds Cimpress plc Shares. A non-U.S. corporation, such as Cimpress plc, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules, either (i) 75% or more of its gross income for such year is “passive income” (as defined in the relevant provisions of the Code) or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

Cimpress plc is not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. With certain exceptions, Cimpress plc Shares would be treated as stock in a PFIC if Cimpress plc were a PFIC at any time during a U.S. Holder’s holding period in such U.S. Holder’s Cimpress plc Shares. There can be no assurance that Cimpress plc will not be treated as a PFIC for any taxable year or at any time during a U.S. Holder’s holding period.

If Cimpress plc were to be treated as a PFIC, unless a U.S. Holder elects to be taxed annually on a mark-to-market basis with respect to its Cimpress plc Shares or the U.S. Holder makes an effective qualified electing fund election, gain realized on any sale or exchange of such Cimpress plc Shares and certain distributions received with respect to such Cimpress plc Shares could be subject to additional U.S. federal income taxes, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. In addition, dividends received with respect to Cimpress plc Shares would not constitute qualified dividend income eligible for preferential tax rates if Cimpress plc is treated as a PFIC for the taxable year of the distribution or for its preceding taxable year. If a U.S. Holder makes an effective qualified electing fund election, or QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of Cimpress plc’s net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of Cimpress plc’s net capital gains. We do not currently intend to provide the information necessary for U.S. holders to make QEF Elections if we are treated as a PFIC for any taxable year. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their investment in Cimpress plc Shares.

Information Reporting and Backup Withholding

U.S. holders that own at least five percent of the Cimpress N.V. Shares (by vote or value) or Cimpress N.V. Shares with a tax basis of $1,000,000 or more immediately before the Merger will be required to file certain Section 368(a) reorganization statements. Cimpress N.V. Shareholders should consult their tax advisors about the other information reporting requirements that could be applicable to the exchange of Cimpress N.V. Shares for Cimpress plc Shares in the Merger.

In general, information reporting requirements will apply to dividends received by U.S. Holders of Cimpress plc Shares, and the proceeds received on the disposition of Cimpress plc Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Cimpress plc Shares, subject to certain exceptions (including an exception for Cimpress plc Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Cimpress plc Shares. Such U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Cimpress plc Shares.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Material Irish Tax Considerations

Irish Tax Considerations

The following is a summary of the material Irish tax consequences of the Merger for certain beneficial owners of Cimpress N.V. Shares in connection with the Merger, including the ownership and disposal of Cimpress plc Shares received by such holders pursuant to the Merger. This discussion is based on Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this Proxy Statement, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary does not purport to be a complete analysis or listing of all potential Irish tax considerations that may apply to a holder as a result of the Merger or as a result of the ownership and disposition of Cimpress plc Shares by a holder. In addition, this discussion does not address all aspects of Irish taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the Irish tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, tax advice. This discussion does not address Irish pay related social insurance, nor does it address any tax consequences specific to stock options, free shares or warrants. The summary is not exhaustive, and Cimpress N.V. Shareholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the transactions and of the acquisition, ownership and disposal of Cimpress plc Shares.

There can be no assurance that the Irish tax authorities will not challenge the Irish tax treatment described below or that, if challenged, such treatment will be sustained by a court.

The summary applies only to Cimpress N.V. Shareholders who will own Cimpress plc Shares as capital assets and does not apply to other categories of Cimpress N.V. Shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes, pension funds and Cimpress N.V. Shareholders who have, or who are deemed to have, acquired their Cimpress plc Shares by virtue of an Irish office or employment (performed or carried on in Ireland).

Irish Capital Gains Tax (“CGT”)

The rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-resident Cimpress plc Shareholders

Cimpress plc Shareholders who are neither resident nor ordinarily resident in Ireland for Irish tax purposes and do not hold their Cimpress plc Shares in connection with a trade carried on by such Cimpress plc Shareholders through an Irish branch or agency will not be liable for Irish tax on chargeable gains realized on a subsequent disposal of their Cimpress plc Shares.

Cimpress N.V. Shareholders who are neither resident nor ordinarily resident in Ireland for Irish tax purposes and do not hold their Cimpress N.V. Shares in connection with a trade carried on by such Cimpress N.V. Shareholders through an Irish branch or agency will not be liable for Irish tax on chargeable gains on the cancellation of their Cimpress N.V. Shares, or on receipt of Cimpress plc Shares pursuant to the Merger.

Irish resident Cimpress plc Shareholders

The receipt by a Cimpress N.V. Shareholder who is either resident or ordinarily resident in Ireland for Irish tax purposes or who holds their Cimpress N.V. Shares in connection with a trade carried on in Ireland through a branch or agency of Cimpress plc Shares pursuant to the Merger will generally have the following consequences for such Cimpress N.V. Shareholders.

The receipt of Cimpress plc Shares should be treated as a reconstruction for the purposes of Irish CGT. Accordingly, such Cimpress N.V. Shareholders should not be treated as having made a disposal of their Cimpress N.V. Shares for the purposes of Irish CGT to the extent that they receive Cimpress plc Shares. Instead, Cimpress plc Shares should be treated as the same asset as Cimpress N.V. Shares in respect of which they are issued and treated as acquired at the same time and for the same acquisition cost as those Cimpress N.V. Shares for Irish tax purposes. A chargeable gain or allowable loss should therefore only arise on a subsequent disposal of Cimpress plc Shares.

A subsequent disposal of Cimpress plc Shares by a Cimpress plc Shareholder who is resident or ordinarily resident in Ireland for Irish tax purposes or who holds his, her or its Cimpress plc Shares in connection with a trade carried on by such person through an Irish branch or agency will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish CGT.

A Cimpress plc Shareholder who is an individual and who is temporarily not resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized upon a subsequent disposal of Cimpress plc Shares during the period in which such individual is a non-resident.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.

No stamp duty will be payable on the Merger. Irish stamp duty may, depending upon the manner in which Cimpress plc Shares are held, be payable in respect of transfers of Cimpress plc Shares after the Merger.

Shares held through DTC

A transfer of Cimpress plc Shares effected by means of a transfer of book-entry interests in Cimpress plc Shares within the facilities of DTC will not be subject to Irish stamp duty, subject to confirmation from the Irish Revenue Commissioners in advance of the Merger.

Shares Held Directly and Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Cimpress plc Shares where any party to the transfer holds such shares directly (i.e., outside of DTC) may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so provided that:

•	there is no change in the beneficial ownership of such shares as a result of the transfer; and

•	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Due to the potential Irish stamp charge on transfers of Cimpress plc Shares, it is strongly recommended that those Cimpress N.V. Shareholders who do not hold their Cimpress N.V. Shares through DTC should arrange for the transfer of their Cimpress N.V. Shares into DTC as soon as possible and before the Merger is effected. It is also strongly recommended that any person who wishes to acquire Cimpress plc Shares after the Effective Time of the Merger acquires such Cimpress plc Shares through DTC.

Withholding Tax on Dividends

Distributions made by Cimpress plc will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax (“DWT”) currently at a rate of 20%.

For DWT purposes, a distribution includes any distribution that may be made by Cimpress plc to Cimpress plc Shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular Cimpress plc Shareholder, Cimpress plc is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident Cimpress plc Shareholder is not subject to DWT on dividends received from Cimpress plc if such Cimpress plc Shareholder is beneficially entitled to the dividend and is either:

•

a person (not being a company) resident for tax purposes in a “relevant territory” (including the U.S.) and is neither resident nor ordinarily resident in Ireland (for a list of “relevant territories” for DWT purposes, please see Annex D to this Proxy Statement);

•	a company resident for tax purposes in a “relevant territory,” provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a “relevant territory” and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a “relevant territory”;

•

a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•

a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance;

and provided, in all cases noted above Cimpress plc or, in respect of Cimpress plc Shares held through DTC, any qualifying intermediary appointed by Cimpress plc, has received from the Cimpress plc Shareholder, where required, the relevant Irish Revenue Commissioners DWT forms (the “DWT Forms”) prior to the payment of the dividend. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, the Cimpress plc Shareholder where required should furnish the relevant DWT Forms to:

•

its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by Cimpress plc) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the shareholder by the broker) if the Cimpress plc Shareholder holds Cimpress plc Shares through DTC; or

•	Cimpress plc transfer agent at least seven business days before the record date for the dividend if Cimpress plc Shares are held directly.

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html

The information on such website does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.

Such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

For non-Irish resident Cimpress plc Shareholders who cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such Cimpress plc Shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Cimpress plc Shares Held by Residents of “Relevant Territories”

Cimpress plc Shareholders who are residents of “relevant territories,” must satisfy the conditions of one of the exemptions referred to above under the heading “—General Exemptions”, including the requirement to furnish valid DWT forms, in order to receive dividends without suffering DWT. If such Cimpress plc Shareholders hold their Cimpress plc Shares through DTC, they must provide the appropriate DWT forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Cimpress plc) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the Cimpress plc Shareholder by the broker). If such Cimpress plc Shareholders hold their Cimpress plc Shares directly, they must provide the appropriate DWT forms to Cimpress plc’s transfer agent at least seven business days before the record date for the dividend. It is strongly recommended that such Cimpress plc Shareholders complete the appropriate DWT Forms and provide them to their brokers or Cimpress plc’s transfer agent, as the case may be, as soon as possible after receiving their Cimpress plc Shares.

If any Cimpress plc Shareholder who is resident in a “relevant territory” receives a dividend from which DWT has been withheld, the Cimpress plc Shareholder may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the Cimpress plc Shareholder is beneficially entitled to the dividend.

Cimpress plc Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident Cimpress plc Shareholders (other than Irish resident companies that have completed the appropriate DWT forms) will be subject to DWT in respect of dividends paid on their Cimpress plc Shares.

Shareholders that are residents of Ireland, but are entitled to receive dividends without DWT, must complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Cimpress plc) before the record date for the dividend (or such later date before the dividend payment date as may be notified to the Cimpress plc Shareholder by the broker) (in the case of Cimpress plc Shares held through DTC), or to Cimpress plc’s transfer agent at least seven business days before the record date for the dividend (in the case of Cimpress plc Shares held directly).

Cimpress plc Shares Held by Other Persons

Cimpress plc Shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any Cimpress plc Shareholders are exempt from DWT, but receive dividends subject to DWT, such Cimpress plc Shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Cimpress plc will rely on information received directly or indirectly from brokers and its transfer agent in determining where Cimpress plc Shareholders reside, whether they have provided the required DWT Forms.

Income Tax on Dividends Paid on Cimpress plc Shares

Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies.

A Cimpress plc Shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish Income Tax or the universal social charge on a dividend from Cimpress plc. An exception to this position may apply where such Cimpress plc Shareholder holds Cimpress plc Shares through a branch or agency in Ireland through which a trade is carried on.

A Cimpress plc Shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional liability to Irish income tax or the universal social charge. An exception to this position may apply where the Cimpress plc Shareholder holds Cimpress plc Shares through a branch or agency in Ireland through which a trade is carried. The DWT deducted by Cimpress plc discharges the liability to Irish income tax.

Irish resident or ordinarily resident Cimpress plc Shareholders may be subject to Irish tax and/or the universal social charge on dividends received from Cimpress plc. Credit should be available against this Irish tax for any DWT declared by Cimpress plc. Such Cimpress plc Shareholders should consult their own tax advisors.

Withholding Tax on Share Repurchases

It is anticipated that Irish DWT should not generally apply to payments made by Cimpress plc on the redemption, repayment or purchase of its own shares. This is because an Irish tax resident company that is a quoted company is not treated as making a distribution for Irish tax purposes on making payments to redeem, repay or repurchase its own shares, provided the redemption, repayment or purchase does not form part of a scheme or arrangement the main purpose (or one of the main purposes of which) is to enable shareholders to participate in the profits of the company without receiving a dividend.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) is comprised of principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of Cimpress plc Shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Cimpress plc Shares are regarded as property situated in Ireland as the share register of Cimpress plc must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Cimpress plc Shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Material Dutch Tax Considerations

The information set out below is a general summary of certain material Dutch tax consequences in connection with the Merger. This summary is not a comprehensive or complete description of all the Dutch tax considerations that may be relevant for a particular Cimpress N.V. Shareholder and it does not address the tax consequences that may arise in any jurisdiction other than The Netherlands in connection with the Merger. For Dutch tax purposes, a Cimpress N.V. Shareholder may include an individual who or an entity that does not have the legal title to the Cimpress N.V. Shares, but to whom nevertheless Cimpress N.V. Shares, or the income thereof, are attributed based either on such individual or entity holding a beneficial interest in Cimpress N.V. Shares or based on specific statutory provisions.

This summary is based on the tax laws of The Netherlands as in effect on the date of this Proxy Statement, including regulations, rulings and decisions of The Netherlands and its taxing and other authorities available in printed form on or before this date and now in effect, and as applied and interpreted by Dutch courts, without prejudice to any developments or amendments introduced at a later date and implemented with or without retroactive effect.

Any reference in this summary to The Netherlands and to Netherlands or Dutch tax law are to the European part of the Kingdom of The Netherlands and its law, respectively, only.

As this summary is intended as general information only, Cimpress N.V. Shareholders should consult their own tax advisors as to the Dutch or other tax consequences of the Merger, including the application to their particular situations of the tax considerations discussed below.

This summary does not address the tax consequences for any Cimpress N.V. Shareholder:

•	who is an individual and for whom the income or capital gains derived from Cimpress N.V. Shares are attributable to employment activities, the income from which is taxable in The Netherlands;

•

who has, or that has, a substantial interest or a deemed substantial interest in Cimpress N.V. (within the meaning of Chapter 4 (Hoofdstuk 4) of The Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001));

•

that is an entity that is resident or deemed to be resident in The Netherlands and that is, in whole or in part, not subject to or exempt from Dutch corporate income tax (such as qualifying pension funds);

•

that is an entity for which the income and/or capital gains derived from the Cimpress N.V. Shares are exempt under the participation exemption (deelnemingsvrijstelling) or are subject to the participation credit (deelnemingsverrekening) as set out in The Netherlands Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969, “CITA”);

•	that is an exempt investment institution (vrijgestelde beleggingsinstelling) or a fiscal investment institution (fiscale beleggingsinstelling) as meant in Articles 6a and 28 of the CITA, respectively;

•	who is, or that is, not considered the beneficial owner of Cimpress N.V. Shares and/or the income and/or capital gains derived from Cimpress N.V. Shares.

Taxation of Exchange of Cimpress N.V. Shares for Cimpress plc Shares pursuant to the Merger

Dutch Resident Cimpress N.V. Shareholders

A Cimpress N.V. Shareholder who is resident or deemed to be resident in The Netherlands for purposes of Dutch taxation (a “Dutch Resident”), may be subject to Dutch income tax or Dutch corporate income tax (as applicable) in respect of the exchange of Cimpress N.V. Shares for Cimpress plc Shares pursuant to the Merger, depending on the tax regime applicable to such holder.

Non-Dutch Resident Cimpress N.V. Shareholders

A Cimpress N.V. Shareholder who is not, nor deemed to be, a Dutch Resident, (a “Non-Dutch Resident”) is generally not subject to Dutch income tax or Dutch corporate income tax (as applicable) in respect of the exchange of Cimpress N.V. Shares for Cimpress plc Shares pursuant to the Merger, provided that:

•

such Non-Dutch Resident does not derive profits from an enterprise or deemed enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net worth of such enterprise (other than as an entrepreneur or a shareholder) which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands and to which enterprise or part of an enterprise, as the case may be, the Cimpress N.V. Shares are attributable or deemed attributable;

•

in case of a Non-Dutch Resident who is an individual, such individual does not derive income or capital gains from Cimpress N.V. Shares, as the case may be, that are taxable as benefits from ‘miscellaneous activities performed in The Netherlands’, which include the performance of activities in respect of Cimpress N.V. Shares, that exceed regular, active portfolio management and also includes benefits resulting from a lucrative interest;

•

in case of a Non-Dutch Resident who is an individual, such individual is not entitled to a share in the profits of an enterprise effectively managed in The Netherlands, other than by way of the holding of securities or through an employment relationship, to which enterprise Cimpress N.V. Shares or payments in respect of Cimpress N.V. Shares are attributable; and

•

in case of a Non-Dutch Resident that is an entity, such entity is neither entitled to a share in the profits of an enterprise nor co-entitled to the net worth of an enterprise effectively managed in The Netherlands, other than by way of the holding of securities, to which enterprise Cimpress N.V. Shares or payments in respect of Cimpress N.V. Shares are attributable.

DESCRIPTION OF CIMPRESS PLC SHARES

The following description of Cimpress plc Shares is a summary. This summary does not purport to be complete and, along with the other statements in this section, is qualified in its entirety by reference to, and is subject to, the complete text of Cimpress plc’s Constitution that will be in effect immediately following the completion of the Merger, which will be substantially in the form filed as Annex B to this Proxy Statement. You are urged to read Cimpress plc’s Constitution and relevant provisions of the Irish Companies Act for a more complete understanding of the rights conferred by Cimpress plc Shares. The following summary is not a description of Cimpress plc’s Constitution currently in effect.

There are differences between Cimpress N.V.’s current articles of association and Cimpress plc’s Constitution as they will be in effect after the Merger becomes effective. Certain provisions of Cimpress N.V.’s current articles of association will not be replicated in Cimpress plc’s Constitution, and certain provisions that will be included in Cimpress plc’s Constitution are not in Cimpress N.V.’s current articles of association. For further detail, see the section captioned “Comparison of the Rights of Cimpress N.V. Shareholders and Cimpress plc Shareholders” beginning on page [●].

Except where otherwise indicated, the description below reflects Cimpress plc’s Constitution as such document will be in effect as of the Effective Date.

Capital Structure

The rights of and restrictions applicable to Cimpress plc Shares are prescribed in Cimpress plc’s Constitution, subject to the Irish Companies Act.

Authorized Share Capital

Cimpress plc has an authorized share capital of €2,025,000 comprising 100,000,000 ordinary shares of €0.01 each, 100,000,000 preferred shares of €0.01 each, and 25,000 deferred ordinary shares of €1.00 each.

The authorized share capital includes 25,000 deferred ordinary shares of €1.00 each in order to satisfy minimum statutory capital requirements for all Irish public limited companies. The holders of the deferred ordinary shares are not entitled to receive any dividend or distribution, to attend, speak or vote at any general meeting, and has no effective rights to participate in the assets of Cimpress plc.

Under Cimpress plc’s Constitution, Cimpress plc may issue Cimpress plc Shares up to its maximum authorized share capital. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of Cimpress plc Shareholders, referred to under Irish law as an “ordinary resolution”.

Under Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the constitution or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Cimpress plc’s Constitution authorizes the Cimpress plc Board to allot Cimpress plc Shares with an aggregate par value amount up to the maximum of its authorized but unissued share capital without approval from Cimpress plc Shareholder for a period of five years from the date of adoption of Cimpress plc’s Constitution. The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

Under Cimpress plc’s Constitution, the Cimpress plc Board will be authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. As described in the preceding paragraph, this authority extends until five years from the date of the adoption of Cimpress plc’s Constitution, at which time it will expire unless renewed by Cimpress plc Shareholders.

Notwithstanding this authority, under the Irish Takeover Rules (as defined below) the Cimpress plc Board would not be permitted to issue any of the Cimpress plc Shares, including preferred shares, during a period when an offer has been made for Cimpress plc or is believed to be imminent unless the issue is (i) approved by Cimpress plc Shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by ordinary resolutions of shareholders; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of Cimpress plc Shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of Cimpress plc Shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

While Cimpress plc does not have any current specific plans, arrangements or understandings, written or oral, to issue any preferred shares for any purpose, we are continually evaluating our financial position and analyzing the possible benefits of issuing additional debt securities, equity securities, convertible securities or a combination thereof in connection with, among other things: (i) repaying indebtedness; (ii) financing acquisitions; or (iii) strengthening our balance sheet. The availability of preferred shares gives us flexibility to respond to future capital raising, financing and acquisition needs and opportunities without the delay and expense associated with holding an extraordinary general meeting of Cimpress plc Shareholders to obtain further approval.

Cimpress plc’s Constitution will permit the Cimpress plc Board, without approval from Cimpress plc Shareholders, to determine the terms of any preferred shares that we may issue.

Irish law does not recognize fractional shares held of record. Accordingly, Cimpress plc’s Constitution does not provide for the issuance of fractional ordinary shares, and our official Irish share register will not reflect any fractional shares.

Issued Share Capital

The Merger will result in each Cimpress Share being cancelled and an equivalent number of Cimpress plc Shares being issued to the former Cimpress N.V. Shareholders on a one-for-one basis (other than in the case of Cimpress N.V. Shareholders who vote against the Merger and elect for Cash Compensation).

An additional 25,000 Cimpress plc deferred ordinary shares will be held by Matsack Nominees Limited and Cimpress Holding Unlimited Company (“New ULC”) to meet the Irish statutory minimum capital requirements of an Irish public limited company. The deferred ordinary shares will remain outstanding following the completion of the Merger and will continue to be held thereafter by Matsack Nominees Limited and New ULC until redeemed or surrendered. These Cimpress plc deferred shares (i) will not have any voting rights; (ii) will not entitle the holders thereof to any dividends or other distributions of Cimpress plc; and (iii) will not entitle the holders thereof to participate in the surplus assets of Cimpress plc on a winding-up beyond, in total, the nominal value of such Cimpress plc deferred shares held (subject to the prior repayment of the amount paid-up on each of the Cimpress plc Shares plus an additional amount of $5,000,000 in cash per ordinary share). Accordingly, these Cimpress plc deferred shares will not dilute the economic ownership of Cimpress plc Shareholders.

Under Cimpress plc’s Constitution, subject to the Irish Companies Act, the Cimpress plc Board (or an authorized committee of the Cimpress plc Board) is authorized to approve the allotment, issue, grant and disposal of, or otherwise deal with, shares, options, equity awards, rights over shares, warrants, other securities and derivatives (including unissued shares) in or of Cimpress plc to such persons, at such times and on such terms as it thinks fit (including specifying the conditions of allotment of shares for the purposes of the Irish Companies Act).

Preemptive Rights

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Cimpress plc has opted to disapply these preemption rights in Cimpress plc’s Constitution in respect of Cimpress plc Shares with an aggregate par value amount up to the maximum of its authorized but unissued share capital.

Irish law requires this disapplication to be renewed at least every five years by 75% of the votes cast at a general meeting of shareholders, referred to under Irish law as a “special resolution”. If the disapplication is not renewed, Cimpress plc Shares issued for cash must be offered to existing Cimpress plc Shareholders on a pro rata basis to their existing shareholdings before the Cimpress plc Shares may be issued to any new Cimpress plc Shareholders.

Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition); (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution); or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

Dividends

Under Irish law, Cimpress plc will be able to declare dividends and make distributions only out of “distributable profits”. Distributable profits are the accumulated realized profits of Cimpress plc that have not previously been utilized in a distribution or capitalization less accumulated realized losses that have not previously been written off in a reduction or reorganization of capital, and include reserves created by way of a reduction of capital. In addition, no distribution or dividend may be paid or made by Cimpress plc unless the net assets of Cimpress plc are equal to, or exceed, the aggregate of Cimpress plc’s called-up share capital plus its undistributable reserves and the distribution does not reduce Cimpress plc’s net assets below such aggregate. Undistributable reserves include the undenominated capital, the capital redemption reserve fund and the amount by which Cimpress plc’s accumulated unrealized profits that have not previously been utilized by any capitalization exceed Cimpress plc’s accumulated unrealized losses that have not previously been written off in a reduction or reorganization of capital.

The determination as to whether Cimpress plc has sufficient distributable profits to fund a dividend must be made by reference to its “relevant financial statements”. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Cimpress plc’s unconsolidated financial position and accord with accepted accounting practice and have been filed with the Irish Companies Registration Office.

The mechanism as to who declares a dividend and when a dividend becomes payable is governed by Cimpress plc’s Constitution. Cimpress plc’s Constitution authorizes the Cimpress plc Board to declare interim dividends without approval from Cimpress plc Shareholders if it considers that the financial position of Cimpress plc justifies such payment. The Cimpress plc Board may also recommend a dividend to be approved and declared by Cimpress plc Shareholders at a general meeting. No dividend issued may exceed the amount recommended by the Cimpress plc Board. Cimpress plc’s Constitution provides that dividends may be paid in cash, property or paid-up shares.

Except as otherwise provided by the rights attached to Cimpress plc Shares, all Cimpress plc Shares will carry a pro rata entitlement to the receipt of dividends. Unless provided for by the rights attached to a Cimpress plc Share, no dividend or other monies payable by Cimpress plc in respect of a Cimpress plc Share shall bear interest.

If a dividend cannot be paid to a Cimpress plc Shareholder or otherwise remains unclaimed, the Cimpress plc Board may pay it into a separate Cimpress plc account and Cimpress plc will not be a trustee in respect thereof. A dividend that remains unclaimed for a period of twelve years after the payment date will be forfeited and will revert to Cimpress plc.

Share Repurchases, Redemptions and Conversions

Repurchases and Redemptions

Cimpress plc’s Constitution provides that Cimpress plc may purchase its own shares and redeem outstanding redeemable shares. Under the Irish law, shares can only be purchased or redeemed out of: (i) distributable reserves; or (ii) the proceeds of a new issue of shares made for the purpose of the purchase or redemption.

Under the Irish Companies Act, a company may purchase its own shares either (i) “on-market” on a recognized stock exchange, which includes Nasdaq; or (ii) “off-market” (i.e., otherwise than on a recognized stock exchange).

For Cimpress plc to make “on-market” purchases of Cimpress plc Shares, Cimpress plc Shareholders must provide general authorization to Cimpress plc to do so by way of an ordinary resolution. For so long as a general authority is in force, no additional shareholder authority for a particular “on-market” purchase is required. Such authority can be given for a maximum period of five years before it is required to be renewed and must specify: (i) the maximum number of shares that may be purchased; and (ii) the maximum and minimum prices that may be paid for the shares by specifying particular sums or providing a formula.

For an “off-market” purchase, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into.

Separately, Cimpress plc can redeem (as opposed to purchase) its redeemable shares once permitted to do so by Cimpress plc’s Constitution (without the requirement for additional shareholder authority). Cimpress plc’s Constitution provides that, unless the Cimpress plc Board determines otherwise, any Cimpress plc Share that Cimpress plc has agreed to acquire shall be automatically converted into a redeemable Cimpress plc Share. Accordingly, for purposes of the Irish Companies Act, unless the Cimpress plc Board determines otherwise, the acquisition of Cimpress plc Shares by Cimpress plc will technically be effected as a redemption of those Cimpress plc Shares. If Cimpress plc’s Constitution did not contain such provision, acquisitions of Cimpress plc Shares by Cimpress plc would require to be effected as “on-market” or “off-market” purchases, as described above.

Repurchased and redeemed shares may be cancelled or held as treasury shares, provided that the par value of treasury shares held by Cimpress plc at any time must not exceed 10% of the par value of Cimpress plc’s company capital (comprising the aggregate of all amounts of par value plus share premium paid for Cimpress plc’s shares plus certain other sums, which may be credited as such).

Purchases by Subsidiaries

Under Irish law, a subsidiary of Cimpress plc may purchase Cimpress plc Shares either “on-market” or “off-market,” provided such purchases are authorized by Cimpress plc Shareholders as outlined above. The redemption option is not available to a subsidiary of Cimpress plc.

The number of Cimpress plc Shares held by Cimpress plc’s subsidiaries at any time will count as treasury shares and will be included in any calculation of the 10% permitted treasury share threshold, as described above. While a subsidiary holds any of our shares, it cannot exercise voting rights in respect of those shares. The acquisition of Cimpress plc Shares by a subsidiary must be funded out of distributable profits of the subsidiary.

Cimpress plc cannot exercise any rights in respect of any treasury shares. Treasury shares can either be held in treasury, re-issued “on-market” or “off-market” or cancelled. Depending on the circumstances of their acquisition, treasury shares may be held indefinitely or require to be cancelled after one or three years. The re-issue of treasury shares requires to be made pursuant to a valid and subsisting shareholder authority given by way of a special resolution.

Consolidation and Division; Subdivision

Under the Irish Companies Act, Cimpress plc may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger par value than its existing shares, or subdivide its shares into smaller amounts.

Reduction of Share Capital

Cimpress plc may reduce its share capital by way of a court approved procedure that also requires approval by special resolution of Cimpress plc Shareholders at a general meeting.

Lien on Cimpress plc Shares, Calls on Cimpress plc Shares and Forfeiture of Cimpress plc Shares

Cimpress plc’s Constitution provides that Cimpress plc will have a first and paramount lien on every share that is not a fully paid-up share for an amount equal to the unpaid portion of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any Cimpress plc Shares to be paid, and if payment is not made, the Cimpress plc Shares may be forfeited. Cimpress plc will not have a lien on any fully paid Cimpress plc Shares.

These provisions are customary in the constitution of an Irish public company limited by shares.

General Meetings of Cimpress plc Shareholders

Cimpress plc must hold its annual general meeting within the nine-month period beginning with the day following its accounting reference date (which is its accounting year end of June 30).

In addition to any SEC mandated resolutions, the business of Cimpress plc’s annual general meeting is required to include: (a) the consideration of Cimpress plc’s statutory financial statements; (b) the review by Cimpress plc Shareholders of Cimpress plc’s affairs; (c) the election and reelection of directors in accordance with Cimpress plc’s Constitution; (d) the appointment or reappointment of the Irish statutory auditors; (e) the authorization of the directors to approve the remuneration of the statutory auditors; and (f) the declaration of dividends (other than interim dividends).

Cimpress plc’s Constitution provides that the Cimpress plc Board may convene general meetings of the Cimpress plc Shareholders at any place they so designate. All general meetings, other than annual general meetings, are referred to as “extraordinary general meetings” at law.

If a general meeting is held outside Ireland, Cimpress plc has a duty, at its expense, to make all necessary arrangements to ensure that Cimpress plc Shareholders can by technological means participate in any such meeting without leaving Ireland.

Cimpress plc’s Constitution requires that notice of an annual general meeting of Cimpress plc Shareholders must be delivered to the shareholders at least 21 clear days and no more than 60 clear days before the meeting. Cimpress plc Shareholders must be notified of all general meetings (other than annual general meetings) at least 14 clear days and no more than 60 clear days prior to the meeting (provided that, in the case of an extraordinary general meeting for the passing of a special resolution, at least 21 clear days’ notice is required).

“Clear days” means calendar days and excludes (1) the date on which a notice is given, or a request received; and (2) the date of the meeting itself.

Calling Special Meetings of Cimpress plc Shareholders

Cimpress plc’s Constitution provides that general meetings of shareholders may be called on the order of the Cimpress plc Board. Under Irish law, one or more shareholders representing at least 10% of the paid-up share capital of Cimpress plc carrying voting rights have the right to requisition the holding of an extraordinary general meeting.

Serious Loss of Capital

If the directors of Cimpress plc become aware that the assets of Cimpress plc are half or less of the amount of Cimpress plc’s called-up share capital, the directors must convene an extraordinary general meeting of Cimpress plc no later than 28 days after the earliest day on which that fact is known to a director (and the general meeting must be convened for a date not later than 56 days from that day). The meeting must be convened for the purpose of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for Meetings of Cimpress plc Shareholders

Under Cimpress plc’s Constitution, holders of at least a simple majority of the shares issued and entitled to vote at a general meeting constitute a quorum.

The necessary quorum at a separate general meeting of the holders of any class of shares is be holders of at least a simple majority of that class of shares issued and entitled to vote.

Voting Rights

Under Cimpress plc’s Constitution, each Cimpress plc Shareholder is entitled to one vote for each ordinary share that they hold as of the record date for the meeting. The holder of the deferred ordinary shares is not entitled to a vote. No voting rights can be exercised in respect of any shares held as treasury shares, including shares held by subsidiaries (which count as treasury shares for this purpose).

All resolutions at an annual general meeting or other general meeting will be decided on a poll.

On a poll every Cimpress plc Shareholder who is present, in person or by proxy, at the general meeting, is entitled to one vote for every Cimpress plc Share held by such Cimpress plc Shareholder.

On a separate general meeting of the holders of any class of shares, all votes will be taken on a poll and each holder of shares of the class will, on a poll, have one vote in respect of every share of that class held by such shareholder.

Under the Irish Companies Act and Cimpress plc’s Constitution, certain matters require “ordinary resolutions”, which must be approved by at least a majority of the votes cast, in person or by proxy, by shareholders at a general meeting, and certain other matters require “special resolutions”, which require the affirmative vote of at least 75% of the votes cast, in person or by proxy, by shareholders at a general meeting.

An ordinary resolution is needed (among other matters) to: remove a director; provide, vary or renew the directors’ authority to allot shares and to appoint directors (where appointment is by shareholders).

A special resolution is needed (among other matters) to: alter a company’s constitution, exclude statutory preemptive rights on allotment of securities for cash (up to five years); reduce a company’s share capital; re-register a public company as a private company (or vice versa); and approve a scheme of arrangement.

The chairman at a general meeting has a casting vote if equal votes are cast for and against a resolution on a poll.

Cumulative voting is not recognized under Irish law.

Variation of Rights Attaching to a Class of Shares

Under Cimpress plc’s Constitution and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by a special resolution of our shareholders of the affected class or with the consent in writing of the holders of 75% of all the votes of that class of shares.

Inspection of Books and Records

Generally, the register of Cimpress plc Shareholders may be inspected during business hours (1) for free, by Cimpress plc Shareholders; and (2) for a fee by any other person.

Documents may be copied for a fee.

The service contracts, if any, of Cimpress plc’s directors can be inspected by Cimpress plc Shareholders without charge and during business hours. A “service contract” includes any contract under which such a director undertakes personally to provide services to the company or a subsidiary company, whether in that person’s capacity as a director, an executive officer or otherwise. Service contracts with an unexpired term of less than three years are not required to be kept for inspection.

Cimpress plc Shareholders have the right to receive a copy of Cimpress plc’s Constitution.

Cimpress plc Shareholders may also inspect, without charge and during business hours, the minutes of meetings of the shareholders and obtain copies of the minutes for a fee.

In addition, the published annual statutory financial statements of Cimpress plc are required to be available for Cimpress plc Shareholders at a general meeting and a Cimpress plc Shareholder is entitled to a copy of these financial statements. The Cimpress plc Shareholders have a right to receive financial statements of subsidiaries that have previously been sent to Cimpress plc Shareholders prior to an annual general meeting for the preceding ten years. The auditors’ report must be circulated to the Cimpress plc Shareholders with the financial statements prepared in accordance with Irish law at least 21 days before the annual general meeting.

Under Irish law, the shareholders of a company do not have the right to inspect the corporate books of a subsidiary of that company.

Acquisitions

Shareholder Approval of Merger or Consolidation

Irish law recognizes the concept of a statutory merger in three situations: (1) a domestic merger where an Irish private limited company merges with another Irish company (not being a public limited company) under Part 9 of the Irish Companies Act; (2) a domestic merger where an Irish public limited company merges with another Irish company under Part 17 of the Irish Companies Act; and (3) a cross-border merger, where an Irish company merges with another company based in the European Economic Area under the European Communities (Cross-border Merger) Regulations 2008 of Ireland.

Under Irish law and subject to applicable U.S. securities laws and Nasdaq’s rules and regulations, where Cimpress plc proposes to acquire another company, approval of Cimpress plc Shareholders is not required, unless effected as a direct domestic merger or direct cross-border merger as referred to above.

Under Irish law, where another company proposes to acquire Cimpress plc, the requirement for the approval of Cimpress plc Shareholders depends on the method of acquisition.

Schemes of Arrangement

Under Irish law, schemes of arrangement are arrangements or compromises between a company and any class of shareholders or creditors, and are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers (similar to a merger in the United States). Such arrangements require the approval of: (i) a majority in number of shareholders or creditors (as the case may be) representing 75% in value of the creditors or class of creditors or shareholders or class of shareholders present and voting either in person or by proxy at a special meeting convened by order of the court; and (ii) the Irish High Court.

Once approved by the requisite shareholder and creditor majority, sanctioned by the Irish High Court and becoming effective, all shareholders and/or, as the case may be, creditors of the relevant class are bound by the terms of the scheme. Dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to the scheme.

Takeover Offer

The Irish Companies Act also provides that where (i) a takeover offer is made for shares, and (ii) following the offer, the offeror has acquired or contracted to acquire not less than 80% of the shares to which the offer relates, the offeror may require the other shareholders who did not accept the offer to transfer their shares on the terms of the offer.

A dissenting shareholder may object to the transfer on the basis that the offeror is not entitled to acquire its shares or to specify terms of acquisition different from those in the offer by applying to the court within 30 days of the date on which notice of the transfer was given. In the absence of fraud or oppression, and subject to strict compliance with the terms of the statute, the court is unlikely to order that the acquisition shall not take effect, but it may specify terms of the transfer that it finds appropriate.

A minority shareholder is also entitled in similar circumstances to require the offeror to acquire his or her shares on the terms of the offer.

Statutory Mergers

It is also possible for Cimpress plc to be acquired by way of a domestic or cross-border statutory merger, as described above. Such mergers must be approved by a special resolution of shareholders. If the consideration being paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require that their shares be acquired for cash.

Related-Party Transactions

Cimpress plc will be subject to the rules of Nasdaq regarding related-party transactions.

Under Irish law, certain transactions between Cimpress plc and any director of Cimpress plc are prohibited unless approved by Cimpress plc Shareholders, such as loans, credit transactions and substantial property transactions. This prohibition extends to transactions with close personal relations and companies controlled by any such director.

Shareholder Suits

Under Irish law, the power to initiate a lawsuit on behalf of the company is generally a matter for the Board, and shareholders’ rights to initiate a derivative lawsuit on behalf of the company are limited.

The central question at issue in deciding whether a shareholder may be entitled to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would go unredressed.

The principal case law in Ireland indicates that to bring a derivative action, a person must first establish a prima facie case: (a) that the company is entitled to the relief claimed; and (b) that the action falls within one of the five exceptions derived from case law, as follows: (1) where an ultra vires or illegal act is perpetrated; (2) where more than a bare majority is required to ratify the “wrong” complained of; (3) where the shareholders’ personal rights are infringed; (4) where a fraud has been perpetrated upon a minority by those in control; or (5) where the justice of the case requires.

While Irish law only permits a shareholder to bring a derivative action and initiate a lawsuit on behalf of the company in limited circumstances, it does permit a shareholder whose name is on the register of shareholders of a company to apply for a court order where the company’s affairs are being conducted or the powers of the company’s directors are being exercised: (1) in a manner oppressive to him or her or any of the shareholders; or (2) in disregard of his or her or their interests as shareholders.

Oppression connotes conduct that is burdensome, harsh and wrongful. Furthermore, the oppression or the disregard of interests must result from either the conduct of the affairs of the company or the exercise of the powers of the directors.

This is a statutory remedy and an Irish court has wide discretion to make such order as it sees fit.

Lawsuits brought by a shareholder on behalf of the company must be brought exclusively in the courts of Ireland when they are related to or in connection with a derivative claim, an alleged breach of fiduciary or other duty by a director, officer or employee of Cimpress plc or any other claim against Cimpress plc or its directors, officers and employees under Irish law or pursuant to the constitution.

Disclosure of Interests in Shares

The Schedule 13D and Schedule 13G reporting regime will continue to apply to Cimpress plc as it will have its shares registered under Section 12 of the Exchange Act.

Under the Irish Companies Act, a person must notify us if, as a result of a transaction, the person will become interested in three percent or more of our voting shares, or if as a result of a transaction a person who was interested in three percent or more of our voting shares ceases to be so interested. Under the Irish Companies Act, an “interest” is broadly defined and includes direct and indirect holdings, beneficial interests and, in some cases, derivative interests. Furthermore, a person’s interests are aggregated with the interests of related persons and entities (including controlled companies). Where a person is interested in three percent or more of our voting shares, the person must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the person’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a person fails to comply with these notification requirements, the person’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition, Irish law provides that a company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in its issued voting share capital to: (1) confirm whether this is or is not the case; and (2) if this is the case, to give further information that it requires relating to his or her interest and any other interest in the company’s shares of which he or she is aware.

The disclosure must be made within a reasonable period as specified in the relevant notice which may be as short as one or two days. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish High Court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows: (1) any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void; (2) no voting rights shall be exercisable in respect of those shares; (3) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and (4) no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

Irish Takeover Rules

Following the completion of the Merger, Cimpress plc will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including Nasdaq. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the Cimpress plc Board will not be permitted, without approval from Cimpress plc Shareholders, to take certain actions that might frustrate an offer for Cimpress plc once the Cimpress plc Board has received an approach that may lead to an offer or has reason to believe an offer is, or may be, imminent.

A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel: (1) in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected; (2) the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business; (3) a target company’s board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer; (4) false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted; (5) a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration; (6) a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and (7) a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquirer, or any parties acting in concert with the acquirer, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquirer, including the holdings of any parties acting in concert with the acquirer, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire outstanding Cimpress plc Shares, the offer price must not be less than the highest price paid for Cimpress plc Shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired Cimpress plc Shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of the total Cimpress plc Shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per Cimpress plc Share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of the total Cimpress plc Shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Rights of Dissenting Shareholders

Irish law does not generally provide for appraisal rights. However Irish law provides for dissenters’ rights in certain situations, as described below: (1) under a takeover offer, an offeror which has acquired or contracted to acquire not less than 80% of the shares to which the offer relates may require the other shareholders who did not accept the offer to transfer their shares on the terms of the offer. Dissenting shareholders have the right to apply to the High Court of Ireland for relief; (2) a takeover scheme of arrangement which has been approved by the requisite shareholder majority and sanctioned by the High Court of Ireland will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme; and (3) in the case of a domestic or cross-border statutory merger, if the consideration being paid to shareholders is not all in the form of cash, dissenting shareholders may be entitled to require that their shares be acquired for cash.

Anti-Takeover Measures

Frustrating Action

Under the Irish Takeover Rules, the Cimpress plc Board is not permitted to take any action that might frustrate an offer for our shares once the Cimpress plc Board has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as (1) the issue of shares, options, restricted share units or convertible securities; (2) material acquisitions or disposals; (3) entering into contracts other than in the ordinary course of business; or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which the Cimpress plc Board has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where: (a) the action is approved by our shareholders at a general meeting; or (b) the Irish Takeover Panel has given its consent, where: (i) it is satisfied the action would not constitute frustrating action; (ii) our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting; (iii) the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which the Board considered the offer to be imminent; or (iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholder Rights Plan

Although Cimpress plc’s Constitution allows the Cimpress plc Board to adopt a shareholder rights plan and to grant rights to subscribe for Cimpress plc Shares or preferred shares thereunder, Cimpress N.V. currently has no intention of adopting a shareholder rights plan or issuing share purchase rights. Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. For further detail, see the section captioned “Comparison of the rights of Shareholders and Governance – Anti-takeover measures”, for more information, beginning on page 65.

Subject to the Irish Takeover Rules, the Cimpress plc Board also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine, and any such action should be taken in Cimpress plc’s best interests. It is possible, however, that the terms and conditions of any issue of preference shares could discourage a takeover or other transaction that holders of some or a majority of the Cimpress plc Shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Insider Dealing

The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach; or (ii) the termination of discussions relating to such offer, whichever is earlier.

Corporate Governance

Under Irish law and Cimpress plc’s Constitution, the authority for the overall management of Cimpress plc is vested in the Cimpress plc Board. The Cimpress plc Board may delegate any of its powers on such terms as it thinks fit in accordance with Cimpress plc’s Constitution and Irish law, although, the Cimpress plc Board will remain responsible, as a matter of Irish law, for the proper management of the affairs of Cimpress plc. The directors must ensure that any delegation is and remains appropriate and that an adequate system of control and supervision is in place.

The Cimpress plc Board will have a standing audit committee, compensation committee, and nominating and governance committee. It is also the intention of Cimpress plc to assume Cimpress N.V.’s existing code of business conduct and insider trading policy and to adopt governance guidelines in accordance with Irish law.

Directors

Number of Directors

Cimpress plc’s Constitution provides that the number of directors will be as the Cimpress plc board may determine from time to time and at the date of adoption of Cimpress plc’s Constitution will be not more than 15 and not fewer than two in number. Immediately following the completion of the Merger there will be five directors on the Cimpress plc Board.

Appointment of Directors

Both Cimpress plc shareholders and the Cimpress plc Board have the power to appoint a person as a director by simple majority resolution, either to fill a vacancy or as an additional position.

Under Cimpress plc’s Constitution, shareholders have further notification requirements in addition to what is required under Irish law in order to bring a resolution before a meeting of shareholders. For further detail, see the section captioned “Comparison of the rights of Shareholders and Governance—Director Nominations; Proposals of Shareholders”, beginning on page 65.

Election of Directors

Under Cimpress plc’s Constitution, starting with the annual general meeting to be held in 2020, any Director whose term expires at an annual general meeting shall stand for re-election at the annual general meeting. Notwithstanding that a Director might not be re-elected at an annual general meeting, such Director shall nevertheless hold office until his or her successor is elected or is appointed by the Cimpress plc Board, or until his or her earlier resignation or removal in accordance with Cimpress plc’s Constitution or the Irish Companies Act.

Removal of Directors and Vacancies

Under Irish law and Cimpress plc’s Constitution, both Cimpress plc shareholders and the Cimpress plc Board have the power to remove a director without cause by simple majority resolution. In the case of shareholders removing a director, at least 28 clear days’ notice of the resolution is given to Cimpress plc and the shareholder(s) comply with the relevant procedural requirements.

The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against Cimpress plc in respect of his or her removal.

Under Irish law, one or more shareholders representing at least 10% of the paid-up share capital of Cimpress plc carrying voting rights have the right to requisition the holding of an extraordinary general meeting at which such a resolution to remove a director (and appoint a replacement) may be proposed.

Under Cimpress plc’s Constitution, a Director may also be removed from office by notice in writing addressed to him or her at his or her address as shown in the company’s register of directors and signed by not less than a majority in number of all the Directors (rounded down to the nearest whole number and excluding the Director in question).

Cimpress plc’s Constitution provides that vacancies in the board of directors may be filled by the Cimpress plc Board.

Duration; Dissolution; Rights upon Liquidation

The duration of Cimpress plc will be unlimited. Cimpress plc may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required. Cimpress plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure if it has failed to file certain returns. Cimpress plc may also be dissolved by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that Cimpress plc should be wound up.

If Cimpress plc’s Constitution contains no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to our shareholders in proportion to the paid-up nominal value of the shares held. Cimpress plc’s Constitution contains specific provisions in respect of a winding up and the rights of the shareholders may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preferred shares.

No Liability for Further Calls or Assessments

The shares to be issued in connection with the Merger will be duly and validly issued and fully paid and non-assessable.

Transfer and Registration of Shares

Cimpress plc will maintain a share register or otherwise cause a share register to be maintained. The registration in that register will be used to determine which Cimpress plc shareholders are entitled to vote at meetings of Cimpress plc shareholders. A Cimpress plc shareholder who holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares.

Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Cimpress plc’s official share register, as the depository or other nominee will remain the record holder of any such shares.

Under Cimpress plc’s Constitution, subject to the Irish Companies Act, certificated shares may be transferred upon surrender for cancellation of the share certificate(s) for the shares in question along with an instrument of transfer, duly executed, with such proof of authenticity of the signature as Cimpress plc or its agents may reasonably require.

A written instrument of transfer is required under Irish law in order to register on Cimpress plc’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person; (ii) from a person who holds such shares beneficially to a person who holds such shares directly; or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Cimpress plc’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) and this should not give rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of Cimpress plc Shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to the Cimpress plc transfer agent. Cimpress plc, in its absolute discretion and insofar as the Irish Companies Act or any other applicable law permits, may, or may provide that a subsidiary of Cimpress plc will, pay Irish stamp duty arising on a transfer of Cimpress plc Shares on behalf of the transferee of such Cimpress plc Shares. If stamp duty resulting from the transfer of Cimpress plc Shares which would otherwise be payable by the transferee is paid by Cimpress plc or any of its subsidiaries on behalf of the transferee, then in those circumstances, Cimpress plc will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or the transferor (at its discretion); (ii) set-off the stamp duty against any dividends payable to the transferee of those Cimpress plc Shares; and (iii) claim a first and permanent lien on the Cimpress plc Shares on which stamp duty has been paid by Cimpress plc or its subsidiary for the amount of stamp duty paid. Cimpress plc’s lien shall extend to all dividends paid on those Cimpress plc Shares. Parties to a share transfer may assume that any Irish stamp duty arising in respect of a transaction in Cimpress plc Shares has been paid unless one or both of such parties is otherwise notified by Cimpress plc.

Cimpress plc’s Constitution delegates to Cimpress plc’s secretary, any assistant secretary or a relevant authorized delegate the authority to execute an instrument of transfer on behalf of a transferor.

To help ensure that our official share register is regularly updated to reflect trading of Cimpress plc shares occurring through electronic systems, Cimpress plc intends to regularly produce such instruments of transfer as may be required to effect any transfers of registered interests in shares. These may involve transactions for which it pays stamp duty, subject to the reimbursement and set-off rights described above. In the event that Cimpress plc notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with such transfer and that it will not pay such stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Cimpress plc for this purpose) or request that Cimpress plc execute an instrument of transfer on behalf of the transferring party in a form determined by Cimpress plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Cimpress plc’s transfer agent, the transferee named therein will be registered as the registered holder of the relevant shares on Cimpress plc’s official share register (subject to the matters described below).

The registration of transfers may be suspended by our directors at such times and for such period, not exceeding in the whole 30 days in each year, as our directors may from time to time determine.

Indemnification of Directors and Officers

Subject to exceptions, Irish law does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to: (a) purchase and maintain directors and officers insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (b) indemnify a director or such other officer against any liability incurred in defending proceedings, whether civil or criminal: (i) in which judgment is given in his or her favor or in which he or she is acquitted; or (ii) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Cimpress plc’s Constitution includes a provision which entitles every director to be indemnified by Cimpress plc to the fullest extent permitted by law (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability incurred in his or her capacity as a director. Cimpress plc’s Constitution provides that where a person is so indemnified, such indemnity may extend to all costs, losses, expenses and liabilities incurred by him or her. Any funds provided to a director to meet any expenditure incurred by him or her in connection with defending himself or in an investigation of any negligence, default, breach of duty or breach of trust by him or her or otherwise, must be repaid if he or she is convicted, or judgment is given against him or her.

Cimpress plc’s Constitution also provides the Cimpress plc Board with authority to purchase and maintain insurance at the expense of Cimpress plc for the benefit of any person who is, or was at any time, a director or other officer or employee of the company or any associated company.

In addition to the provisions of Cimpress plc’s Constitution, it is common for a public limited company to enter into separate a deed of indemnity with a director or officer which essentially indemnifies the director or officer against claims brought by third parties to the fullest extent permitted under Irish law. Cimpress plc intends to enter into such deeds of indemnity with each of its directors and officers.

Limitation on Director Liability

Subject to exceptions, as described above, Irish law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of duty or breach of trust against the company. One of the exceptions is that an Irish company is permitted to purchase and maintain insurance for a director or executive officer of the company against any such liability.

Cimpress plc’s Constitution provides the Cimpress plc Board with authority to purchase and maintain insurance at the expense of Cimpress plc for the benefit of any person who is or was at any time a director or other officer or employee of the company or any associated company.

Separately, in proceedings where negligence, default, breach of duty or breach of trust against a director has or may be established (or in anticipation of any such proceedings), an Irish court has the power to grant a director or other officer relief from liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

COMPARISON OF RIGHTS OF SHAREHOLDERS AND GOVERNANCE

Your rights as a Cimpress N.V. Shareholder are governed by the DCC and Cimpress N.V.’s articles of association. As a result of the Merger, Cimpress N.V. will be dissolved without going into liquidation, and Cimpress N.V. Shareholders will become Cimpress plc Shareholders. The rights of Cimpress plc Shareholders will be governed by applicable Irish law, including the Irish Companies Act, and by Cimpress plc’s Constitution.

Many of the principal attributes of Cimpress N.V. Shares and Cimpress plc Shares will be similar. However, there are differences between the rights of Cimpress N.V. Shareholders under Dutch law and the rights of Cimpress plc Shareholders under Irish law following the Merger. In addition, there are differences between Cimpress N.V.’s articles of association and Cimpress plc’s Constitution as they will be in effect after the completion of the Merger. These differences are more particularly described below, but the material differences are generally characterized as follows:

Cimpress N.V. is a Dutch public limited liability company, whereas Cimpress plc will be an Irish public limited company.

Certain mandatory provisions under Dutch law that are not mandatory provisions of Irish law have not been included in the rights attaching to Cimpress plc Shares and Cimpress plc’s Constitution, and certain mandatory provisions under Irish law that are not mandatory provisions of Dutch law have been included in the rights attaching to Cimpress plc Shares and Cimpress plc’s Constitution.

Certain standard provisions under Irish law customarily applied to the rights attaching to shares and the constitutions of Irish companies have been included in the rights attaching to Cimpress plc Shares and Cimpress plc’s Constitution even if there is no Dutch law equivalent.

The following is a summary comparison of the rights of Cimpress N.V. Shareholders under applicable Dutch law and Cimpress N.V.’s articles of association and the rights such Cimpress N.V. Shareholders will have as Cimpress plc Shareholders under the Irish Companies Act and Cimpress plc’s Constitution effective immediately following the Merger. The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of Cimpress N.V.’s articles of association and Cimpress plc’s Constitution as will be in effect after the Effective Date, substantially in the form attached as Annex B to this Proxy Statement. The deed of amendment to Cimpress N.V.’s articles of association is attached as Annex C to this Proxy Statement. For further detail, see “Where You Can Find More Information.” We encourage you to read those documents carefully. You are also urged to carefully read the relevant provisions of the DCC and the Irish Companies Act for a more complete understanding of the differences between being a Cimpress N.V. Shareholder and a Cimpress plc Shareholder. The Irish Companies Act can be accessed online for free at http://www.irishstatutebook.ie or can be purchased in hardcopy format from the Irish Government Publications Office by calling +353 1 076 1106 834 or by e-mailing publications@opw.ie.

	Cimpress N.V.	Cimpress plc
Issued and Authorized Share Capital

The authorized share capital of Cimpress N.V. is set at €2,000,000 and is divided in 100,000,000 ordinary shares and 100,000,000 preference shares, each with a par value of €0.01.

As of June 30, 2019, Cimpress N.V. had an issued nominal share capital of €440,806.27, 30,445,669 ordinary shares outstanding, and no preference shares outstanding.

Cimpress plc has an authorized share capital of €2,025,000 divided into 100,000,000 ordinary shares of €0.01 each, 100,000,000 preferred shares of €0.01 each and 25,000 deferred ordinary shares of €1.00 each.

Immediately prior to completion of the Merger, Cimpress plc will have an issued share capital of 25,000 deferred ordinary shares of €1.00 each.

Board Remuneration

Under Dutch law, Cimpress N.V. is required to have a have a policy governing the remuneration of the Board. The remuneration policy will be adopted by the general meeting pursuant to and in accordance with a proposal thereto by the Board.

The remuneration of each individual executive director and non-executive director will be determined by the Board with due observance of the remuneration policy.

An executive director may not participate in the deliberation and the decision-making process of the Board if it concerns the remuneration of an executive director

Notwithstanding that Cimpress plc will remain subject to SEC reporting requirements for director and executive officer compensation and shareholder non-binding advisory votes to approve named officer compensation, under Irish law, Cimpress plc is not required to prepare and submit to shareholders a directors’ remuneration report or policy for a vote.

Irish law requires, in the case of officers who are also considered directors under Irish law, that employment agreements with a guaranteed term of more than five years be subject to a prior approval of shareholders at a general meeting.

Consolidation and Division	N/A	Cimpress plc may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger par value than its existing shares, or subdivide its shares into smaller amounts.

Pre-emption Rights, Share Warrants and Share Options

Each Cimpress N.V. Shareholder has a pre-emptive right with respect to any further ordinary share issuance based on the proportionate ownership of the ordinary shares outstanding immediately prior to such issuance; Cimpress N.V. Shareholders have no pre-emptive rights with respect to ordinary shares issued for non-cash consideration or ordinary shares issued to employees of the Cimpress N.V. group pursuant to a compensation scheme applicable to such employees.

Cimpress N.V. Shareholders have no pre-emptive rights on preference shares that are issued, and holders of preference shares will have no pre-emptive rights on ordinary shares or preference shares that are issued.

Under Irish law, certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Cimpress plc has opted to disapply these pre-emption rights in Cimpress plc’s Constitution in respect of Cimpress plc Shares with an aggregate par value amount up to the maximum of its authorized but unissued share capital.

Irish law requires this disapplication to be renewed at least every five years by special resolution. If the disapplication is not renewed, shares issued for cash must be offered to existing Cimpress plc Shareholders on a pro rata basis to their existing shareholdings before the shares may be issued to any new shareholders.

Prior to each single issuance of ordinary shares, pre-emptive rights may be restricted or excluded by a resolution of the general meeting.

Pre-emptive rights may be excluded or restricted by the Board, if the Board has been authorized by a resolution of the general meeting for a fixed period, not exceeding five years, to restrict or exclude such pre-emptive rights. Any such authorizing resolution may be extended, from time to time, for a period not exceeding five years. Unless any such authorizing resolution provides otherwise, it may not be withdrawn.

The Board may not restrict or exclude pre-emptive rights unless at the time of such restriction or exclusion, the Board has been also authorized to issue shares.

Cimpress N.V. Shareholders will have no pre-emptive rights in respect to Cimpress N.V. Shares issued to a person who exercises a right to acquire shares which has been lawfully granted to that person at an earlier date.

Statutory pre-emption rights do not apply: (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition); (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution); or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

Distributions and Dividends

Distributions of profits may only be made to the extent our equity exceeds the aggregate of the issued and paid-up capital and the reserves that must be maintained pursuant to Dutch law. The dividend is paid after the adoption of the annual accounts evidencing that the payment is allowed.

Subject to an interim balance sheet showing that our equity is sufficient, the Board may resolve to issue an interim dividend to the shareholders. Cimpress N.V. Shareholders will be notified by Cimpress N.V. of the decision to issue the interim dividend.

From the profits as they appear from the annual accounts: (i) first of all,

Source of Dividends

Under Irish law, dividends and other distributions may only be made from “distributable profits.” Accordingly, Cimpress plc may only pay dividends on its ordinary shares only out of its “distributable profits,” defined as accumulated realized profits less accumulated, realized losses, and not out of share capital, which includes share premiums (which are equal to the excess of the consideration for the issuance of shares over the aggregate par amount of such shares).

In addition, under Irish law, Cimpress plc is not permitted to make a distribution if, at the time,

on the preferred shares a dividend will be distributed to the amount of a percentage on the amount paid on those shares, which equals twelve months ‘EURIBOR’, as published by De Nederlandsche Bank N.V. - calculated according to the number of days the rate applied - during the financial year to which the distribution relates, increased by a premium to be determined by the Board in line with market conditions per the date of the first issue of the preferred shares with a maximum of five hundred basis points.

If and to the extent that the profit is not sufficient to fully make a distribution meant afore in this paragraph, the deficit shall be paid from the reserves.

In case of cancellation with repayment of preferred shares, on the day of repayment a distribution shall be made on the cancelled preferred shares, which distribution shall be calculated to the extent possible in accordance with the provision referred to above and with regard to the current financial year to be calculated time wise over the period from the first day of the current financial year, or if the preferred shares have been issued after such day, as from the day of issue, until the day of repayment without prejudice to the provisions of article 2:105 paragraph 4 DCC. In the event that in a financial year the profit or the distributable reserves (as the case may be) are not sufficient to make the distributions, the provisions above shall apply over the following financial years until the deficit has been cleared; (ii) secondly, the Board shall determine which part of the profits remaining after application of the first bullet shall be reserved.

the amount of its net assets is less than the aggregate of its issued and paid-up share capital plus undistributable reserves or to the extent that the distribution will reduce the net assets below such amount.

Declaration of Dividends

A declaration of dividends to be paid to shareholders may be made by an ordinary resolution of the shareholders.

Cimpress plc’s Constitution also authorizes the Cimpress plc Board to declare interim dividends if it considers that the financial position of Cimpress plc justifies such payment.

Cimpress plc’s Constitution provides that dividends may be paid in cash, property or paid-up shares.

The part of the profits not reserved, shall be at the disposal of the general meeting.

Repurchases and Redemptions

Any repurchase by us of our own shares requires that the Board is authorized by the general meeting. This authority can be granted for a maximum period of 18 months.

In the authorizing resolution, the shareholders shall determine (x) the number of shares that may be repurchased, (y) how these shares may be obtained, and (z) the bandwidth for the purchase price.

A share repurchase is only permitted if our net equity, reduced by the purchase price, exceeds our issued share capital increased by any statutory reserves and reserves that must be maintained pursuant to its articles of association.

As the Cimpress N.V. Shares are listed, Cimpress N.V. together with its subsidiaries may not hold more than 50% of its own shares.

Cimpress plc’s Constitution provides that Cimpress plc may purchase its own shares and redeem outstanding redeemable shares.

Under Irish law, shares can only be purchased or redeemed out of: (i) distributable profits; or (ii) the proceeds of a new issue of shares made for the purpose of the purchase or redemption.

Under Irish law, a company may purchase its own shares either (i) “on-market” on a recognized stock exchange, which includes Nasdaq; or (ii) “off-market” (i.e., otherwise than on a recognized stock exchange).

For Cimpress plc to make “on-market” purchases of its ordinary shares, shareholders must provide general authorization to the company to do so by way of an ordinary resolution. Such authority can be given for a maximum period of five years before it requires to be renewed and must specify: (i) the maximum number of shares that may be purchased; and (ii) the maximum and minimum prices that may be paid for the shares by specifying particular sums or providing a formula.

For an “off-market” purchase, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into.

Under Irish law, Cimpress plc may, if permitted by its constitution, separately acquire its shares by redemption without the requirement for shareholder approval.

Cimpress plc’s Constitution provides that, unless the Cimpress plc Board determines otherwise, any ordinary share that Cimpress plc has agreed to acquire shall be automatically converted into a redeemable share. Accordingly, for purposes of Irish law, unless the Cimpress plc Board determines otherwise, the acquisition of ordinary shares by Cimpress plc will technically be effected as a redemption of those shares. If Cimpress plc’s Constitution did not contain such provision, acquisition of ordinary shares by Cimpress plc would require to be effected as “on-market” or “off-market” purchases, as described above.

Repurchased and redeemed shares may be cancelled or held as treasury shares, provided that the par value of treasury shares held by Cimpress plc at any time must not exceed 10% of the company capital of Cimpress plc.

Reduction of Share Capital

The general meeting may decide to reduce the issued capital upon proposal by the Board and subject to the provisions of article 2:99 DCC, by cancellation of shares or by reducing the amount of the shares by amendment of these articles of association.

This resolution must designate the shares to which the resolution pertains and must provide for the implementation of the resolution.

Partial repayment on shares or discharge of the obligation to pay, as referred to in article 2:99 DCC, may also be effected exclusively with respect to a separate class of shares.

A partial repayment or discharge must be effected in proportion to all shares involved. This requirement may be deviated from with the consent of all shareholders concerned.

For a resolution to reduce the capital, a majority of at least

Cimpress plc may, by special resolution, reduce its share capital by way of a court approved procedure that also requires approval by special resolution of Cimpress plc shareholders at a general meeting.

two-thirds of the votes cast is required if less than half of the issued capital is represented at the meeting.

A resolution to reduce capital requires prior or simultaneous approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced.

The above referred to approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced requires a majority of at least two-thirds of the votes cast if less than half of the issued capital of the relevant class of shareholders is represented at such meeting.

The convocation for a meeting at which a resolution will be passed shall state the purpose of the capital reduction and how it is to be implemented.

Liens on Shares, Calls on Shares and Forfeiture of Shares	N/A	Cimpress plc’s Constitution provides that Cimpress plc will have a first and paramount lien on every share that is not a fully paid-up share for an amount equal to the unpaid portion of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. Cimpress plc will not have a lien on any fully paid shares.

Variation of Rights Attaching to a Class or Series of Shares	The articles of association of Cimpress N.V. can be amended by the general meeting if a majority of the shareholders vote in favor of such amendment, provided that at least one third of the outstanding shares are represented in the general meeting.	Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval of the class affected at a separate class meeting.

Uncertificated Shares	The Cimpress N.V. Shares are uncertificated.	The Cimpress plc Board has the authority to resolve that a class of shares, is capable of being held in uncertified form.

Uncertificated shares are capable of being transferred by means of CREST or similar systems in accordance with the Irish Companies Act 1990 (Uncertificated Securities) Regulations 1996. Certificated shares are also capable of being deposited in DTC and the beneficial interests therein transferred within the DTC system.

Transfer and Registration of Shares	N/A

Cimpress plc’s Constitution allows shareholders to transfer all or any of their certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the Cimpress plc Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

The Cimpress plc Board may refuse to register a transfer if the shares are:

(1)   not fully paid;

(2)   on which Cimpress has a lien;

(3)   in respect to more than one class of shares;

(4)   in favor of more than four persons jointly;

(5)   not duly stamped (if required); and

(6)   not delivered and accompanied by the certificate for the shares and any other evidence the Board may reasonably require.

If the Cimpress plc Board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer is lodged with Cimpress plc, send to the transferee notice of the refusal together with its reasons for refusal.

Calling of Special Meetings of Shareholders	Extraordinary meetings of shareholders are held as often as the Board deems this necessary.

Cimpress plc’s Constitution provides that general meetings of shareholders may be called on the order of the Cimpress plc Board.

Under Irish law, one or more shareholders representing at least 10% of the paid-up share capital of Cimpress plc carrying voting rights have the right to requisition the holding of an extraordinary general meeting.

Election of Directors

Executive directors and non-executive directors shall be appointed by the general meeting from a binding nomination to be drawn up by the Board in accordance with article 2:133 DCC, which nomination shall specify whether the Director is nominated as executive director or non-executive director. The resolution of the general meeting shall specify whether a Director is appointed as executive director or as non-executive director.

If the appointment of a Director occurs pursuant to and in accordance with a binding nomination prepared by the Board, and the list of candidates contains one candidate for each vacancy to be filled, the proposed candidate shall be appointed in accordance with article 2:133 paragraph 3 of the DCC, unless the binding nature of the nomination was overruled by the general meeting.

In the event the Board exercises its right to prepare a binding nomination, the general meeting may overrule the binding nature of such nomination by a resolution of the general meeting adopted with a majority of two thirds of the votes cast, representing more than half of the issued share capital.

If the Board fails to make use of its right to submit a binding nomination for a Director or fails to

Both Cimpress plc Shareholders and the Cimpress plc Board have the power to appoint a person as a Director by simple majority resolution, either to fill a vacancy or as an additional position.

Under Cimpress plc’s Constitution, starting with the annual general meeting to be held in 2020, any Director whose term expires at an annual general meeting shall stand for re-election at the annual general meeting. Notwithstanding that a Director might not be re-elected at an annual general meeting, such Director shall nevertheless hold office until his or her successor is elected or is appointed by the Cimpress plc Board, or until his or her earlier resignation or removal in accordance with Cimpress plc’s Constitution or the Irish Companies Act.

Cimpress plc’s Constitution provides that the number of Directors will be as the Cimpress plc Board determines from time to time, and at the date of adoption of Cimpress plc’s Constitution, will be not more than 15 and not fewer than two Directors. Immediately following the completion of the Merger there will be five Directors on the Cimpress plc Board.

do so in due time, the general meeting is unrestricted in its nomination and appointment of such Director.

In each case in which the general meeting is unrestricted in its nomination and appointment of a Director, the resolution for the appointment of a Director by the general meeting requires a majority of two thirds of the votes cast, representing more than half of the issued share capital

Each Director is appointed for a maximum term of four years, provided, however, that unless such Director resigns or is suspended or dismissed at an earlier date, his or her term of office lapses immediately after the general meeting held four years after his or her last appointment. A Director may be re-appointed with due observance of the preceding sentence. The Board may establish a rotation schedule

Vacancies; Removal of Directors/Board of Directors

Directors may be suspended or dismissed by the general meeting at any time. A resolution of the general meeting to suspend or dismiss a Director pursuant to and in accordance with a proposal by the Board shall be passed with an absolute majority of the votes cast.

A resolution of the general meeting to suspend or dismiss a Director other than pursuant to and in accordance with a proposal by the Board requires a majority of two thirds of the votes cast, representing more than half of the issued share capital.

An executive director may also be suspended by the Board at any time. A suspension by the Board may at any time be discontinued by the general meeting and automatically lapses if the general meeting does not resolve to dismiss such Director

Removal of Directors

Under Irish law and Cimpress plc’s Constitution, shareholders may remove a director without cause by ordinary resolution, provided that at least 28 clear days’ notice of the resolution is given to Cimpress plc and the shareholder(s) comply with the relevant procedural requirements.

Under Irish law, one or more shareholders representing at least 10% of the paid-up share capital of Cimpress plc carrying voting rights have the right to requisition the holding of an extraordinary general meeting at which such a resolution to remove a director (and appoint a replacement) may be proposed.

Under Cimpress plc’s Constitution, a Director may also be removed from office by notice in writing within three months from the date of such suspension

addressed to him or her at his or her address as shown in the company’s register of directors and signed by not less than a majority in number of all the Directors (rounded down to the nearest whole number and excluding the Director in question).

Vacancies of the Board of Directors

Cimpress plc’s Constitution provides that vacancies in the board of directors may be filled by the Cimpress plc Board.

Quorum of the Board

At meetings of the Board, each Director is entitled to cast one vote.

In the event that one or more Directors are absent or not able to act, the powers of the Board continue unaffected.

In the event of the absence or inability to act of all executive directors, the non-executive directors are authorized to temporarily entrust the task and duties of the executive directors to other persons (including to non-executive directors). In the event of the absence or inability to act of all non-executive directors or all of the Directors, a person to be appointed for that purpose by the general meeting, whether or not from among its members, is temporarily entrusted with the management of Cimpress N.V.

Each Cimpress plc Director present and voting at a meeting of the Cimpress plc Board shall have one vote. In the case of an equality of votes, the chairperson of such meeting will have a second or casting vote.

No business shall be transacted at any meeting of the Cimpress plc Board unless a quorum is present. The quorum may be fixed by the Cimpress plc Board and unless so fixed at any other number shall be a majority in number of the Cimpress plc Directors in office at the time when the meeting is convened.

Duties of Directors

Each Director has a duty to act in the corporate interest of Cimpress N.V. and its business.

The corporate interest extends to the interests of all stakeholders, including shareholders, creditors, employees, lenders, suppliers, customers and the region in which Cimpress N.V. is located.

The role of the Board is to manage Cimpress N.V. and to further the sustainable success of Cimpress N.V.’s business, i.e. to be responsible for achieving Cimpress

Under Irish law, a fiduciary relationship exists between the directors and the company. The Irish Companies Act sets out eight principal fiduciary duties for directors, which are derived from common law and equitable principles, as follows:

(1)   to act in good faith in what the director considers to be the interests of the company;

(2)   to act honestly and responsibly in relation to the conduct of the affairs of the company;

N.V.’s aims, the strategy and associated risk profile, the development of results and corporate social responsibility issues.

(3)   to act in accordance with the company’s memorandum and constitution and to exercise his or her powers only for the purposes allowed by law;

(4)   not to use the company’s property, information or opportunities for his or her own benefit, or that of anyone else;

(5)   not to agree to restrict the director’s power to exercise an independent judgement.

(6)   to avoid conflicts of interest;

(7)   to exercise due care, skill and diligence; and

(8)   to have regard to the interests of the company’s employees in general and its shareholders.

Such duties are owed to the company (not to individual shareholders or third parties) and only the company may take an action for breach of duty against a director. On a liquidation, this power may be exercised by the liquidator. In limited situations, shareholders may be able to bring a derivative action on behalf of the company.

Additional statutory duties of directors include ensuring the maintenance of proper books of account, having annual statutory accounts prepared and audited, maintaining certain registers, making certain filings and disclosing personal interests in securities of, and transactions with, Cimpress plc. Directors of public limited companies, such as Cimpress plc also have a specific duty to ensure that the company secretary is a person with the requisite knowledge and experience to discharge the role.

Conflicts of Interest of Directors

A Director may not participate in the deliberation and the decision-making process of the Board if it concerns a subject in which such Director has a direct or indirect personal interest which conflicts with the interest of Cimpress N.V. and the business it operates.

In such event, the other Directors are authorized to adopt the relevant resolution. If all Directors have a conflict of interest as indicated above, the resolution may nonetheless be adopted by the Board.

Under Cimpress plc’s Constitution, provided that a director who is in any way (directly or indirectly) interested in an existing or proposed contract, transaction or arrangement with Cimpress plc or in which Cimpress plc is otherwise interested (including any position as a director, officer or employee of a body corporate in which Cimpress plc is interested) has declared the nature and extent of his or her interest, the director may be a party to such contract, transaction or arrangement or hold such office or employment and the director shall (i) not be accountable to Cimpress plc for any benefit which he or she, derives from any such contract, transaction, arrangement, office or employment and (ii) not be required to disclose to Cimpress plc or use in his or her position as a director of Cimpress plc any confidential information relating to any such employment or office which is in breach of an existing duty of confidentiality.

The directors are generally empowered to authorize a director (and release a director from his or her duty to Cimpress plc) in relation to any matter proposed to the Cimpress plc Board which otherwise would infringe the director’s duty to avoid conflicts of interests.

A director cannot vote and count towards a quorum in respect of any contracts, transactions or proposals in which he or she has any material interest.

Liability and Indemnification of Directors and Officers	Cimpress N.V. shall indemnify any person who is a Director (each of them an ‘indemnified person’) and who was or is in his or her capacity as director a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or any action, suit	Subject to exceptions, Irish law does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

or proceeding in order to obtain information (other than an action, suit or proceeding instituted by or on behalf of Cimpress N.V.), against any and all liabilities including all expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and other financial losses, actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Cimpress N.V.

No indemnification shall be made in respect of any claim, issue or matter: (i) as to which such person shall have been adjudged in a final and non-appealable judgment by a Dutch judge to be liable for gross negligence or willful misconduct in the performance of his or her duty to Cimpress N.V., unless and only to the extent that the judge before whom such action or proceeding was brought or any other Dutch judge having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to a compensation which the judge before whom such action or proceeding was brought or such other judge having appropriate jurisdiction shall deem proper; or (ii) insofar costs and losses have been insured under any insurance and the insurance company has reimbursed to him or her the costs and losses.

Expenses (including attorneys’ fees) incurred by an indemnified person in defending a civil or criminal action, suit or proceeding shall be paid by Cimpress N.V. in advance of the final disposition of such action, suit or proceeding upon

The exceptions allow a company to:

(1)   purchase and maintain D&O Insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and

(2)   indemnify a director or such other officer against any liability incurred in defending proceedings, whether civil or criminal: (i) in which judgment is given in his, or her, favor or in which he or she is acquitted; or (ii) in respect of which an Irish court grants him, or her, relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Cimpress plc’s Constitution includes a provision which entitles every director to be indemnified by Cimpress plc to the fullest extent permitted by law (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability incurred in his or her capacity as a director.

Cimpress plc’s Constitution also provides the Cimpress plc Board with authority to purchase and maintain insurance at the expense of Cimpress plc for the benefit of any person who is, or was at any time, a director or other officer or employee of the company or any associated company.

In addition to the provisions of Cimpress plc’s Constitution, it is common for a public limited company to enter into a separate deed of indemnity with a director or officer which essentially indemnifies the director or officer against claims brought by third receipt of an undertaking by or on behalf of an indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Cimpress N.V.

The indemnification shall not be deemed exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under the laws of The Netherlands as from time to time amended or under any by-laws, agreement, resolution of the general meeting or of the members of the Board who are not an interested party in this matter or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a Directors, but was a Director at any time after the execution of this deed of amendment and shall also inure to the benefit of the heirs, executors and administrators of the estate of such person.

Cimpress N.V. may purchase and maintain insurance on behalf of any indemnified person, whether or not Cimpress N.V. would have the power to indemnify him or her against such liability.

parties to the fullest extent permitted under Irish law. Cimpress plc Ireland intends to enter into such deeds of indemnity with each of its directors and officers.

Separately, in proceedings where negligence, default, breach of duty or breach of trust against a director has or may be established (or in anticipation of any such proceedings), an Irish court has the power to grant a director or other officer relief from liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Annual Meetings of Shareholders

The annual general meeting shall be held every year within six months of the end of the financial year, in which shall, in any event, be considered: (i) the consideration of the annual report; (ii) the adoption of the annual accounts; (iii) any other matters put forward by the Board.

General meetings will be held in Amsterdam, Baarlo, Venlo, The Hague, Rotterdam, Haarlemmermeer (Schiphol) or in Deventer.

Cimpress plc must hold its annual general meeting within the nine-month period beginning with the day following its accounting reference date.

In addition to any SEC mandated resolutions, the business of Cimpress plc’s annual general meeting is required to include:

(1)   the consideration of Cimpress plc’s statutory financial statements;

General meetings shall be convened by the Board in the manner and with reference to the applicable provisions of the legislation and applicable stock exchange regulations and with consideration of the applicable terms.

The convocation states: (i) the subjects to be discussed; (ii) the place and time of the general meeting; (iii) the procedure for participation in the general meeting and the exercise of voting rights in person or by proxy.

(2)   the review by Cimpress plc Shareholders of Cimpress plc’s affairs;

(3)   the election and reelection of directors in accordance with Cimpress plc’s Constitution;

(4)   the appointment or reappointment of the Irish statutory auditors;

(5)   the authorization of the directors to approve the remuneration of the statutory auditors; and

(6)   the declaration of dividends (other than interim dividends).

Cimpress plc’s Constitution provides that the Cimpress plc Board may convene general meetings of the shareholders at any place they so designate.

If a general meeting is held outside Ireland, Cimpress plc has a duty, at its expense, to make all necessary arrangements to ensure that shareholders can by technological means participate in any such meeting without leaving Ireland.

Notice Provisions	The articles of association of Cimpress N.V. provide that general meetings shall be convened by the Board in the manner and with reference to the applicable provisions of the legislation and applicable stock exchange regulations and with consideration of the applicable terms.

Cimpress plc’s Constitution requires that notice of an annual general meeting of shareholders must be delivered to the shareholders at least 21 clear days and no more than 60 clear days before the meeting. Shareholders must be notified of all general meetings (other than annual general meetings) at least 14 clear days and no more than 60 clear days prior to the meeting (provided that, in the case of an extraordinary general meeting for the passing of a special resolution, at least 21 clear days’ notice is required).

Notice periods for general meetings can be shortened if all shareholders entitled to attend and vote at the meeting agree to hold the meeting on short notice.

“Clear days” means calendar days and excludes (1) the date on which a notice is given, or a request received; and (2) the date of the meeting itself.

Quorum for General Meetings	Approval of a resolution of the general meeting requires a simple majority of votes cast in a meeting where at least one third of the outstanding shares are represented.	Under Cimpress plc’s Constitution, holders of at least a simple majority of the shares issued and entitled to vote at a general meeting, constitute a quorum.

Record Date	The record date for a general meeting must be 28 days before the meeting.	Cimpress plc’s Constitution provides that, subject to certain restrictions, the Cimpress plc Board may set the record date for a dividend or other distribution.

Serious Loss of Capital	N/A	If the directors of Cimpress plc become aware that the assets of Cimpress plc are half or less of the amount of Cimpress plc’s called-up share capital, the directors must convene an extraordinary general meeting of Cimpress plc not later than 28 days after the earliest day on which that fact is known to a director (and the general meeting must be convened for a date not later than 56 days from that day). The meeting must be convened for the purpose of considering whether any, and if so what, measures should be taken to address the situation.

Adjournment of Shareholder Meetings	N/A

Cimpress plc’s Constitution provides that the chairman may adjourn the meeting with the consent of the meeting at which a quorum is present.

The chairman also has the power to adjourn any meetings without the consent of the meeting if he or she decides that it is necessary or appropriate to do so in order to:

(1)   secure the proper and orderly conduct of the meeting;

(2)   give all persons entitled to do so an opportunity of attending the meeting;

(3)   give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(4)   ensure that the business of the meeting is properly conducted or disposed of.

No business can be transacted at any adjourned meeting other than the business which might have properly been transacted at the meeting.

New Business Proposals by Shareholders

Cimpress N.V. Shareholders holding at least 3% of the issued share capital may propose agenda items for a general meeting. If Cimpress N.V. Shareholders and our Board cannot agree on whether and how that item should be put on the agenda, our Board can try to resist this on grounds of reasonableness and fairness, but ultimately it would be a court judgment whether or not the item will be put on the agenda.

Cimpress N.V. Shareholders holding at least 10% of the issued share capital of Cimpress N.V. may request our Board to hold an extraordinary general meeting or request the court to authorize them to convene an extraordinary general meeting.

Under Irish law, the ownership of shares (by one or more shareholders) representing 10% of the paid-up share capital of Cimpress plc carrying voting rights carries the right to requisition the holding of an extraordinary general meeting of shareholders.

Subject to compliance with Cimpress plc’s Constitution, shareholders can require resolutions to be put before the annual general meeting in accordance therewith.

Under Cimpress plc’s Constitution, shareholders have further notification requirements in addition to what is required under Irish law in order to bring a resolution before a meeting of shareholders. For notices relating to the nomination of directors, shareholders must provide all information required to be disclosed in a proxy statement and a description of all direct and indirect compensation and other material monetary agreements during the past three years, and any other material relationships, between the nominee and the shareholders and any associated persons of the nominee and the shareholders, respectively. For notices relating to any other business, further information including a comprehensive description of the business desired to be brought before the meeting, the complete text of any proposed resolution and a declaration of any material interest in such business by shareholders and any associated persons are required.

Voting Rights

Each Cimpress N.V. share confers the right to cast one vote. The chairman of the meeting determines the method of voting, which includes oral, written or electronic voting. In the event of the election of persons, anyone entitled to vote may demand that voting take place by written ballot. Voting by written ballot shall take place by means of sealed, unsigned ballot papers.

In the event the votes tie, the issue shall be decided by drawing lots, if it involves a proposal to individuals. If it concerns matters, the proposal shall be rejected in the event the votes tie. Blank votes and invalid votes will be considered as not having been cast.

All resolutions at an annual general meeting or other general meeting will be decided on a poll.

On a poll every shareholder who is present, in person or by proxy, at the general meeting, is entitled to one vote for every Cimpress plc Share held by such shareholder.

On a separate general meeting of the holders of any class of shares, all votes will be taken on a poll and each holder of shares of the class will, on a poll, have one vote in respect of every share of that class held by such shareholder.

Under the Irish Companies Act and Cimpress plc’s Constitution, certain matters require “ordinary resolutions,” which must be approved by at least a majority of the votes cast, in person or by proxy, by shareholders at a general meeting, and certain other matters require “special resolutions,” which require the affirmative vote of at least 75% of the votes cast, in person or by proxy, by shareholders at a general meeting.

An ordinary resolution is needed (among other matters) to: remove a director; provide, vary or renew the directors’ authority to allot shares and to appoint directors (where appointment is by shareholders).

A special resolution is needed (among other matters) to: alter a company’s constitution, exclude statutory pre-emptive rights on allotment of securities for cash (up to five years); reduce a company’s share capital; re-register a public company as a private company (or vice versa); and approve a scheme of arrangement.

The chairman at a general meeting has a casting vote if equal votes are cast for and against a resolution on a poll. Cumulative voting is not recognized under Irish law.

Shareholder Approval of Business Combinations

Under Dutch law, certain decisions of the Board involving a substantial change in the Company’s identity or character are subject to the prior approval of the shareholders meeting.

This includes, in any event, the following board decisions:

•  the transfer of all or substantially all of the business of Cimpress N.V.

•  the entering into or termination of longstanding joint ventures of Cimpress N.V. or a subsidiary, including as a fully liable partner in a limited partnership or a general partnership, if such joint venture or termination thereof is of a substantial significance to Cimpress N.V.

•  the acquisition or disposition by Cimpress N.V. or a subsidiary of a participation in the share capital of a company with a value equal to or greater than one third of the amount of the assets reflected on the balance sheet of Cimpress N.V. or, if Cimpress N.V. prepares a consolidated balance sheet, on such consolidated balance sheet, in each case representing the last

Irish law recognizes the concept of a statutory merger in three situations:

(1)   a domestic merger where an Irish private limited company merges with another Irish company (not being a public limited company) under Part 9 of the Irish Companies Act;

(2)   a domestic merger where an Irish public limited company merges with another Irish company under Part 17 of the Irish Companies Act; and

(3)   a cross-border merger, where an Irish company merges with another company based in the European Economic Area under the European Communities (Cross-border Merger) Regulations 2008 of Ireland.

Under Irish law and subject to applicable U.S. securities laws and Nasdaq rules and regulations, where Cimpress plc proposes to acquire another company, approval of Cimpress plc’s shareholders is not required, unless effected as a direct domestic merger or direct cross-border merger as referred to above.

Under Irish law, where another company proposes to acquire Cimpress plc, the requirement for the approval of the Cimpress plc Shareholders depends on the method of acquisition.

Schemes of Arrangement

Under Irish law, schemes of arrangement are arrangements or compromises between a company and any class of shareholders or adopted annual accounts of Cimpress N.V.

creditors, and are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers (similar to a merger in the United States). Such arrangements require the approval of: (i) a majority in number of shareholders or creditors (as the case may be) representing 75% in value of the creditors or class of creditors or shareholders or class of shareholders present and voting either in person or by proxy at a special meeting convened by order of the court; and (ii) the Irish High Court.

Takeover Offers

The Irish Companies Act also provides that where (i) a takeover offer is made for shares, and (ii) following the offer, the offeror has acquired or contracted to acquire not less than 80% of the shares to which the offer relates, the offeror may require the other shareholders who did not accept the offer to transfer their shares on the terms of the offer.

Statutory Mergers

It is also possible for Cimpress plc to be acquired by way of a domestic or cross-border statutory merger, as described above. Such mergers must be approved by a special resolution of shareholders.

Related Party Transactions	Cimpress N.V. is subject to the rules of Nasdaq regarding related party transactions.

Cimpress plc will be subject to the rules of Nasdaq regarding related party transactions.

Under Irish law, certain transactions between Cimpress plc and any director of Cimpress plc are prohibited unless approved by the shareholders, such as loans, credit transactions and substantial property transactions. This prohibition extends to transactions with close personal relations and companies controlled by any such director.

Shareholder Suits

In the event that a director, officer or other third party is liable to a Dutch company, only the company itself can bring a civil action against that party. Individual shareholders do not have the right to bring a derivative action on behalf of the company. Dutch law does allow suits by a shareholder against directors or officers of a company if their actions constitute a tort committed against that shareholder.

Pursuant to Dutch law, shareholders that together hold shares with an aggregate value of at least €20,000,000 may file a request with a special court (in The Netherlands generally referred to as the Enterprise Chamber) to appoint one or more persons to investigate the company’s policy and course of business.

The procedure before the Enterprise Chamber consists of two distinct proceedings: (i) the first proceedings are about whether an examination should be ordered; (ii) if the Enterprise Chamber orders an examination, the second proceedings are about whether there has been mismanagement, and if so, whether measures should be taken.

During the entire proceedings, the Enterprise Chamber may impose immediate provisional measures, e.g. temporary deviation from the articles and appointment of interim board members.

Under Irish law, the power to initiate a lawsuit on behalf of the company is generally a matter for the board of directors, and shareholders’ rights to initiate a derivative lawsuit on behalf of the company are limited.

The central question at issue in deciding whether a shareholder may be entitled to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would go unredressed.

The principal case law in Ireland indicates that to bring a derivative action, a person must first establish a prima facie case: (a) that the company is entitled to the relief claimed; and (b) that the action falls within one of the five exceptions derived from case law, as follows:

(1)   where an ultra vires or illegal act is perpetrated;

(2)   where more than a bare majority is required to ratify the “wrong” complained of;

(3)   where the shareholders’ personal rights are infringed;

(4)   where a fraud has been perpetrated upon a minority by those in control; or

(5)   where the justice of the case requires.

While Irish law only permits a shareholder to bring a derivative action and initiate a lawsuit on behalf of the company in limited circumstances, it does permit a shareholder whose name is on the register of shareholders of a company to apply for a court order where the company’s affairs are being conducted or the powers of the company’s directors are being exercised:

(a) in a manner oppressive to him or her or any of the shareholders; or

(b) in disregard of his or her or their interests as shareholders.

Oppression connotes conduct that is burdensome, harsh and wrongful. Furthermore, the oppression or the disregard of interests must result from either the conduct of the affairs of the company or the exercise of the powers of the directors.

This is a statutory remedy and an Irish court has wide discretion to make such order as it sees fit.

Lawsuits brought by a shareholder on behalf of the company may be brought exclusively in the courts of Ireland when they are related to or in connection with a derivative claim, an alleged breach of fiduciary or other duty by a director, officer or employee of Cimpress plc or any other claim against Cimpress plc or its directors, officers and employees under Irish law or pursuant to the constitution.

Inspection of Books and Records

Under applicable Dutch law, Cimpress N.V. Shareholders have no right to inspect Cimpress N.V.’s books and records. notwithstanding the possible perusal of all publicly accessible information.

In addition, the Board is required to answer questions posed to it by shareholders at shareholders, unless answering the question would conflict with a substantial interest of the company. Shareholders are not entitled to obtain information from the Board, or from individual directors, other than at a shareholders meeting.

Generally, the register of Cimpress plc Shareholders may be inspected during business hours: (1) for free, by its shareholders and (2) for a fee by any other person.

Documents may be copied for a fee.

The service contracts, if any, of Cimpress plc’s directors can be inspected by shareholders without charge and during business hours. A “service contract” includes any contract under which such a director undertakes personally to provide services to the company or a subsidiary company, whether in that person’s capacity as a director, an executive officer or otherwise. Service contracts with an unexpired term of less than three years are not required to be kept for inspection.

Cimpress plc Shareholders may also inspect, without charge and during business hours, the minutes of meetings of the shareholders and obtain copies of the minutes for a fee.

In addition, the published annual statutory financial statements of Cimpress plc are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these financial statements.

Under Irish law, the shareholders of a company do not have the right to inspect the corporate books of a subsidiary of that company.

Anti-takeover Provisions	Cimpress N.V. has granted an option to acquire preference shares to an independent Foundation. The Foundation may exercise this option with the purpose of preventing, discouraging or delaying a hostile take-over.

Takeover offers and certain other transactions in respect of Irish registered public companies listed on certain stock exchanges, including Nasdaq, are regulated by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder. The Irish Takeover Rules are administered by the Irish Takeover Panel, which oversees the conduct of such transactions. Cimpress plc, as an Irish registered public limited company, listed on Nasdaq is subject to the Irish Takeover Rules and the supervisory jurisdiction of the Irish Takeover Panel.

Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the Cimpress plc Board will not be permitted to take actions, without shareholder approval, which might result in the frustration of an offer, or potential offer, for Cimpress plc shares once the Cimpress plc Board has received an approach which might lead to an offer or has reason to believe that an offer is, or may be, imminent.

Cimpress plc’s Constitution provides the Cimpress plc Board

with the power to establish a rights plan and to grant rights to subscribe for Cimpress plc Shares pursuant to a rights plan.

Cimpress plc will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder. Pursuant to the Irish Takeover Rules, the Cimpress plc Board will not be permitted, without shareholder approval, to take certain actions that might frustrate an offer for Cimpress plc once the Cimpress plc Board has received an approach that may lead to an offer or has reason to believe an offer is, or may be, imminent. The adoption and operation of any rights plan will be subject to the Irish Takeover Rules, which may impact on when a plan can be adopted, or rights issued thereunder.

Rights on Liquidation	The remainder of the company’s assets after payment of all debts and the costs of the liquidation shall be distributed as follows: (i) first, the holders of the preferred shares shall be paid the nominal amount paid on their preferred shares, increased by (a) any deficit in the payment of dividend as referred to in article 22 paragraph 2 and (b) an amount equal to the percentage referred to in article 22 paragraph 2 on the compulsory amount paid on the preferred shares, calculated over the period starting on the first day of the last full financial year prior to the liquidation and ending on the day of the payment on preferred shares as referred to in this article, with due observance of the fact that any and all dividends and/or other distributions paid on the preferred shares relating to such period shall be deducted from the payment as referred to in this subparagraph; (ii) the remainder shall be paid to the holders of ordinary shares, in proportion to the number of ordinary shares that each party owns.	Under Cimpress plc’s Constitution, if Cimpress plc is wound up and the assets available for distribution among the Cimpress plc Shareholders are insufficient to repay the whole of the paid-up or credited as paid-up share capital, those assets are required to be distributed so that, as nearly as may be, the losses are borne by the Cimpress plc Shareholders in proportion to the capital paid-up or credited as paid-up at the commencement of the winding up on the Cimpress plc Shares held by them respectively. If in a winding-up the assets available for distribution among the Cimpress plc Shareholders are more than sufficient to repay the whole of the share capital paid-up or credited as paid- up at the commencement of the winding-up, the excess is required to be distributed among the shareholders in proportion to the capital at the commencement of the winding-up paid- up or credited as paid-up on the said Cimpress plc Shares held by them respectively.

BENEFICIAL OWNERSHIP

The following table contains information regarding the beneficial ownership of our ordinary shares as of August 12, 2019 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•	each member of our Board;

•	each of our current executive officers;

•	two individuals who served as Cimpress N.V. executive officers during our fiscal year ended June 30, 2019 but were no longer executive officers at the end of that fiscal year; and

•	all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Number of Ordinary Shares Beneficially Owned (2)	Percent of Ordinary Shares Beneficially Owned (3)
Arlington Value Capital LLC (4) 222 S. Main Street, Suite 1750 Salt Lake City, UT 84101	1,570,251	5.2%
Janus Henderson Group plc (5) 201 Bishopsgate EC2M 3AE London UK	3,713,176	12.3%
Prescott General Partners LLC 2200 Butts Road, Suite 320 Boca Raton, FL 33431 USA	4,656,492	15.4%
The Spruce House Partnership LP 435 Hudson Street, 8th Floor New York, NY 10014 USA	2,358,903	7.8%
Vanguard Group Inc (6) PO Box 2600 V26 Valley Forge, PA 19482	1,739,622	5.8%

Named Executive Officers and Directors
Robert S. Keane (7)(8)	3,241,296	10.3%
Sophie A. Gasperment	—	0
John J. Gavin, Jr. (9)	32,029	*
Peter Kelly	—	0
Donald LeBlanc (8)	16,837	*
Sean E. Quinn (8)	3,774	*
Zachary S. Sternberg (10)	2,374,246	7.9%
Scott J. Vassalluzzo (8) (11)	76,321	*
Maarten Wensveen (8)	2,655	*
Katryn S. Blake (12)	—	0
Cornelis David Arends (13)	16,750	*
All current executive officers and directors as a group (9 persons) (8)	5,747,158	18.2%
All current executive officers and directors as a group (9 persons) (9)

*	Less than 1%
(1)	Unless otherwise indicated, the address of each executive officer and director is c/o Cimpress N.V., Building D, Xerox Technology Park, Dundalk, Co. Louth, Ireland.

(2)

For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of August 12, 2019 (i.e., October 11, 2019), including through the exercise of share options or the vesting of restricted share units. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)

The percentage ownership for each shareholder on August 12, 2019 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 30,190,617, the number of ordinary shares outstanding on August 12, 2019, plus any shares issuable to the shareholder within 60 days after August 12, 2019 (i.e., October 11, 2019), including restricted share units that vest and share options that are exercisable on or before October 11, 2019.

(4)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 13, 2019.
(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 12, 2019.
(6)	This information is based solely upon a Schedule 13G that the shareholder filed with the SEC on February 11, 2019.
(7)

Includes an aggregate of (i) 1,714,113 shares held by entities wholly owned by irrevocable discretionary trusts established for the benefit of Mr. Keane or members of his immediate family, or the Trusts, and (ii) 100,681 shares held by a charitable entity established by Mr. Keane and his spouse. Mr. Keane and his spouse disclaim beneficial ownership of the shares and share options beneficially owned by the entities owned by the Trusts and shares owned by the charitable entity except to the extent of their pecuniary interest therein.

(8)

Includes the number of shares listed below that each named executive officer and director has the right to acquire under share options and restricted share units that vest on or before October 11, 2019:

•	Mr. Keane: 1,426,502 shares held by entities wholly owned by the Trusts

•	Mr. LeBlanc: 460 shares

•	Mr. Quinn: 724 shares

•	Mr. Vassalluzzo: 5,298 shares

•	Mr. Wensveen: 100 shares

•	All current executive officers and directors in the aggregate: 1,433,084 shares

(9)	Includes 32,029 shares held by a trust of which Mr. Gavin and his wife are trustees.
(10)

Includes 2,358,903 shares held by The Spruce House Partnership LP. The general partner of The Spruce House Partnership LP is Spruce House Capital LLC, of which Mr. Sternberg is a managing member. Mr. Sternberg disclaims beneficial ownership of the shares held by The Spruce House Partnership LP except to the extent of his pecuniary interest therein.

(11)

Includes 2,174 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(12)	Ms. Blake left Cimpress in March 2019.
(13)

Includes 11,900 shares held by a limited company of which Mr. Arends is a managing director. Mr. Arends disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Arends ceased to be an executive officer in January 2019 but remains an employee of Cimpress.

MARKET PRICE AND DIVIDEND INFORMATION

Cimpress N.V. Shares are traded on Nasdaq under the symbol “CMPR”. On [●], 2019, the closing price per share of Cimpress N.V. Shares as reported on Nasdaq was $[●]. As of [●], 2019, the approximate number of registered Cimpress N.V. Shareholders was [●].

We have never paid or declared any cash dividends on Cimpress N.V. Shares, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all future earnings to finance the growth and operations of our business, investment in or acquisition of other businesses, share repurchases, or pay down of our debt.

EXPENSE OF PROXY STATEMENT

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $11,000 plus expenses to assist us in soliciting proxies from Cimpress N.V. Shareholders and to verify certain records relating to the solicitation. We and our directors, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Directors, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to Cimpress N.V. Shareholders that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing IR@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your Cimpress N.V. Shares in street name, or you may contact us per the above if you are a Cimpress N.V. Shareholder of Record.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings through the Internet at the SEC’s website at www.sec.gov. You may obtain any of the documents we file with the SEC, without charge, by visiting the SEC Filings page of our website at http://ir.cimpress.com/financial-information/sec-filings.

We will furnish without charge copies of these documents to any person who requests them by emailing IR@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480.

We have not authorized anyone to give any information or make any representation about the Merger or about us that differs from or adds to the information in this Proxy Statement. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this Proxy Statement.

The information contained in this Proxy Statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

CERTAIN ITEMS

Certain items required by Regulation S-K are attached hereto as Annexes E-G. Namely, Item 303 management’s discussion and analysis of financial condition and results of operations is contained in Annex E, Item 304 changes in and disagreements with accountants on accounting and financial disclosure is contained in Annex F and Item 305 quantitative and qualitative disclosures about market risk is contained in Annex G. These annexes are specifically deemed to be part of this Proxy Statement.

Annex A

DATED                     2019

CROSS-BORDER MERGER

Between

CIMPRESS LIMITED

AND

CIMPRESS N.V.

COMMON DRAFT TERMS OF MERGER

(joint merger proposal (gezamenlijk voorstel tot fusie) in the meaning of the DCC]

(Dutch translation required for publication with Dutch Trade Registry)

THESE COMMON DRAFT TERMS OF MERGER are made between:

(1)

CIMPRESS LIMITED, a private company limited by shares incorporated under the laws of Ireland with company number 607465 and having its registered office at Building D, Xerox Technology Park, Dundalk, Co. Louth (the “Successor Company”);

AND

(2)

CIMPRESS N.V., a public limited company incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Venlo, The Netherlands and registered in the Dutch trade register under number 14117527 and headquartered in Ireland, having its address at Dublin Road, Building D, A91 H9N9, Dundalk, County Louth and registered as a branch in Ireland under number 909075 (the “Transferor Company”).

PURSUANT TO the provisions of the Irish Regulations (as defined below), the provisions of the Dutch Regulations (as defined below) and the provisions of the Directive (as defined below).

1	Interpretation

1.1	Definitions

In these Common Draft Terms unless the context otherwise requires or unless otherwise specified:

“Assets” means all assets held by the Transferor Company as at the Effective Time;

“Business” means the business of the Transferor Company as carried on at the Effective Time;

“Business Day” means a day (other than a Saturday or Sunday) on which clearing banks are generally open for business in The Netherlands and Ireland;

“Cash Compensation” has the meaning given to it in clause 13.4;

“Cash Compensation Request” has the meaning given to it in clause 13.5;

“Cash Compensation Right” has the meaning given to it in clause 13.4;

“Cimpress Equity Plans” means any of the following: (a) 2016 Performance Equity Plan adopted on 27 May 2016 and amended on 15 November 2016 and 13 November 2018; (b) 2011 Equity Incentive Plan adopted on 30 June 2011; (c) 2005 Non-Employee Directors’ Share Option Plan adopted on 28 August 2009 and amended on 2 October 2010; and (d) Amended and Restated 2005 Equity Incentive Plan adopted on 28 August 2009 and amended on 2 October 2010;

“Cimpress Group” means the group of companies whose ultimate parent is the Transferor Company;

“Cimpress Shareholders” means the shareholders of the Transferor Company;

“Cimpress ULC” means Cimpress Holding Unlimited Company, a private unlimited company incorporated under the laws of Ireland, registered with the CRO under company number 655038 and with its registered office at Building D, Xerox Technology Park, Dundalk, Co. Louth;

“Common Draft Terms” means the present common draft terms of the Cross-Border Merger meaning the joint merger proposal (gezamenlijk voorstel tot fusie) pursuant to section 2:312, section 2:326 and section 2:333d DCC;

“Constitution” means the constitution of the Successor Company;

“CRO” means the Irish Companies Registration Office;

“Cross-Border Merger” means a merger of a national limited liability company with a limited liability company from another EU Member State, as provided for by the Directive, the Irish Regulations and the Dutch Regulations;

“DCC” means the Dutch Civil Code;

“Directive” means Directive 2005/56/EC of the European Parliament and of the Council of Ministers of 26 October 2005 on Cross-Border Mergers of Limited Liability Companies as repealed and codified by Chapter II, Title II of Directive 2017/1132/EU;

“Draft Amendment Articles of Association Transferor Company” has the meaning given to in clause 13.2;

“Dutch Directors’ Explanatory Report” has the meaning given to it in clause 2.3.2;

“Dutch Independent Expert” has the meaning given to it in clause 8.3;

“Dutch Regulations” means title 7 of book 2 of the Dutch Civil Code;

“Effective Time” means 4:15 p.m. Eastern Standard Time, immediately after the close of trading on NASDAQ, on 3 December 2019 or such other date as may be agreed by the Merging Companies, subject to the approval of the Irish Court;

“EGM” has the meaning given to it in clause 13.2;

“Election Period” has the meaning given to it in clause 13.5;

“Electing Shareholder” has the meaning given to it in clause 13.4;

“Exit Shares” has the meaning given to it in clause 13.6;

“EY Ireland” means Ernst & Young (Ireland);

“EY Netherlands” means Ernst & Young (Netherlands);

“Final Order” means the order made by the Irish Court (defined below) under Regulation 14 of the Irish Regulations pursuant to which the Irish Court approves the completion of the Merger, confirms that the terms and conditions of the Merger are fair (both procedurally and substantively) to the Cimpress Shareholders, and fixes the Effective Time;

“Foundation” has the meaning given to it in clause 5.3;

“Irish Independent Expert” has the meaning given to it in clause 8.2;

“Irish Court” means the High Court of Ireland;

“Irish Directors’ Explanatory Report” has the meaning given to it in clause 2.3.1;

“Irish Regulations” means the European Communities (Cross-Border Mergers) Regulations 2008 (S.I. No. 157 of 2008), as amended from time to time;

“Liabilities” means all the liabilities of the Transferor Company as at the Effective Time;

“Matsack” means Matsack Nominees Limited, a private company limited by shares incorporated under the laws of Ireland, registered with the CRO under company number 172157 and with its registered office at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland;

“Merger” means the proposed Cross-Border Merger (by acquisition) of the Transferor Company into the Successor Company under the terms and conditions set forth in these Common Draft Terms, by which the Assets and Liabilities shall transfer by universal succession of title (onder algemene titel) to the Successor Company and the Transferor Company will cease to exist as at the Effective Time;

“Merger Proxy Statement” means the proxy statement to be furnished to the Cimpress Shareholders in connection with the EGM at which such shareholders will be asked to adopt the resolution to enter into the Merger in accordance with these terms and conditions of the Common Draft Terms;

“Merging Companies” means the Successor Company and the Transferor Company (each as defined above), and “Merging Company” shall be construed accordingly as the context so requires;

“NASDAQ” means the Nasdaq Global Stock Market;

“Revised Constitution” means the constitution of the Successor Company to be in effect as of the Effective Time, substantially in the form of Schedule 2 hereto;

“Schedules” means the schedules annexed to these Common Draft Terms, and “Schedule” shall be construed accordingly as the context so requires;

“Share Exchange Ratio” means the share exchange ratio for the Merger as described in clause 4.1.2;

“Shareholder Resolution” means the special resolution of the shareholders of the Successor Company to be passed in order to approve these Common Draft Terms, as provided for by Regulation 10 of the Irish Regulations;

“Successor Company’s Financial Statements” means the audited financial statements of the Successor Company dated 30 June 2019;

“Successor Company New Shares” means ordinary shares of EUR0.01 each in the capital of the Successor Company to be issued to the Cimpress Shareholders on consummation of the Merger in accordance with the Share Exchange Ratio;

“Successor Company Ordinary Shares” has the meaning given to it in clause 3.2.5;

“Transferor Company’s Financial Statements” means the unaudited interim non-consolidated balance sheet (tussentijdse vermogensopstelling) of the Transferor Company dated 30 June 2019; and

“Transferor Company Shares” means all shares of the Transferor Company issued and outstanding immediately prior to completion of the Merger.

1.2	Interpretation

1.2.1	In these Common Draft Terms, unless the context otherwise requires or unless otherwise specified:

(a)

any reference to any statute, statutory provision or to any order or regulation shall be construed as a reference to that statute, provision, order or regulation as extended, modified, amended, replaced or re-enacted from time to time (whether before or after the date of these Common Draft Terms) and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom (whether before or after the date of these Common Draft Terms);

(b)	words denoting any gender include all genders and words denoting the singular include the plural and vice versa;

(c)	all references to recitals, sections, clauses, paragraphs, schedules and annexures are to recitals in, sections, clauses and paragraphs of and schedules and annexures to these Common Draft Terms;

(d)	headings are for convenience only and shall not affect the interpretation of these Common Draft Terms;

(e)

words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall unless the context clearly indicates to the contrary refer to the whole of these Common Draft Terms and not to any particular section, clause or paragraph hereof;

(f)

in construing these Common Draft Terms general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words and any reference to the word “include” or “including” is to be construed without limitation;

(g)

any reference to “Common Draft Terms” or any other document or to any specified provision of these Common Draft Terms or any other document is to these Common Draft Terms, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of these Common Draft Terms or that document;

(h)	“writing” or any similar expression includes transmission by fax or by email;

(i)

any reference to a document being in the “agreed form” means in relation to that document the draft of that document which has been initialled by each of the Merging Companies or by their respective solicitors on their behalf by way of identification; and

(j)

if any action or duty to be taken or performed under any of the provisions of these Common Draft Terms would fall to be taken or performed on a day which is not a Business Day such action or duty shall be taken or performed on the next Business Day following such day.

1.3	Schedules

1.3.1

The contents of the Schedules form an integral part of these Common Draft Terms and shall have as full effect as if they were incorporated in the body of these Common Draft Terms and the expressions “these Common Draft Terms” and “the Common Draft Terms” as used in any of the Schedules shall mean these Common Draft Terms and any reference to “these Common Draft Terms” shall be deemed to include the Schedules.

2	Preliminary

2.1	Background to Merger

2.1.1

The boards of directors of the Merging Companies believe that giving effect to the Merger will be in the best interests of the Cimpress Group and the Cimpress Shareholders. In arriving at this determination, the boards of directors of the Merging Companies consulted with the Cimpress Group’s management along with its legal and tax advisors and considered various factors in its deliberations.

2.1.2

The boards of directors of the Merging Companies concluded that the Merger is likely to result in benefits to the Cimpress Group and the Cimpress Shareholders, including, among other benefits, maintaining the Cimpress Group’s flexibility on capital deployment strategies, such as the repurchase of shares in the Successor Company at times when it is needed to cover obligations under the Cimpress Equity Plans, for acquisitions or similar transactions or more generally at times that management believes shares in the Successor Company represent an attractive investment for the Cimpress Group and the Cimpress Shareholders.

2.1.3

If approved, the Merger will change the Cimpress Group’s legal domicile from The Netherlands to Ireland. The board of directors of the Transferor Company and the board of directors of the Successor Company believe that the Irish regime represents a more flexible and favourable environment for multinational groups with a profile like the Cimpress Group and aligns better with the Cimpress Groups’ current international footprint and profile.

2.1.4

Therefore the entire board of directors of the Transferor Company and the entire board of directors of the Successor Company propose to merge the Transferor Company into the Successor Company for the purpose of restructuring the economic and legal organisation of its Business.

2.1.5

Notwithstanding anything to the contrary contained in these Common Draft Terms, the boards of directors of the Merging Companies reserve the right to withdraw from the Merger at any time prior to the issuance of the Final Order.

2.2	Merger by Acquisition

2.2.1	The Merger shall be carried out as a merger by acquisition in the manner pursuant to Regulation 2(1) of the Irish Regulations and section 2:309 and section 2:333c DCC whereby the Successor Company acquires all assets and liabilities by universal succession of title (onder algemene titel) of the Transferor Company and the Transferor Company ceases to exist, in exchange for the allotment and issuance of the Successor Company New Shares to the Cimpress Shareholders, without any cash payment (except in cases as described in clause 13).

2.2.2

Accordingly, at the Effective Time, the Transferor Company shall merge into the Successor Company pursuant to the terms and conditions of these Common Draft Terms, with the Successor Company being the resulting company and the Transferor Company as the disappearing company.

2.2.3

As a consequence of the Merger, ownership, title and the possession of the Assets and Liabilities will be transferred to, or assumed by, the Successor Company by universal succession of title (onder algemene titel) by operation of the Irish Regulations and the Dutch Regulations. The Successor Company will become entitled to the Assets, will continue the activities of the Business and shall assume, carry out, perform and complete the Liabilities from the Effective Time. All other rights and obligations of the Transferor Company shall also pass from the Transferor Company to the Successor Company under universal succession of title (onder algemene titel) at the Effective Time.

2.2.4	Following completion of the Merger, and as a consequence of the Merger, the Transferor Company ceases to exist.

2.3	Shareholders of the Merging Companies

2.3.1

In accordance with Regulation 6 of the Irish Regulations, the board of directors of the Successor Company shall prepare a report which will set out information on the implications of the Merger for the shareholders of the Successor Company and (where applicable) creditors and employees of the Successor Company, as well as the economic and legal grounds for the Merger (the “Irish Directors’ Explanatory Report”). The Irish Directors’ Explanatory Report shall be made available for inspection by the shareholders of the Successor Company for a period of at least one month. The approval of the shareholders of the Successor Company of these Common Draft Terms is required pursuant to Regulation 10 of the Irish Regulations. Following the expiration of the foregoing notice period, it is proposed that the Shareholder Resolution is passed in order to approve these Common Draft Terms, as provided for by Regulation 10 of the Irish Regulations.

2.3.2

Similarly, in accordance with section 2:313 DCC, the board of directors of the Transferor Company shall prepare a report which will set out information on the implications of the Merger indicating the anticipated consequences for the activities, and more specifically the information on the implications of the Merger for the Cimpress Shareholders and (where applicable) creditors and employees of the Transferor Company, as well as the social, economic and legal grounds for the Merger (the “Dutch Directors’ Explanatory Report”). The Dutch Directors’ Explanatory Report, and the documents referred thereto in section 2:314(2) and section 2:328(2) DCC will be filed at the offices of the Transferor Company for the Cimpress Shareholders.

3	The Merging Companies

3.1	The Merging Companies are the Successor Company and the Transferor Company, and are identified as follows:

3.2	The Successor Company

3.2.1

The Successor Company is Cimpress Limited, a private company limited by shares incorporated under the laws of Ireland and tax resident in Ireland, with company number 607465 and with its registered office at Building D, Xerox Technology Park, Dundalk, Co. Louth.

3.2.2	The Successor Company has an issued share capital of EUR100 divided into 100 ordinary shares of EUR1.00 each.

3.2.3	The shareholders of the Successor Company are Matsack and Cimpress ULC.

3.2.4	The Successor Company’s shares are not listed on a regulated market and it has not previously offered financial securities to the public.

3.2.5

Prior to the Effective Time, the Successor Company intends to (a) apply to re-register as an Irish public limited company pursuant to Part 20 of the Companies Act 2014 of Ireland, and (b) (i) adopt an authorised share capital of EUR2,025,000 comprising 100,000,000 ordinary shares of EUR0.01 each (the “Successor Company Ordinary Shares”) and 100,000,000 preferred shares of EUR0.01 each, plus 25,000 deferred ordinary shares of EUR1.00 each, (ii) convert the existing 100 ordinary shares of EUR1.00 each currently in issue to deferred ordinary shares and (iii) allot and issue 24,900 deferred ordinary shares of EUR1.00 each to Matsack (“Legal Capital Changes”).

3.2.6

The Successor Company’s Constitution (which is in place as of the date of these Common Draft Terms) and the Successor Company’s Revised Constitution (which will be in place as of the Effective Time) are attached hereto at Schedule 1 and Schedule 2, respectively.

3.2.7

The Successor Company is not subject to any bankruptcy or insolvency proceedings, has not ceased trading, has not been dissolved or is not in liquidation, and has not filed a petition for suspension of payments.

3.3	The Transferor Company

3.3.1

The Transferor Company is Cimpress N.V., a public limited company incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Venlo, The Netherlands and registered in the Dutch trade register under number 14117527, and headquartered and tax resident in Ireland, having its address at Dublin Road, Building D, A91 H9N9, Dundalk, County Louth, and registered as a branch in Ireland under number 909075.

3.3.2	The Transferor Company has an issued share capital of EUR 440,806.27 divided into 44,080,627 ordinary shares, each share with a nominal value of EUR 0.01. All these ordinary shares are fully paid up.

3.3.3	In excess of 65% of the Transferor Company’s issued share capital is listed on the NASDAQ.

3.3.4

The Transferor Company is not subject to any bankruptcy or insolvency proceedings, has not ceased trading, has not been dissolved or is not in liquidation, and has not filed a petition for suspension of payments.

3.3.5

No depository receipts for shares in the Transferor Company have been issued with the cooperation of the Transferor Company and no right of usufruct or right of pledge has been created on any share in the capital of the Transferor Company.

3.3.6	The Transferor Company has no supervisory board.

3.3.7	The Transferor Company has no shares issued without profit rights or without voting rights.

4	Share Exchange Ratio and Terms of Allotment

4.1	Share Exchange Ratio

4.1.1

The Successor Company shall allot and issue the Successor Company New Shares to the Cimpress Shareholders as consideration for the transfer by universal succession of title (onder algemene titel) of the Assets and Liabilities of the Transferor Company to the Successor Company.

4.1.2

The boards of directors of the Merging Companies have agreed that the Share Exchange Ratio should be one share in the Successor Company for one share in the Transferor Company, calculated in accordance with the number of Transferor Company Shares immediately prior to the Effective Time, except in cases as described in clause 13.

4.1.3

The Share Exchange Ratio is based on the fair market value of the Successor Company and on the fair market value of the Transferor Company. In evaluating these components in the determination of the Share Exchange Ratio and in establishing the conditions of the Merger generally, the Successor Company and the Transferor Company used the Successor Company’s Financial Statements (as defined above) and the Transferor Company’s Financial Statements (as defined above). In that regard, the Merging Companies took into consideration that, as of the date of the Successor Company’s Financial Statements, the Successor Company had no retained profits or losses.

4.1.1

No cash payment will be made to the Cimpress Shareholders, nor will any other consideration be provided pursuant to the Merger (other than the assumption of the Liabilities), except in cases as described in clause 13.

4.1.2	No shares in the capital of the Transferor Company shall be cancelled on the occasion of the Merger pursuant to section 2:325(3)DCC.

4.1.3

All Cimpress Shareholders, except for the Electing Shareholders who receive a Cash Compensation for their Exit Shares, shall be fully entitled to share the profits in the Successor Company as from the Effective Time.

4.1.4	On the occasion of the Merger, no shares in the capital of the Successor Company shall be cancelled pursuant to section 2:325(3)DCC.

4.2	Terms of Allotment

4.2.1

At the Effective Time, the Successor Company shall allot and issue the Successor Company New Shares credited as fully paid to the Cimpress Shareholders, except in cases as described in clause 13, on the basis of the Share Exchange Ratio and otherwise on the terms and conditions set out in this Agreement.

4.2.2

The Successor Company New Shares will rank pari passu in all respects with the Successor Company Ordinary Shares at the Effective Time, including, where the record date for determining entitlements is at or after the Effective Time, the right to all dividends and other distributions (if any) declared, made or paid by the Successor Company on the Successor Company Ordinary Shares. No special rights or conditions will affect this entitlement of the Successor Company New Shares (or the holders thereof) in respect of dividends or distributions declared, made or paid on the ordinary share capital of the Successor Company where the record date for determining entitlement to such dividends or distributions is at or after the Effective Time.

4.2.3	An application will be made to have the Successor Company New Shares admitted to trading on the NASDAQ as from the Effective Time.

4.3	Increase in the Successor Company’s issued share capital

4.3.1

As a consequence of the Merger, the Successor Company will increase its issued share capital (which, immediately prior to the Merger, will consist, as a result of the Legal Capital Changes, of 25,000 deferred ordinary shares of EUR 1.00 each) by allotting and issuing the Successor Company New Shares.

4.3.2

The Successor Company New Shares will be issued at a premium to their nominal value equal in aggregate to the difference between the market capitalisation of the Transferor Company (“Market Cap”) at the Effective Time and the nominal value of the Successor Company New Shares at the Effective Time.

4.3.3

By way of example, on the basis of assuming an estimated Market Cap of USD2,767,206,855.41 on 30 June 2019, as detailed in Schedule 3, the total share premium would be USD2,766,704,336.26 and, based on the allotment and issuance of 44,080,627 Successor Company New Shares (being the number of issued shares in the Transferor Company at the date of these Common Draft Terms), the share premium per share would be USD90.87.

4.3.4

The actual value of the share premium must, under Irish company law, be calculated based on the Market Cap as at the Effective Time. This calculation shall be completed as soon as reasonably practicable following the Effective Time.

4.3.5	Under Irish company law, since the actual value of the share premium must be calculated based on the Market Cap as at the Effective Time:

(a)	In the event that the Market Cap determined as at the Effective Time is higher than that set out above, the Successor Company’s share premium account will be higher.

(b)	In the event that the Market Cap determined as at the Effective Time is less than that set out above, the Successor Company’s share premium account will be lower.

(c)	In no event shall the number of Successor Company New Shares change to reflect any such difference in Market Cap as the exchange ratio is fixed.

5	Shares or Other Securities in the Transferor Company to Which Special Rights or Restrictions Attach

5.1

There are no individuals or legal entities that have special rights towards the Transferor Company as referred to in section 2:320 in conjunction with section 2:312(2)DCC, other than in the capacity of shareholder, so that no special rights or compensation should be granted or allocated on account of the Successor Company. Accordingly, no special rights or compensation should be granted or allocated on account of the Successor Company.

5.2

Save as disclosed in clause 6 of these Common Draft Terms, the Transferor Company has not issued any equity securities or equity-linked securities other than Transferor Company Shares and accordingly no measures are required or proposed under the Merger concerning holders of any such securities.

5.3

Stichting Continuïteit Cimpress, a foundation incorporated under the laws of The Netherlands, having its seat in Venlo, The Netherlands (the “Foundation”), was granted the right to acquire preferred shares in the capital of the Transferor Company as a protective measure (the “Foundation Option Agreement”). The Foundation may only exercise this call option taking into account its objects and the intention of the Foundation set out in its articles of association and set out in the option agreement entered into by the Foundation and the Transferor Company. The board of the Foundation shall irrevocably and unconditionally have waived in writing subject to the Effective Time any and all rights under the Foundation Option Agreement, as a result of which the Foundation will not have any rights to receive any option rights of the Successor Company New Shares on the occasion of the Merger.

5.4

No shares or securities will be issued by the Successor Company under the Merger other than the Successor Company New Shares. No special rights or restrictions will apply to any of the Successor Company New Shares to be issued pursuant to the Merger.

6	Proposal in relation to Cimpress Equity Plans

6.1

The Successor Company will assume all of the Transferor’s Company’s obligations under the Cimpress Equity Plans. At the Effective Time, the rights of beneficiaries to receive shares, share options or other equity awards under the Cimpress Equity Plans will be converted to equivalent rights to receive ordinary shares, share options or other equity awards in the Successor Company. The Cimpress Equity Plans will be amended in connection with the Merger only to the extent necessary to effect the substitution of the Successor Company for the Transferor Company with regard to the Transferor Company’s obligations pursuant to the Cimpress Equity Plans.

7	Composition of the Board of Directors of the Successor Company

7.1

The composition of the board of directors of the Successor Company shall be amended with effect from the Effective Time with the result that the composition of the board of directors of the Successor Company with effect from the Effective Time shall be the same as the board of directors of the Transferor Company immediately prior to the Effective Time.

8	Special Advantages

8.1

No special advantages, amounts or benefits will be granted, paid or given or are intended to be granted, paid or given in connection with the Merger to any directors, supervisory board members, or managers of the Merging Companies nor to any auditors or independent experts assisting with the Merger, nor to any third party involved in the intended Merger.

8.2

In accordance with Regulation 7 of the Irish Regulations, EY Ireland has been appointed for the Successor Company by its board of directors on [●] 2019 as an independent expert (the “Irish Independent Expert”) for the purposes of preparing a report to the shareholders of the Successor Company on the Common Draft Terms. Accordingly, no advantage is granted and no amount or benefit has been or will be paid or given to the Irish Independent Expert except for its fees.

8.3

In accordance with section 2:328 DCC, EY Netherlands has been appointed for the Transferor Company by its board of directors on [●] 2019 as an independent expert (the “Dutch Independent Expert”) for the purposes of (1) examining these Common Draft terms and (a) certifying that the proposed Share Exchange Ratio is reasonable, and (b) certifying that the sum of the net assets of the Transferor Company as of the date to which the Transferor Company’s Financial Statements relate, on the basis of generally acceptable valuation methods, at least corresponds to the nominal paid up amount on the aggregate number of Successor Company New Shares to be issued to the Cimpress Shareholders under the Merger increased with the total amount of the Cash Compensation which shareholders may claim as referred to in clause 13, and (2) preparing a report stating his opinion on the matters mentioned in section 2:327 DCC. Accordingly, no advantage is granted and no amount or benefit has been or will be paid or given to the Dutch Independent Expert except for its fees.

9	Likely Repercussions on Employment

9.1	Employees

9.1.1	As at the date of these Common Draft Terms, the Transferor Company has two employees. The Successor Company does not have nor will have at the Effective Time any employees.

9.1.2

As a consequence of the Merger, the employees of the Transferor Company will become employees of the Successor Company by operation of law pursuant to the laws of each of the Merging Companies’ jurisdictions. Such employees of the Transferor Company will continue to be employed on the same terms as they are currently employed once the Merger has completed. Accordingly, it is anticipated that the Merger will not have any negative impact on the employees of the Transferor Company.

9.2	Employee Participation

As at the date of these Common Draft Terms, neither of the Merging Companies has a system of employee participation in force. Accordingly, no obligation arises to elect a special negotiating body or to negotiate an employee participation agreement in accordance with Regulation 23 of the Irish Regulations and section 2:333k DCC, and as a result whereof no information can be given in accordance with section 333e(1)(c) DCC.

None of the Merging Companies has a works council (ondernemingsraad), nor is there a works council (ondernemingsraad) from a group undertaking of the Merging Companies that is entitled to advise on the intended Merger.

9.3	Agency Workers

As at the date of this Agreement, the Transferor Company has no agency workers and the Successor Company has no agency workers.

10	Accounting

10.1	Treatment for Accounting Purposes

10.1.1

All of the Assets and Liabilities shall for accounting purposes be treated as those of the Successor Company with effect from the Effective Time. The transactions of the Transferor Company shall be treated as those of the Successor Company from the Effective Time.

10.1.2	The statutory provisions regarding the legal effectiveness of the Merger shall not be affected.

10.1.3

The financial data of the Transferor Company with respect to the period running from 1 July 2019 up to the Effective Time shall be accounted for in the annual accounts of the Successor Company as per [●].

10.1.4

As the Successor Company is a new company with no trading activity, it will not have any distributable reserves prior to completion of the Merger. As a result of the Merger, the Successor Company will acquire the goodwill of the Transferor Company. The Merger itself, however, will not result in the creation of distributable reserves in the Successor Company.

10.2	Merging Companies’ Accounts

10.2.1	For the purposes of preparing the Common Draft Terms, the Merging Companies used the following financial statements:

(a)	in the case of the Successor Company, the Successor Company’s Financial Statements (that is, the audited financial statements made up to 30 June 2019); and

(b)	in the case of the Transferor Company, the Transferor Company’s Financial Statements (that is the unaudited interim non-consolidated balance sheet of the Transferor Company dated 30 June 2019).

10.2.2

The Successor Company’s Financial Statements (being the Successor Company’s latest annual accounts) are not more than 6 months old at the date of these Common Draft Terms and accordingly Regulation 11(3) of the Irish Regulations shall not be relevant.

10.2.3

As the Transferor Company’s latest annual accounts are more than 6 months old, the Transferor Company has prepared an unaudited interim non-consolidated balance sheet dated 30 June 2019 which has been prepared (i) in the format of the last adopted annual accounts and (ii) in accordance with Dutch law. Accordingly, such unaudited interim non-consolidated balance shall constitute the “merger accounting statement” for the purposes of Regulation 11(3) of the Irish Regulations and the “tussentijdse vermogensopstelling” for the purpose of section 2:314(2) DCC.

11	Evaluation of the Assets and Liabilities

11.1	Evaluation and Description of Assets and Liabilities

11.1.1	At the Effective Time, all of the Assets and Liabilities shall be transferred to the Successor Company by universal succession of title (onder algemene titel).

11.1.2

The description of the Assets and Liabilities is established for information purposes only based on the Transferor Company’s Financial Statements. This description is not exhaustive as the Merger will lead to a transfer by universal succession of title (onder algemene titel) of all Assets and Liabilities to the Successor Company as of the Effective Time.

11.1.3

The final net book value of the assets and liabilities transferred to the Successor Company, and, as a consequence, the resulting net asset value, will be determined by the board of directors of the Successor Company as soon as practicable after the Effective Time.

11.1.4

The Successor Company will record the Assets and Liabilities acquired from the Transferor Company by universal succession of title (onder algemene titel) in accordance with the accounting standards applicable to the Successor Company.

11.2	Transferred Assets

For information purposes only, the Assets recorded in the Transferor Company’s Financial Statements have a book value of [●] on 30 June 2019.

11.3	Transferred Liabilities

11.3.1	For information purposes only, the Liabilities recorded in the Transferor Company’s Financial Statements have a book value of [●] on 30 June 2019.

11.3.2

Should any liability appear over and above the liabilities mentioned above as a result of any error or omission (or any over- or under- provisioning), the Successor Company will assume such liability without any right of recourse against the Transferor Company.

11.3.3	Furthermore, as a result of the Merger, both pending cases of litigation and possible future cases of litigation involving the Transferor Company will be transferred to the Successor Company.

11.4	Net Assets Transferred

Based on the above, the Assets and Liabilities recorded in the Transferor Company’s Financial Statements for information purposes have a net book value of [●].

12	Creditors’ Rights

12.1

Upon the completion of the Merger, the creditors of the Transferor Company shall become the creditors of the Successor Company. As both Merging Companies are solvent in all respects as at the date of these Common Draft Terms, it is not envisaged that the rights of the creditors of either Merging Company will be adversely affected by the Merger.

12.2	The creditors of the Transferor Company may exercise their rights under section 2:316 DCC.

12.3	The creditors of the Successor Company may exercise their rights under Regulation 15 of the Irish Regulations.

13	EGM and Cash Compensation

13.1

The general meeting of the Transferor Company may resolve to enter into the Merger, but only at the proposal of the board of directors of the Transferor Company. This resolution of the general meeting of the Transferor Company is not subject to the approval of any other corporate body of the Transferor Company. The resolution to enter into the Merger can be adopted with an absolute majority (volstrekte meerderheid) of votes cast in a general meeting in which at least one third of the outstanding shares are represented, provided that such resolution requires a majority of at least a two thirds majority of the votes cast if less than half of the issued capital is represented at the general meeting.

13.2

The resolution to enter into the Merger will be proposed to the general meeting of the Transferor Company (the “EGM”). It will be proposed to the EGM to also resolve to amend the articles of association of the Transferor Company, a copy of which proposed amendment is attached to these

Common Draft Terms as Schedule 4 (the “Draft Amendment Articles of Association Transferor Company”). Pursuant to such amendment, a formula, as referred to in section 2:333h(2), last sentence DCC, will be included in the articles of association of the Transferor Company, on the basis of which the Cash Compensation payable to the Cimpress Shareholders as described below in clause 13.3 up to and including clause 13.10 can be readily determined (the “Formula”).

The Formula reads as follows: the Cash Compensation payable to an Electing Shareholder (defined below) in respect of each Exit Share (defined below) shall be calculated using the closing price of the Transferor Company’s shares on the NASDAQ on the first trading day immediately after the expiration of the Election Period (defined below).

13.3

The resolution to enter into the Merger will only be put to a vote at the EGM if the resolution relating to the aforementioned amendment to the articles of association in accordance with the Draft Amendment Articles of Association Transferor Company has been adopted by the EGM and the articles of association of the Transferor Company have been amended accordingly.

13.4

If the EGM resolves to enter into the Merger, any Cimpress Shareholder that voted against the Merger (the “Electing Shareholder”) is entitled to claim a cash compensation in lieu of shares in the Successor Company, in accordance with section 2:333h(1) DCC (the “Cash Compensation Right”), within one month after the EGM. At the Effective Time, such Electing Shareholder will not receive Successor Company New Shares. Instead, such Electing Shareholder will receive a compensation in cash (the “Cash Compensation”) for the shares for which he or she duly exercised his Cash Compensation Right.

13.5

In order for a Electing Shareholder that voted against the Merger to become eligible for the Cash Compensation Right, such Electing Shareholder should file a request for compensation (the “Cash Compensation Request’) with the Transferor Company within one month starting the day after the date of the EGM (the “Election Period”). A draft of the Cash Compensation Request form is attached to these Common Draft Terms as Schedule 5.

13.6

The Cash Compensation Right of such Electing Shareholder only relates to the shares that the relevant Electing Shareholder (i) held at the record date for the EGM in which such Electing Shareholder voted against the Merger and (ii) still holds at the time the Electing Shareholder submits its Compensation Request (such shares to be referred to as “Exit Shares”). A Cimpress Shareholder who voted in favour of the proposal to enter into the Merger at the EGM, abstained from voting or was not present or represented at the EGM, does not have the Cash Compensation Right.

13.7

If a Cimpress Shareholder that voted against the Merger does not file a Cash Compensation Request within the Election Period, such shareholder will be entitled to shares in the Successor Company in accordance with the Share Exchange Ratio.

13.8

The Cash Compensation Request will be irrevocable once the Election Period has ended, and following the submission of such request, the relevant Electing Shareholder shall not be allowed to transfer or dispose of his Exit Shares in any manner. The Exit Shares will be cancelled as per the Effective Time.

13.9	The Cash Compensation per Exit Share to be received by an Electing Shareholder will be determined in accordance with the Formula.

13.10

The Successor Company hereby assumes the obligation of the Transferor Company to pay the Cash Compensation to the Electing Shareholders in accordance with section 2:333i(4) DCC and will pay such Cash Compensation to the Electing Shareholders within 60 days following the Effective Time, net of applicable withholding tax, if any, that is required to be withheld by law.

14	Conditions Precedent

14.1	The Merger shall not be completed unless each of the following conditions precedent has been satisfied:

14.1.1	the Successor Company’s shareholders have approved the Merger and these Common Draft Terms;

14.1.2

the EGM has adopted the resolution to amend the articles of association of the Transferor Company in accordance with the Draft Amendment Articles of Association Transferor Company and the articles of association of the Transferor Company have been amended accordingly;

14.1.3	the EGM adopted the resolution to enter into the Merger;

14.1.4

a declaration has been received from the district court in Roermond, The Netherlands, that no creditor opposed the Merger pursuant to section 2:316 DCC or, in case of any opposition pursuant to section 2:316 DCC, a declaration that such opposition was withdrawn or discharged;

14.1.5	the issuance by a Dutch civil law notary selected by the Transferor Company of the pre-merger certificate and delivery thereto to the Transferor Company, in accordance with section 2:333i DCC;

14.1.6	the aggregate amount of the Cash Compensation for all Exit Shares on the basis of the received Cash Compensation Requests, will not exceed USD 100,000,000;

14.1.7	the Successor Company’s shareholders have approved the Revised Constitution;

14.1.8	the Successor Company has given full effect to the Legal Capital Changes;

14.1.9	the Transferor Company has submitted the Merger Proxy Statement to the Irish Court;

14.1.10

the Successor Company has advised the Irish Court that, based on the Final Order, the Successor Company will rely upon the exemption from U.S. securities law registration available under Section 3(a)(10) under the U.S. Securities Act of 1933 and it will not register the Successor Company New Shares under that Act;

14.1.11

by placing advertisements in the CRO gazette and/or such other publications as the Irish Court shall order, the Transferor Company has given its shareholders and creditors prior notice of the hearing of the Irish Court at which such Court will consider the Merger for purposes of approval thereof; and

14.1.12	the Irish Court has issued the Final Order.

14.2

Notwithstanding anything to the contrary contained in clause 14.1, the boards of directors of the Merging Companies may mutually agree to waive condition 14.1.6 at any time prior to the issuance of the Final Order without notice to any other parties in interest and without any formal action other than proceeding to complete the Merger.

15	Effect of the Merger

15.1	At the Effective Time:

15.1.1	the Assets and Liabilities shall transfer to, and be assumed by, the Successor Company by universal succession of title and by operation of law;

15.1.2	the Successor Company shall, by operation of law, succeed the Transferor Company in all agreements previously entered into by the Transferor Company;

15.1.3	the activities of the Business shall be continued by the Successor Company;

15.1.4	the Successor Company shall allot and issue the Successor Company New Shares to the Cimpress Shareholders in accordance with the Share Exchange Ratio, except in cases as described in clause 13;

15.1.5	the Transferor Company shall cease to exist; and

15.1.6	without prejudice to the foregoing, the consequences of the Merger set out in Regulation 19(1) of the Irish Regulations and section 2:309 DCC shall apply to the Merger.

15.2

The Merging Companies intend that all the benefits and burdens of ownership of all of the Assets and Liabilities shall transfer to, and be acquired and assumed by, the Successor Company by universal succession of title at the Effective Time. The Merging Companies acknowledge and agree that certain of the transfers contemplated by these Common Draft Terms may nevertheless not be completed at the Effective Time due to the inability of the appearing parties to obtain necessary consents or approvals or the inability of the Merging Companies to take certain other actions necessary to effect such transfers. To the extent that any transfers contemplated by these Common Draft Terms have not been fully effected at the Effective Time, the Successor Company shall use commercially reasonable efforts to obtain any necessary consents or approvals or take any other actions necessary to effect or complete the transfer of any such Assets as promptly as practicable following the Effective Time. In connection therewith, the Successor Company will pay, perform and discharge on behalf of the Transferor Company all of the Transferor Company’s obligations with respect to any such transfers in a timely manner and in accordance with the terms thereof.

16	Miscellaneous Provisions

16.1	Further Assurances

Each Merging Company shall do, sign or execute, or procure to be done, signed or executed all such other acts, deeds, documents and things as may be necessary or desirable in respect of the Merger and the transfer of the Assets and Liabilities to the Successor Company pursuant to these Common Draft Terms.

16.2	Severability

Each of the provisions of these Common Draft Terms are separate and severable and enforceable accordingly and if at any date any provision is adjudged by any court of competent jurisdiction to be void or unenforceable the validity, legality and enforceability of the remaining provisions hereof and of that provision in any other jurisdiction shall not in any way be affected or impaired thereby.

16.3	Survival of Obligations

The provisions of these Common Draft Terms which shall not have been performed at the Effective Time shall, to the extent possible and to the extent that this does not contravene the legal rules governing the Merger, remain in full force and effect notwithstanding the Effective Time.

16.4	Binding on Successors

These Common Draft Terms shall be binding upon and enure to the benefit of the respective Merging Companies hereto and their respective personal representatives, successors and permitted assigns.

16.5	Whole Common Draft Terms

These Common Draft Terms contain the whole agreement between the Merging Companies relating to the transactions provided for in these Common Draft Terms and supersede all previous agreements (if any) between such Merging Companies in respect of such matters and each of the Merging Companies acknowledges that in agreeing to enter into these Common Draft Terms it has not relied on any representations or warranties except for those contained in these Common Draft Terms.

16.6	Variation

No variation of these Common Draft Terms shall be valid unless it is in writing and signed by or on behalf of each of the Merging Companies hereto, or unless it is required pursuant to an order of the Irish Court or other Dutch or Irish authorities.

16.7	Governing Law and Jurisdiction

These Common Draft Terms shall be governed by and construed in accordance with the laws of Ireland save to the extent that the application of the laws of Ireland would be contrary to the mandatory rules of the laws of The Netherlands, in which case and to that extent, only the laws of The Netherlands shall apply. Each of the Merging Companies hereto hereby agrees that the courts of Ireland shall have jurisdiction to hear and determine any suit, action or proceedings that may arise out of or in connection with these Common Draft Terms and for such purposes irrevocably submits to the jurisdiction of such courts.

[signature page follows]

SIGNED for and on behalf of
CIMPRESS LIMITED

Robert Keane
Director
Date:

Kathryn Leach
Director
Date:

Matthew Walsh
Director
Date:

SIGNED for and on behalf of
CIMPRESS N.V.

Robert Keane
Executive Director Date:

Sophie Gasperment
Lead Non-Executive Director Date:

John Gavin
Non-Executive Director Date:

Zachary Sternberg
Non-Executive Director Date:

Scott Vassalluzzo
Non-Executive Director Date:

Schedule 1

Constitution of Successor Company

Schedule 2

Revised Constitution of the Successor Company

Schedule 3

Estimated Share Premium Calculation

The share premium will be computed by using the market capitalisation of the Transferor Company on the NASDAQ immediately following the Merger and deducting the nominal value of the share capital issued in the Merger.

For the purposes of the Common Draft Terms, the share premium has been provisionally calculated on the basis of an estimated market capitalisation of USD2,767,206,855.41 on 30 June 2019, as detailed below:

Cimpress N.V.

USD
Share Price on 30 June 2019	90.89
Outstanding Shares	30,445,669
Total Market Capitalisation	2,767,206,855.41
Less:
Nominal Value of Share Capital	502,519.15
Share Premium	2,766,704,336.26
Share Premium per share	90.87

Schedule 4

Draft Amendment Articles of Association Transferor Company

Schedule 5

Cash Compensation Request

ANNEX B

CONSTITUTION OF CIMPRESS plc

COMPANY NUMBER 607465

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

CIMPRESS PUBLIC LIMITED COMPANY

COMPANY NUMBER 607465

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

CIMPRESS PUBLIC LIMITED COMPANY

(Adopted by special resolution passed on [[●] November] 2019)

1	The name of the company is Cimpress public limited company (the “Company”).

2	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3	The objects for which the Company is established are as follows:

3.1

To carry on all or any of the businesses of designing, engineering, marketing, producing, decorating, manufacturing, buying, selling, distributing, offering, managing, servicing, and dealing in all kinds of products and services, including, without limitation, custom products and digital marketing services. The objects of the Company in this section 3.1 include, without limitation, the mass customization of print, signage, photo merchandise, invitations and announcements, writing instruments, promotional products, drinkware, bags, packaging, apparel and other objects as determined by the Company from time to time, the provision of website development tools and services, email marketing services and social media marketing services and such other services as determined by the Company from time to time, the packaging, shipment and/or distribution of such objects and services, the taking of such other actions related to any of the foregoing as the Company may determine from time to time, the holding of patents and intellectual property rights and the undertaking of all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency.

3.2

To carry on the business of a holding company, to determine Company strategy, and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and, in particular, to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.3	To carry on the business of investing in shares, bonds and other securities including investments in foreign currencies.

3.4

To invest any moneys of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.5

To acquire shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.6

To facilitate, effect, and encourage the creation, issue or conversion of, and to offer for public or private subscription, tender, purchase or exchange, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company, of any member of the group to which the Company belongs or of any other person and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.7

To purchase or by any other means acquire any freehold, leasehold or other property and real estate and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property and real estate, and any buildings, factories, mills, works, wharves, roads, rigs, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property and real estate, lands, tenements or hereditaments, rights, privileges or easements.

3.8

To establish and contribute to any scheme (including any share option scheme or similar scheme) for the purchase of shares in the Company to be held for the benefit of current, or former, directors, officers, employees and consultants of, or to, the Company or any of its subsidiaries or associated undertakings, and to lend or otherwise provide money to such schemes or any such directors, officers, employees and consultants to enable them to purchase shares of the Company, in each case subject to applicable law.

3.9

To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property and real estate, investments or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return, whether equal to or less than the market value thereof and whether by way of gift or otherwise, as the board of directors of the Company shall deem appropriate and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the board of directors of the Company shall deem appropriate.

3.10

To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description so received.

3.11

To apply for, register, purchase, acquire, sell, lease, hold, use, administer, control, license or otherwise deal with any patents, brevets d’invention, copyrights, trademarks, licences, technical and industrial know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other inventing information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.12

To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to, directly or indirectly, benefit the Company.

3.13	To incorporate or cause to be incorporated any one or more subsidiaries for the purpose of carrying on any business.

3.14	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.15

To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.16

To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.17

To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including, without prejudice to the generality of the foregoing, any company which is, for the time being, the Company’s subsidiary, holding company, subsidiary of any such holding company or otherwise associated with the Company in business.

3.18

To borrow or raise finance or secure the payment of money in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of shares, stocks, debentures, debenture stock, notes, loan notes, loan stock, bonds, obligations and other securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.19

To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.20

To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, indentures, debentures and other negotiable or transferable instruments.

3.21

To subscribe for, take, purchase or otherwise acquire, hold, sell and transfer shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of, or other interests in, any other company or person.

3.22

To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.23

To constitute any trusts with a view to the issue of preferred and, deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.24

To give any guarantee in relation to the payment of any debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations or other securities of any description and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.25

To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.26

To provide for the welfare of persons in the employment of or holding office with, or formerly in the employment of or holding office with, the Company or any of its subsidiaries and associated undertakings, including directors and ex-directors and the spouses, widows, widowers and families, dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons, and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.27

To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any member of the group to which the Company belongs, whether in the course of employment with the Company or any group company or the conduct or the management of the business of the Company or any group company or in placing or assisting to place or guaranteeing the placing of any of the shares or other securities of the Company’s, or any group company’s capital, or any debentures or other securities of the Company or any group company or in or about the formation or promotion of the Company or any group company.

3.28

To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.29

To distribute in specie or as otherwise may be resolved all or any portion of the assets of the Company among its shareholders and, in particular, the shares, debentures or other securities of any other company owned by the Company or which this Company may have the power to dispose of.

3.30

To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.31

To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.32

To accept stock or shares in or indentures, debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.33

To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.34

To procure the Company to be registered or recognised in Ireland or in any foreign country or in any colony or dependency of any such foreign country and to establish branches offices, places of business or subsidiaries in Ireland or any foreign country or in any colony or dependency of any such foreign country.

3.35

To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.36	To make gifts or grant bonuses to the directors or any other persons who are, or have been, in the employment of the Company including substitute and alternate directors.

3.37	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.38	To make or receive gifts by way of capital contribution or otherwise.

3.39	To reduce its share capital in any manner permitted by law.

3.40

To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purpose of, or in connection with, the purchase of, or subscription for, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company or of any company which is at any given time the Company’s holding company.

3.41

To do and take all such things, measures, acts and actions (including, but not limited to, entering into agreements, contracts, deeds and other documents or instruments and giving undertakings, covenants, representations, warranties, indemnities and other commitments and promises) as the Company considers may be necessary or required in connection with, or incidental or conducive to, attainment of the above objects, or any of them, or as are capable of being conveniently carried on in connection therewith.

The objects specified in each paragraph of this clause 3 shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph. None of such paragraphs, the objects therein specified nor the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects set out in the first paragraph of this clause 3, but the Company shall have full power to exercise all, or any, of the powers conferred by any part of this clause 3 in any part of the world, notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects set out in the first paragraph of this clause 3.

4	The liability of the shareholders is limited.

5

The authorised share capital of the Company is: €2,025,000 divided into 100,000,000 ordinary shares of €0.01 each, 100,000,000 preferred shares of €0.01 each and 25,000 deferred ordinary shares of €1.00 each.

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any preferred, deferred, qualified or other special rights and privileges and with such conditions, restrictions or qualifications, whether in regard to preference, dividends, capital (including return of capital), voting or otherwise, and may be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto, such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being in force.

For the purposes of this memorandum of association: (a) a reference to the “Act” means the Companies Act 2014 (including any statutory modification or re-enactment of it for the time being in force), (b) the terms “holding company”, “subsidiary”, “associated undertaking” and “member” have the meanings ascribed to such terms in section 7, section 8, paragraph 20 of Schedule 4 and section 168 of the Act, respectively; (c) the term “group” means the group of companies comprising the Company and its subsidiaries from time to time, (d) the term “shareholder”, insofar as it refers to the Company means a member of the Company; (e) the term “company” (except where used in reference to the Company) means and includes any body corporate, corporation, company, partnership, limited liability company or any body of persons, whether incorporated or not incorporated in Ireland or elsewhere in any other part of the world), (f) the words “including” and “includes” shall not be given a restrictive interpretation and shall be deemed to be followed by the words “without limitation” and (g) unless a clear contrary intention appears, the word “or” shall be deemed to be used in the inclusive sense of “and / or”.

COMPANY NUMBER 607465

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

CIMPRESS PUBLIC LIMITED COMPANY

(Adopted by special resolution passed on [[●] November] 2019)

CONTENTS

Page
PRELIMINARY		B-15

1	DEFINITIONS	B-15

2	OPTIONAL PROVISIONS OF THE ACT	B-18

CAPITAL		B-18

3	SHARE CAPITAL	B-18

4	ORDINARY SHARES	B-19

5	PREFERRED SHARES	B-19

6	DEFERRED ORDINARY SHARES	B-20

7	SECTION 1021: ALLOTMENT AUTHORITY	B-21

8	SECTION 1023: PRE-EMPTION DISAPPLICATION	B-21

9	RESIDUAL ALLOTMENT PROVISIONS	B-21

10	RIGHTS PLAN	B-21

11	COMMISSIONS AND BROKERAGE	B-22

12	TRUSTS NOT RECOGNISED	B-22

13	FINANCIAL ASSISTANCE	B-22

14	REDEMPTION AND REPURCHASE OF OWN SHARES	B-22

15	VARIATION OF CLASS RIGHTS	B-23

16	VARIATION OF COMPANY CAPITAL	B-23

17	FRACTIONS	B-23

18	REDUCTION OF SHARE CAPITAL	B-24

CERTIFICATED SHARES		B-24

19	RIGHT TO CERTIFICATES	B-24

20	REPLACEMENT CERTIFICATES	B-25

Page
LIEN ON SHARES		B-25

21	COMPANY’S LIEN ON SHARES NOT FULLY PAID	B-25

22	ENFORCEMENT OF LIEN BY SALE	B-25

CALLS		B-27

23	CALLS	B-27

24	LIABILITY OF JOINT HOLDERS	B-27

25	INTEREST	B-27

26	DIFFERENTIATION	B-27

27	PAYMENT IN ADVANCE OF CALLS	B-27

28	RESTRICTIONS IF CALLS UNPAID	B-28

29	SUMS DUE ON ALLOTMENT TREATED AS CALLS	B-28

FORFEITURE		B-28

30	FORFEITURE AFTER NOTICE OF UNPAID CALL	B-28

31	NOTICE AFTER FORFEITURE	B-29

32	CONSEQUENCES OF FORFEITURE	B-29

33	DISPOSAL OF FORFEITED SHARE	B-29

34	PROOF OF FORFEITURE	B-30

UNTRACED MEMBERS		B-30

35	SALE OF SHARES	B-30

36	APPLICATION OF SALE PROCEEDS	B-31

37	APPLICABLE ESCHEATMENT LAWS	B-31

TRANSFER OF SHARES		B-31

38	FORM OF TRANSFER	B-31

39	REGISTRATION OF A SHARE TRANSFER	B-32

40	CLOSING OF REGISTER OF MEMBERS	B-33

TRANSMISSION OF SHARES		B-33

41	ON DEATH	B-33

42	ELECTION OF PERSON ENTITLED BY TRANSMISSION	B-33

43	RIGHTS ON TRANSMISSION	B-34

GENERAL MEETINGS		B-34

44	ANNUAL AND OTHER GENERAL MEETINGS	B-34

45	NOTICE OF GENERAL MEETINGS	B-34

46	QUORUM FOR GENERAL MEETING	B-36

47	PROCEDURE IF QUORUM NOT PRESENT	B-36

Page
48	CHAIRPERSON OF GENERAL MEETING	B-36

49	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS	B-37

50	ACCOMMODATION OF MEMBERS AT MEETING	B-37

51	SECURITY	B-37

52	POWER TO ADJOURN	B-37

53	NOTICE OF ADJOURNED MEETING	B-38

54	BUSINESS OF ADJOURNED MEETING	B-38

55	THE BUSINESS OF THE GENERAL MEETINGS	B-38

56	PROPOSED SHAREHOLDER RESOLUTIONS	B-38

57	TIME FOR RECEIVING REQUESTS	B-41

VOTING		B-42

58	VOTING AT A GENERAL MEETING	B-42

59	POLL PROCEDURE	B-42

60	VOTES OF MEMBERS	B-42

61	CHAIRPERSON’S CASTING VOTE	B-43

62	VOTING RESTRICTIONS ON AN OUTSTANDING CALL	B-43

63	PROXY INSTRUMENT	B-43

64	CORPORATE REPRESENTATIVES	B-44

65	AMENDMENT TO RESOLUTIONS	B-45

66	OBJECTION TO ERROR IN VOTING	B-45

FAILURE TO DISCLOSE INTERESTS IN SHARES		B-45

67	FAILURE TO DISCLOSE INTERESTS IN SHARES	B-45

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS AND OFFICERS		B-47

68	NUMBER OF DIRECTORS	B-47

69	SHARE QUALIFICATION	B-47

70	COMPANY’S POWER TO APPOINT DIRECTORS	B-47

71	BOARD POWER TO APPOINT DIRECTORS	B-47

72	APPOINTMENT OF EXECUTIVE OFFICERS	B-48

73	APPOINTMENT OF OTHER OFFICERS	B-48

74	ALTERNATE DIRECTORS	B-48

75	RE-ELECTION	B-49

76	ELIGIBILITY OF NEW DIRECTORS	B-49

77	REMOVAL BY ORDINARY RESOLUTION	B-49

78	VACATION OF DIRECTORS’ OFFICE	B-49

Page
BOARD POWERS		B-50

79	BOARD POWERS	B-50

80	DIRECTORS BELOW THE MINIMUM NUMBER	B-50

81	DELEGATION TO EXECUTIVE DIRECTORS	B-50

82	DELEGATION TO COMMITTEES	B-51

83	DELEGATION TO AGENTS	B-51

84	EXERCISE OF VOTING POWER	B-51

85	PROVISION FOR EMPLOYEES	B-51

86	OVERSEAS REGISTERS	B-52

87	BORROWING POWERS	B-52

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS		B-52

88	FEES	B-52

89	EXPENSES	B-52

90	REMUNERATION OF EXECUTIVE DIRECTORS	B-52

91	SPECIAL REMUNERATION	B-52

92	COMPANY PROPERTY	B-53

93	PENSIONS AND OTHER BENEFITS	B-53

DIRECTORS’ PROCEEDINGS		B-53

94	BOARD MEETINGS	B-53

95	NOTICE OF BOARD MEETINGS	B-53

96	QUORUM	B-53

97	BOARD CHAIRPERSON	B-54

98	VOTING	B-54

99	TELEPHONE / VIDEO PARTICIPATION	B-54

100	WRITTEN RESOLUTIONS	B-54

101	COMMITTEE PROCEEDINGS	B-54

102	MINUTES	B-55

103	VALIDITY OF PROCEEDINGS	B-55

INTERESTS OF DIRECTORS		B-55

104	CONTRACTING WITH THE COMPANY	B-55

105	DECLARATION OF INTERESTS	B-55

106	AUTHORISATION OF BOARD OF CONFLICTS OF INTERESTS	B-56

107	PROHIBITION ON VOTING BY INTERESTED DIRECTORS	B-57

108	ABILITY OF INTERESTED DIRECTORS TO VOTE	B-57

Page
109	DIVISION OF PROPOSALS	B-58

110	RULINGS ON QUESTIONS OF ENTITLEMENT TO VOTE	B-58

111	INTERESTS OF CONNECTED PERSONS	B-58

112	ABILITY OF DIRECTOR TO HOLD OTHER OFFICES	B-58

113	REMUNERATION FOR PROFESSIONAL SERVICES	B-59

114	DIRECTORSHIPS OF OTHER COMPANIES	B-59

SECRETARY		B-59

115	SECRETARY	B-59

SEALS AND DOCUMENT AUTHENTICATION		B-59

116	SEAL	B-59

117	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY	B-59

DIVIDENDS AND OTHER PAYMENTS		B-60

118	DECLARATION	B-60

119	INTERIM DIVIDENDS	B-60

120	ENTITLEMENT TO DIVIDENDS	B-60

121	PAYMENT METHODS	B-61

122	DEDUCTIONS	B-61

123	INTEREST	B-61

124	UNCLAIMED DIVIDENDS	B-61

125	UNCASHED DIVIDENDS	B-61

126	DIVIDENDS IN KIND	B-62

127	SCRIP DIVIDENDS	B-62

128	RESERVES	B-62

129	CAPITALISATION OF PROFITS AND RESERVES	B-62

RECORD DATES		B-63

130	BOARD TO FIX DATE	B-63

ACCOUNTS		B-63

131	ACCOUNTING RECORDS	B-63

132	ACCESS TO ACCOUNTING RECORDS	B-64

133	DISTRIBUTION OF ANNUAL ACCOUNTS	B-64

AUDIT		B-65

134	APPOINTMENT OF AUDITORS	B-65

COMMUNICATIONS		B-65

135	COMMUNICATIONS	B-65

Page
136	COMMUNICATIONS TO THE COMPANY	B-65

137	COMMUNICATIONS BY THE COMPANY OR THE BOARD IN HARD COPY FORM	B-66

138	COMMUNICATIONS BY THE COMPANY IN ELECTRONIC FORM	B-66

139	COMMUNICATIONS BY THE COMPANY BY MEANS OF A WEBSITE	B-67

140	COMMUNICATIONS BY OTHER MEANS	B-67

141	FAILURE TO DELIVER BY ELECTRONIC MEANS	B-67

142	WHEN SERVICE IS EFFECTED ON A MEMBER	B-68

143	NOTICE BY ADVERTISEMENT	B-68

144	DOCUMENTS AND INFORMATION TO JOINT HOLDERS	B-69

145	SERVICE OF DOCUMENTS AND INFORMATION ON PERSONS ENTITLED TO SHARES BY TRANSMISSION	B-69

146	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION	B-69

147	DOCUMENT DESTRUCTION	B-69

MISCELLANEOUS		B-70

148	CHANGE OF COMPANY NAME	B-70

149	WINDING UP	B-70

150	INDEMNITY AND INSURANCE	B-71

151	DISPUTE RESOLUTION	B-72

COMPANY NUMBER 607465

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

CIMPRESS PUBLIC LIMITED COMPANY

PRELIMINARY

1	DEFINITIONS

1.1	In these Articles (unless the context requires otherwise) the following words have the following meanings:

“Act” means the Companies Act 2014 (including any statutory modification or re-enactment of it for the time being in force);

“acting in concert” has the meaning given to it in the Irish Takeover Rules;

“Articles” means the articles of association, as amended from time to time by Special Resolution;

“Auditors” means the statutory auditors for the time being of the Company;

“beneficial ownership” of any person or group of affiliated or associated persons shall have the meaning given to such term under the United States federal securities laws, including the Exchange Act;

“Board” means the Directors or any of them duly acting as the board of directors of the Company;

“certificated” means in relation to a share in the Company, a share which is recorded in the Share Register as being held in certificated form;

“chairperson” means the Director who is elected by the Directors from time to time to preside as chairperson at all meetings of the Board and at general meetings of the Company;

“clear days” means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Cimpress N.V.” means a public limited company incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Venlo, The Netherlands, registered in the Dutch trade register under number 14117527 and headquartered in Ireland, having its address at Dublin Road, Building D, A91 H9N9, Dundalk, County Louth and registered as a branch in Ireland under number 909075;

“Company” means Cimpress public limited company (or Cimpress plc), a public limited company organised under the laws of Ireland with company number 607465;

“Cross-Border Merger” means a merger of a national limited liability company with a limited liability company from another EU Member State, as provided in the Directive and as implemented in the relevant EU Member States;

“Deferred Ordinary Shares” means the deferred ordinary shares of €1.00 each (par value) in the capital of the Company;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the Board that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests (and shall include, where so approved by the Board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company);

“Directive” means Directive 2005/56/EC of the European Parliament and of the Council of Ministers of 26 October 2005 on Cross-Border Mergers of Limited Liability Companies as repealed and codified by Chapter II, Title II of Directive 2017/1132/EU;

“Directors” means the directors of the Company from time to time;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic communication” has the meaning given in the Electronic Commerce Act 2000 (including any statutory modification or re-enactment of it for the time being in force);

“electronic means” has the meaning given to it in section 2 of the Act, and includes it being done by means of all forms of electronic communication as the Board may, from time to time, prescribe, either generally or for a particular purpose;

“electronic signature” has the meaning given in the Electronic Commerce Act 2000 (including any statutory modification or re-enactment of it for the time being in force);

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended from time to time;

“execution” means any mode of execution, including such forms of electronic signature or other means of verifying the authenticity of a communication by electronic means as the Board may, from time to time, prescribe, either generally or for a particular purpose (and “executed” shall be construed accordingly);

“Group” means the group comprising the Company and its subsidiaries within the meaning of section 7 of the Act for the time being;

“Group Member” means any member of the Group, including the Company;

“holder” or “shareholder”, means in relation to a share, the member whose name is entered in the Share Register as the holder of that share or, where the context permits, the members whose names are entered in the Share Register as the joint holders of shares in the Company;

“interest in shares” includes, where the context permits, “interests in securities” as defined in the Irish Takeover Rules and, for the avoidance of doubt, includes, without duplication, beneficial ownership, and “interested in shares” will be construed accordingly;

“Irish Takeover Rules” means the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (including any statutory modification or re-enactment of it for the time being in force);

“member” means a member within the meaning of section 168 of the Act;

“Merger” means the proposed Cross-Border Merger (being a merger by acquisition under Irish law) of Cimpress N.V. into the Company, by which the all assets and liabilities held by Cimpress N.V. at the Merger Effective Time shall transfer by universal succession of title (onder algemene titel) to the Company and Cimpress N.V. will cease to exist as at the Merger Effective Time;

“Merger Effective Time” means the effective time of the Merger;

“Ordinary Resolution” means an ordinary resolution of the Company’s shareholders within the meaning of the Act;

“Ordinary Shares” means ordinary shares of €0.01 each (par value) in the capital of the Company, which shall rank pari passu in all respects;

“paid” or “paid up” means paid up or credited as paid up;

“Preferred Shares” means the preferred shares of €0.01 each (par value) in the capital of the Company;

“Redeemable Shares” means redeemable shares within the meaning of sections 64 and 66(4) of the Act;

“Registered Office” means the registered office for the time being of the Company or, as appropriate, in the case of sending or supplying documents or information by electronic means, the address specified by the Board for the purpose of receiving documents or information by electronic means;

“Rights” has the meaning given to that term in Article 10;

“Rights’ Plan” has the meaning given to that term in Article 10;

“Seal” means the common seal of the Company or any official or securities seal that the Company has or may have as permitted by the Statutes;

“Secretary” means the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary;

“share” means a share in the capital of the Company;

“Share Register” means the Company’s register of shareholders kept pursuant to the Statutes or, as the case may be, any overseas branch register kept pursuant to these Articles;

“Special Resolution” means a special resolution of the Company’s shareholders within the meaning of the Act;

“Statutes” the Act and every other legislation, statute, order regulation, instrument or other subordinate legislation for the time being in force concerning companies and affecting the Company, including any statutory re-enactment or modification of the Act or any other act, order, regulation, instrument, subordinate legislation or statutory instrument;

“treasury shares” means treasury shares within the meaning of section 109 of the Act;

“uncertificated” means in relation to a share, a share to which title is recorded in the Share Register as being held in uncertificated form;

“working day” means a day that is not a Saturday, Sunday or public holiday in Ireland or the United States;

“writing” includes printing, typewriting, lithography, photography, electronic mail and any other mode or modes of presenting or reproducing words in a visible form including communications by electronic means; and

“$” means, US dollars, the lawful currency of the United States, and “€” means euro, the lawful currency of Ireland.

1.2	In these Articles:

1.2.1

words or expressions which are not defined in Article 1.1 or elsewhere in these Articles have the same meanings (where applicable) as in the Statutes as in force on the date of the adoption of these Articles;

1.2.2

a reference to any Statute or any provision of a Statute includes a reference to any statutory modification or re-enactment of it for the time being in force, as (where applicable) amended or modified or extended by any other Statute or any order, regulation, instrument or other subordinate legislation made under such Statute or statutory provision or under the Statute under which such statutory instrument was made;

1.2.3

words in the singular include the plural and vice versa, words importing any gender include all genders and a reference to a “person” includes any individual, firm, partnership, unincorporated association, company, corporation or other body corporate;

1.2.4	“mental disorder” means mental disorder as defined in section 3 of the Mental Health Act 2001 (including any statutory modification or re-enactment of it for the time being in force);

1.2.5	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for such purpose;

1.2.6	headings do not affect the interpretation of any Article;

1.2.7	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding the terms;

1.2.8

any reference to a dividend includes any dividend or other distribution, in cash or by the distribution of assets, paid or distributed to shareholders out of the profits of the Company available for distribution, and includes final dividends, interim dividends and bonus dividends;

1.2.9

reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the Act, and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Act; and

1.2.10

the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

1.3	These Articles shall be governed by and construed in accordance with Irish law.

2	OPTIONAL PROVISIONS OF THE ACT

2.1

Without prejudice to section 1007(4) of the Act and save as otherwise expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provisions (as defined in section 1007(2) of the Act) of the Act, any such optional provisions shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions.

2.2

Sections 43(2), 43(3), 77 to 81, 95(1)(a), 96(2) to (11), 124, 125, 126, 144(3), 144(4), 148(2), 158, 159, 160, 161, 162, 165, 181(6), 182(2) and (5), 183(3) and (6), 187, 188, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092 and 1113 of the Act shall not apply to the Company.

CAPITAL

3	SHARE CAPITAL

3.1

The authorised share capital of the Company is: €2,025,000 divided into 100,000,000 ordinary shares of €0.01 each, 100,000,000 preferred shares of €0.01 each and 25,000 deferred ordinary shares of €1.00 each.

3.2

Subject to the provisions of the Statutes and of these Articles and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any shares in the capital of the Company may be issued with such preferred, deferred, qualified or other special rights and privileges and with such conditions restrictions or qualifications, whether in regard to preference, dividend, capital (including return of capital), voting or otherwise (including, but without prejudice to the generality of the foregoing, and subject to the provisions of the Statutes, shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holders) as the Company may from time to time by Ordinary Resolution determine or, if the Company does not so determine, as the Directors may determine.

3.3

If two or more persons are registered as joint holders of any share any one of such persons may give effective receipts for any dividends or other monies payable in respect of such share, but such power shall not apply to the legal personal representatives of a deceased shareholder.

3.4	The Company shall not be bound to register more than four persons as joint holders of any share.

4	ORDINARY SHARES

4.1	The Ordinary Shares shall entitle the holders thereof to the rights set out below:

4.1.1	the Directors may declare and pay dividends on the Ordinary Shares in accordance with Article 118 to Article 129 (inclusive);

4.1.2

on a return of capital of the Company on a winding-up or otherwise, any surplus assets of the Company available for distribution to the holders of Ordinary Shares shall, be distributed to each holder of an Ordinary Share pro rata to its shareholding;

4.1.3

subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and / or to vote at a general meeting and to the provisions of Article 60, each holder of an Ordinary Share shall have one vote for every Ordinary Share of which it is the holder; and

4.1.4	Ordinary Shares are freely transferable in accordance with Article 38.

4.2

Unless the Directors specifically elect to treat such acquisition as a purchase for the purposes of the Act, an Ordinary Share shall be automatically deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person pursuant to which the Company acquires, agrees to acquire or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such person. In these circumstances, the acquisition of such shares or interest in shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.

4.3	The rights conferred upon any holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the operation of Article 4.2.

5	PREFERRED SHARES

5.1

The Preferred Shares may, from time to time, be allotted and issued, in one or more classes or series designated by the Directors, and the Directors are authorised to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series of Preferred Shares may be:

5.1.1

redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

5.1.2

entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;

5.1.3	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

5.1.4

convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this Article 5.1. The Board may at any time before the allotment of any Preferred Share (or class or series thereof) by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares (or class or series thereof).

5.2

The rights conferred upon any holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares (or class or series thereof) in accordance with Article 5.1.

6	DEFERRED ORDINARY SHARES

6.1	The Deferred Ordinary Shares shall rank pari passu with, and have the same rights, and be subject to the same restrictions, as the Ordinary Shares until the Merger Effective Time.

6.2	From the Merger Effective Time:

6.2.1	the holders of the Deferred Ordinary Shares shall not be entitled to receive notice of, attend, speak or vote at, any general meeting.

6.2.2

the holders of the Deferred Ordinary Shares shall not be entitled to receive any dividend or distribution declared, made or paid or any return of capital (save as provided for in this Article 6) and shall not be entitled to any further or other right of participation in the assets of the Company;

6.2.3

on a winding up of the Company, or other return of capital by the Company (other than on a redemption of any class of shares in the capital of the Company), the holders of the Deferred Ordinary Shares shall be entitled to participate in such winding up or return of capital, provided that such entitlement shall be limited to the repayment of the amount paid up or credited as paid up on the Deferred Ordinary Shares and shall be paid only after the holders of Ordinary Shares shall have received payment in respect of such amount as is paid up or credited as paid up on the Ordinary Shares held by them at that time, plus the payment in cash of €5,000,000 on each such Ordinary Share; and

6.2.4

the Company as agent for the holders of Deferred Ordinary Shares shall have the irrevocable authority to authorise and instruct the Secretary (or any other person as the Directors determine) to acquire, or to accept the surrender of, the Deferred Ordinary Shares for no consideration or for valuable consideration and to execute on behalf of such holders such documents as are necessary in connection with such acquisition or surrender, and pending such acquisition or surrender to retain the certificates, to the extent issued, for such Deferred Ordinary Shares. Any request by the Company to acquire, or for the surrender of, any Deferred Ordinary Shares may be made by the Directors depositing at the Registered Office a notice addressed to such person as the Directors shall have nominated on behalf of the holders of Deferred Ordinary Shares. A person whose shares have been acquired or surrendered in accordance with this Article 6 shall cease to be a shareholder in respect of such Deferred Ordinary Shares but shall notwithstanding remain liable to pay the Company all monies which, at the date of acquisition or surrender, were payable by him or her to the Company in respect of such shares, but his or her liability shall cease if and when the Company has received payment in full of all such monies in respect of such shares. A notice issued pursuant to this Article 6 shall be deemed to be validly issued notwithstanding the provisions of Articles 137 to 143 inclusive. The provisions of Article 4.2 shall apply to any acquisition of Deferred Ordinary Shares for valuable consideration as if reference therein to an Ordinary Share was to a Deferred Ordinary Share.

7	SECTION 1021: ALLOTMENT AUTHORITY

The Directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital as of the date of adoption of these Articles (including any shares acquired or redeemed by the Company pursuant to the provisions of the Act and held as treasury shares), and, unless it is renewed or a longer period of time is allowed under applicable law, this authority shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such authority, make an offer or agreement which would, or might, require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this Article 7 had not expired.

8	SECTION 1023: PRE-EMPTION DISAPPLICATION

The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by Article 7 as if section 1022(1) of the Act did not apply to any such allotment, and, unless it is renewed or a longer period of time is allowed under applicable law, this power shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such power, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 8 had not expired.

9	RESIDUAL ALLOTMENT PROVISIONS

9.1

Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, re-classify, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount save in accordance with the Act, and so that the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon. To the extent permitted by the Act, shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.

9.2

Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

9.3	The Company may issue permissible letters of allotment (as defined by section 1019 of the Act).

9.4	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

9.5

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the holder of the share.

10	RIGHTS PLAN

10.1

Subject to applicable law, the Directors are hereby expressly authorised to adopt any shareholder rights’ plan (a “Rights Plan”) upon such terms and conditions as the Directors deem expedient in the best interests of the Company, including, without limitation, where the Directors are of the opinion that a Rights Plan could grant them additional time to gather relevant information or pursue strategies in response to or anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interests therein.

10.2

The directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for Ordinary Shares or Preferred Shares in the share capital of the Company (“Rights”) in accordance with the terms of a Rights Plan.

10.3

The duties of the Directors to the Company under applicable law, including, but not limited to, the Act and common law, are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.

11	COMMISSIONS AND BROKERAGE

The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the capital of the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to the provisions of the Act and such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

12	TRUSTS NOT RECOGNISED

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share on any trust, and the Company shall not be bound by or required to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share or any interest in any fractional part of a share other than an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

13	FINANCIAL ASSISTANCE

Save as permitted by the Statutes, the Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provisions of security or otherwise, any financial assistance for the purpose of an acquisition made or to be made by any person of any shares in the Company or, where the Company is a subsidiary, in its holding company.

14	REDEMPTION AND REPURCHASE OF OWN SHARES

14.1	Subject to the provisions of the Act and the other provisions of these Articles, and without prejudice to the provisions of Articles 4.3 and 5.2, the Company may:

14.1.1

pursuant to section 66(4) of the Act, issue any shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholders on such terms and in such manner as may be determined by the Directors;

14.1.2

redeem shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as shares of any class or classes or cancel them;

14.1.3

subject to or in accordance with the provisions of the Act and without prejudice to any relevant special rights attached to any class of shares, acquire any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between shareholders, including shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares and may reissue any such shares as shares of any class or classes or cancel them; or

14.1.4	convert any of its shares into Redeemable Shares.

14.2	The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act.

14.3

Unless the Board determines otherwise, the holder of any shares being purchased or redeemed shall be bound to deliver up to the Company at its Registered Office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

15	VARIATION OF CLASS RIGHTS

15.1

Subject to the provisions of the Act and the other provisions of these Articles and without prejudice to the provisions of Articles 4.3 and 5.2, if at any time the share capital is divided into different classes of shares, the rights attached to any class of shares may, whether or not the Company is being wound up, be varied or abrogated:

15.1.1	with the consent in writing from the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any shares held as treasury shares); or

15.1.2

with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class sanctioning the variation, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum for such a meeting. To every such meeting, the provision of Article 44.5 shall apply.

15.2	Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by:

15.2.1	the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) therewith;

15.2.2	the operation of Article 4.2;

15.2.3	the issue and allotment of Preferred Shares (or class or series thereof) in accordance with Article 5.1; or

15.2.4	the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of any of its own shares in accordance with the Statutes and these Articles.

16	VARIATION OF COMPANY CAPITAL

16.1	The Company may by Ordinary Resolution vary its company capital as permitted by section 83 of the Act.

17	FRACTIONS

17.1

If, as the result of a consolidation and division or a sub-division of shares, fractions of shares become attributable to shareholders, the Board may on behalf of the shareholders deal with the fractions as it thinks fit, including (without limitation) in either of the ways prescribed in this Article below.

17.2

The Board may sell shares representing the fractions to any person (including, subject to the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale (subject to any applicable tax, abandoned property laws and the reasonable expenses of sale) in due proportion amongst the persons to whom such fractions are attributable (except that if the amount due to a person is less than €5.00, or such other sum as the Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Board may authorise a person to execute an instrument of transfer of shares to the purchaser or as the purchaser may direct.

17.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Article 17.2 shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

17.4

In relation to such fractions, the Board may issue, subject to the Statutes, to a shareholder credited as fully paid by way of capitalisation the minimum number of shares required to round up his or her holding of shares to a number which, following a consolidation and division or a sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before the consolidation or the sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of any such reserve or fund will have the same effect as if the capitalisation had been made with the sanction of an Ordinary Resolution of the Company pursuant to Article 129. In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 129 without the sanction of an Ordinary Resolution of the Company.

18	REDUCTION OF SHARE CAPITAL

The Company may by Special Resolution reduce its company capital in any way it thinks expedient as permitted by section 84 of the Act.

CERTIFICATED SHARES

19	RIGHT TO CERTIFICATES

19.1

The shares of the Company may be either represented by certificates or, if permissible by applicable Statutes and the conditions of issue of the relevant shares so provide, by uncertificated shares. Except as required by law, the rights and obligations of the Holders of uncertificated shares and the rights and obligations of the Holders of shares represented by certificates of the same class shall be identical.

19.2

Subject to the Statutes, the requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading, and these Articles, every person (except any person in respect of whom the Company is not required by the Statutes to complete and have ready for delivery a share certificate), upon becoming the holder of a certificated share is entitled, without charge, to receive within one month after allotment or within one month of lodgement of a transfer (unless the conditions of issue provide for a longer interval), one certificate for all the certificated shares of a class registered in his or her name or, in the case of certificated shares of more than one class being registered in his or her name, to a separate certificate for each class of shares, unless the terms of issue of the shares provide otherwise.

19.3

Where a shareholder transfers part of his or her shares comprised in a certificate, the old certificate shall be cancelled and he or she shall be entitled, without charge, to one certificate for the balance of the certificated shares retained by him or her.

19.4

If and so long as all the issued shares in the capital of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

19.5

In the case of joint holders of shares held in certificated form the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all.

19.6

A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under the Seal, which may be affixed to or printed on it, or in such other manner as the Board may approve, having regard to the terms of issue and the requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading (including by way of signature or facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person’s actual signature).

20	REPLACEMENT CERTIFICATES

If any certificate is worn-out, defaced, lost or destroyed, the Company may cancel it and issue a replacement certificate subject to such terms as the Board may decide as to evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity or such security but otherwise free of charge, and (if the certificate is worn-out or defaced) on delivery up of the old certificate.

LIEN ON SHARES

21	COMPANY’S LIEN ON SHARES NOT FULLY PAID

21.1

The Company shall have a first and paramount lien on each issued share (not being a fully paid share) for all amounts payable to the Company (whether actually or contingently and whether presently payable or not) in respect of such share.

21.2	The lien applies to all dividends on any such share and to all amounts payable by the Company in respect of such share. It also applies notwithstanding that:

21.2.1	the Company may have notice of any equitable or other interest of any person in any such share; or

21.2.2	any such amounts payable may be the joint debts and liabilities of both the holder of the share and one or more other persons.

21.3	The Board may resolve that any share be exempt wholly or in part from this Article.

22	ENFORCEMENT OF LIEN BY SALE

22.1

For the purpose of enforcing the Company’s lien on any shares, the Board may sell them in such manner as it decides if an amount in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days following the giving of a notice to the holder (or any person entitled by transmission to the share) demanding payment of the amount due within such fourteen (14) clear day period and stating that if the notice is not complied with the shares may be sold.

22.2

To give effect to such sale the Board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct.

22.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 22.1 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

22.4

The net proceeds of any sale of shares subject to the Company’s lien under these Articles (after payment of the costs and expenses of sale) shall be applied in or towards satisfaction of the amount then due to the Company in respect of the shares. Any balance shall be paid to the original holder of, or the person entitled (but for such sale) by transmission to, the shares on (in the case of certificated shares) surrender to the Company for cancellation of the certificate for such shares and (in all cases) subject to the Company having a lien on such balance on the same basis as applied to such shares for any amount not presently payable as existed on such shares before the sale.

22.5

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Share Register as held either jointly or solely by any shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such shareholder by the Company on or in respect of any shares registered as mentioned above or for or on account or in respect of any shareholder and whether in consequence of:

22.5.1	the death of such shareholder;

22.5.2	the non-payment of any income tax or other tax by such shareholder;

22.5.3	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such shareholder or by or out of her estate; or

22.5.4	any other act or thing,

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(a)	the Company shall be fully indemnified by such shareholder or her executor or administrator from all liability;

(b)

the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Share Register as held either jointly or solely by such shareholder for all monies paid or payable by the Company as referred to above in respect of such shares or in respect of any dividends or other monies thereon or for or on account or in respect of such shareholder under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(c)

the Company may recover as a debt due from such shareholder or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

(d)	the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any shares by any such shareholder or her executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

22.6

Subject to the rights conferred upon the holders of any class of shares, nothing in Article 22.5 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such shareholder as referred to above (and, her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS

23	CALLS

23.1

Subject to the terms on which shares are allotted, the Board may make calls on the shareholders (and any persons entitled by transmission) in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the allotment terms. Each such shareholder or other person shall pay to the Company the amount called, subject to receiving at least fourteen (14) clear days’ notice specifying when and where the payment is to be made, as required by such notice.

23.2

A call may be made payable by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part as the Board may decide. A person upon whom a call is made shall remain liable for calls made upon him or her notwithstanding the subsequent transfer of the shares in respect of which the call was made.

23.3	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

24	LIABILITY OF JOINT HOLDERS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

25	INTEREST

If the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding the appropriate rate (as defined by the Act), as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

26	DIFFERENTIATION

Subject to the allotment terms, the Board may make arrangements on or before the issue of shares to differentiate between the holders of shares in the amounts and times of payment of calls on their shares.

27	PAYMENT IN ADVANCE OF CALLS

27.1

The Board may, if it thinks fit, receive from any shareholder (or any person entitled by transmission) willing to advance the same or all or any part of the amount uncalled and unpaid on the shares held by him or her (or to which he or she is entitled). The liability of each such shareholder or other person on the shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding the appropriate rate (as defined by the Act) as the Board may decide.

27.2

No sum paid up on a share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

28	RESTRICTIONS IF CALLS UNPAID

Unless the Board decides otherwise, no shareholder shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a shareholder until he or she has paid all calls due and payable on every share held by him or her, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

29	SUMS DUE ON ALLOTMENT TREATED AS CALLS

Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call. If such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

FORFEITURE

30	FORFEITURE AFTER NOTICE OF UNPAID CALL

30.1

If a call or an instalment of a call remains unpaid after it has become due and payable, the Board may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture will include all dividends and other amounts payable in respect of the forfeited shares which have not been paid before the forfeiture.

30.2

The Board may accept the surrender of a share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a share also apply to the surrender of a share.

30.3

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

30.4

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the shareholder sued is entered in the Share Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the shareholder sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

31	NOTICE AFTER FORFEITURE

31.1

When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Share Register. No forfeiture will be invalidated by any omission to give such notice or make such entry.

31.2	The Board may accept a surrender of any share liable to be forfeited hereunder.

32	CONSEQUENCES OF FORFEITURE

32.1

Subject to the provisions of the Act, a share shall, on its forfeiture, become the property of the Company and all interest in and all claims and demands against the Company in respect of a share and all other rights and liabilities incidental to the share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles.

32.2	The holder of a share (or the person entitled to it by transmission) which is forfeited or surrendered shall:

32.2.1	on its forfeiture or surrender cease to be a shareholder (or a person entitled) in respect of it;

32.2.2	surrender to the Company for cancellation any certificate for the share;

32.2.3

remain liable to pay to the Company all monies payable in respect of the share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the share had not been forfeited; and

32.2.4

remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal, but his or her liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

32.3

The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past shareholders.

32.4

Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share, or on the terms of compliance with the terms of any notice served under section 1062 of the Act, as appropriate, and on such further terms (if any) as it shall see fit.

33	DISPOSAL OF FORFEITED SHARE

33.1

Subject to the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board may decide either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Board may decide. Where for the purpose of its disposal a forfeited share is to be transferred to any transferee, the Board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct.

33.2

The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he or she shall be registered as the holder of the share.

33.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 33.1 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

34	PROOF OF FORFEITURE

A statutory declaration by a Director or the Secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His or her title to the share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.

UNTRACED MEMBERS

35	SALE OF SHARES

35.1	The Company may sell at the best price reasonably obtainable any share of a shareholder, or any share to which a person is entitled by transmission, if:

35.1.1

during the period of twelve (12) years prior to the date of the publication of the advertisements referred to in this Article 35.1 (or, if published on different dates, the earlier or earliest of them):

(a)

no cheque, warrant or money order in respect of such share sent by or on behalf of the Company to the shareholder or to the person entitled by transmission to the share, at his or her address in the Share Register or other address last known to the Company has been cashed;

(b)	no cash dividend payable on the shares has been satisfied by the transfer of funds to a bank account of the shareholder (or person entitled by transmission to the share); and

(c)	the Company has received no communication (whether in writing or otherwise) in respect of such share from such shareholder or person,

provided that during such twelve (12) year period the Company has paid at least three cash dividends (whether interim or final) in respect of shares of the class in question and no such dividend has been claimed by the person entitled to such share;

35.1.2

on or after the expiry of such twelve (12) year period the Company has given notice of its intention to sell such share by advertisements in a national newspaper published in the country in which the Registered Office is located and in a newspaper circulating in the area in which the address in the Share Register or other last known address of the shareholder or the person entitled by transmission to the share or the address for the service of notices on such shareholder or person notified to the Company in accordance with these Articles is located;

35.1.3	such advertisements, if not published on the same day, are published within thirty (30) days of each other; and

35.1.4	during a further period of three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this Article 35.1 concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such share from the shareholder or person entitled by transmission.

35.2

To give effect to a sale pursuant to Article 35.1, the Board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

35.3

The transferee will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 35.2 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

36	APPLICATION OF SALE PROCEEDS

The Company shall account to the shareholder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such shareholder or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such shareholder or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

37	APPLICABLE ESCHEATMENT LAWS

37.1

To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any shareholder and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

37.2

The Company may only exercise the powers granted to it in Article 37.1 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant shareholder.

37.3	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to Article 35.1 may be executed in accordance with Article 38.2.

TRANSFER OF SHARES

38	FORM OF TRANSFER

38.1

Subject to these Articles, a shareholder may transfer all or any of his or her shares by an instrument of transfer in writing in any usual form or in another form approved by the Board, which must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

38.2

The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or any such person that the Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the shareholders in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Share Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

38.3

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (a) seek reimbursement of the stamp duty from the transferee; (b) set-off the stamp duty against any dividends payable to the transferee of those shares; and (c) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

38.4	The transferor shall remain the holder of the share transferred until the name of the transferee is entered in the Share Register in respect of it.

38.5

The Board may at any time after the allotment of any share but before any person has been entered in the Share Register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

38.6

Notwithstanding the provisions of these Articles and subject to any provision of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with the Act or any regulations made thereunder. Subject to the Statutes and other applicable law, the Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

39	REGISTRATION OF A SHARE TRANSFER

39.1	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

39.1.1	any transfer of a share which is not fully paid; or

39.1.2	any transfer to or by a minor or person of unsound mind;

but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is listed.

39.2	Subject to these Articles, the Board may, in its absolute discretion, refuse to register renunciation of a permissible letter of allotment or recognise any instrument of transfer unless:

39.2.1	it is in respect of a share on which the Company has no lien;

39.2.2	it is in respect of only one class of shares;

39.2.3	it is in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

39.2.4	it is duly stamped (if required);

39.2.5	a fee of €10 or such lesser sum as the Directors may from time to time require, is paid to the Company; and

39.2.6

it is delivered for registration to the Registered Office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer of a share, for which a certificate has not been issued, by a person in respect of whom the Company is not required by the Act to complete and have ready for delivery a share certificate, and except in the case of a renunciation) and any other evidence as the Board may reasonably require to prove the title to such share of the transferor or person renouncing and the due execution by him or her of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his or her behalf, the authority of such person to do so.

39.3

If the Board refuses to register a transfer or renunciation pursuant to this Article, it shall, within two months after the date on which the transfer or renunciation was delivered to the Company, send notice of the refusal to the transferee or renounce together with their reasons for the refusal. An instrument of transfer or renunciation which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person delivering it. All instruments of transfer which are registered may, subject to these Articles, be retained by the Company.

39.4	The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor.

39.5	In the case of a partly paid up share the instrument of transfer must also be signed by or on behalf of the transferee.

39.6

All instruments of transfer which shall be registered shall (except in case of fraud) remain the property of the Company and be retained by the Company, but any instrument of transfer which the Board may refuse to register shall (except in case of fraud) be returned to the party presenting the same.

40	CLOSING OF REGISTER OF MEMBERS

Subject to the provisions of the Act, the registration of transfers of shares or of any class of shares may be suspended at such times and for such periods, not exceeding thirty (30) days in any year, as the Board may decide.

TRANSMISSION OF SHARES

41	ON DEATH

If a shareholder dies, the survivors or survivor where he or she was a joint holder, or his or her personal representatives where he or she was the sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his or her shares. Nothing in these Articles shall release the estate of a deceased holder from any liability in respect of a share which has been held by him or her solely or jointly.

42	ELECTION OF PERSON ENTITLED BY TRANSMISSION

42.1

A person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his or her title being produced as the Board may require, elect either to become registered as the holder of such share or to have some person nominated by him or her so registered. If he or she elects to be registered himself or herself, he or she shall give notice to the Company to that effect. If he or she elects to have some other person registered, he or she shall execute an instrument of transfer of such share to such person.

42.2

All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or instructions (as the case may be) referred to in Article 42.1 as if the notice were an instrument of transfer and as if the instrument of transfer was executed, or the instructions were given, by the shareholder and the event giving rise to the transmission had not occurred.

42.3

The Board may give notice requiring a person to make the election referred to in Article 42.1. If such notice is not complied with within sixty (60) days, the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

43	RIGHTS ON TRANSMISSION

A person becoming entitled by transmission to a share shall have the rights to which he or she would be entitled if he or she were the holder of the share, except that he or she shall not, before being registered as its holder, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares.

GENERAL MEETINGS

44	ANNUAL AND OTHER GENERAL MEETINGS

44.1

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. This Article shall not apply in the case of the first general meeting, in respect of which the Company shall convene the meeting within the time periods required by the Act.

44.2	Subject to the Act, all general meetings of the Company shall be held at such time and place as the Board shall determine and may be held outside Ireland.

44.3	All general meetings other than annual general meetings shall be called extraordinary general meetings.

44.4

The Board may, whenever it thinks fit, and shall, on the requisition in writing of shareholders holding such number of Shares as is prescribed by, and made in accordance with section 178 of the Act, convene a general meeting in the manner required by the Act.

44.5

All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

44.5.1

the necessary quorum at any such meeting (or adjournment thereof) shall be shareholders of that class who together represent at least the majority of the voting rights of all the shareholders of that class entitled to vote, present in person or by proxy, at the relevant meeting; and

44.5.2	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him or her.

45	NOTICE OF GENERAL MEETINGS

45.1	A general meeting that is an annual general meeting shall be convened by not less than twenty one (21) clear days’ and no more than sixty (60) clear days’ notice.

45.2	Subject to the provisions of the Act and these Articles, all extraordinary general meetings shall be convened by not less than fourteen (14) clear days’ and no more than sixty (60) clear days’ notice.

45.3

Subject to the provisions of the Act and notwithstanding that it is convened by shorter notice than that specified in Articles 45.1 and 45.2, a general meeting shall be deemed to have been duly convened if it is so agreed by:

45.3.1	all the shareholders entitled to attend and vote at the meeting; and

45.3.2	the Auditors.

45.4

Upon request in writing of shareholders holding such number of shares as is prescribed by section 178(3) of the Act, delivered to the Registered Office, it shall be the duty of the Directors to convene a general meeting to be held within two months from the date of deposit of the requisition in accordance with section 178(3) of the Act. If such notice is not given within two months after the delivery of such request, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months from the said date and any notice of such meeting shall be in compliance with these Articles.

45.5	Subject to the provisions of the Act, a notice convening a general meeting shall specify:

45.5.1	whether the meeting is an annual general meeting or an extraordinary general meeting;

45.5.2	the place, the day and the time of the meeting;

45.5.3	the general nature of that business to be transacted at the meeting;

45.5.4	if the meeting is convened to consider a proposed Special Resolution, the text or substance of that proposed Special Resolution; and

45.5.5

with reasonable prominence, that (a) a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her; (b) a proxy need not also be a shareholder; and (c) the time by which the proxy must be received at the Registered Office (or some other place in Ireland as is specified for that purpose).

45.6	Subject to the provisions of the Act, notice of every general meeting shall be given in any manner permitted by these Articles to:

45.6.1	every shareholder;

45.6.2	the personal representative of a deceased shareholder;

45.6.3	the assignee in bankruptcy of a bankrupt shareholder (being a bankrupt shareholder who is entitled to vote at the meeting);

45.6.4	the Directors and Secretary of the Company; and

45.6.5	the Auditors.

45.7	The notice of every general meeting may specify a time by which a person must be entered on the Share Register in order for such person to have the right to attend or vote at the meeting.

45.8	The Board may determine that the shareholders entitled to receive notice of a meeting are those persons entered on the Share Register at the close of business on a day determined by the Board.

45.9

The accidental omission to send or give notice of a meeting to or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or any other document to, or the non-receipt of any such item by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

45.10

The Directors may postpone a general meeting of the shareholders (other than a meeting requisitioned by a shareholder in accordance with section 178(3) of the Act or where the postponement of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such postponement shall be served in accordance with Article 45 upon all members entitled to notice of the meeting so postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Article 45.

45.11

The Directors may cancel a general meeting of the members (other than a meeting requisitioned by a member in accordance with section 178(3) of the Act or where the cancellation of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such cancellation shall be served in accordance with Article 45 upon all members entitled to notice of the meeting so cancelled.

46	QUORUM FOR GENERAL MEETING

46.1

No business shall be transacted at a general meeting unless a quorum is present when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum will comprise qualifying persons who together are entitled to cast at least the majority of the voting rights of all the shareholders entitled to vote at the relevant meeting, on a poll. For the purposes of this Article 46.1 a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his or her appointment relates and not any other voting rights held by the shareholder he or she represents.

46.2

For the purposes of this Article, a “qualifying person” means (a) an individual who is a shareholder (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to attend, speak or vote, whether in person or by proxy, at any general meeting of the Company) or his or her validly appointed attorney; (b) a person authorised under section 185 of the Act to act as the representative of a corporation in relation to the meeting; or (c) a person appointed as a proxy of a shareholder in relation to the meeting. The Board is entitled, acting in good faith and without further enquiry, to assume the validity of any votes cast in person or by proxy.

46.3	The absence of a quorum will not prevent the appointment of a chairperson of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

47	PROCEDURE IF QUORUM NOT PRESENT

47.1

If within fifteen (15) minutes (or such longer time not exceeding one hour as the chairperson of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:

47.1.1	if convened on the requisition of shareholders, shall be dissolved; and

47.1.2

in any other case, shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the chairperson (or, in default, the Board) may, subject to the provisions of the Act, determine.

47.2	If at such adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding it the adjourned meeting shall be dissolved.

48	CHAIRPERSON OF GENERAL MEETING

The chairperson (if any) of the Board or, in his or her absence, the vice or deputy chairperson (if any) shall preside as chairperson at a general meeting. If there is no chairperson or vice or deputy chairperson present or willing to act at the general meeting, then any Director may preside as chairperson at such general meeting. In default, the shareholders present in person and entitled to vote shall choose one of their number to be chairperson of the meeting.

49	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS

A Director (and any other person invited by the chairperson of the meeting to do so) shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of any class of shares, whether or not he or she is a shareholder.

50	ACCOMMODATION OF MEMBERS AT MEETING

If it appears to the chairperson of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all shareholders entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairperson is satisfied that adequate facilities are available to ensure that a shareholder who is unable to be accommodated is able (whether at the meeting place or elsewhere):

50.1.1	to participate in the business for which the meeting has been convened;

50.1.2	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

50.1.3	to be heard and seen by all other persons present in the same way.

51	SECURITY

In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

52	POWER TO ADJOURN

52.1

The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting, from time to time (or indefinitely) and from place to place as the chairperson shall determine.

52.2

Without prejudice to any other power of adjournment which the chairperson of the meeting may have under these Articles, at common law or otherwise, the chairperson may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he or she decides that it is necessary or appropriate to do so in order to:

52.2.1	secure the proper and orderly conduct of the meeting; or

52.2.2	give all persons entitled to do so an opportunity of attending the meeting; or

52.2.3	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

52.2.4	ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

52.3

Without prejudice to the generality of the foregoing, the chairperson of the meeting may in such circumstances direct that the meeting be held simultaneously in two or more venues connected for the duration of the meeting by audio or audio visual links or in two or more consecutive sessions with the votes taken being aggregated or that it be adjourned to a later time on the same day or a later date at the same or any other venue.

53	NOTICE OF ADJOURNED MEETING

Whenever a meeting is adjourned for fourteen (14) days or more or indefinitely, at least seven clear days’ notice, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Except in these circumstances, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

54	BUSINESS OF ADJOURNED MEETING

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

55	THE BUSINESS OF THE GENERAL MEETINGS

55.1	Subject to the provisions of the Act and these Articles, the business of the annual general meeting shall include those matters provided for in section 186 of the Act.

55.2	No business may be transacted at a general meeting, other than business that:

55.2.1	is proposed by, or at the direction of, the Directors;

55.2.2	is proposed, in the case of an extraordinary general meeting, by requisition of shareholders, in accordance with the provisions of the Act;

55.2.3	is proposed, in the case of an annual general meeting, by shareholders in accordance with the provisions of Articles 56 and 57;

55.2.4	is proposed, at the direction of the High Court of Ireland; or

55.2.5	the chairperson of the general meeting determines, in his sole and absolute discretion, is business that may properly be regarded as within the scope of the meeting.

56	PROPOSED SHAREHOLDER RESOLUTIONS

56.1

Any request by a shareholder or shareholders to propose a resolution at a general meeting of the Company must, in order for the resolution to be properly moved at a meeting of the Company, (a) comply with the requirements of the Act and the requirements of Article 57; and (b) contain:

56.1.1	to the extent that the request relates to the nomination of a Director, as to each person whom the shareholder(s) propose(s) to nominate for election or re-election as a Director:

(a)

all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(b)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder(s) and any Shareholder Associated Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the shareholder(s) making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant;

56.1.2

to the extent that that request relates to any business other than the nomination of a Director that the shareholder(s) propose(s) to bring before the meeting, a comprehensive description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any resolution(s) proposed for consideration) and any material interest in such business of such shareholder(s) and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the shareholder(s) or any Shareholder Associated Person therefrom;

56.1.3	as to the shareholder(s) giving the notice and the Shareholder Associated Person, if any, on whose behalf the nomination or proposal is made:

(a)	the name and address of such shareholder(s), as they appear on the Company’s books, and of such Shareholder Associated Persons, if any;

(b)	the class and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder(s) and such Shareholder Associated Persons, if any;

(c)

any “Derivative Instrument” owned beneficially, directly or indirectly, by such shareholder or Shareholder Associated Person(s), being any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder(s) and such Shareholder Associated Persons, if any, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

(d)

any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder(s) and such Shareholder Associated Persons, if any, have the right to vote any class or series of shares of the Company;

(e)

any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder(s) and such Shareholder Associated Persons, if any, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder(s), and such Shareholder Associated Persons, if any, with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”);

(f)

any rights to dividends on the shares of the Company owned beneficially by such shareholder(s) and such Shareholder Associated Persons, if any, that are separated or separable from the underlying shares of the Company;

(g)	any significant equity interests or any Derivative Instruments or Short Interests in any competitor of the Company held by such shareholder(s), and such Shareholder Associated Persons, if any;

(h)

any other information relating to such shareholder(s) or such other beneficial owner or Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(i)

to the extent known by the shareholder(s) giving the notice, and such Shareholder Associated Persons, if any, the name and address of any other shareholder or, as the case may be, the Shareholder Associated Person of such other shareholder, supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request, and

56.1.4	the information required in Article 56.1.3 above shall be updated by such shareholder(s) as of the record date for the meeting not later than three days after the record date for the meeting.

56.2

To be eligible to be a nominee of any shareholder(s) for election or re-election as a Director of the Company, save where such election or re-election is at the recommendation of the Board, a person must deliver (in accordance, in the case of a resolution proposed to be moved at an annual general meeting of the Company, with the time periods prescribed in Article 57.1 for delivery of a request pursuant to Article 56.1) to the Secretary at the Registered Office a written questionnaire with respect to the background and qualifications of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein, including without limitation any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director of the Company, with such individual’s fiduciary and other Director’s duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; (c) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time; and (d) irrevocably submits his or her resignation as a Director effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement.

56.3

Except as otherwise provided by law or the Articles, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was proposed in accordance with the procedures set out in this Article 56 and, in the case of an annual general meeting, in Article 57 and, if any proposed nomination or other business is not in compliance with this Article 56 and, in the case of an annual general meeting, Article 57, to declare that such defective proposal or nomination shall be disregarded.

56.4

For the purposes of this Article 56, where nominations of persons for appointment to the board and / or proposals of other business to be considered by the shareholders (as the case may be) are made by or on behalf of more than one shareholder or Shareholder Associated Person, references to a shareholder or

Shareholder Associated Person in relation to notice and other information requirements shall apply to each shareholder or Shareholder Associated Person, respectively, as the context requires.

56.5

For the purpose of this Article 56, a “Shareholder Associated Person” of any shareholder shall mean (a) any person controlling, directly or indirectly, or acting in concert with, such shareholder; (b) any beneficial owner of shares of the Company owned of record or beneficially by such shareholder or in which such shareholder is interested or in respect of which such shareholder has the ability to direct votes; and (c) any person controlling, controlled by or under common control with a person of the kind referred to in sub-paragraphs (a) or (b), and for these purposes “control”, when used with respect to any person, means the possession, directly or indirectly, of the power to manage or direct the management, policies or activities of such person, whether through the ownership of voting securities, by contract, or otherwise and “controlling”, “controlled by” and “under common control with” shall be construed accordingly.

57	TIME FOR RECEIVING REQUESTS

57.1

In the case of a resolution proposed to be moved at an annual general meeting of the Company, a shareholder or Shareholder Associated Person who makes a request to which Article 56.1 relates, must deliver any such request in writing to the Secretary at the Registered Office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the first anniversary of the preceding year’s annual general meeting, provided, however, that if the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the first anniversary of the preceding year’s annual general meeting, notice by the shareholder must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (a) the ninetieth (90th) calendar day prior to such annual general meeting and (b) the fifth (5th) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company provided that in no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Article.

57.2

For the purposes of the annual general meeting of the Company to be held in 2020, references in this Article 57 to the Company’s “preceding year’s annual general meeting” shall be construed as references to the 2019 annual general meeting of Cimpress N.V.

57.3

Notwithstanding anything in the foregoing provisions of this Article 57 to the contrary, if the number of Directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a shareholder’s notice required by this Article 57 shall also be considered as validly delivered in accordance with Article 57, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Company’s registered not later than 5.00 p.m., Irish time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

57.4

For purposes of this Article 57, “public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the US Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

57.5

Notwithstanding the provisions of Article 56 or the foregoing provisions of this Article 57, a shareholder shall also comply with all applicable requirements of the Act and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 56 and this Article 57. Nothing in Article 56 or this Article 57 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or the Act.

VOTING

58	VOTING AT A GENERAL MEETING

A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by Ordinary Resolution of the shareholders passed unanimously by those present at a general meeting of the Company.

59	POLL PROCEDURE

59.1

Each poll shall be conducted in such a manner as the chairperson directs, and the result of the poll shall be deemed to be the resolution in relation to the matter concerned, of the meeting at which the poll was taken.

59.2

In advance of any meeting, the chairperson shall appoint scrutineers or inspectors who need not be shareholders, to act at the meeting. The chairperson may appoint one or more persons as alternate scrutineers or inspectors to replace any scrutineer or inspector who fails to act. If no scrutineer or inspector or alternate scrutineer is willing or able to act at a meeting, the chairperson shall appoint one or more other persons to act as scrutineers or inspectors at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

59.3

Each scrutineer or inspector appointed in accordance with this Article 59 shall, prior to acting, be required to provide an undertaking to the Company, in a form determined by the Board, that he or she will execute the duties of a scrutineer or inspector with strict impartiality and according to the best of his or her ability.

59.4

Any poll conducted on the election of the chairperson or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place at the chairperson decides, either at once or after an interval or adjournment.

59.5

The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

59.6	A shareholder entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.

60	VOTES OF MEMBERS

60.1

Every shareholder (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to vote, whether in person or by proxy, at any general meeting of the Company or any meeting of a class of shareholders of the Company) who (being an individual) is present in person or by duly appointed proxy or (being a corporation) is present by duly authorised representative or by duly appointed proxy shall have one vote for every share of which he or she is the holder.

60.2

In the case of joint holders, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the Share Register in respect of the joint holding.

60.3

A shareholder in respect of whom an order has been made by any court or official having jurisdiction (whether in Ireland, the United States or elsewhere) in matters concerning mental disorder or incapacity may vote by his or her guardian or other person duly authorised to act on his or her behalf, who may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be deposited at the Registered Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

60.4

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

61	CHAIRPERSON’S CASTING VOTE

In the case of an equality of votes, the chairperson of the meeting shall be entitled to a further or casting vote in addition to any other vote he or she may have or be entitled to exercise.

62	VOTING RESTRICTIONS ON AN OUTSTANDING CALL

Unless the Board decides otherwise, no shareholder shall be entitled to be present or vote at any meeting either personally or by proxy until he or she has paid all calls due and payable on every share held by him or her whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

63	PROXY INSTRUMENT

63.1

Every shareholder entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any usual form or in any other form which the Board may approve, subject to compliance with any requirements as to form under the Act and, in the case of an instrument in writing, shall be executed by or on behalf of the appointor but need not be witnessed. In the case of an instrument in writing, a corporation may execute a form of proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person. A shareholder may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one share. A proxy need not be a shareholder. The appointment of a proxy shall not preclude a shareholder from attending and voting at the meeting or at any adjournment of it. A form of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting to which it relates.

63.2	The appointment of a proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Board shall:

63.2.1

in the case of an instrument in writing be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

63.2.2	in the case of an appointment contained in a communication by electronic means, where an address has been specified for the purpose of receiving communications by electronic means:

(a)	in the notice convening the meeting; or

(b)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an communication by electronic means to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

63.2.3	be deemed to include the right to speak at the meeting and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and

63.2.4	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates,

and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid (unless, subject to the requirements of the Act, the Board, in its absolute discretion in relation to any such appointment, waives any such requirement and decides to treat such appointment as valid).

63.3

When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Board is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

63.4

The Board may at the expense of the Company send forms of appointment of proxy to the shareholders by post, by communication by electronic means or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person and worded so as to enable the proxy to vote either for or against or to withhold their vote in respect of the resolutions to be proposed at the meeting at which the proxy is to be used. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the shareholders entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any shareholder entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

63.5

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Registered Office, or at such other place as is referred to in Article 63.2, not less than forty eight (48) hours (excluding days which are not working days) before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

64	CORPORATE REPRESENTATIVES

In accordance with the Act, any corporation which is a shareholder entitled to attend a meeting of the Company or a meeting of the holders of any class of its shares may, by resolution of its Directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any such meeting of the Company or at any such meeting of the holders of any class of its shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual shareholder. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by the Secretary may (but is not bound to) require the representative to produce a certified copy of the resolution so authorising him or her or such other evidence of his or her authority reasonably satisfactory to such person before permitting him or her to exercise his or her powers.

65	AMENDMENT TO RESOLUTIONS

65.1

If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairperson of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

65.2

In the case of a resolution duly proposed as a Special Resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an Ordinary Resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty eight (48) hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairperson of the meeting in his or her absolute discretion decides that it may be considered or voted on.

66	OBJECTION TO ERROR IN VOTING

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any such objection or error shall be referred to the chairperson of the meeting, who shall not be obliged to take it into account unless he or she considers it to be of sufficient magnitude to affect the decision of the meeting. The chairperson’s decision on such matters shall be final and binding on all concerned.

FAILURE TO DISCLOSE INTERESTS IN SHARES

67	FAILURE TO DISCLOSE INTERESTS IN SHARES

67.1	For the purpose of this Article:

67.1.1	“Exempt Transfer” means, in relation to shares held by a shareholder:

(a)	a transfer pursuant to acceptance of a takeover (as defined in the Irish Takeover Panel Act, 1997) for the Company or in relation to any of its shares;

(b)

a transfer in consequence of a sale made through a market recognised for the purpose of section 1072 of the Act or any stock exchange selected by the Company outside Ireland on which the Company’s shares (or rights in respect of those shares) are normally traded; or

(c)

a transfer made in consequence of a sale in good faith of the whole of the beneficial interest in the shares to a bona fide unconnected third party, that is to say one who, in the reasonable opinion of the Board, is unconnected with the shareholder or with any other person appearing to be interested in such shares prior to such transfer (being a party which itself is not the holder of any shares in the Company in respect of which a Direction Notice is then in force or a person appearing to be interested in any such shares) and / or the Board does not have reasonable grounds to believe that the transferor or any other person appearing to be interested in such first mentioned shares will following such transfer have any interest in such shares;

67.1.2

a person shall be treated as appearing to be “interested” in any shares if the shareholder holding such shares has given to the Company information in response to a notice from the Company pursuant to section 1062 of the Act (a “Section 1062 Notice”) which names such person as being so interested or if the Company (after taking into account information provided in response to the relevant Section 1062 Notice and any other notification under the Act or any relevant information otherwise available to the Company) knows or has reasonable cause to believe that the person in question is, or may be, interested in the shares, and references in this Article to persons interested in shares and to “interests in shares” shall be construed in accordance with section 1059 of the Act;

67.1.3

a person, other than the shareholder holding a share, shall be treated as appearing to be interested in such share if the shareholder has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the shareholder or, pursuant to a duly served Section 1062 Notice from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

67.1.4	reference to a person having failed to give to the Company information required by a Section 1062 Notice, or being in default of supplying such information, includes references to his or her having:

(a)	failed or refused to give all or any part of such information; and

(b)	given information which he or she knows to be false in a material particular or recklessly given information which is false in a material particular; and

67.1.5	“transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

67.2

Where a Section 1062 Notice is given by the Company to a shareholder, or another person appearing to be interested in shares held by such shareholder, and the shareholder or other person has failed in relation to any shares (“Default Shares”) (which expression applies also to any shares issued after the date of the Section 1062 Notice in respect of those shares and to any other shares registered in the name of such shareholder at any time whilst the default subsists) to give the Company the information required within the time period specified in such notice, then provided that ten (10) clear days have elapsed since service of the Section 1062 Notice, the Board may at any time thereafter at its absolute discretion by notice to such shareholder (a “Direction Notice”) direct that:

67.2.1

the shareholder which is the subject of a Direction Notice is not, in respect of the Default Shares, entitled to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll; and / or

67.2.2	in respect of the Default Shares that represent, at the date of the Direction Notice, 0.25% or more in nominal value of the issued shares of their class:

(a)

any dividend (or any part of a dividend) or any monies which would otherwise be payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(b)	the shareholder shall not be entitled to elect, pursuant to Article 127 or otherwise, to receive shares instead of a dividend; and

(c)	the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares unless:

(i)	the transfer is an Exempt Transfer; or

(ii)	the shareholder is not himself or herself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer; and

(iii)	the shareholder which is the subject of a Direction Notice is in breach of these Articles.

67.3

The Company shall send a copy of the Direction Notice to each other person appearing to be interested in the relevant Default Shares the address of whom has been notified to the Company, but failure or omission by the Company to do so shall not invalidate such notice.

67.4

Where any person appearing to be interested in any shares has been served with a Section 1062 Notice and such shares are held by a Depositary, the provisions of this Article shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary and references to Default Shares shall be construed accordingly.

67.5

Where the shareholder on whom a Section 1062 Notice has been served is a Depositary, the obligations of the Depositary acting in its capacity as such shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary in accordance with the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary.

67.6	The sanctions under Article 67.2 shall cease to apply seven days after the earlier of:

67.6.1	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

67.6.2	receipt by the Company, in a form satisfactory to the Board, of all the information

67.7

None of the provisions contained in this Article shall in any way limit or restrict the rights of the Company under sections 1062 and 1066 of the Act or any order made by the court under section 1066 or elsewhere under Part 17 Chapter 4 of the Act nor shall any sanction imposed by the Board pursuant to this Article cease to have effect, otherwise than as provided in this Article, unless it is so ordered by the court.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS AND OFFICERS

68	NUMBER OF DIRECTORS

The number of Directors shall be as the Board may determine from time to time and at the date of adoption of these Articles shall be not more than fifteen (15) nor fewer than two (2).

69	SHARE QUALIFICATION

A Director shall not require a share qualification.

70	COMPANY’S POWER TO APPOINT DIRECTORS

70.1

Subject to these Articles, the Company may by Ordinary Resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

70.2

A resolution for the appointment of two or more persons as Directors by a single resolution at a general meeting shall be void unless an Ordinary Resolution that the resolution for appointment be proposed in such way has first been agreed to by the meeting without any vote being given against it.

71	BOARD POWER TO APPOINT DIRECTORS

Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board or as a successor to a Director who is not re-elected at an annual general meeting and whose successor is not elected at such annual general meeting, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

72	APPOINTMENT OF DIRECTORS AS OFFICERS

Subject to the Act, the Board may appoint one or more of its members to an office or other position of employment with the Company for such term (subject to the Act) and on any other conditions the Board thinks fit. The Board may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

73	APPOINTMENT OF OTHER OFFICERS

The Board may appoint such other officers as the Directors may, from time to time, determine, including but not limited to, chief executive officer, chief financial officer, president, vice president, vice chairperson, Secretary, assistant secretary, treasurer, controller and assistant treasurer. The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed from that office at any time at the pleasure of the Board.

74	ALTERNATE DIRECTORS

74.1

Any Director may appoint by writing (whether in electronic form or otherwise) under his hand any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors and any such alternate, as a condition to the effectiveness of such appointment, shall agree in writing to be bound by and adhere to certain Company policies and certain confidentiality obligations in a form prescribed by the Board or the Secretary. Any such authority may be sent by delivery, post, cable, telegram, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed, facsimile, electronic or advanced electronic signature of the Director giving such authority.

74.2

An alternate Director shall be entitled, subject to his giving to the Company an address (whether within or outside of the State), to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

74.3

Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he or she shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

74.4

A Director may revoke at any time the appointment of any alternate appointment by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine.

74.5

If a Director retires by rotation or otherwise but is re-appointed or deemed to have been reappointed at the meeting at which he or she retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment or deemed re-appointment.

74.6

Any appointment or revocation by a Director under this Article 74 shall be effected by notice in writing (whether in electronic form or otherwise) given under his hand to the Secretary or deposited or received at the registered office or in any other manner approved by the Directors.

75	RE-ELECTION

75.1

Commencing with the annual general meeting of the Company in 2020, any Director whose term expires at an annual general meeting may, if willing to act, stand for re-election at that annual general meeting.

75.2

Notwithstanding that a Director might not be re-elected at an annual general meeting, such Director shall nevertheless hold office until his or her successor is elected or is appointed by the Board pursuant to Article 71, or until his or her earlier resignation or removal in accordance with these Articles or the Act.

76	ELIGIBILITY OF NEW DIRECTORS

No person shall be eligible for nomination for election or re-election as Director at any general meeting unless:

76.1.1	he or she is recommended by the Board for appointment or, in the case of a Director whose term expires at that general meeting, re-appointment; or

76.1.2	in any other case, the requirements of Articles 56 and 57 in respect of nominations of Directors are satisfied.

77	REMOVAL BY ORDINARY RESOLUTION

Subject to the provisions of these Articles, including, without limitation, Articles 56, 57 and 76, the Company may:

77.1.1

by Ordinary Resolution, of which notice has been given in accordance with section 146 of the Act, remove any Director before the expiration of his or her period of office, but without prejudice to any claim for damages which he or she may have for breach of any contract of service between him or her and the Company; and

77.1.2	by Ordinary Resolution appoint another person in place of a Director removed under Article 77.1.1).

Any person so appointed as a Director under Article 77.1.2 shall be treated, for the purposes of determining the time at which he or she is to retire, as having the same remaining term as that of the Director in whose place he, or she, was appointed.

78	VACATION OF DIRECTORS’ OFFICE

78.1	Without prejudice to the provisions in these Articles for retirement, the office of a Director shall be vacated if:

78.1.1	he or she resigns by notice in writing delivered to the Secretary at the Registered Office or tendered at a Board meeting;

78.1.2	he or she only held office as a Director for a fixed term and such term expires;

78.1.3	he or she ceases to be a Director by virtue of any provision of the Statutes, is removed from office pursuant to these Articles or the Statutes or becomes prohibited by law from being a Director;

78.1.4

he or she or becomes bankrupt, has an interim receiving order made against him or her, makes any arrangement or compounds with his or her creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

78.1.5

an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his or her detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his or her property or affairs or he or she is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Board resolves that his or her office be vacated;

78.1.6	he or she is absent, without permission of the Board, from Board meetings for six consecutive months and the Board resolves that his or her office be vacated;

78.1.7

he or she is removed from office by notice in writing addressed to him or her at his or her address as shown in the Company’s register of directors and signed by not less than a majority in number of all the Directors (rounded down to the nearest whole number and excluding the Director in question) (without prejudice to any claim for damages which he or she may have for breach of contract against the Company); or

78.1.8	in the case of a Director who holds executive office, his or her appointment to such office is terminated or expires and the Board resolves that his or her office be vacated.

78.2	A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

BOARD POWERS

79	BOARD POWERS

79.1

Subject to the Statutes, the Company’s memorandum of association and these Articles and to any directions given by Special Resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of these Articles nor any such direction shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The provisions in these Articles giving specific powers to the Board shall not limit the general powers given by this Article.

79.2

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him or her.

80	DIRECTORS BELOW THE MINIMUM NUMBER

If the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there is no Director or there are no Directors able or willing to act, any two shareholders may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he or she is re-elected during such meeting.

81	DELEGATION TO EXECUTIVE DIRECTORS

The Board may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Board may grant to a

Director the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the Director. The Board may at any time revoke the delegation or alter its terms and conditions.

82	DELEGATION TO COMMITTEES

82.1

The Board may delegate any of its powers, authorities and discretions (including, without limitation, those relating to the payment of monies or other remuneration to, and the conferring of benefits on, a Director) for such time and on such terms and conditions as it shall think fit to a committee consisting of one or more Directors and (if thought fit) one or more other persons. The Board may grant to the committee the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

82.2	The Board’s power under these Articles to delegate to a committee:

82.2.1	includes (without limitation) the power to delegate the determination of any fee, remuneration or other benefit to be paid or provided to any Director; and

82.2.2	is not limited by the fact that in some Articles but not others express reference is made to particular powers being exercised by the Board or by a committee.

82.3

In addition to the Board’s power to delegate to committees pursuant to this Article 82, the Board may delegate any of its powers to any individual Director or member of the management of the Company or any of associated companies as it sees fit; any such individual shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board.

83	DELEGATION TO AGENTS

The Board may, by power of attorney or otherwise, appoint a person to be the agent of the Company and may delegate to such person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. The Board may grant the power to sub-delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

84	EXERCISE OF VOTING POWER

The Board may exercise or cause to be exercised the voting power conferred by shares in any other body corporate held or owned by the Company, or any power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

85	PROVISION FOR EMPLOYEES

The Board may exercise any power conferred on the Company by the Statutes to make provision for the benefit of persons employed or formerly employed by any Group Member in connection with the cessation or the transfer to any person of the whole or part of the undertaking of such Group Member.

86	OVERSEAS REGISTERS

Subject to the Statutes, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register in relation to shareholders and may make and vary such regulations as it thinks fit concerning the keeping of any such register.

87	BORROWING POWERS

Subject to the Statutes, the Board may exercise all the powers of the Company to borrow or raise money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to section 1021 of the Act, to create and issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of any third party.

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS

88	FEES

The Company shall pay to the Directors for their services as Directors such aggregate amount of fees, salary or other remuneration as the Board decides. The aggregate fees shall be divided among the Directors in such proportions as the Board decides or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary or remuneration payable to him or her under a service agreement or other amount payable to him or her pursuant to other provisions of these Articles and accrues from day to day. The Board may from time to time determine that, subject to the requirements of the Acts, all or part of any fees or other remuneration payable to any Director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

89	EXPENSES

A Director may also be paid all travelling, hotel and other expenses properly incurred by him or her in connection with his or her attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of his or her duties as a Director, including (without limitation) any professional fees incurred by him or her (with the approval of the Board or in accordance with any procedures stipulated by the Board) in taking independent professional advice in connection with the discharge of such duties.

90	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide, and may be wholly or in part governed by business done or profits made, or as otherwise decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee) and further may be in addition to or instead of a fee or other remuneration payable to him or her for his or her services as a Director pursuant to these Articles.

91	SPECIAL REMUNERATION

A Director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairperson or vice-chairperson of the Board, services as a member of any Board committee and services which the Board considers to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Board (including, for the avoidance of doubt, the Board acting through a duly authorised Board committee) may decide.

92	COMPANY PROPERTY

Each Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use the property of the Company pursuant to or in connection with: the exercise or performance of his or her duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

93	PENSIONS AND OTHER BENEFITS

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director, an officer or a director or an employee of a company which is or was a Group Member, a company which is or was allied to or associated with the Company or with a Group Member or a predecessor in business of the Company or of a Group Member (and for any member of his or her family, including a spouse or former spouse, or a person who is or was dependent on him or her). For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may arrange for this to be done by the Company alone or in conjunction with another person. A Director or former Director is entitled to receive and retain for his or her own benefit any pension or other benefit provided in accordance with this Article and is not obliged to account for it to the Company.

DIRECTORS’ PROCEEDINGS

94	BOARD MEETINGS

Subject to these Articles, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board.

95	NOTICE OF BOARD MEETINGS

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him or her personally or by word of mouth or sent in writing to his or her last known address or any other address given to the Company by him or her for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. It shall not be necessary to give notice of a Board meeting to a Director who is absent with leave unless the Director has notified the Company in writing of an address or an address for electronic communications at which notice of such meetings is to be given to him or her when he or she is absent with leave. A Director may be treated as having waived his or her entitlement to notice of a meeting of the Board if he or she has not supplied the Company with the information necessary to ensure that he or she receives notice of a meeting before it takes place. A Director may waive the requirement that notice of any Board meeting be given to him or her, either prospectively or retrospectively.

In this Article “address”, in relation to documents in electronic form, includes any number or address used for the supply of documents in electronic form.

96	QUORUM

No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum may be fixed by the Board and unless so fixed at any other number shall be a majority in number of the Directors in office at the time when the meeting is convened. A duly convened Board meeting at which a quorum is present shall be competent to exercise any and all of the authorities, discretions and powers vested in or exercisable by the Board.

97	BOARD CHAIRPERSON

The Board may appoint any Director to be, and may remove, a chairperson and a vice- or deputy chairperson of the Board. The chairperson or, in his or her absence, the vice- or deputy chairperson, shall preside at all Board meetings. If there is no chairperson or vice- or deputy chairperson, or if at a Board meeting neither the chairperson nor the vice- or deputy chairperson is present within ten (10) minutes after the time appointed for the meeting, or if neither of them is willing to act as chairperson, the Directors present may choose any Director present to be chairperson of the meeting.

98	VOTING

Questions arising at a meeting shall be decided by a simple majority of votes of the Directors present at the meeting. Each Director present and voting shall have one vote. For the avoidance of doubt, in the case of an equality of votes, the chairperson shall have a second or casting vote.

99	TELEPHONE / VIDEO PARTICIPATION

A Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, video conferencing or any other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Subject to the Statutes, all business transacted in this way by the Board or a committee of the Board shall be deemed for the purposes of the Articles to be validly and effectively transacted at a meeting of the Board or a committee of the Board even if one Director only is physically present at any one place. The meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairperson of the meeting then is.

100	WRITTEN RESOLUTIONS

100.1

A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting and unanimously in number, or by all the members of a committee of the Board for the time being entitled to receive notice of the meetings of such committee and unanimously in number, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

100.2	Such a resolution:

100.2.1

may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by facsimile or other electronic transmission; and

100.2.2	to be effective, need not be signed by a Director who is prohibited by these Articles from voting on it.

100.3

For the purposes of this Article, a resolution will be deemed to have been executed by a Director if that Director gives his, or her, confirmation by electronic mail that he, or she, approves the text of the resolution.

101	COMMITTEE PROCEEDINGS

Proceedings of committees of the Board shall be conducted in accordance with regulations prescribed by the Board (if any). Subject to those regulations, such proceedings shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the Board. Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and such resolution states that the committee shall consist of any one or more unnamed Directors, it shall not be necessary to give notice of a meeting of such committee to any Directors other than the Director or Directors who form the committee.

102	MINUTES

102.1	The Board shall cause minutes to be made of:

102.1.1	all appointments of officers and committees made by the Board and of any such officer’s remuneration; and

102.1.2

the names of Directors present at every meeting of the Board, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

102.2

Any such minutes, if purporting to be signed by the chairperson of the meeting at which the proceedings were held or by the chairperson of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

103	VALIDITY OF PROCEEDINGS

All acts done in good faith by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director or a committee member shall, notwithstanding that it may be discovered afterwards that there was a defect in the appointment of any person so acting or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or committee member and entitled to vote.

INTERESTS OF DIRECTORS

104	CONTRACTING WITH THE COMPANY

Subject to the provisions of the Statutes, no Director or intending Director shall be disqualified by his or her office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any transaction or arrangement entered into on behalf of the Company in which any Director is in any way directly or indirectly interested be liable to be avoided, nor shall any Director so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office, or of the fiduciary relationship thereby established, provided that the nature of this interest has been declared by him or her in accordance with Article 105.

105	DECLARATION OF INTERESTS

105.1

A Director who is in any way (whether directly or indirectly) interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Act, declare the nature of his or her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested; or (b) by providing a general notice to the Directors declaring that he or she is a director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction. If a declaration of interest under this Article proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

105.2	Provided that a Director has declared the nature and extent of his or her interest to the other Directors, a Director notwithstanding his or her office:

105.2.1	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

105.2.2

may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her in accordance with Article 105.1, at or prior to its consideration and any vote thereon; and

105.2.3	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested,

and (a) he or she shall not, by reason of his or her office, be accountable to the Company for any benefit which he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; (b) he or she shall not infringe his duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company as a result of any such office or employment or any such transaction or arrangement or any interest in such body corporate; (c) he or she shall not be required to disclose to the Company, or use in performing his duties as a Director of the Company, any confidential information relating to such office or employment if to make such disclosure or use would result in a breach of a duty or obligation of confidence owed by the Director in relation to or in connection with such office or employment; (d) he or she may absent himself or herself from discussions, whether in meetings of the Directors or otherwise, and exclude himself or herself from information which will or may relate to such office, employment, transaction, arrangement or interest; and (e) no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

105.3	For the purposes of Article 105.1:

105.3.1

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

105.3.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of him or her; and

105.3.3

a copy of every declaration made and notice given under Article 105.1 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or any shareholder at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

106	AUTHORISATION OF BOARD OF CONFLICTS OF INTERESTS

106.1

Nothing in section 228(1)(f) of the Act shall restrict a Director from entering into a commitment which has been authorised by the Board or has been authorised pursuant to such authority as may be delegated by the Board in accordance with these Articles which, if not so authorised, would infringe the duty to avoid conflicts of interest as set out in section 228(1)(f) of the Act. As recognised by section 228(1)(e) of the Act, the Directors may agree to restrict their power to exercise an independent judgement but only where this has been expressly authorised by a resolution of the Board. The Directors may give such authorisations upon such terms as they think fit in accordance with the Act. The Directors may vary or terminate any such authorisations at any time.

106.2

If a matter, or office, employment or position has been authorised by the Directors in accordance with this Article 106 then (subject to such terms and conditions, if any, as the Directors may think fit to impose from time to time, and always subject to their right to vary or terminate such authorisations or the permissions set out below):

106.2.1

the Director shall not be required to disclose any confidential information relating to such matter, or office, employment or position to the Company if to make such a disclosure would result in a breach of a duty or obligation of confidence owed by him or her in relation to or in connection with that matter, or that office, employment or position;

106.2.2	the Director may absent himself or herself from meetings of the Directors at which anything relating to that matter will or may be discussed; and

106.2.3	the Director may make such arrangements as such Director thinks fit for relevant papers to be received and read by a professional adviser on behalf of that Director.

106.3

A Director shall not, by reason of his or her office, be accountable to the Company for any benefit which he or she derives from any matter which has been approved by the Directors pursuant to this Article 106 (subject in any such case to any limits or conditions to which such approval was subject).

107	PROHIBITION ON VOTING BY INTERESTED DIRECTORS

Except as otherwise provided in these Articles, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he or she has any material interest otherwise than by virtue of his or her interests in shares or debentures or other securities of or otherwise in or through the Company or any resolution of the Directors granting him or her authorisation under Article 106. A Director shall not be counted in the quorum of a meeting in relation to any resolution on which he or she is debarred from voting.

108	ABILITY OF INTERESTED DIRECTORS TO VOTE

108.1

A Director shall (in the absence of a material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

108.1.1

the giving of any security or indemnity to him or her in respect of money lent or obligations incurred by him or her at the request of or for the benefit of the Company or any of its subsidiary undertakings;

108.1.2

the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he, himself or she, herself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

108.1.3

any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he or she is or is to be interested as a participant in the underwriting or sub underwriting thereof;

108.1.4

any proposal concerning any other company in which he or she is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he or she is not interested (as that term is used in section 804 of the Act) in 1% or more of any class of the equity share capital of such company (or of any third company through which his or her interest is derived) or of the voting rights available to shareholders of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all the circumstances);

108.1.5

any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he or she may benefit and which has been approved by or is subject to and conditional upon approval by the Board of the Revenue Commissioners for taxation purposes;

108.1.6

any proposal relating to any arrangement for the benefit of employees under which he or she benefits or may benefit in a similar manner as the employees and which does not accord to him or her as a Director any privilege or advantage not generally accorded to the employees to whom the arrangement relates; or

108.1.7	subject to the Statutes, any proposal concerning the purchase and/or maintenance of any insurance policy under which a Director may benefit.

109	DIVISION OF PROPOSALS

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under the proviso to Article 108.1.4 shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

110	RULINGS ON QUESTIONS OF ENTITLEMENT TO VOTE

If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his or her voluntarily agreeing to abstain from voting, such question shall (unless the Director in question is the chairperson in which case he or she shall withdraw from the meeting and the Board shall elect a deputy chairperson to consider the question in place of the chairperson) be referred to the chairperson of the meeting and his or her ruling in relation to any other Director shall be final and conclusive, except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed.

111	INTERESTS OF CONNECTED PERSONS

For the purposes of these Articles, an interest of any person who is for any purpose of the Act (excluding any statutory modification thereof not in force when these Articles became binding on the Company) connected with a Director within the meaning of section 220 of the Act shall be taken to be the interest of that Director.

112	ABILITY OF DIRECTOR TO HOLD OTHER OFFICES

A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine. A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of such company; provided that he or she has declared the nature of his or her position with, or interest in, such company to the Board in accordance with Article 105.1.

113	REMUNERATION FOR PROFESSIONAL SERVICES

Any Director may act by himself or herself or his or her firm in a professional capacity for the Company and he or his firm or she and her firm shall be entitled to a remuneration for professional services as if he or she was not a Director, provided that nothing herein contained shall authorise a Director or his or her firm to act as the Auditors.

114	DIRECTORSHIPS OF OTHER COMPANIES

Any Director may continue to be or become a Director of, or hold any other office or place of profit under, any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration, salary, commission, participation in profits, pension, superannuation or other benefits received by him or her as a director of, or holder of any other office or place of profit under, or shareholder of, any such other company. The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it may think fit (including the exercise thereof in favour of any resolution appointing the directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

SECRETARY

115	SECRETARY

115.1

Subject to the Statutes, the Board shall appoint a Secretary on such terms and conditions as it thinks fit. The Board may remove a person appointed pursuant to this Article from office and appoint another or others in his or her place.

115.2

It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of the Company, and of its Committees and to authenticate records of the Company.

115.3

Any provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

SEALS AND DOCUMENT AUTHENTICATION

116	SEAL

116.1

The Company shall have a common seal which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

116.2

The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

117	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY

117.1	A Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company (including the memorandum of association and these Articles) and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company, and may certify copies of or extracts from any such items as true copies or extracts.

117.2

A document purporting to be a copy of a resolution of the Board or an extract from the minutes of a meeting of the Board or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of the proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

118	DECLARATION

Subject to the Statutes and these Articles, the Company may by Ordinary Resolution declare a dividend to be paid to shareholders according to their respective rights and interests in the profits of the Company. No such dividend shall exceed the amount recommended by the Board.

119	INTERIM DIVIDENDS

Subject to the Statutes, the Board may pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If at any time the share capital is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrears. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares ranking after those with preferential rights.

120	ENTITLEMENT TO DIVIDENDS

120.1	Except as otherwise provided by these Articles or the rights attached to shares:

120.1.1	a dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the shares on which the dividend is paid; and

120.1.2

dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

120.2	Except as otherwise provided by these Articles or the rights attached to shares:

120.2.1	a dividend may be paid in any currency or currencies decided by the Board; and

120.2.2	the Company may agree with a shareholder that any dividend declared or which may become due in one currency will be paid to the shareholder in another currency; and

120.2.3

the Directors can decide that a Depositary should receive dividends in a currency other than the currency in which they were declared and can make arrangements accordingly. In particular, if a Depositary has chosen or agreed to receive dividends in another currency, the Directors can make arrangements with the Depositary for payment to be made to the Depositary for value on the date on which the relevant dividend is paid, or a later date decided by the Directors, for which purpose the Board may use any relevant exchange rate current at any time as the Board may select for the purpose of calculating the amount of any shareholder’s entitlement to the dividend.

121	PAYMENT METHODS

121.1

The Company may pay a dividend, interest or other amount payable in respect of a share in cash or by cheque, warrant or money order or by a bank or other funds transfer system in accordance with any authority given to the Company to do so by or on behalf of the shareholder in a form or in a manner satisfactory to the Board. Any joint holder or other person jointly entitled to a share may give an effective receipt for a dividend, interest or other amount paid in respect of such share.

121.2	The Company may send a cheque, warrant or money order by post:

121.2.1	in the case of a sole holder, to his or her registered address;

121.2.2	in the case of joint holders, to the registered address of the person whose name stands first in the Share Register;

121.2.3	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 42 (notice to persons entitled by transmission);

121.2.4	in the case of a Depositary, and subject to the approval of the Directors, to such persons and postal addresses as the Depositary may direct; or

121.2.5	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

121.3

Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct. The payment of the cheque, warrant or money order shall be a good discharge to the Company. If payment is made by a bank or other funds transfer, the Company shall not be responsible for amounts lost or delayed in the course of transfer.

121.4

The Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he or she has provided any evidence of his or her entitlement that the Board may reasonably require.

122	DEDUCTIONS

The Board may deduct from any dividend or other amounts payable to any person in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to that share.

123	INTEREST

No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

124	UNCLAIMED DIVIDENDS

All unclaimed dividends or other monies payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of twelve (12) years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

125	UNCASHED DIVIDENDS

125.1	If, in respect of a dividend or other amount payable in respect of a share:

125.1.1	a cheque, warrant or money order is returned undelivered or left uncashed; or

125.1.2	a transfer made by or through a bank transfer system and/or other funds transfer system(s) fails or is not accepted,

on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such share to such person until he or she notifies the Company of an address or account to be used for such purpose.

126	DIVIDENDS IN KIND

A general meeting declaring a dividend may, upon the recommendation of the Board, direct that it shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up shares or securities of any other body corporate). Where any difficulty arises concerning such distribution, the Board may settle it as it thinks fit. In particular (without limitation), the Board may:

126.1.1	issue fractional certificates or ignore fractions;

126.1.2	fix the value for distribution of any assets, and may determine that cash shall be paid to any shareholder on the footing of the value so fixed in order to adjust the rights of shareholders; and

126.1.3	vest any assets in trustees on trust for the persons entitled to the dividend.

127	SCRIP DIVIDENDS

127.1

The Board may, with the prior authority of an Ordinary Resolution and subject to such terms and conditions as the Board may determine, offer any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the Ordinary Resolution, subject to the Statutes and to the provisions of this Article.

127.2

An Ordinary Resolution under Article 122.1 may specify a particular dividend (whether or not declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the fifth annual general meeting next following the date of the meeting at which the Ordinary Resolution is passed.

128	RESERVES

The Board may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit. Such sums standing to reserve may be applied, at the Board’s discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Board may also carry forward any profits without placing them to reserve.

129	CAPITALISATION OF PROFITS AND RESERVES

129.1	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot shares under Article 7, the Directors may:

129.1.1

resolve to capitalise an amount standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account, whether or not available for distribution);

129.1.2	appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the reserves or funds that are not available for distribution may, for the purposes of this Article 129, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

129.1.3

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve or fund and, in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

129.1.4

authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those shareholders; and

129.1.5	generally do all acts and things required to give effect to the resolution.

129.2	Without otherwise limiting their application, the provisions of Articles 128.1 shall apply, mutatis mutandis to give effect to any resolution of the Board to implement a Rights Plan.

RECORD DATES

130	BOARD TO FIX DATE

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject to the Statutes the Company or the Board may:

130.1.1

fix any date (the “record date”) as the date at the close of business (or such other time as the Board may decide) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular; a record date may be on or at any time before any date on which such item is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) after any date on which such item is recommended, resolved, declared or announced; and

130.1.2

for the purposes of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to the register after the time specified by virtue of this Article 130 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

ACCOUNTS

131	ACCOUNTING RECORDS

131.1	The Company shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

131.1.1	correctly record and explain the transactions of the Company;

131.1.2	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

131.1.3	will enable the Directors to ensure that any financial statements of the Company complies with the requirements of the Act; and

131.1.4	will enable those financial statements of the Company to be readily and properly audited.

131.2

The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit and loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.

131.3

The accounting records shall be kept at the Registered Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

131.4

In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

132	ACCESS TO ACCOUNTING RECORDS

No shareholder (other than an officer of the Company) shall have any right of inspecting any accounting record or other document of the Company unless he or she is authorised to do so by statute, by order of the court, by the Board or by an Ordinary Resolution. No shareholder shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the shareholders of the Company to communicate to the public.

133	DISTRIBUTION OF ANNUAL ACCOUNTS

133.1

A copy of the statutory financial statements of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report or summary financial statements prepared in accordance with section 1119 of the Act shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty one (21) clear days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other electronic means, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes, and provided further that where the Directors elect to send summary financial statements to the shareholders, any shareholder may request that he or she be sent a hard copy of the statutory financial statements of the Company.

133.2	For the purposes of this Article, copies of those documents are also to be treated as sent to a person where:

133.2.1	the Company and that person have agreed to that person having access to the documents on a website (instead of their being sent to such person);

133.2.2	the documents are documents to which that agreement applies; and

133.2.3	that person is notified, in a manner for the time being agreed for the purpose between such person and the Company, of:

(a)	the publication of the documents on a website;

(b)	the address of that website; and

(c)	the place on that website where the documents may be accessed, and how they may be accessed.

In this Article, “address” includes any number or address used for the purpose of communication by electronic means.

133.2.4

For the purposes of this Article, documents treated in accordance with Article 133.2 as sent to any person are to be treated as sent to such person not less than twenty one (21) days before the date of a meeting if, and only if:

(a)	the documents are published on the website throughout a period beginning at least twenty one (21) days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the notification given for the purposes of Article 133.2.3 is given not less than twenty one (21) days before the date of the meeting.

133.3	Nothing in Article 133.2 shall invalidate the proceedings of a meeting where:

133.3.1	any documents that are required to be published as mentioned in Article 133.2.4(1) are published for a part, but not all, of the period mentioned in that Article; and

133.3.2	the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

133.4

This Article shall not require a copy of the documents referred to in Article 133.1 to be sent to any person who is not entitled to receive notices of general meetings, any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

133.5

Where copies of documents are sent out pursuant to this Article over a period of days, references elsewhere in the Act to the day on which those copies are sent out shall be read as references to the last day of that period.

AUDIT

134	APPOINTMENT OF AUDITORS

Auditors shall be appointed and their duties regulated in accordance with the Act, any other applicable law and such requirements not inconsistent with the Act as the Board may from time to time determine.

COMMUNICATIONS

135	COMMUNICATIONS

Any documents or information to be sent or supplied by or to the Company may be sent or supplied in hard copy form, in electronic form or by means of a website to the extent permitted by the statutes and these Articles.

136	COMMUNICATIONS TO THE COMPANY

136.1	A document or information is validly sent or supplied by a shareholder to the Company in hard copy form if it is sent or supplied by hand or by post (in a prepaid envelope) to:

136.1.1	an address specified by the Company for the purpose;

136.1.2	the Registered Office; or

136.1.3	an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

136.2

A document or information may only be sent or supplied by a shareholder to the Company in electronic form if the Company has agreed by notice to the shareholders that the document or information may be sent or supplied in that form (and not revoked that agreement) or the Company is deemed to have so agreed by a provision of the Statutes.

136.3	Subject to Article 136.2 above, where a document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

136.3.1	specified for the purpose by the Company (generally or specifically); or

136.3.2	deemed by a provision of the Statutes to have been so specified.

137	COMMUNICATIONS BY THE COMPANY OR THE BOARD IN HARD COPY FORM

137.1	A document or information sent or supplied by the Company or the Board in hard copy form must be:

137.1.1	handed to the intended recipient; or

137.1.2	sent or supplied by hand or by post (in a pre-paid envelope):

(a)	to an address specified for the purpose by the intended recipient;

(b)	to a company at its registered office;

(c)	to a person in his or her capacity as a shareholder, at his or her address as shown in the register;

(d)	to a person in his or her capacity as a Director, at his or her address as shown in the register of Directors; or

(e)	to an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

137.2	Where the Company is unable to obtain any address falling within Article 137.1 above, the document or information may be sent or supplied to the intended recipient’s last address known to the company.

138	COMMUNICATIONS BY THE COMPANY IN ELECTRONIC FORM

138.1

A document or information (including the Company’s audited accounts and the directors’ and auditor’s reports thereon) may only be sent or supplied by the Company or the Board by electronic means to a person or company who has agreed (generally or specifically) that the document or information may be sent or supplied in that form (and not revoked that agreement). Any such consent requirement shall be deemed to have been satisfied where the Company has written to the shareholder informing him or her of its intention to use electronic communications for such purposes and the shareholder has not, within four (4) weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a shareholder has given, or is deemed to have given his or her consent to the receipt by such shareholder of electronic mail or other electronic means approved by the Directors, he or she may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided however that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

138.2	Where the document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

138.2.1	specified for the purpose by the intended recipient (generally or specifically); or

138.2.2	where the intended recipient is a company, deemed by a provision of the Statutes to have been so specified.

139	COMMUNICATIONS BY THE COMPANY BY MEANS OF A WEBSITE

139.1	A document or information may only be sent or supplied by the Company to a person by being made available on a website if the person:

139.1.1	has agreed (generally or specifically) that the document or information may be sent or supplied to him or her in that manner; or

139.1.2	is taken to have so agreed in accordance with the Statutes, and has not revoked that agreement.

139.2

A document or information authorised or required to be sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient to read it (and see any images contained in it) with the naked eye and to retain a copy of it.

139.3	The Company must notify the intended recipient of:

139.3.1	the presence of the document or information on the website;

139.3.2	the address of the website;

139.3.3	the place on the website where it may be accessed; and

139.3.4	how to access the document or information.

139.4	The document or information is taken to be sent:

139.4.1	on the date on which the notification required by Article 139.3 above is sent; or

139.4.2	if later, the date on which the document or information first appears on the website after that notification is sent.

139.5	The Company must make the document or information available on the website throughout:

139.5.1	the period specified by any applicable provision of the Statutes; or

139.5.2	if no such period is specified, the period of twenty eight (28) days beginning with the date on which the notification required by Article 139.3 is sent to the person in question.

139.6

A failure to make a document or information available on a website throughout the period mentioned in Article 139.5 shall be disregarded if (a) it is made available on the website for part of that period; and (b) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.

139.7	A notice of a general meeting of the Company given by means of a website must:

139.7.1	state that it concerns a notice of a meeting of the Company;

139.7.2	specify the place, date and time of the meeting; and

139.7.3	state whether the meeting is to be an annual general meeting.

140	COMMUNICATIONS BY OTHER MEANS

140.1

A document or information that is sent or supplied to the Company otherwise than in hard copy form, by electronic means or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the Company.

140.2

A document or information that is sent or supplied by the Company or the Board otherwise than in hard copy form, by electronic means or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

141	FAILURE TO DELIVER BY ELECTRONIC MEANS

If any document or information has been sent or supplied by electronic means in accordance with Article 138 to any shareholder at his or her address specified for the purpose or deemed to be so specified and the

Company becomes aware of a failure in delivery (and subsequent attempts to send or supply such document or information by electronic means also result in a failure in delivery), the Company shall either:

141.1.1	send or supply a hard copy of such document or information to such shareholder; or

141.1.2	notify such shareholder of the information set out in Article 139.3,

in each case in the manner described in Article 137.1.

142	WHEN SERVICE IS EFFECTED ON A MEMBER

142.1	Where a document or information is, under Article 137.1, sent or supplied by post, service or delivery to a shareholder it shall be deemed to be effected:

142.1.1

if sent by first class post or special delivery post from an address in Ireland to another address in Ireland or from an address in the United States to another address in the United States, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, at the expiration of twenty four (24) hours after the time when the cover containing the same is posted; or

142.1.2

in any other case, on the third day following that on which the document or information was posted, and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed and posted.

142.2

Where a document or information is, under Article 138, sent or supplied by electronic means to an address specified for the purpose by the intended recipient, service or delivery shall be deemed to be effected on the same day on which it is sent or supplied and in proving such service it will be sufficient to prove that it was properly addressed.

142.3

Where a document or information is, under Article 139, sent or supplied by means of a website, service or delivery shall be deemed to be effected when (a) the material is first made available on the website; or (b) if later, when the recipient received (or, in accordance with this Article 142.3, is deemed to have received) notification of the fact that the material was available on the website.

143	NOTICE BY ADVERTISEMENT

143.1

If at any time by reason of the suspension or curtailment of postal services within Ireland or the United States (or such other jurisdiction as the Board may consider appropriate for the service of notices), the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by notice advertised on the same date in at least one national newspaper in Ireland, the United States and / or such other jurisdiction as the Board may consider appropriate for the service of notices (as applicable) and such notice shall be deemed to have been duly served on all shareholders entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least six clear days prior to the meeting the posting of notices to addresses throughout Ireland, the United States or such other jurisdiction as the Board may consider appropriate for the service of notices (as applicable) again becomes practicable.

143.2

Notwithstanding anything in the Statutes or these Articles, if by reason of suspension or curtailment of postal services within Ireland or the United States (or such other jurisdiction as the Board may consider appropriate for the service of notices), the Company is unable in the opinion of the Board to deliver the documents referred to in Article 133.1 to persons entitled thereto by the time therein prescribed, the Company may nevertheless proceed validly to convene and hold the general meeting before which such documents are to be laid by giving notice of such meeting in accordance with Article 143.1, but so that the reference in the final sentence of that Article 143.1 to “confirmatory copies of the notice” shall be read to include the relevant documents referred to in Article 133 and the reference therein to “six clear days” shall be read as “three clear days” and provided always that such documents shall be made available for inspection during normal business hours at the Registered Office throughout the period from the date of publication of the notice convening such meeting until the date of the meeting and also at the meeting itself.

144	DOCUMENTS AND INFORMATION TO JOINT HOLDERS

All notices directed to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the register, and notice so given shall be sufficient notice to all the holders of such share.

145	SERVICE OF DOCUMENTS AND INFORMATION ON PERSONS ENTITLED TO SHARES BY TRANSMISSION

A person entitled to a share in consequence of the death or bankruptcy of a shareholder upon supplying to the Company such evidence as the Board may reasonably require to show his or her title to the share, and upon supplying also an address in Ireland or the United States or such other jurisdiction as the Board may consider appropriate for the service of notices, shall be entitled to have served upon or delivered to him or her at such address any notice or document to which the shareholder, but for his or her death or bankruptcy, would be entitled, and such service or delivery shall for all purposes be deemed to be sufficient service for delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him or her) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any shareholder in pursuance of these presents shall, notwithstanding that such shareholder be then dead or bankrupt, and whether or not the Company shall have notice of his or her death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or first named joint holder.

146	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION

A shareholder who has not supplied to the Company an address for the service of notices shall not be entitled to receive notices from the Company.

147	DOCUMENT DESTRUCTION

147.1	The Company may destroy:

147.1.1	any share certificate or other evidence of title to shares which has been cancelled at any time after one year from the date of such cancellation;

147.1.2

any mandate for the payment of dividends or other amounts or any variation or cancellation of such mandate or any other instruction concerning the payment of monies or any notification of change of name or address at any time after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

147.1.3	any instrument or other evidence of transfer of shares or renunciation of an allotment of shares which has been registered at any time after six years from the date of registration; and

147.1.4	any other document on the basis of which an entry in the Register is made at any time after six years from the date an entry in the Register was first made in respect of it,

and the Company may destroy any such document earlier than the relevant date, provided that a permanent record of the document is made (on microfilm, computer disc or otherwise) which is not destroyed before that date.

147.2	It shall be conclusively presumed in favour of the Company that every entry in the Share Register purporting to have been made on the basis of a document destroyed in accordance with this Article was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was valid and was duly cancelled and that every other document so destroyed was valid and effective in accordance with the recorded particulars in the records of the Company, provided that:

147.2.1	this Article shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant;

147.2.2

nothing in this Article imposes on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article which would not attach to the Company in the absence of this Article; and

147.2.3	references in this Article to the destruction of any document include references to the disposal of it in any manner.

MISCELLANEOUS

148	CHANGE OF COMPANY NAME

The name of the Company may be changed, subject to the approval of the Registrar of Companies, by a Special Resolution of the Company.

149	WINDING UP

149.1

If the Company shall be wound up and the assets available for distribution among the shareholders as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the shareholders shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the shareholders in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the holders of shares issued upon special terms and conditions.

149.2

In case of a sale by the liquidator under the Act, the liquidator may by the contract of sale agree so as to bind all the shareholders for the allotment to the shareholders directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting shareholders conferred by the said section.

149.3

The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

149.4

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Act, may divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no shareholder shall be compelled to accept any assets upon which there is a liability.

150	INDEMNITY AND INSURANCE

150.1

Subject to the provisions of and so far as may be admitted by the Act, every Director and the Secretary of the Company and, every director and secretary of any associated company of the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the Court.

150.2

The Directors shall have power to purchase and maintain, for any Director, the Secretary or other officers or employees of the Company, and every director, secretary or any employees of any associated company of the Company, insurance against any such liability as referred to section 235 of the Act.

150.3

As far as is permissible under the Act, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any associated company of the Company (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company; or (b) such Covered Person’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.

150.4

In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.

150.5

Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

150.6

As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this Article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these Articles.

150.7

It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this Article, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or a predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

150.8

The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any associated company of the Company to the fullest extent permitted by law.

151	DISPUTE RESOLUTION

151.1

The courts of Ireland shall have exclusive jurisdiction to determine any dispute related to or connected with (a) any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary or other duty owed by any Director or officer or other employee of the Company to the Company or the Company’s shareholders; or (c) any action asserting a claim against the Company or any Director or officer or other employee of the Company arising under the laws of Ireland or pursuant to any provision of the Articles (as either may be amended from time to time).

151.2

Damages alone may not be an adequate remedy for any breach of this Article 151, so that, in the event of a breach or anticipated breach, the remedies of injunction and / or an order for specific performance would in appropriate circumstances be available.

151.3	The governing law of the Articles is the substantive law of Ireland.

151.4	For the purposes of this Article 151:

151.4.1	a “dispute” shall mean any dispute, controversy or claim;

151.4.2	references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

151.4.3

“Director” shall be read so as to include each and any Director of the Company from time to time in his or her capacity as such or as an employee of the Company and shall include any former Director of the Company.

We, the persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of share(s) in the capital of the Company set opposite each name.

Name and Address of Subscribers	Number of Ordinary shares of €1.00 each taken by each subscriber

PAULA HORAN	50
85 CASTLEFARM
SHANKILL
CO. DUBLIN
/s/ PAULA HORAN
Company Director

ANDREW LAMBE	50
55 MOUNT PROSPECT DRIVE
CLONTARF
DUBLIN 3
/s/ ANDREW LAMBE
Company Director

Total Shares	100

Signatures in writing of the above subscribers, attested by witness as provided for below; or in authentication in the manner referred to in section 888.

Dated: 4 July 2017

Witness to the above signatures: -

PHILIP HAYDEN

THE BLACK CHURCH

ST. MARY’S PLACE

DUBLIN 7

/s/ PHILIP HAYDEN

Annex C

DRAFT DEED OF

AMENDMENT OF

THE ARTICLES OF

ASSOCIATION

CIMPRESS N.V.

DRAFT 9 August 2019

Please note that prior to the execution of this document, the layout will be amended to a notarial format by

(i) removing this cover page, (ii) justifying the text across all pages, and (iii) removing any blank lines.

C-1

DEED OF AMENDMENT OF
THE ARTICLES OF ASSOCIATION
CIMPRESS N.V.
(unofficial translation)

Today, [date],

appeared before me, [Manon Anna Justina Cremers], civil law notary in Amsterdam:

[appearing person].

The appearing person declared as follows:

•

the articles of association of Cimpress N.V., a public limited company (naamloze vennootschap) having its seat in Venlo, its address at Dublin Road, Building D, Xerox Technology Park, A91 H9n9 Dundalk and registered in the trade register under number 14117527 (the “company”), were lastly amended by deed executed on the fourteenth of November two thousand and eighteen before M.A.J. Cremers, civil law notary in Amsterdam;

•	on [date], the general meeting of the company resolved to amend the articles of association of the company partially;

•	furthermore, it was decided to authorize the appearing person to effect such amendment of the articles of association; and

•	that these resolutions are evidenced by a copy of (an extract of) the minutes of the relevant meeting to be attached to this deed.

Subsequently, the appearing person declared to amend the articles of association of the company partially, in pursuance of the referred resolutions, so:

Following article 28, a new article 29 will be added which will read as follows:

CASH COMPENSATION RIGHT

Article 29.

29.

If the company enters into a merger with Cimpress plc, a public limited company incorporated under the laws of Ireland (“Cimpress plc”) in accordance with the joint merger proposal dated on or about 17 September 2019 prepared by the Board of Directors of the company and the board of directors of Cimpress plc, which merger proposal includes an exchange ratio of one share in the share capital of Cimpress plc in exchange for one share in the share capital of the company (the “Exchange Ratio”), the cash compensation for each ordinary share of the company which may be requested by each shareholder who votes against the intended merger in the general meeting (the “General Meeting”), due to article 2:333h Dutch Civil Code, is equal to the closing price of an ordinary share of the company on the Nasdaq Global Stock Market on the first trading date immediately after the expiration of a one month period, which period starts the day after the date of the General Meeting.

Final clause

This deed was executed in Amsterdam today.

The substance of this deed was stated and explained to the appearing person.

The appearing person declared not to require a full reading of the deed, to have taken note of the contents of this deed and to consent to it.

Subsequently, this deed was read out in a limited form, and immediately thereafter signed by the appearing person and myself, civil law notary, at

C-2

ANNEX D

RELEVANT TERRITORIES

D-1

ANNEX D

RELEVANT TERRITORIES

1	Albania	26	Greece	51	Panama
2	Armenia	27	Hong Kong	52	Poland
3	Australia	28	Hungary	53	Portugal
4	Austria	29	Iceland	54	Qatar
5	Bahrain	30	India	55	Romania
6	Belarus	31	Israel	56	Russia
7	Belgium	32	Italy	57	Saudi Arabia
8	Bosnia & Herzegovina	33	Japan	58	Serbia
9	Botswana	34	Kazakhstan	59	Singapore
10	Bulgaria	35	Korea	60	Slovak Republic
11	Canada	36	Kuwait	61	Slovenia
12	Chile	37	Latvia	62	South Africa
13	China	38	Lithuania	63	Spain
14	Croatia	39	Luxembourg	64	Sweden
15	Cyprus	40	Macedonia	65	Switzerland
16	Czech Republic	41	Malaysia	66	Thailand
17	Denmark	42	Malta	67	Turkey
18	Egypt	43	Mexico	68	Ukraine
19	Estonia	44	Moldova	69	United Arab Emirates
20	Ethiopia	45	Montenegro	70	United Kingdom
21	Finland	46	Morocco	71	United States
22	France	47	Netherlands	72	Uzbekistan
23	Georgia	48	New Zealand	73	Vietnam
24	Germany	49	Norway	74	Zambia
25	Ghana	50	Pakistan

D-2

ANNEX E

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Proxy Statement contains forward-looking statements that involve risks and uncertainties. The statements contained in this Proxy Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including but not limited to our statements about the anticipated growth, development and profitability of certain of our businesses, the size of our market and our ability to take advantage of the market opportunity, sufficiency of our tax reserves, sufficiency of our cash, legal proceedings, expected currency volatility, and our planned allocations of our capital and the anticipated effects of those allocations. Without limiting the foregoing, the words “may,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “designed,” “potential,” “continue,” “target,” “seek” and similar expressions are intended to identify forward-looking statements. All forward-looking statements included in this Proxy Statement are based on information available to us up to, and including the date of this document, and we disclaim any obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain important factors, including those set forth in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and elsewhere in this Proxy Statement. You should carefully review those factors and also carefully review the risks outlined in other documents that we file from time to time with the SEC.

Executive Overview

Cimpress N.V. is a strategically focused group of more than a dozen businesses that specialize in mass customization, via which we deliver large volumes of individually small-sized customized orders for a broad spectrum of print, signage, photo merchandise, invitations and announcements, writing instruments, packaging, apparel and other categories. We invest in and build customer-focused, entrepreneurial mass customization businesses for the long term, which we manage in a decentralized, autonomous manner. We drive competitive advantage across Cimpress N.V. through a select few shared strategic capabilities that have the greatest potential to create Cimpress-wide value. We limit all other central activities to only those which absolutely must be performed centrally.

During the fourth quarter of fiscal 2019, we revised our internal organizational and reporting structure resulting in changes to our Upload and Print reportable segment. Due to the organizational changes, our Upload and Print reportable segment was split into two separate operating and reportable segments, PrintBrothers and The Print Group. These changes in reporting structure are intended to position leaders closer to operations of the businesses, to lower costs, and to drive culture, priorities, technologies and incentives that improve customer and financial outcomes. We have revised our presentation of all prior periods presented to reflect our revised segment reporting.

As of June 30, 2019, we have numerous operating segments under our management reporting structure that are reported in the following five reportable segments: Vistaprint, PrintBrothers, The Print Group, National Pen, and All Other Businesses. Refer to Note 16 in our accompanying consolidated financial statements for additional information relating to our reportable segments and our segment financial measures.

In accordance with the SEC’s recently issued disclosure simplification rules, we elected to exclude discussion of our fiscal 2018 financial performance as compared to our fiscal 2017 results unless we considered that information material for understanding our financial condition. Refer to our Form 10-K filed with the SEC on August 10, 2018 for discussion related to these periods.

Financial Summary

The primary financial metric by which we set quarterly and annual budgets both for individual businesses and Cimpress-wide is our adjusted free cash flow before cash interest expense related to borrowing; however, in evaluating the financial condition and operating performance of our business, management considers a number of metrics including revenue growth, constant-currency revenue growth, operating income, adjusted net operating profit, cash flow from operations and adjusted free cash flow. A summary of these key financial metrics for the year ended June 30, 2019 as compared to the year ended June 30, 2018 follows:

Fiscal Year 2019

•	Revenue increased by 6% to $2,751.1 million.

•	Consolidated constant-currency revenue increased by 9% and, excluding acquisitions and divestitures completed in the last four quarters, increased by 5%.

•	Operating income increased by $5.8 million to $163.6 million.

•	Adjusted net operating profit, or NOP (a non-GAAP financial measure), increased by $87.8 million to $253.2 million.

•	Cash provided by operating activities increased by $138.8 million to $331.1 million.

•	Adjusted free cash flow (a non-GAAP financial measure) increased by $72.3 million to $211.8 million.

For our fiscal year 2019, the increase in reported revenue is primarily due to the addition of the revenue of our BuildASign business acquired on October 1, 2018, as well as continued growth in our Vistaprint, PrintBrothers, The Print Group and National Pen reportable segments. Currency exchange rate fluctuations negatively impacted revenue during the current fiscal year. Constant-currency revenue growth slowed in our Vistaprint business, primarily due to planned reductions in advertising spend while we rebuild our tools to ensure strong returns and improved customer conversion rates. Our National Pen business also reported lower constant-currency revenue growth relative to the prior year, due in part to strong growth in the prior year period, as well as a reduction in new customer prospecting activities during the second half of the fiscal year because the payback did not meet our expectations. The lower National Pen growth was also impacted by operational delays in the supply chain and lower response rates for direct-marketing mailings in the second quarter.

For the year ended June 30, 2019, operating income increased $5.8 million due to incremental profits generated from the revenue growth described above, as well as improved profitability in our Vistaprint business due to a reduction in advertising expense of $39.6 million during the third and fourth quarters of fiscal 2019. The increase was also impacted by a decrease in share-based compensation expense of $28.8 million, primarily due to the reversal of expenses during the second quarter of fiscal 2019 that were previously recognized for our supplemental performance share units, or supplemental PSUs. The increase was partially offset by the prior year gain of $47.5 million on the sale of Albumprinter, which did not recur during the current year.

For the year ended June 30, 2019, adjusted NOP increased year-over-year primarily due to the same reasons as operating income mentioned above, as well as the addition of the profit from our BuildASign business acquired on October 1, 2018, which positively influenced adjusted NOP to a greater degree than operating income because adjusted NOP excludes acquisition-related amortization expense. Adjusted NOP excludes the prior year gain on the sale of Albumprinter, year-over-year impacts from lower restructuring charges, acquisition-related charges and the goodwill impairment charge recognized for our Printi business and includes realized gains or losses on our currency derivatives intended to hedge EBITDA. The net year-over-year impact of currency on adjusted NOP was positive for the year ended June 30, 2019.

For fiscal year 2020, the following items are expected to positively impact trends in our operating income: full year impact of Vistaprint advertising reductions versus a half year in fiscal year 2019, our plans to decrease investments for our early stage businesses, and reduced investment in National Pen. Increased investment in Vistaprint technology spend is expected to negatively impact trends in our operating income.

Consolidated Results of Operations

Consolidated Revenue

Our businesses generate revenue primarily from the sale and shipment of customized manufactured products. To a much lesser extent (and only in our Vistaprint business) we provide digital services, website design and hosting, and email marketing services, as well as a small percentage from order referral fees and other third-party offerings. For additional discussion relating to segment revenue results, refer to the “Reportable Segment Results” section included below.

Total revenue and revenue growth by reportable segment for the years ended June 30, 2019, 2018 and 2017 are shown in the following tables:

In thousands	Year Ended June 30,			Currency Impact:	Constant- Currency	Impact of Acquisitions/ Divestitures:	Constant- Currency Revenue Growth
	2019	2018	% Change	(Favorable)/ Unfavorable	Revenue Growth (1)	(Favorable)/ Unfavorable	Excluding Acquisitions/ Divestitures (2)
Vistaprint	$1,472,671	$1,462,686	1%	2%	3%	—%	3%
PrintBrothers	443,987	410,776	8%	5%	13%	—%	13%
The Print Group	325,872	320,473	2%	4%	6%	—%	6%
National Pen	348,409	333,266	5%	2%	7%	—%	7%
All Other Businesses (3)	185,052	87,583	111%	6%	117%	(108)%	9%
Inter-segment eliminations	(24,915)	(22,243)

Total revenue	$2,751,076	$2,592,541	6%	3%	9%	(4)%	5%

In thousands	Year Ended June 30,			Currency Impact:	Constant- Currency	Impact of Acquisitions/ Divestitures:	Constant- Currency Revenue Growth
	2018	2017	% Change	(Favorable)/ Unfavorable	Revenue Growth (1)	(Favorable)/ Unfavorable	Excluding Acquisitions/ Divestitures (2)
Vistaprint	$1,462,686	$1,310,975	12%	(3)%	9%	—%	9%
PrintBrothers	410,776	318,188	29%	(11)%	18%	—%	18%
The Print Group	320,473	270,425	19%	(10)%	9%	—%	9%
National Pen	333,266	112,712	196%	(6)%	190%	(165)%	25%
All Other Businesses (3)	87,583	128,795	(32)%	—%	(32)%	72%	40%
Inter-segment eliminations	(22,243)	(5,690)

Total revenue	$2,592,541	$2,135,405	21%	(4)%	17%	(6)%	11%

(1)

Constant-currency revenue growth, a non-GAAP financial measure, represents the change in total revenue, between current and prior year periods at constant-currency exchange rates by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Our reportable segments-related growth is inclusive of inter-segment revenues, which are eliminated in our consolidated results.

(2)

Constant-currency revenue growth excluding acquisitions/divestitures, a non-GAAP financial measure, excludes revenue results for businesses in the period in which there is no comparable year-over-year revenue. Revenue from our fiscal year 2019 acquisitions is excluded from fiscal year 2019 revenue growth for quarters with no comparable year-over-year revenue. For example, revenue from National Pen, which we acquired on December 30, 2016 in Q2 2017, is excluded from revenue growth in Q1 and Q2 of fiscal year 2018 since there are no full quarter results in the comparable periods, but revenue is included in revenue growth for Q3 and Q4 of fiscal year 2018. Our reportable segments-related growth is inclusive of inter-segment revenues, which are eliminated in our consolidated results.
(3)

The All Other Businesses segment includes the revenue of the Albumprinter business until the sale completion date of August 31, 2017, VIDA revenue from its acquisition date of July 2, 2018, and BuildASign revenue from its acquisition date of October 1, 2018. Constant-currency revenue growth excluding acquisitions/divestitures, excludes the revenue results for VIDA and BuildASign since their acquisition dates and Albumprinter through the divestiture date.

We have provided these non-GAAP financial measures because we believe they provide meaningful information regarding our results on a consistent and comparable basis for the periods presented. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to and not a substitute for our reported financial results prepared in accordance with GAAP.

Consolidated Cost of Revenue

Cost of revenue includes materials used by our businesses to manufacture their products, payroll and related expenses for production and design services personnel, depreciation of assets used in the production process and in support of digital marketing service offerings, shipping, handling and processing costs, third-party production costs, costs of free products and other related costs of products our businesses sell. Cost of revenue as a percent of revenue increased during the year ended June 30, 2019, compared to the prior year, primarily due to lower gross margins in our Vistaprint business, resulting from product mix that shifted to lower margin products, as well as decreased pricing resulting from higher discounting during the first half of the fiscal year. Several of our businesses also recognized increasing paper costs during these periods.

In thousands	Year Ended June 30,
	2019	2018	2017
Cost of revenue	$1,401,344	$1,279,799	$1,036,975
% of revenue	50.9%	49.4%	48.6%

For the year ended June 30, 2019, consolidated cost of revenue increased by $121.5 million partially due to the addition of cost of revenue of $54.8 million from our BuildASign business, which was acquired on October 1, 2018 and is therefore not included in the comparable periods. Vistaprint’s cost of revenue increased by $28.4 million from the prior year, primarily due to changes in product mix and volume increases. The cost of revenue for our PrintBrothers businesses increased by $23.5 million primarily driven by revenue growth in our WIRmachenDRUCK business, partially offset by favorable currency impact. We also recognized an increase of $11.2 million of costs within our National Pen business primarily due to increased volume.

Consolidated Operating Expenses

The following table summarizes our comparative operating expenses for the following periods:

In thousands	Year Ended June 30,
	2019	2018	2017
Technology and development expense	$236,797	$245,758	$243,230
% of revenue	8.6%	9.5%	11.4%
Marketing and selling expense	$713,863	$714,654	$610,932
% of revenue	25.9%	27.6%	28.6%
General and administrative expense	$162,652	$176,958	$207,569
% of revenue	5.9%	6.8%	9.7%
Amortization of acquired intangible assets	$53,256	$49,881	$46,145
% of revenue	1.9%	1.9%	2.2%
Restructuring expense	$12,054	$15,236	$26,700
% of revenue	0.4%	0.6%	1.3%
(Gain) on sale of subsidiaries	$—	$(47,545)	$—
% of revenue	—%	(1.8)%	—%
Impairment of goodwill and acquired intangible assets	$7,503	$—	$9,556
% of revenue	0.3%	—%	0.4%

Technology and development expense

Technology and development expense consists primarily of payroll and related expenses for employees engaged in software and manufacturing engineering, information technology operations and content development, as well as amortization of capitalized software and website development costs, including hosting of our websites, asset depreciation, patent amortization, and other technology infrastructure-related costs. Depreciation expense for information technology equipment that directly supports the delivery of our digital marketing services products is included in cost of revenue.

During the year ended June 30, 2019, technology and development expenses decreased by $9.0 million as compared to the prior year. The decrease was primarily due to a decrease in share-based compensation costs of $6.8 million, which is due to the reversal of cumulative supplemental PSU expense during the second quarter of fiscal 2019 as the achievement of the performance condition is no longer probable. During the year ended June 30, 2019, we recognized lower expense as a result of cost savings realized in the Vistaprint business from our restructuring initiatives and a year-over-year decrease in costs of $1.6 million resulting from the divestiture of our Albumprinter business. This was partially offset by the addition of costs from our recent acquisition of BuildASign, which resulted in $2.2 million of costs during the year ended June 30, 2019.

Marketing and selling expense

Marketing and selling expense consists primarily of advertising and promotional costs; payroll and related expenses for our employees engaged in marketing, sales, customer support and public relations activities; direct-mail advertising costs; and third-party payment processing fees. Our Vistaprint, National Pen and BuildASign businesses have higher marketing and selling costs as a percentage of revenue, as compared to our PrintBrothers and The Print Group businesses.

Our marketing and selling expenses decreased by $0.8 million during the year ended June 30, 2019, as compared to the prior year, primarily due to the reduction of advertising spend in our Vistaprint business of $39.6 million as we seek to eliminate spend that does not meet our return thresholds. We also recognized a decrease in share-based compensation costs of $5.5 million, which is due to the reversal of cumulative supplemental PSU expense described above, as well as a year-over-year decrease in costs of $4.7 million resulting from the divestiture of our Albumprinter business. The decrease was offset by the addition of $32.9 million of advertising and customer care costs in our recently acquired BuildASign business during the year ended June 30, 2019. In addition, our National Pen business recognized an increase in costs of $18.1 million primarily due to increased customer prospecting activity during the first and second quarters of fiscal 2019.

General and administrative expense

General and administrative expense consists primarily of transaction costs, including third-party professional fees, insurance and payroll and related expenses of employees involved in executive management, finance, legal, strategy, human resources and procurement.

For the year ended June 30, 2019, general and administrative expenses decreased by $14.3 million as compared to the prior periods, primarily due to a decrease in share-based compensation costs of $18.6 million, which was largely due to the reversal of cumulative supplemental PSU expense described above. The decrease was partially offset by the addition of $6.4 million of costs from our recent acquisition of BuildASign during the year ended June 30, 2019. In addition, for the year ended June 30, 2019, we recognized increases in professional fees, primarily related to our fiscal 2019 acquisitions, as well as certain other strategic projects.

Amortization of acquired intangible assets

Amortization of acquired intangible assets consists of amortization expense associated with separately identifiable intangible assets capitalized as part of our acquisitions, including customer relationships, trade names, developed technologies, print networks, and customer and referral networks.

Amortization of acquired intangible assets increased by $3.4 million during the year ended June 30, 2019, as compared to the year ended June 30, 2018, due to the addition of amortization for our acquisition of BuildASign. This increase is partially offset by a reduction of amortization within our PrintBrothers and The Print Group reportable segments due to certain intangible assets becoming fully amortized during the year ended June 30, 2019.

Restructuring expense

Restructuring expense consists of costs directly incurred as a result of restructuring initiatives, and includes employee-related termination costs, third party professional fees, facility exit costs and write-off of abandoned assets. During the year ended June 30, 2019, we recognized restructuring expense of $12.1 million primarily related to actions within our Vistaprint business. During the year ended June 30, 2018, we recognized $15.2 million of restructuring costs, primarily associated with actions within our Vistaprint business announced in November 2018.

Gain on sale of subsidiaries

During the year ended June 30, 2018, we recognized a gain on the sale of our Albumprinter business of $47.5 million, net of transaction costs. The amount of our gain on the sale of Albumprinter was impacted by the partial allocation of goodwill to our Vistaprint business in past periods, as well as minimal carrying value of Albumprinter’s acquired intangible assets at the time of the sale, as well as currency impacts.

Impairment of goodwill and acquired intangible assets

For the year ended June 30, 2019, we recognized a $7.5 million impairment charge related to our Printi reporting unit. The impairment was the result of Printi’s underperformance during the recent period, combined with lower cash flow outlooks. Refer to Note 8 in our accompanying consolidated financial statements for additional discussion.

Other Consolidated Results

Other income (expense), net

Other income (expense), net generally consists of gains and losses from currency exchange rate fluctuations on transactions or balances denominated in currencies other than the functional currency of our subsidiaries, as well as the realized and unrealized gains and losses on some of our derivative instruments. In evaluating our currency hedging programs and ability to qualify for hedge accounting in light of our legal entity cash flows, we considered the benefits of hedge accounting relative to the additional economic cost of trade execution and administrative burden. Based on this analysis, we decided to execute certain currency derivative contracts that do not qualify for hedge accounting.

The following table summarizes the components of other income (expense), net:

In thousands	Year Ended June 30,
	2019	2018	2017
Gains (losses) on derivatives not designated as hedging instruments	$23,494	$(2,687)	$936
Currency-related gains (losses), net	2,506	(19,500)	5,577
Other gains	476	1,155	3,849

Total other income (expense), net	$26,476	$(21,032)	$10,362

During the year ended June 30, 2019, we recognized net gains of $26.5 million as compared to net losses of $21.0 million during the year ended June 30, 2018. The increase in other income (expense), net is primarily due to the currency exchange rate volatility impacting our derivatives that are not designated as hedging instruments, in which our Euro and British Pound contracts are the most significant exposure that we economically hedge. We expect volatility to continue in future periods and we do not apply hedge accounting for most of our derivative currency contracts.

We also experienced currency-related gains due to currency exchange rate volatility on our non-functional currency intercompany relationships, primarily related to an intercompany loan that is denominated in Swiss Francs, which we may alter from time to time. The impact of certain cross-currency swap contracts designated as cash flow hedges is included in our currency-related gains (losses), net, offsetting the impact of certain non-functional currency intercompany relationships.

Interest expense, net

Interest expense, net primarily consists of interest paid on outstanding debt balances, amortization of debt issuance costs, interest related to capital lease obligations and realized gains (losses) on effective interest rate swap contracts and certain cross-currency swap contracts. As part of interest expense, net, we also recognize changes to the estimated future redemption value of our mandatorily redeemable noncontrolling interests.

Interest expense, net was $63.2 million and $53.0 million for the years ended June 30, 2019 and 2018, respectively. Interest expense was higher in fiscal 2019 relative to historical trends primarily as a result of higher debt levels, due to the acquisition of BuildASign, as well as higher interest rates, driven both by higher floating interest rates and the change in mix of our outstanding debt, which resulted from the refinancing of our senior unsecured notes during the fourth quarter of fiscal 2018. Refer to Note 10 in the accompanying consolidated financial statements for additional details regarding our debt arrangements.

Loss on early extinguishment of debt

During fiscal year 2018, we redeemed all of our senior notes due 2022 and satisfied the indenture governing those senior notes using funds from the senior notes due 2026 that we issued on June 15, 2018. As a result of the redemption, we incurred a loss on the extinguishment of debt of $17.4 million, which included an early redemption premium for the senior notes due 2022 of $14.4 million and the write-off of unamortized debt issuance costs related to the redeemed notes of $3.0 million.

Income tax expense (benefit)

In thousands	Year Ended June 30,
	2019	2018	2017
Income tax expense (benefit)	$33,432	$19,578	$(7,118)
Effective tax rate	26.3%	29.5%	9.0%

Income tax expense for the year ended June 30, 2019 was higher than the prior year primarily due to increased pre-tax earnings. We also had lower share-based compensation tax benefits of $1.5 million as compared to $12.8 million in fiscal 2018. Offsetting the increase in income tax expense were “Patent Box” tax benefits of $4.3 million granted to our Pixartprinting business in Italy.

Our cash paid for income taxes for fiscal 2019 was lower than our income tax expense primarily as a result of U.S. tax benefits associated with the acquisition of BuildASign and the realization of tax benefits relating to certain timing differences that were recognized in our income tax expense in prior years.

We believe that our income tax reserves are adequately maintained by taking into consideration both the technical merits of our tax return positions and ongoing developments in our income tax audits. However, the final determination of our tax return positions, if audited, is uncertain and therefore there is a possibility that final resolution of these matters could have a material impact on our results of operations or cash flows. Refer to Note 13 in our accompanying consolidated financial statements for additional discussion.

Reportable Segment Results

Our segment financial performance is measured based on segment profit (loss) which excludes certain non-operational items including acquisition-related expenses, certain impairments and restructuring charges.

Vistaprint

In thousands	Year Ended June 30,
	2019	2018	2017	2019 vs. 2018	2018 vs. 2017
Reported Revenue	$1,472,671	$1,462,686	$1,310,975	1%	12%
Segment Profit	275,323	241,479	167,687	14%	44%
% of revenue	19%	17%	13%

Segment Revenue

Vistaprint’s reported revenue growth for the year ended June 30, 2019 was negatively affected by currency impacts of 2%, resulting in constant-currency growth of 3%. During the year ended June 30, 2019, revenue growth was driven by continued growth in repeat customer bookings, as well as continued growth in marketing materials, signage and promotional products. During the third and fourth quarters of fiscal 2019, we reduced our advertising spend that we did not believe was meeting our return thresholds, which negatively impacted revenue growth during these quarters, particularly from new customers. Revenue growth was also negatively impacted by weakness in consumer products during the current fiscal year.

Segment Profitability

Vistaprint’s segment profit increased for the year ended June 30, 2019 driven primarily by a year-over-year reduction to advertising spend of $39.6 million. Segment profit, which excludes the impacts of restructuring charges, also increased as a result of reductions to operating expenses, partially offset by the gross margin impact of changes in product mix. Some of the near-term operating expense savings will be temporary, as we recruit additional talent within Vistaprint’s data, analytics and technology organizations, and we are not allocating the cost of executives to the Vistaprint business while these positions are filled by Cimpress N.V. executives on an interim basis, which resulted in $3.5 million of lower costs as compared to the prior fiscal year. The benefit to segment profit from the unallocated executive costs is entirely offset by additional costs for third-party consulting fees and recruiting costs. In the current fiscal year, Vistaprint’s segment profit was negatively impacted by currency movements.

PrintBrothers

In thousands	Year Ended June 30,
	2019	2018	2017	2019 vs. 2018	2018 vs. 2017
Reported Revenue	$443,987	$410,776	$318,188	8%	29%
Segment Profit	36,965	33,890	27,737	9%	22%
% of revenue	8%	8%	9%

Segment Revenue

PrintBrothers’ reported revenue growth for the year ended June 30, 2019 was negatively affected by currency impacts of 5%, resulting in constant-currency growth of 13%. The constant-currency revenue growth was primarily driven by continued growth from our WIRmachenDRUCK business. During the current period, we continued to experience increased price-focused and advertising competition in certain businesses and product lines that we have been experiencing in recent quarters.

Segment Profitability

PrintBrothers’ segment profit increased during the year ended June 30, 2019, due to increased gross profit driven by revenue growth discussed above, partially offset by inflation in materials inputs such as paper, increased investments in technology intended to improve the customer value proposition of each business in increasingly competitive markets, pricing reductions in certain products in certain businesses, increased marketing costs due to higher paid search costs, and negative impacts from currency movements.

The Print Group

In thousands	Year Ended June 30,
	2019	2018	2017	2019 vs. 2018	2018 vs. 2017
Reported Revenue	$325,872	$320,473	$270,425	2%	19%
Segment Profit	47,270	45,420	35,452	4%	28%
% of revenue	15%	14%	13%

Segment Revenue

The Print Group’s reported revenue growth for the year ended June 30, 2019 was negatively affected by currency impacts of 4%, resulting in an increase in revenue on a constant-currency basis of 6%. The constant-currency revenue growth was primarily driven by continued growth from our Pixartprinting business. During the current period, we continued to experience increased price-focused and advertising competition in certain businesses and product lines that we have been experiencing in recent quarters.

Segment Profitability

The Print Group’s segment profit increased during the year ended June 30, 2019, due to operating expense efficiencies, offset by inflation in materials inputs such as paper, reduced pricing for certain products in certain businesses, combined with increased marketing costs due initiatives to improve customer growth and negative currency impacts.

National Pen

In thousands	Year Ended June 30,
	2019	2018	2017(1)	2019 vs. 2018	2018 vs. 2017
Reported Revenue	$348,409	$333,266	$112,712	5%	196%
Segment Profit (Loss)	9,838	22,165	(2,225)	(56)%	1,096%
% of revenue	3%	7%	(2)%

(1)	The National Pen segment includes the financial results from its acquisition date of December 30, 2016.

Segment Revenue

National Pen’s reported revenue growth for the year ended June 30, 2019 was negatively affected by currency impacts of 2%, resulting in constant-currency revenue growth of 7%. Following strong performance in the prior fiscal year, we significantly increased our direct mail prospecting in the first two quarters of fiscal 2019, which drove new customer growth. We reduced mail and telesales prospecting activities in the subsequent two quarters because the payback did not meet our expectations, and that had an impact on National Pen’s revenue growth in the current period. National Pen’s revenue was also impacted by operational delays in the supply chain for direct-marketing mailings.

Segment Profitability

The decrease in National Pen’s segment profit for the year ended June 30, 2019, compared to the prior periods, is primarily due to revenue weakness and accelerated investments in e-commerce technology and marketing teams in the year ended June 30, 2019. Currency had a slightly negative year-over-year impact on segment profit.

All Other Businesses

In thousands	Year Ended June 30,
	2019	2018	2017	2019 vs. 2018	2018 vs. 2017
Reported Revenue (1)	$185,052	$87,583	$128,795	111%	(32)%
Segment Loss (1)	(29,637)	(34,620)	(31,307)	14%	(11)%
% of revenue	(16)%	(40)%	(24)%

(1)

Our All Other Businesses segment includes the results of our fiscal 2019 acquisitions, VIDA and BuildASign, from July 2, 2018, and October 1, 2018, respectively, Digipri (a former part of our Japan business) results through the divestiture date of July 1, 2018 and Albumprinter results through the divestiture date of August 31, 2017.

With the exception of BuildASign which is a larger and profitable business, this segment consists of multiple small, rapidly evolving early-stage businesses through which Cimpress N.V. is expanding to new markets. These businesses are subject to high degrees of risk and we expect that each of their business models will rapidly evolve in function of future trials and entrepreneurial pivoting. Therefore, in all of these early-stage businesses we continue to have operating losses as previously described and as planned.

Segment Revenue

The All Other Businesses segment revenue increase was primarily due to the inclusion of the results of BuildASign since the acquisition date of October 1, 2018. Organic constant-currency revenue, excluding the impacts of the Albumprinter, Digipri, VIDA, and BuildASign businesses, increased by 9% for the year ended June 30, 2019, driven by growth in the remaining businesses in the segment, particularly in the first half of the year. Revenue growth was negatively impacted by recent actions we have taken to improve the efficiency and focus of some of these businesses, including the decision to shut down the U.S. operations of the Printi business during the second quarter of fiscal year 2019, as well as impacts from the conclusion of a legacy partner relationship in our Vistaprint Corporate Solutions business. The early-stage businesses in this segment delivered mixed revenue results during the current fiscal year. We are continuing to pivot and evolve these business models as we learn more about the markets they serve and expect fluctuations in growth.

Segment Profitability

The improvement in the All Other Businesses segment loss for the year ended June 30, 2019, as compared to the prior period, was primarily due to the addition of BuildASign, which we acquired on October 1, 2018 and contributed $11.5 million of segment profit for the year ended June 30, 2019. We also realized currency-related benefits and a decrease in segment losses in our Vistaprint Corporate Solutions, Vistaprint India, Vistaprint Japan, and China businesses. These improvements in segment loss were partially offset by the inclusion of VIDA operating losses and increased losses in our Printi business. Printi’s investment in capacity and other fixed costs was far too high in fiscal year 2019 relative to the scale of the business and the mid-term outlook. We do not expect this business to weigh as heavily on our profits and cash flows in fiscal year 2020 as it did in fiscal year 2019.

For the year ended June 30, 2019, the segment loss was negatively impacted by the divestiture of our Albumprinter business, which contributed $1.7 million of segment profit in the first quarter of fiscal 2018.

Central and Corporate Costs

Central and corporate costs consist primarily of the team of software engineers that is building our mass customization platform; shared service organizations such as global procurement; technology services such as hosting and security; administrative costs of our Cimpress N.V. India offices where numerous Cimpress N.V. businesses have dedicated business-specific team members; and corporate functions including our Board of Directors, CEO, and the team members necessary for managing corporate activities, such as treasury, tax, capital allocation, financial consolidation, internal audit and legal. These costs also include certain unallocated share-based compensation costs.

Central and corporate costs decreased by $24.6 million during the year ended June 30, 2019, as compared to the prior year, driven by $25.7 million of lower share-based compensation costs primarily associated with our supplemental PSUs and related supplemental performance cash awards, for which the performance condition is no longer probable of achievement. Additionally, our share-based compensation is lower due to the changes we made in November 2018 that reduced the number of Cimpress N.V. Board members. This decrease was partially offset by an increase in central technology investments and professional fees, primarily related to our fiscal 2019 acquisitions, as well as certain other strategic projects.

Liquidity and Capital Resources

Consolidated Statements of Cash Flows Data

In thousands	Year Ended June 30,
	2019	2018	2017
Net cash provided by operating activities	$331,095	$192,332	$156,736
Net cash used in investing activities	(420,166)	(10,594)	(301,789)
Net cash provided by (used in) financing activities	81,989	(177,757)	104,578

At June 30, 2019, we had $35.3 million of cash and cash equivalents and $1,035.6 million of debt, excluding debt issuance costs and debt discounts. We expect cash and cash equivalents and debt levels to fluctuate over time depending on our working capital needs, our organic investment levels, share repurchases and acquisition activity. We increased our debt in October 2018 when we completed the acquisition of BuildASign for $275.1 million, which was funded via proceeds from our senior secured credit facility.

The cash flows during the year ended June 30, 2019 related primarily to the following items:

Cash inflows:

•	Net income of $93.5 million

•

Adjustments for non-cash items of $209.3 million primarily related to positive adjustments for depreciation and amortization of $173.8 million, share-based compensation costs of $21.7 million and non-cash tax related items of $6.8 million, partially offset by unrealized currency-related gains of $9.7 million

•	Proceeds of debt of $190.2 million, net of payments and debt issuance costs

•

The changes in operating assets and liabilities, excluding the impact of restructuring-related payments, were a source of cash during the period, driven by increases in accounts payable and accrued expenses

Cash outflows:

•	Payments for acquisitions of $289.9 million, net of cash acquired

•

Payments for the purchase, net of proceeds from the sale, of noncontrolling interests of $28.5 million, related to our Exagroup and PrintBrothers businesses (refer to Note 14 in our accompanying consolidated financial statements for additional information)

•	Capital expenditures of $70.6 million of which the majority related to the purchase of manufacturing and automation equipment for our production facilities, and computer and office equipment

•	Purchases of our ordinary shares for $55.6 million

•	Internal costs for software and website development that we have capitalized of $48.7 million

•	Payments for capital lease arrangements of $17.1 million

•	Payments related to realized losses on hedging instruments of $12.0 million

•	Payments of withholding taxes in connection with share awards of $6.0 million

•	Payments related to our recent restructuring actions of $6.0 million

•	Distribution of $3.4 million paid to noncontrolling interest

Additional Liquidity and Capital Resources Information. During the year ended June 30, 2019, we financed our operations and strategic investments through internally generated cash flows from operations and debt financing. As of June 30, 2019, a significant portion of our cash and cash equivalents were held by our subsidiaries, and undistributed earnings of our subsidiaries that are considered to be indefinitely reinvested were $32.6 million. We do not intend to repatriate these funds as the cash and cash equivalent balances are generally used and available, without legal restrictions, to fund ordinary business operations and investments of the respective subsidiaries. If there is a change in the future, the repatriation of undistributed earnings from certain subsidiaries, in the form of dividends or otherwise, could have tax consequences that could result in material cash outflows.

Debt. As of June 30, 2019, we had aggregate loan commitments from our senior secured credit facility totaling $1,592.5 million. The loan commitments consisted of revolving loans of $1,087.3 million and term loans of $505.2 million. We have other financial obligations that constitute additional indebtedness based on the definitions within the credit facility. As of June 30, 2019, the amount available for borrowing under our senior secured credit facility was as follows:

In thousands	June 30, 2019
Maximum aggregate available for borrowing	$1,592,466
Outstanding borrowings of senior secured credit facility	(621,224)

Remaining amount	971,242
Limitations to borrowing due to debt covenants and other obligations (1)	(367,430)

Amount available for borrowing as of June 30, 2019 (2)	$603,812

(1)

The debt covenants of our senior secured credit facility limit our borrowing capacity each quarter, depending on our leverage and other indebtedness, such as notes, capital leases, letters of credit, and any other debt, as well as other factors that are outlined in the credit agreement.

(2)

Share purchases, dividend payments, and corporate acquisitions are subject to more restrictive covenants, and therefore we may not be able to use the full amount available for borrowing for these purposes.

On January 7, 2019, we executed an amendment to our senior secured credit facility that expanded the total capacity to $1,613.2 million, which included $1,087.3 million of revolving loans and $525.9 million of term loans. We expect to use our expanded credit facility to fund investments intended to support our long-term growth strategy. The incremental term loan proceeds, which represented approximately half of the total capacity increase, were used to repay a portion of our outstanding revolving loans. Refer to Note 10 in our accompanying financial statements for additional details.

Debt Covenants. Our credit agreement and senior unsecured notes indenture contain financial and other covenants as well as customary representations, warranties and events of default, which are detailed in Note 10 of the accompanying consolidated financial statements. As of June 30, 2019, we were in compliance with all financial and other covenants under the credit agreement and senior unsecured notes indenture.

Other Debt. Other debt primarily consists of term loans acquired through our various acquisitions or used to fund certain capital investments. As of June 30, 2019, we had $14.4 million outstanding for other debt payable through March 2025.

Our expectations for fiscal year 2020. We believe that our available cash, cash flows generated from operations, and cash available under our committed debt financing will be sufficient to satisfy our liabilities and planned investments to support our long-term growth strategy. We endeavor to invest capital that we believe will generate returns that are above, or well above, our weighted average cost of capital. We consider any use of cash that we expect to require more than twelve months to return our invested capital to be an allocation of capital. For fiscal 2020, we expect to continue to evaluate opportunities to allocate capital across a spectrum of organic investments, purchases of our ordinary shares, corporate acquisitions and similar investments, and reductions of debt. We have targeted a capital structure that we believe balances both efficiency and flexibility. We do not have a specific financial leverage target, but rather will be guided by the availability of attractive opportunities while not putting at risk our ability to comfortably meet our quarterly maintenance covenants on our debt.

Contractual Obligations

Contractual obligations at June 30, 2019 are as follows:

In thousands	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating leases, net of subleases	$99,633	$30,269	$39,441	$21,585	$8,338
Build-to-suit leases	106,440	13,482	27,713	24,589	40,656
Purchase commitments	71,600	69,096	2,504	—	—
Senior unsecured notes and interest payments	596,000	28,000	56,000	56,000	456,000
Other debt and interest payments (1)	718,679	109,533	194,351	413,683	1,112
Capital leases	28,118	11,468	10,138	4,109	2,403
Other	2,396	1,423	926	47	—

Total (2)	$1,622,866	$263,271	$331,073	$520,013	$508,509

(1)

Other debt and interest payments include the effects of interest rate swaps, whether they are expected to be payments or receipts of cash. We have excluded the effect of interest rate swaps of $0.4 million within the more than five years category above as that period extends beyond the term of our debt and the interest rate swaps do not yet offset contractual interest payments.

(2)

We may be required to make cash outlays related to our uncertain tax positions. However, due to the uncertainty of the timing of future cash flows associated with our uncertain tax positions, we are unable to make reasonably reliable estimates of the period of cash settlement, if any, with the respective taxing authorities. Accordingly, uncertain tax positions of $4.7 million as of June 30, 2019 have been excluded from the contractual obligations table above. For further information on uncertain tax positions, see Note 13 to the accompanying consolidated financial statements.

Operating Leases. We rent office space under operating leases expiring on various dates through 2030. Future minimum rental payments required under our leases are an aggregate of approximately $99.6 million. The terms of certain lease agreements require security deposits in the form of bank guarantees and letters of credit in the amount of $2.3 million.

Build-to-Suit Leases. Represents the cash payments for our leased facilities in Waltham, Massachusetts and Dallas, Texas, USA. Please refer to Note 2 in the accompanying consolidated financial statements for additional details.

Purchase Commitments. At June 30, 2019, we had unrecorded commitments under contract of $71.6 million. Purchase commitments consisted of inventory purchase commitments of $46.4 million, third-party web services of $8.1 million, production and computer equipment purchases of approximately $3.4 million, commitments for professional and consulting fees of $1.1 million, commitments for advertising campaigns of $0.6 million, and other unrecorded purchase commitments of $12.1 million.

Senior Unsecured notes and Interest Payments. Our 7.0% senior unsecured notes due 2026 bear interest at a rate of 7.0% per annum and mature on June 15, 2026. Interest on the notes is payable semi-annually on June 15 and December 15 of each year and has been included in the table above.

Other Debt and Interest Payments. At June 30, 2019, the term loans of $505.2 million outstanding under our credit agreement have repayments due on various dates through June 14, 2023, with the revolving loans outstanding under our $1,087.3 million revolving credit facility due on June 14, 2023. Interest payable included in this table is based on the interest rate as of June 30, 2019 and assumes all LIBOR based revolving loan amounts outstanding will not be paid until maturity, but that the term loan amortization payments will be made according to our defined schedule and all Prime rate based revolving loan amounts will be paid within a year. Interest payable includes the estimated impact of our interest rate swap agreements.

In addition, we have other debt which consists primarily of term loans acquired through our various acquisitions or used to fund certain capital investments, and as of June 30, 2019 we had $14.4 million outstanding for those obligations that have repayments due on various dates through March 2025.

Capital Leases. We lease certain machinery and plant equipment under capital lease agreements that expire at various dates through 2022. The aggregate carrying value of the leased equipment under capital leases included in property, plant and equipment, net in our consolidated balance sheet at June 30, 2019, is $29.2 million, net of accumulated depreciation of $42.0 million. The present value of lease installments not yet due included in other current liabilities and other liabilities in our consolidated balance sheet at June 30, 2019 amounts to $26.7 million.

Other Obligations. Other obligations include deferred payments related to previous acquisitions of $2.4 million in the aggregate.

Additional Non-GAAP Financial Measures

Adjusted net operating profit (NOP) and adjusted free cash flow presented below, and constant-currency revenue growth and constant-currency revenue growth excluding acquisitions/divestitures presented in the consolidated results of operations section above, are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Adjusted NOP is defined as GAAP operating income excluding certain items such as acquisition-related amortization and depreciation, expense recognized for earn-out related charges, including the change in fair value of contingent consideration and compensation expense related to cash-based earn-out mechanisms dependent upon continued employment, share-based compensation related to investment consideration, certain impairment expense, restructuring charges, and the gain on purchase or sale of subsidiaries. The interest expense associated with our Waltham, Massachusetts lease, as well as realized gains (losses) on currency derivative contracts that do not qualify for hedge accounting, are included in Adjusted NOP.

Adjusted NOP is the primary profitability metric by which we measure our consolidated financial performance and is provided to enhance investors’ understanding of our current operating results from the underlying and ongoing business for the same reasons it is used by management. For example, as we have become more acquisitive over recent years, we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP operating income. As another example, as we do not apply hedge accounting for certain derivative contracts, we believe inclusion of realized gains and losses on these contracts that are intended to be matched against operational currency fluctuations provides further insight into our operating performance in addition to that provided by our GAAP operating income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted free cash flow is the primary financial metric by which we set quarterly and annual budgets both for individual businesses and Cimpress-wide. Adjusted free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs that are included in net cash used in investing activities, plus the payment of contingent consideration in excess of acquisition-date fair value and gains on proceeds from insurance that are included in net cash provided by operating activities, if any. We use this cash flow metric because we believe that this methodology can provide useful supplemental information to help investors better understand our ability to generate cash flow after considering certain investments required to maintain or grow our business, as well as eliminate the impact of certain cash flow items presented as operating cash flows that we do not believe reflect the cash flow generated by the underlying business.

Our adjusted free cash flow measure has limitations as it may omit certain components of the overall cash flow statement and does not represent the residual cash flow available for discretionary expenditures. For example, adjusted free cash flow does not incorporate our cash payments to reduce the principal portion of our debt or cash payments for business acquisitions. Additionally, the mix of property, plant and equipment purchases that we choose to finance may change over time. We believe it is important to view our adjusted free cash flow measure only as a complement to our entire consolidated statement of cash flows.

The table below sets forth operating income (loss) and adjusted net operating profit for the years ended June 30, 2019, 2018 and 2017:

In thousands	Year Ended June 30,
	2019	2018	2017
GAAP operating income (loss)	$163,607	$157,800	$(45,702)
Exclude expense (benefit) impact of:
Acquisition-related amortization and depreciation	53,526	50,149	46,402
Earn-out related charges (1)	—	2,391	40,384
Share-based compensation related to investment consideration	2,893	6,792	9,638
Certain impairments and other adjustments (2)	8,110	—	9,556
Restructuring related charges	12,054	15,236	26,700
Less: Interest expense associated with Waltham, MA lease	(7,236	(7,489)	(7,727)
Less: Gains on the purchase or sale of subsidiaries (3)	—	(47,945	—
Include: Realized gains (losses) on certain currency derivatives not included in operating income (loss)	20,289	(11,445)	16,474

Adjusted NOP	$253,243	$165,489	$95,725

(1)	Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to cash-based earn-out mechanisms dependent upon continued employment.
(2)

Includes the impact of certain impairments of goodwill and other long-lived assets as defined by ASC 350—“Intangibles—Goodwill and Other”, as well as reserves recognized for loans as defined by ASC 326—“Financial Instruments—Credit Losses.”

(3)

Includes the impact of the gain on the sale of Albumprinter, as well as a bargain purchase gain as defined by ASC 805-30—“Goodwill or Gain from Bargain Purchase” for an acquisition in which the identifiable assets acquired and liabilities assumed are greater than the consideration transferred, that was recognized in general and administrative expense in our consolidated statement of operations during the year ended June 30, 2018.

The table below sets forth net cash provided by operating activities and adjusted free cash flow for the years ended June 30, 2019, 2018 and 2017:

In thousands	Year Ended June 30,
	2019	2018	2017
Net cash provided by operating activities	$331,095	$192,332	$156,736
Purchases of property, plant and equipment	(70,563)	(60,930)	(74,157)
Purchases of intangible assets not related to acquisitions	(64)	(308)	(197)
Capitalization of software and website development costs	(48,652)	(40,847)	(37,307)
Payment of contingent consideration in excess of acquisition-date fair value (1)	—	49,241	—

Adjusted free cash flow	$211,816	$139,488	$45,075

(1)

For the year ended June 30, 2018 includes a portion of the earn-out payment that is presented within net cash provided by operating activities as part of the change in accrued expenses and other liabilities. This portion of the earn-out was deemed to be a compensation arrangement since it included an employment-related contingency. We add back acquisition-related contingent consideration payments, because we believe they are material payments directly associated with the acquisition of a business rather than a reflection of free cash flow generation of the underlying business.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). To apply these principles, we must make estimates and judgments that affect our reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. In some instances, we reasonably could have used different accounting estimates and, in other instances, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ significantly from our estimates. We base our estimates and judgments on historical experience and other assumptions that we believe to be reasonable at the time under the circumstances, and we evaluate these estimates and judgments on an ongoing basis. We refer to accounting estimates and judgments of this type as critical accounting policies and estimates, which we discuss further below. This section should be read in conjunction with Note 2, “Summary of Significant Accounting Policies,” of our audited consolidated financial statements included elsewhere in this Report.

Revenue Recognition. We generate revenue primarily from the sale and shipment of customized manufactured products. To a much lesser extent (and only in our Vistaprint business) we provide digital services, website design and hosting, and email marketing services, as well as a small percentage from order referral fees and other third-party offerings. Revenues are recognized when control of the promised products or services is transferred to the customer in an amount that reflects the consideration we expect to be entitled to in exchange for those products or services.

Under the terms of most of our arrangements with our customers we provide satisfaction guarantees, which give our customers an option for a refund or reprint over a specified period of time if the customer is not fully satisfied. As such, we record a reserve for estimated sales returns and allowances as a reduction of revenue, based on historical experience or the specific identification of an event necessitating a reserve. Actual sales returns have historically not been significant.

We have elected to recognize shipping and handling activities that occur after transfer of control of the products as fulfillment activities and not as a separate performance obligation. Accordingly, we recognize revenue for our single performance obligation upon the transfer of control of the fulfilled orders, which generally occurs upon delivery to the shipping carrier. If revenue is recognized prior to completion of the shipping and handling activities, we accrue the costs of those activities. We do have some arrangements whereby the transfer of control, and thus revenue recognition, occurs upon delivery to the customer. If multiple products are ordered together, each product is considered a separate performance obligation, and the transaction price is allocated to each performance obligation based on the standalone selling price. Revenue is recognized upon satisfaction of each performance obligation. We generally determine the standalone selling prices based on the prices charged to our customers.

Our products are customized for each individual customer with no alternative use except to be delivered to that specific customer; however, we do not have an enforceable right to payment prior to delivering the items to the customer based on the terms and conditions of our arrangements with customers and therefore we recognize revenue at a point in time.

We record deferred revenue when cash payments are received in advance of our satisfaction of the related performance obligation. The satisfaction of performance obligations generally occur shortly after cash payment and we expect to recognize our deferred revenue balance as revenue within three months subsequent to June 30, 2019.

We periodically provide marketing materials and promotional offers to new customers and existing customers that are intended to improve customer retention. These incentive offers are generally available to all customers and, therefore, do not represent a performance obligation as customers are not required to enter into a contractual commitment to receive the offer. These discounts are recognized as a reduction to the transaction price when used by the customer. Costs related to free products are included within cost of revenue and sample products are included within marketing and selling expense.

We have elected to apply the practical expedient under ASC 340-40-25-4 to expense incremental direct costs as incurred, which primarily includes sales commissions, since our contract periods generally are less than one year, and the related performance obligations are satisfied within a short period of time.

Share-Based Compensation. We measure share-based compensation costs at fair value and recognize the expense over the period that the recipient is required to provide service in exchange for the award, which generally is the vesting period. We recognize the impact of forfeitures as they occur.

We primarily issue performance share units, or PSUs, which are estimated at fair value on the date of grant, which is fixed throughout the vesting period. The fair value is determined using a Monte Carlo simulation valuation model. As the PSUs include both a service and market condition the related expense is recognized using the accelerated expense attribution method over the requisite service period for each separately vesting portion of the award. For PSUs that meet the service vesting condition, the expense recognized over the requisite service period will not be reversed if the market condition is not achieved. The compensation expense for these awards is estimated at fair value using a Monte Carlo simulation valuation model and compensation costs are recorded only if it is probable that the performance condition will be achieved.

In addition to service vesting and market condition requirements, we have certain PSUs that contain an additional performance condition, based on a multi-year performance target. The compensation expense for these awards is estimated at fair value using a Monte Carlo simulation valuation model and compensation costs are recorded only if it is probable that the performance condition will be achieved. If we determine the awards are not probable at some point during the performance vesting period, we would reverse any expense recognized to date. Beginning in the second quarter of fiscal 2018, we concluded that the achievement of the performance condition was probable and recognized $15,397 of expense cumulatively through the first quarter of fiscal 2019. In the second quarter of fiscal 2019, which is seasonally significant, we concluded that the achievement of the three-year cumulative performance condition was no longer probable, and we reversed the previously recognized expense of $15,397. As of June 30, 2019, we continue to consider achievement of the performance condition to not be probable. If, in a future period, we determine that it is probable that the financial performance condition will be achieved based on our financial performance, we will cumulatively catch up the expense in that period.

Income Taxes. As part of the process of preparing our consolidated financial statements, we calculate our income taxes in each of the jurisdictions in which we operate. This process involves estimating our current tax expense, including assessing the risks associated with tax positions, together with assessing temporary and permanent differences resulting from differing treatment of items for tax and financial reporting purposes. We recognize deferred tax assets and liabilities for the temporary differences using the enacted tax rates and laws that will be in effect when we expect temporary differences to reverse. We assess the ability to realize our deferred tax assets based upon the weight of available evidence both positive and negative. To the extent we believe that it is more likely than not that some portion or all of the deferred tax assets will not be realized, we establish a valuation allowance. Our estimates can vary due to the profitability mix of jurisdictions, foreign exchange movements, changes in tax law, regulations or accounting principles, as well as certain discrete items. In the event that actual results differ from our estimates or we adjust our estimates in the future, we may need to increase or decrease income tax expense, which could have a material impact on our financial position and results of operations.

We establish reserves for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves are established when we believe that certain positions might be challenged despite our belief that our tax return positions are in accordance with applicable tax laws. We adjust these reserves in light of changing facts and circumstances, such as the closing of a tax audit, new tax legislation, or the change of an estimate based on new information. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made. Interest and, if applicable, penalties related to unrecognized tax benefits are recorded in the provision for income taxes. Stranded income tax effects in accumulated other comprehensive income or loss are released on an item-by-item basis based on when the applicable derivative is recognized in earnings.

Software and Website Development Costs. We capitalize eligible salaries and payroll-related costs of employees who devote time to the development of our websites and internal-use computer software. Capitalization begins when the preliminary project stage is complete, management with the relevant authority authorizes and commits to the funding of the software project, and it is probable that the project will be completed, and the software will be used to perform the function intended. These costs are amortized on a straight-line basis over the estimated useful life of the software, which is three years. Our judgment is required in evaluating whether a project provides new or additional functionality, determining the point at which various projects enter the stages at which costs may be capitalized, assessing the ongoing value and impairment of the capitalized costs, and determining the estimated useful lives over which the costs are amortized. Historically we have not had any significant impairments of our capitalized software and website development costs.

Business Combinations. We recognize the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The fair value of identifiable intangible assets is based on detailed cash flow valuations that use information and assumptions provided by management. The valuations are dependent upon a myriad of factors including historical financial results, forecasted revenue growth rates, estimated customer renewal rates, projected operating margins, royalty rates and discount rates. We estimate the fair value of contingent consideration at the time of the acquisition using all pertinent information known to us at the time to assess the probability of payment of contingent amounts or through the use of a Monte Carlo simulation model. We allocate any excess purchase price over the fair value of the net tangible and intangible assets acquired and liabilities assumed to goodwill. The assumptions used in the valuations for our acquisitions may differ materially from actual results depending on performance of the acquired businesses and other factors. While we believe the assumptions used were appropriate, different assumptions in the valuation of assets acquired and liabilities assumed could have a material impact on the timing and extent of impact on our statements of operations.

Goodwill is assigned to reporting units as of the date of the related acquisition. If goodwill is assigned to more than one reporting unit, we utilize a method that is consistent with the manner in which the amount of goodwill in a business combination is determined. Costs related to the acquisition of a business are expensed as incurred.

Goodwill, Indefinite-Lived Intangible Assets, and Other Definite Lived Long-Lived Assets. We evaluate goodwill and indefinite-lived intangible assets for impairment annually or more frequently when an event occurs, or circumstances change that indicate that the carrying value may not be recoverable. We have the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. We consider the timing of our most recent fair value assessment and associated headroom, the actual operating results as compared to the cash flow forecasts used in those fair value assessments, the current long-term forecasts for each reporting unit, and the general market and economic environment of each reporting unit. In addition to the specific factors mentioned above, we assess the following individual factors on an ongoing basis such as:

•	A significant adverse change in legal factors or the business climate;

•	An adverse action or assessment by a regulator;

•	Unanticipated competition;

•	A loss of key personnel; and

•	A more-likely-than-not expectation that a reporting unit or a significant portion of a reporting unit will be sold or otherwise disposed of.

If the results of the qualitative analysis were to indicate that the fair value of a reporting unit is less than its carrying value, the quantitative test is required. Under the quantitative approach, we estimate the fair values of our reporting units using a discounted cash flow methodology and in certain circumstances a market-based approach. This analysis requires significant judgment and is based on our strategic plans and estimation of future cash flows, which is dependent on internal forecasts. Our annual analysis also requires significant judgment including the identification and aggregation of reporting units, as well as the determination of our discount rate and perpetual growth rate assumptions. We are required to compare the fair value of the reporting unit with its carrying value and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value.

During the fourth quarter of fiscal 2019, we identified triggering events associated with our Printi reporting unit, which indicated that it was more likely than not that the fair value of the reporting unit is below the carrying amount. Printi is the leader in Brazil’s online printing industry and has grown quickly since its founding. That said, investment in capacity and other fixed costs was far too high in fiscal year 2019 relative to the scale of the business and the mid-term outlook. As a result, we implemented restructuring activities and aligned future operating plans during the fourth quarter of fiscal 2019 that negatively impacted our cash flow forecasts for this business. We performed our goodwill impairment test which resulted in an impairment charge of the total goodwill of the Printi reporting unit of $7,503.

We are required to evaluate the estimated useful lives and recoverability of definite lived long-lived assets (for example, customer relationships, developed technology, property, and equipment) on an ongoing basis when indicators of impairment are present. For purposes of the recoverability test, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The test for recoverability compares the undiscounted future cash flows of the long-lived asset group to its carrying value. If the carrying values of the long-lived asset group exceed the undiscounted future cash flows, the assets are considered to be potentially impaired. The next step in the impairment measurement process is to determine the fair value of the individual net assets within the long-lived asset group. If the aggregate fair values of the individual net assets of the group are less than the carrying values, an impairment charge is recorded equal to the excess of the aggregate carrying value of the group over the aggregate fair value. The loss is allocated to each long-lived asset within the group based on their relative carrying values, with no asset reduced below its fair value. The identification and evaluation of a potential impairment requires judgment and is subject to change if events or circumstances pertaining to our business change. We evaluated our long-lived assets for impairment and during the year ended June 30, 2019, we recognized no impairments.

ANNEX F

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure

None.

F-1

ANNEX G

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk. Our exposure to interest rate risk relates primarily to our cash, cash equivalents and debt.

As of June 30, 2019, our cash and cash equivalents consisted of standard depository accounts which are held for working capital purposes. We do not believe we have a material exposure to interest rate fluctuations related to our cash and cash equivalents.

As of June 30, 2019, we had $621.2 million of variable-rate debt. As a result, we have exposure to market risk for changes in interest rates related to these obligations. In order to mitigate our exposure to interest rate changes related to our variable rate debt, we execute interest rate swap contracts to fix the interest rate on a portion of our outstanding or forecasted long-term debt with varying maturities. As of June 30, 2019, a hypothetical 100 basis point increase in rates, inclusive of our outstanding interest rate swaps, would result in an increase to interest expense of approximately $1.0 million over the next 12 months.

Currency Exchange Rate Risk. We conduct business in multiple currencies through our worldwide operations but report our financial results in U.S. dollars. We manage these risks through normal operating activities and, when deemed appropriate, through the use of derivative financial instruments. We have policies governing the use of derivative instruments and do not enter into financial instruments for trading or speculative purposes. The use of derivatives is intended to reduce, but does not entirely eliminate, the impact of adverse currency exchange rate movements. A summary of our currency risk is as follows:

•

Translation of our non-U.S. dollar revenues and expenses: Revenue and related expenses generated in currencies other than the U.S. dollar could result in higher or lower net income when, upon consolidation, those transactions are translated to U.S. dollars. When the value or timing of revenue and expenses in a given currency are materially different, we may be exposed to significant impacts on our net income and non-GAAP financial metrics, such as adjusted EBITDA.

Our currency hedging objectives are targeted at reducing volatility in our forecasted U.S. dollar-equivalent adjusted EBITDA in order to protect our debt covenants. Since adjusted EBITDA excludes non-cash items such as depreciation and amortization that are included in net income, we may experience increased, not decreased, volatility in our GAAP results due to our hedging approach. Our most significant net currency exposures by volume are in the Euro and British Pound.

In addition, we elect to execute currency derivatives contracts that do not qualify for hedge accounting. As a result, we may experience volatility in our consolidated statements of operations due to (i) the impact of unrealized gains and losses reported in other income (expense), net on the mark-to-market of outstanding contracts and (ii) realized gains and losses recognized in other income (expense), net, whereas the offsetting economic gains and losses are reported in the line item of the underlying activity, for example, revenue.

•

Translation of our non-U.S. dollar assets and liabilities: Each of our subsidiaries translates its assets and liabilities to U.S. dollars at current rates of exchange in effect at the balance sheet date. The resulting gains and losses from translation are included as a component of accumulated other comprehensive loss on the consolidated balance sheet. Fluctuations in exchange rates can materially impact the carrying value of our assets and liabilities.

We have currency exposure arising from our net investments in foreign operations. We enter into currency derivatives to mitigate the impact of currency rate changes on certain net investments.

G-1

•

Remeasurement of monetary assets and liabilities: Transaction gains and losses generated from remeasurement of monetary assets and liabilities denominated in currencies other than the functional currency of a subsidiary are included in other income (expense), net on the consolidated statements of operations. Certain of our subsidiaries hold intercompany loans denominated in a currency other than their functional currency. Due to the significance of these balances, the revaluation of intercompany loans can have a material impact on other income (expense), net. We expect these impacts may be volatile in the future, although our largest intercompany loans do not have a U.S. dollar cash impact for the consolidated group because they are either 1) U.S. dollar loans or 2) we elect to hedge certain non-U.S. dollar loans with cross-currency swaps. A hypothetical 10% change in currency exchange rates was applied to total net monetary assets denominated in currencies other than the functional currencies at the balance sheet dates to compute the impact these changes would have had on our income before taxes in the near term. The balances are inclusive of the notional value of any cross-currency swaps designated as cash flow hedges. A hypothetical decrease in exchange rates of 10% against the functional currency of our subsidiaries would have resulted in an increase of $33.3 million, $51.1 million and $61.3 million on our income before income taxes for the years ended June 30, 2019, 2018 and 2017, respectively.

G-2

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Extraordinary General Meeting Proxy Card

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2. Approve the Merger providing for Cimpress to change its jurisdiction of incorporation from The Netherlands to Ireland, as described in the proxy statement.	☐	☐	☐

3. Approve the creation of distributable profits of Cimpress plc under Irish Law, as described in the proxy statement.	☐	☐	☐

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Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – CIMPRESS N.V.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS – OCTOBER 25, 2019

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Sean Quinn, Matthew F. Walsh and Kathryn Leach, and each of them with full power of substitution, as proxies to represent and vote as designated hereon all ordinary shares of Cimpress N.V. (the “Company”) that the undersigned would be entitled to vote if personally present at the Extraordinary General Meeting of Shareholders of the Company on Friday, October 25, 2019 at the offices of Stibbe N.V., Beethovenplein 10, 1077 WM, Amsterdam, The Netherlands commencing at 7:00 p.m. Central European Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE EXTRAORDINARY GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Extraordinary Annual Meeting.	☐

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Extraordinary General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Approve an amendment to our articles of association.	☐	☐	☐

2. Approve the Merger providing for Cimpress to change its jurisdiction of incorporation from The Netherlands to Ireland, as described in the proxy statement.	☐	☐	☐

3. Approve the creation of distributable profits of Cimpress plc under Irish Law, as described in the proxy statement.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X 4 2 8 8 4 7
0341PA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – CIMPRESS N.V.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS – OCTOBER 25, 2019

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Sean Quinn, Matthew F. Walsh and Kathryn Leach, and each of them with full power of substitution, as proxies to represent and vote as designated hereon all ordinary shares of Cimpress N.V. (the “Company”) that the undersigned would be entitled to vote if personally present at the Extraordinary General Meeting of Shareholders of the Company on Friday, October 25, 2019 at the offices of Stibbe N.V., Beethovenplein 10, 1077 WM, Amsterdam, The Netherlands commencing at 7:00 p.m. Central European Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE EXTRAORDINARY GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.